AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 1995

                                                      REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            RICHFOOD HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            VIRGINIA                                  5140                           54-1438602
  (State or other jurisdiction            (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)         Classification Code Number)          Identification Number)

                               8258 RICHFOOD ROAD
                         MECHANICSVILLE, VIRGINIA 23111
                                 (804) 746-6000
         (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                               DONALD D. BENNETT
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               8258 RICHFOOD ROAD
                         MECHANICSVILLE, VIRGINIA 23111
                                 (804) 746-6000
           (Name, address, including Zip Code, and telephone number,
                   including area code, of agent for service)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

      GARY E. THOMPSON                             ISAAC M. NEUBERGER
      HUNTON & WILLIAMS              NEUBERGER, QUINN, GIELEN, RUBIN & GIBBER, P.A.
RIVERFRONT PLAZA, EAST TOWER                   COMMERCE PLACE, 27TH FLOOR
    951 EAST BYRD STREET                            ONE SOUTH STREET
  RICHMOND, VIRGINIA 23219                      BALTIMORE, MARYLAND 21202

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
                        CALCULATION OF REGISTRATION FEE


  TITLE OF EACH CLASS                                PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
   OF SECURITIES TO           AMOUNT TO BE            OFFERING PRICE              AGGREGATE              REGISTRATION
     BE REGISTERED             REGISTERED                PER SHARE             OFFERING PRICE                 FEE
Common Stock, no par
  value................     10,011,091 shares               (1)              $231,147,795.10(2)          $33,660.82(2)

(1) Not applicable.
(2) This Registration Statement covers shares of the common stock of Richfood Holdings, Inc. ("Richfood"), into which shares of the common stock of Super Rite Corporation ("Super Rite") will be converted pursuant to the terms of the Merger described herein at an exchange ratio of 1.0205 shares of Richfood common stock for each outstanding share of Super Rite common stock. This Registration Statement covers the maximum number of shares of Richfood common stock that may be issued in exchange for up to 9,809,986 shares of Super Rite common stock. Pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), the registration fee is based on the average of the high ($23.625) and low ($23.50) sale prices of the common stock of Super Rite on August 30, 1995, as reported on The Nasdaq National Market. The registration fee calculated in accordance with Rule 457(f) under the Securities Act is $79,706.14. Pursuant to Rule 0-11(a)(2) under the Securities Exchange Act of 1934, as amended, the registration fee has been reduced by an amount equal to the fee ($46,045.32) paid upon the filing with the Commission of the preliminary proxy materials of Richfood and Super Rite on July 26, 1995.

                            RICHFOOD HOLDINGS, INC.
                             CROSS-REFERENCE SHEET


 ITEM
NUMBER   CAPTION                                                                 CAPTION IN PROSPECTUS

   1     Forepart of Registration Statement and Outside Front Cover Page of
         Prospectus............................................................  Outside Front Cover Page

   2     Inside Front and Outside Back Cover Pages of Prospectus...............  Available Information; Incorporation of
                                                                                 Certain Documents by Reference; Table of
                                                                                 Contents

   3     Risk Factors, Ratio of Earnings to Fixed Charges and Other
         Information...........................................................  Summary; The Meetings; The Merger

   4     Terms of the Transaction..............................................  Summary; The Merger; Certain Federal Income
                                                                                 Tax Consequences; Comparison of
                                                                                 Shareholders' Rights; Appendix I; Appendix
                                                                                 II

   5     Pro Forma Financial Information.......................................  Index to Financial Information

   6     Material Contacts with the Company Being Acquired.....................  Summary; The Merger

   7     Additional Information Required for Reoffering by Persons and Parties
         Deemed to be Underwriters.............................................  Not Applicable

   8     Interests of Named Experts and Counsel................................  Not Applicable

   9     Disclosure of Commission Position on Indemnification for Securities
         Act Liabilities.......................................................  Not Applicable

  10     Information with Respect to S-3 Registrants...........................  Available Information; Incorporation of
                                                                                 Certain Documents by Reference; Summary;
                                                                                 Business of Richfood

  11     Incorporation of Certain Information by Reference.....................  Incorporation of Certain Documents by
                                                                                 Reference

  12     Information with Respect to S-2 or S-3 Registrants....................  Not Applicable

  13     Incorporation of Certain Information by Reference.....................  Not Applicable

  14     Information with Respect to Registrants other than S-2 or S-3
         Registrants...........................................................  Not Applicable

  15     Information with Respect to S-3 Companies.............................  Available Information; Incorporation of
                                                                                 Certain Documents by Reference; Summary;
                                                                                 Business of Super Rite

  16     Information with Respect to S-2 or S-3 Companies......................  Not Applicable

  17     Information with Respect to Companies other than S-2 or S-3
         Companies.............................................................  Not Applicable

  18     Information if Proxies, Consents or Authorizations are
         to be Solicited.......................................................  Outside Front Cover Page; Incorporation of
                                                                                 Certain Documents by Reference; Summary; The
                                                                                 Meetings; The Merger

  19     Information if Proxies, Consents or Authorizations are Not to be
         Solicited or in an Exchange Offer.....................................  Not Applicable

                                [Richfood Logo]


                               September 7, 1995

Dear Richfood Shareholder:

     We are pleased to invite you to attend the 1995 Annual Meeting of Shareholders of Richfood Holdings, Inc., to be held at the Crestar Auditorium, Crestar Bank, 919 East Main Street, Richmond, Virginia, on October 12, 1995, at 10:00 a.m., local time. At the meeting, you will have an opportunity to consider and vote on an Agreement and Plan of Reorganization between Richfood and Super Rite Corporation, pursuant to which a wholly-owned subsidiary of Richfood will merge with and into Super Rite.

     The Agreement and Plan of Reorganization generally provides for a tax-free exchange in which Super Rite common shareholders will receive 1.0205 shares of Richfood common stock for each Super Rite share held. Immediately following the merger, former holders of Super Rite common stock collectively will hold approximately 31% of the outstanding common stock of Richfood.

     The Agreement and Plan of Reorganization has been approved by the Board of Directors of each company and recommended unanimously by them to their respective shareholders. Richfood's Board of Directors and management believe that the proposed merger will provide long-term strategic advantages to Richfood and its shareholders.

     The enclosed Notice of Meeting and Joint Proxy Statement/Prospectus explain the proposed merger and provide specific information concerning the Annual Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. Your vote on the Agreement and Plan of Reorganization is of great importance.

     At the Annual Meeting, you also will be asked to elect 13 directors of Richfood to serve until the 1996 Annual Meeting and to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for Richfood for the current fiscal year.

     Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign and return promptly the enclosed proxy card to assure that your shares will be voted at the meeting. The merger is an important step for Richfood and its shareholders. On behalf of the Board of Directors, I urge you to vote FOR approval of the Agreement and Plan of Reorganization.

                                         Sincerely,

                                         /s/ DONALD D. BENNETT

                                         DONALD D. BENNETT
                                         CHAIRMAN OF THE BOARD AND CHIEF
                                         EXECUTIVE OFFICER

                            [Super Rite Letterhead]


                               September 7, 1995

Dear Super Rite Stockholder:

     You are cordially invited to attend the special meeting of stockholders of Super Rite Corporation to be held at the Sheraton East, 800 East Park Drive, Harrisburg, Pennsylvania, on October 12, 1995, at 10:00 a.m., local time. At this meeting, you will be asked to consider and vote on an Agreement and Plan of Reorganization between Richfood Holdings, Inc. and Super Rite and a related Plan of Merger pursuant to which a wholly-owned subsidiary of Richfood will merge with and into Super Rite.

     The Agreement and Plan of Reorganization generally provides for a tax-free exchange in which Super Rite common stockholders will receive 1.0205 shares of Richfood common stock for each Super Rite share held. Immediately following the merger, former holders of Super Rite common stock collectively will hold approximately 31% of the outstanding common stock of Richfood.

     The Agreement and Plan of Reorganization and related Plan of Merger have been unanimously approved by the Board of Directors of each company and recommended by them to their respective stockholders. Super Rite's management and directors believe the proposed merger of Super Rite and Richfood will result in significant benefits to Super Rite and its stockholders.

     The enclosed Notice of Meeting and Joint Proxy Statement/Prospectus explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully and thoughtfully consider the information contained in them.

     Whether or not you plan to attend the special meeting, you are urged to complete, sign and return promptly the enclosed proxy card to assure that your shares will be voted at the meeting. The merger is an important step for Super Rite and its stockholders. On behalf of the Board of Directors, I urge you to vote FOR approval of the merger.

                                         Sincerely,

                                         /s/ ALEX GRASS

                                         ALEX GRASS
                                         CHAIRMAN OF THE BOARD AND CHIEF
                                         EXECUTIVE OFFICER

                            RICHFOOD HOLDINGS, INC.
                               8258 Richfood Road
                         Mechanicsville, Virginia 23111

                    NOTICE TO SHAREHOLDERS OF ANNUAL MEETING
                          TO BE HELD OCTOBER 12, 1995

TO THE SHAREHOLDERS OF RICHFOOD HOLDINGS, INC.:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of the Shareholders (the "Richfood Meeting") of Richfood Holdings, Inc. ("Richfood") will be held at the Crestar Auditorium, Crestar Bank, 919 East Main Street, Richmond, Virginia, on October 12, 1995, at 10:00 a.m., local time:

     (1) To consider and to vote upon an Agreement and Plan of Reorganization, dated as of June 26, 1995 (the "Reorganization Agreement"), by and between Richfood and Super Rite Corporation, a Delaware corporation ("Super Rite"), pursuant to which SR Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Richfood, will be merged with and into Super Rite. The Reorganization Agreement and the related Plan of Merger provide that each outstanding share of common stock of Super Rite will be converted into 1.0205 shares of common stock of Richfood. Copies of the Reorganization Agreement and the Plan of Merger are attached to the accompanying Joint Proxy Statement/Prospectus as Appendices I and II, respectively;

     (2) To elect 13 directors of Richfood to serve until the next annual meeting of shareholders of Richfood;

     (3) To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP to serve as independent auditors for the current fiscal year; and

     (4) To transact such other business as may properly come before the Richfood Meeting or any and all adjournments or postponements thereof.

     Only shareholders of record at the close of business on August 29, 1995, are entitled to notice of, and to vote at, the Richfood Meeting.

     PLEASE READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY.

     Whether or not you plan to attend the Richfood Meeting in person, you are requested to sign, date and return the enclosed proxy card in the enclosed prepaid envelope as soon as possible. Shareholders attending the Richfood Meeting may vote in person even if they have returned a proxy card.

                                         By Order of the Board of Directors,

                                         /s/ DANIEL R. SCHNUR

                                         DANIEL R. SCHNUR
                                         SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                           AND SECRETARY

Richmond, Virginia
September 7, 1995

              YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE
                AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY.

                             SUPER RITE CORPORATION
                                 P.O. Box 2261
                         Harrisburg, Pennsylvania 17105

                   NOTICE TO STOCKHOLDERS OF SPECIAL MEETING
                          TO BE HELD OCTOBER 12, 1995

TO THE STOCKHOLDERS OF SUPER RITE CORPORATION:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Super Rite Meeting") of Super Rite Corporation ("Super Rite") will be held at the Sheraton East, 800 East Park Drive, Harrisburg, Pennsylvania, on October 12, 1995, at 10:00 a.m., local time:

     1. To consider and vote upon: (A) an Agreement and Plan of Reorganization, dated as of June 26, 1995 (the "Reorganization Agreement"), by and between Richfood Holdings, Inc., a Virginia corporation ("Richfood") and Super Rite; and (B) the related Plan of Merger (the "Plan of Merger"), pursuant to which SR Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Richfood, will merge with and into Super Rite and each share of common stock of Super Rite will be converted into
        1.0205 shares of Richfood common stock. Copies of the Reorganization Agreement and the Plan of Merger are attached to the accompanying Joint Proxy Statement/Prospectus as Appendices I and II, respectively.

     2. To transact such other business as may properly be brought before the Super Rite Meeting or any and all adjournments or postponements thereof.

     Only stockholders of record at the close of business on August 29, 1995, are entitled to notice of, and to vote at, the Super Rite Meeting. You are cordially invited to attend the Super Rite Meeting in person; however, whether or not you plan to attend, we urge you to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed postage prepaid envelope.
                                         /s/ WILLIAM K. SCHANTZENBACH

                                         William K. Schantzenbach
                                         ACTING SECRETARY

Harrisburg, Pennsylvania
September 7, 1995

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY WHETHER
            OR NOT YOU PLAN TO BE PRESENT AT THE SUPER RITE MEETING.
      PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                             JOINT PROXY STATEMENT
                            RICHFOOD HOLDINGS, INC.
                                      AND
                             SUPER RITE CORPORATION

                                   PROSPECTUS
                            RICHFOOD HOLDINGS, INC.
                                  COMMON STOCK

     This Joint Proxy Statement/Prospectus is being furnished (a) to holders of common stock of Richfood Holdings, Inc., a Virginia corporation ("Richfood"), in connection with the solicitation of proxies by the Board of Directors of Richfood (the "Richfood Board") for use at the 1995 Annual Meeting of Shareholders of Richfood, or any adjournment or postponement thereof (the "Richfood Meeting"), which is to be held on October 12, 1995, at 10:00 a.m., local time, at the Crestar Auditorium, Crestar Bank, 919 East Main Street, Richmond, Virginia, and (b) to holders of common stock of Super Rite Corporation, a Delaware corporation ("Super Rite"), in connection with the solicitation of proxies by the Board of Directors of Super Rite (the "Super Rite Board") for use at the special meeting of stockholders of Super Rite, or any adjournment or postponement thereof (the "Super Rite Meeting" and, together with the Richfood Meeting, the "Meetings"), which is to be held on October 12, 1995, at 10:00 a.m., local time, at the Sheraton East, 800 East Park Drive, Harrisburg, Pennsylvania. At the Meetings, shareholders of Richfood and Super Rite will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Reorganization, dated as of June 26, 1995 (the "Reorganization Agreement," a copy of which is attached hereto as Appendix I), by and between Richfood and Super Rite and certain transactions contemplated thereby. Stockholders of Super Rite also will be asked to approve the related Plan of Merger (the "Plan of Merger," a copy of which is attached hereto as Appendix II) providing for the merger of SR Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Richfood ("Merger Subsidiary"), with and into Super Rite. The transactions contemplated by the Reorganization Agreement and the Plan of Merger are referred to herein collectively as the "Merger." The Merger will become effective at the date and time specified in the Certificate of Merger to be filed with the Secretary of State of Delaware (the "Effective Time"). See "The Merger -- The Reorganization Agreement." Shareholders of Richfood also will be asked to elect 13 directors of Richfood to serve until the 1996 annual meeting of shareholders of Richfood and to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for Richfood for the current fiscal year.

     Richfood has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 10,011,091 shares of common stock, no par value, of Richfood (the "Richfood Common Stock") that may be issued in accordance with the Reorganization Agreement to holders of outstanding shares of common stock, no par value, $.01 stated value per share, of Super Rite (the "Super Rite Common Stock"). The Richfood Common Stock is included on The Nasdaq National Market ("Nasdaq") under the symbol RCHF. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Richfood filed as part of the Registration Statement.

     Immediately following the Effective Time, former holders of Super Rite Common Stock will hold approximately 31% of the outstanding shares of Richfood Common Stock.

     This Joint Proxy Statement/Prospectus, the Notice of Annual Meeting of Shareholders of Richfood, the Notice of Special Meeting of Stockholders of Super Rite and the accompanying proxy cards are first being mailed to the respective shareholders of Richfood and Super Rite on or about September 7, 1995.

NEITHER THE MERGER NOR THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY
  STATEMENT/PROSPECTUS HAS BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR
     ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
          THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Joint Proxy Statement/Prospectus is September 7, 1995.

                             AVAILABLE INFORMATION

     Richfood and Super Rite are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

     Shares of Richfood Common Stock and Super Rite Common Stock are included on Nasdaq, and proxy statements, reports and other information concerning Richfood and Super Rite can be inspected and copied at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

     Richfood has filed the Registration Statement with the Commission with respect to the Richfood Common Stock to be issued in the Merger. This Joint Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

     The information contained herein with respect to Richfood before the Merger has been provided by Richfood, and the information contained herein with respect to Super Rite before the Merger has been provided by Super Rite.

     No person has been authorized to give any information or make any representation in connection with the solicitation of proxies or the offering of securities made hereby other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Richfood or Super Rite. This Joint Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities covered by this Joint Proxy Statement/Prospectus or a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Richfood or Super Rite since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Richfood with the Commission under the Exchange Act are incorporated herein by reference:

          (a) Richfood's Annual Report on Form 10-K for the fiscal year ended April 29, 1995, as amended by Form 10-K/A1 filed with the Commission on Septebmer 6, 1995;

          (b) Richfood's Quarterly Report on Form 10-Q for the fiscal quarter ended July 22, 1995; and

          (c) Richfood's Current Report on Form 8-K filed with the Commission on July 12, 1995.

     The following documents previously filed by Super Rite with the Commission under the Exchange Act are incorporated herein by reference:

          (a) Super Rite's Annual Report on Form 10-K for the fiscal year ended March 4, 1995 as amended by Form 10-K/A filed with the Commission on September 6, 1995;

          (b) Super Rite's Quarterly Report on Form 10-Q for the fiscal quarter ended June 3, 1995; and

          (c) Super Rite's Current Report on Form 8-K filed with the Commission on July 12, 1995.

     All documents filed by Richfood and Super Rite pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the Meetings shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO RICHFOOD, FROM DANIEL R. SCHNUR, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, P. O. BOX 26967, RICHMOND, VIRGINIA 23261 (TELEPHONE NUMBER: (804) 746-6000) AND, IN THE CASE OF DOCUMENTS RELATING TO SUPER RITE, FROM WILLIAM K. SCHANTZENBACH, VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER AND ACTING SECRETARY, P. O. BOX 2261, HARRISBURG, PENNSYLVANIA 17105 (TELEPHONE NUMBER: (717) 232-6821). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY OCTOBER 5, 1995.

                               TABLE OF CONTENTS

                                                                                          PAGE
AVAILABLE INFORMATION..................................................................     i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................     i

SUMMARY................................................................................     1
  The Companies........................................................................     1
  The Meetings; Votes Required.........................................................     1
  The Merger...........................................................................     2
  Comparison of Shareholders' Rights...................................................     4
  Certain Federal Income Tax Consequences..............................................     4
  Shareholders' Rights of Dissent and Appraisal........................................     4
  Comparative Market Price and Dividend Data...........................................     5
  Selected Historical and Pro Forma Financial Data.....................................     6

THE MEETINGS...........................................................................     9
  Times and Places; Purposes...........................................................     9
  Voting Rights; Votes Required for Approval...........................................     9
  Proxies..............................................................................    10

THE MERGER
(Proposal 1)...........................................................................    11
  General; Effective Time..............................................................    11
  Exchange Ratio; Exchange of Shares...................................................    11
  Background and Negotiation of the Merger.............................................    11
  Reasons for the Merger...............................................................    13
  Recommendations of the Boards of Directors...........................................    14
  Opinions of Financial Advisors.......................................................    14
  The Reorganization Agreement.........................................................    20
  Interests of Certain Persons in the Merger...........................................    25
  Accounting Treatment.................................................................    27
  Super Rite Foods Senior Notes........................................................    27
  Certain Consequences of the Merger...................................................    27
  Stockholder Litigation...............................................................    27

CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................................    27

BUSINESS OF RICHFOOD...................................................................    28

BUSINESS OF SUPER RITE.................................................................    28

COMPARISON OF SHAREHOLDERS' RIGHTS.....................................................    29
  Authorized Capital Stock.............................................................    29
  Directors............................................................................    29
  Removal of Directors.................................................................    30
  Vacancies on the Board of Directors..................................................    30
  Notice of Shareholder Nominations of Directors and Shareholder Proposals.............    31
  Director Standard of Conduct.........................................................    32
  Limitations on Director Liability....................................................    32
  Indemnification......................................................................    32
  Mergers, Share Exchanges and Sales of Assets.........................................    33
  Anti-takeover Statutes...............................................................    33
  Amendments to Articles of Incorporation..............................................    34
  Amendments to Bylaws.................................................................    34
  Dissenters' Rights...................................................................    35
  Transfer Restrictions................................................................    36

                                                                                          PAGE
ELECTION OF DIRECTORS OF RICHFOOD
(Proposal 2)...........................................................................    36
  Nominees for Election to the Richfood Board..........................................    37
  Richfood Board and Committees........................................................    38
  Security Ownership of Certain Beneficial Owners and Management of Richfood...........    39
  Section 16(a) Compliance.............................................................    40

RICHFOOD EXECUTIVE COMPENSATION........................................................    40
  Richfood Executive Compensation Committee Report on Executive Compensation...........    40
  Summary of Cash and Certain Other Compensation.......................................    42
  Grants of Stock Options and SARs.....................................................    43
  Option/SAR Exercises and Holdings....................................................    44
  Richfood Pension Plan Table..........................................................    44
  Employment and Severance Benefits Agreement..........................................    44
  Richfood Performance Graph...........................................................    46
  Certain Relationships and Related Transactions of Richfood...........................    46
  Richfood Compensation Committee Interlocks and Insider Participation.................    47

SELECTION OF AUDITORS OF RICHFOOD
(Proposal 3)...........................................................................    48

LEGAL MATTERS..........................................................................    48

EXPERTS................................................................................    48

SHAREHOLDER PROPOSALS..................................................................    48

OTHER MATTERS..........................................................................    48

INDEX TO FINANCIAL INFORMATION.........................................................   F-1

APPENDICES:

  Agreement and Plan of Reorganization, dated June 26, 1995, by and between
   Richfood Holdings, Inc. and Super Rite Corporation..........................     Appendix I
  Plan of Merger of SR Acquisition, Inc. with and into Super Rite
   Corporation.................................................................    Appendix II
  Opinion of Wheat, First Securities, Inc......................................   Appendix III
  Opinion of Donaldson, Lufkin & Jenrette Securities Corporation...............    Appendix IV

                                    SUMMARY

     THE FOLLOWING SUMMARY IS INTENDED ONLY TO HIGHLIGHT CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE HEREIN, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE OR OTHERWISE REFERRED TO HEREIN. SHAREHOLDERS ARE URGED TO REVIEW THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY, INCLUDING THE APPENDICES HERETO.

THE COMPANIES

  RICHFOOD

     Richfood is the largest wholesale food distributor in its Mid-Atlantic operating region and the fifth largest publicly owned wholesale food distributor in the United States. Richfood supplies a complete selection of national brand and private label grocery products, frozen foods, dairy products, fresh produce items, meats, delicatessen and bakery products, and non-food items to more than 1,500 retail grocery stores throughout the Mid-Atlantic region. Richfood offers its customers a dependable supply and prompt delivery of over 28,500 grocery and non-grocery items at competitive prices. The mailing address and telephone number of Richfood's principal executive offices are P.O. Box 26967, Richmond, Virginia 23261, (804) 746-6000. See "Business of Richfood."

  SUPER RITE

     Super Rite, together with its subsidiaries, is a full-service wholesale and retail grocery company, supplying approximately 240 supermarkets with more than 13,000 national brand and 1,000 private label grocery items and operating 15 retail grocery stores in the Metropolitan Baltimore, Maryland, and Dover, Delaware, markets. The mailing address and telephone number of Super Rite's principal executive offices are P.O. Box 2261, Harrisburg, Pennsylvania 17105,
(717) 232-6821. See "Business of Super Rite."

THE MEETINGS; VOTES REQUIRED

  RICHFOOD

     The Richfood Meeting will be held at the Crestar Auditorium, Crestar Bank, 919 East Main Street, Richmond, Virginia, on October 12, 1995, at 10:00 a.m., local time. At the Richfood Meeting, holders of Richfood Common Stock will be asked to consider and vote upon a proposal to approve the Reorganization Agreement, which is summarized below and described in more detail elsewhere in this Joint Proxy Statement/Prospectus. See "The Merger." In addition, Richfood shareholders will be asked to elect 13 directors of Richfood to serve until the 1996 Annual Meeting of Shareholders of Richfood and to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for Richfood for the current fiscal year. See "Election of Directors of Richfood" and "Selection of Auditors of Richfood."

     Holders of record of Richfood Common Stock at the close of business on August 29, 1995 (the "Richfood Record Date"), have the right to receive notice of, and vote at, the Richfood Meeting. Each share of Richfood Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Richfood Meeting. Under Richfood's listing agreement with Nasdaq, the affirmative vote of a majority of the votes cast at the Richfood Meeting (assuming a quorum is present) is required to approve the Reorganization Agreement. Under Richfood's Amended and Restated Articles of Incorporation (the "Richfood Articles") and the Virginia Stock Corporation Act, as amended (the "VSCA"), directors are elected by a plurality of the votes cast by holders of Richfood Common Stock at a meeting at which a quorum is present. The affirmative vote of a majority of the votes cast at the Richfood Meeting (assuming a quorum is present) is required to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for Richfood. For information with respect to the treatment of abstentions, shares held of record by a broker, as nominee ("Broker Shares"), that are not voted and properly executed but unmarked proxy cards, see "The Meetings -- Voting Rights; Votes Required for Approval" and " -- Proxies." As of the Richfood Record Date, Richfood's directors, executive officers and their affiliates owned 1,714,076 shares of Richfood Common Stock, representing approximately 8.0% of the shares of Richfood Common Stock outstanding on such date.

  SUPER RITE

     The Super Rite Meeting will be held at the Sheraton East, 800 East Park Drive, Harrisburg, Pennsylvania, on October 12, 1995, at 10:00 a.m., local time. At the Super Rite Meeting, holders of Super Rite Common Stock will be asked to consider and vote upon a proposal to approve the Reorganization Agreement and the Plan of Merger, which are summarized below and described in more detail elsewhere in this Joint Proxy Statement/Prospectus. See "The Merger."

     Holders of record of Super Rite Common Stock at the close of business on August 29, 1995 (the "Super Rite Record Date"), have the right to receive notice of, and vote at, the Super Rite Meeting. Each share of Super Rite Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the Super Rite Meeting. Under Super Rite's Restated Certificate of Incorporation (the "Super Rite Certificate") and the General Corporation Law of
Delaware, as amended (the "DGCL"), the affirmative vote of the holders of a majority of the shares of Super Rite Common Stock issued and outstanding on the Super Rite Record Date is required to approve and adopt the Reorganization Agreement and the Plan of Merger. For information with respect to the treatment of abstentions, Broker Shares that are not voted and properly executed but unmarked proxy cards, see "The Meetings -- Voting Rights; Votes Required for Approval" and " -- Proxies."

     As of the Super Rite Record Date, Super Rite's directors, executive officers and their affiliates owned 4,058,714 shares of Super Rite Common Stock, representing 42.39% of the shares of Super Rite Common Stock outstanding on such date. Certain members of the family of Alex Grass, the Chairman and Chief Executive Officer of Super Rite, and certain directors and officers of Super Rite and their affiliates, who collectively owned 4,857,738 shares, or 50.74%, of the outstanding Super Rite Common Stock as of the Super Rite Record Date, have executed letter agreements with Richfood pursuant to which they have agreed to vote all of their shares of Super Rite Common Stock for approval of the Reorganization Agreement and the Plan of Merger, unless the Super Rite Board recommends to the Super Rite stockholders a Superior Proposal (as defined below under "The Merger -- Termination; Amendment and Waiver") or otherwise, in the exercise of its fiduciary duties upon the advice of counsel, withdraws, amends or modifies in any manner adverse to Richfood its favorable recommendation of the Plan of Merger. The vote of such persons in accordance with the letter agreements would be sufficient to approve the Reorganization Agreement and the Plan of Merger without any action on the part of any other holder of Super Rite Common Stock.

THE MERGER

  OVERVIEW; EXCHANGE RATIO

     Pursuant to the Reorganization Agreement, Merger Subsidiary will be merged with and into Super Rite. Super Rite will be the surviving corporation of the Merger. Upon consummation of the Merger, each outstanding share of Super Rite Common Stock will be converted into 1.0205 shares of Richfood Common Stock (the "Exchange Ratio"), representing a value of $22.00 per share of Super Rite Common Stock, based upon the average of the closing sale prices for Richfood Common Stock, as reported on Nasdaq, for the 30 trading days prior to June 26, 1995. The average of the closing sale prices for Super Rite Common Stock, as reported on Nasdaq, for the same period was $16.50. Accordingly, the Exchange Ratio implies a premium to Super Rite stockholders of approximately 33% over the average market value of their Super Rite Common Stock for such period. See "The Merger -- Exchange Ratio; Exchange of Shares."

     As of the close of business on the Richfood Record Date, there were 21,431,645 shares of Richfood Common Stock outstanding. Richfood will issue up to 10,011,091 shares of Richfood Common Stock in the Merger. Immediately following the Effective Time, former holders of Super Rite Common Stock collectively will hold approximately 31% of the outstanding shares of Richfood Common Stock.

  EFFECTIVE TIME

     It is presently expected that the Effective Time will occur as soon as practicable following approval of the Reorganization Agreement by the Richfood shareholders and approval of the Reorganization Agreement and Plan of Merger by the Super Rite stockholders and, in any event, no later than December 31, 1995. See "The Merger -- General; Effective Time."

  RECOMMENDATIONS; REASONS FOR THE MERGER

     The Richfood Board and the Super Rite Board believe that the Reorganization Agreement, and the related Plan of Merger, are fair to and in the best interests of the shareholders of their respective companies. The Boards have unanimously approved the Reorganization Agreement and the transactions contemplated thereby. The Richfood Board recommends that the shareholders of Richfood vote for approval of the Reorganization Agreement. The Super Rite Board recommends that the stockholders of Super Rite vote for approval of the Reorganization Agreement and the Plan of Merger.

     The recommendations of the Richfood Board and the Super Rite Board are based on their evaluations of the opportunities to increase shareholder value by realizing the significant savings and increased sales anticipated as a result of the Merger and the other factors set forth below under "The Merger -- Reasons for the Merger."

  OPINIONS OF FINANCIAL ADVISORS

     On June 26, 1995, prior to the execution of the Reorganization Agreement, Wheat, First Securities, Inc. ("Wheat") rendered to the Richfood Board its opinion to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to holders of Richfood Common Stock. Wheat has reconfirmed such opinion by delivery to the Richfood Board of a written opinion dated the date hereof. Fees payable by Richfood to Wheat are conditioned upon consummation of the Merger. See "The Merger -- Opinions of Financial
Advisors -- Wheat."

     On June 22, 1995, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") delivered its oral opinion to the Super Rite Board that the exchange ratio (which had not yet been determined, but was assumed to be 1.01149) was fair, from a financial point of view, to the holders of Super Rite Common Stock. On September 7, 1995, DLJ delivered its written opinion to the Super Rite Board that the Exchange Ratio is fair, from a financial point of view, to holders of Super Rite Common Stock. See "The Merger -- Opinions of Financial
Advisors -- DLJ."

     Richfood and Super Rite shareholders are urged to read carefully the opinions of Wheat and DLJ, dated as of the date hereof, which are set forth in their entirety as Appendices III and IV, respectively, to this Joint Proxy Statement/Prospectus, for a description of the factors considered and assumptions made by Wheat and DLJ in rendering their respective opinions. See "The Merger -- Opinions of Financial Advisors."

  INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain of the officers and directors of Super Rite have interests in the Merger in addition to their interests as shareholders. A condition to Richfood's obligation to consummate the Merger is that Super Rite enter into three-year consulting agreements with Alex Grass and Martin Grass providing for annual payments equal to their current annual compensation of $250,000 and $100,000, respectively. Super Rite Foods, Inc., a wholly-owned subsidiary of Super Rite ("Super Rite Foods"), intends to enter into employment agreements with the following executive officers (the "Executives") of Super Rite Foods: Peter Vanderveen, President and Chief Operating Officer; John Ryder, Vice President and President of Retail Operations; William K. Schantzenbach, Vice President of Finance and Chief Financial Officer; Curt Hudson, Vice President, Management Information Systems; and David Gundling, Vice President, Assistant Secretary and Assistant Treasurer. The agreements will provide that the Executives will continue to serve in their respective present positions at Super Rite Foods for three years following the Closing Date (as defined in the Reorganization Agreement) in exchange for annual payments to be determined by the Board of Directors, but which may not be less than the Executives' current annual compensation.

     Certain directors and officers of Super Rite and members of their immediate families who would otherwise be subject to restrictions on resale pursuant to Rule 145 under the Securities Act will have registration rights with respect to the Richfood Common Stock to be issued to them in the Merger.

     For a period of three years after the Effective Time, Richfood has agreed to cause Super Rite to maintain in favor of the directors and officers of Super Rite, with respect to matters occurring prior to the Effective Time, the indemnification provisions of the Super Rite Certificate and the Bylaws of Super Rite (the "Super Rite Bylaws") and, to the extent available, directors' and officers' liability insurance consistent with that currently maintained by Super Rite.

     A condition to Richfood's obligation to consummate the Merger is that Super Rite Foods amend the leases for its distribution center, refrigerated warehouse and two of its retail grocery store locations (the "Related Party Leases"), the lessors of which are entities in which Alex Grass and Martin Grass have interests. The Related Party Leases are to be amended to extend the terms of the leases for the distribution center and refrigerated warehouse at what Richfood considers to be fair market rentals and to include certain additional provisions for the benefit of the tenant. Richfood will guarantee Super Rite Foods' obligations under the Related Party Leases. Super Rite Foods is negotiating leases for two new retail grocery store locations with lessors in which Alex Grass and Martin Grass have interests.

     See "The Merger -- Interests of Certain Persons in the Merger."

  BOARD OF DIRECTORS, MANAGEMENT AND HEADQUARTERS OF RICHFOOD

     The present Richfood Board and the management and headquarters of Richfood will remain unchanged following the Merger.

  CONDITIONS TO THE MERGER

     The consummation of the Merger is subject to various conditions, including
(i) approval of the Reorganization Agreement by the shareholders of Richfood and approval of the Reorganization Agreement and the Plan of Merger by the stockholders of Super Rite, and (ii) that the last sale price of Richfood Common Stock, as reported on Nasdaq, for the last full day on which Richfood Common Stock is traded before the Effective Time is not less than $18.33. See "The Merger -- The Reorganization Agreement -- Conditions to the Merger."

  TERMINATION OF THE REORGANIZATION AGREEMENT

     The Reorganization Agreement is subject to termination at the option of either Richfood or Super Rite if the Merger is not consummated on or before December 31, 1995 (unless the failure to consummate is due to the failure of the party seeking to terminate the Reorganization Agreement to fulfill any of its obligations thereunder), and prior to such time upon the occurrence of certain events. If the Reorganization Agreement is terminated in certain circumstances involving the receipt by Super Rite of a proposal for a transaction which the Super Rite Board believes is more favorable, from a financial point of view, to Super Rite's shareholders or the breach by Super Rite of certain of its covenants, representations and warranties under the Reorganization Agreement, Super Rite will pay to Richfood a termination fee of $7.5 million. See "The Merger -- The Reorganization Agreement -- Termination; Amendment and Waiver."

  ACCOUNTING TREATMENT

     The Merger is expected to be accounted for using the pooling-of-interests method of accounting for financial reporting purposes. See "The
Merger -- Accounting Treatment."

COMPARISON OF SHAREHOLDERS' RIGHTS

     Richfood is incorporated under the laws of Virginia and Super Rite is incorporated under the laws of Delaware. Super Rite stockholders, whose rights are currently governed by Delaware law, the Super Rite Certificate and the Super Rite Bylaws, will, upon consummation of the Merger, become shareholders of Richfood, and their rights as such will be governed by Virginia law, the Richfood Articles and the Amended and Restated Bylaws of Richfood (the "Richfood Bylaws"). See "Comparison of Shareholders' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Richfood and Super Rite have received the opinions of Hunton & Williams, counsel to Richfood, and Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., counsel to Super Rite, to the effect that the Merger will qualify as a "reorganization" as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), with the result that Super Rite stockholders will not recognize gain or loss on the exchange of Super Rite Common Stock for Richfood Common Stock, except with respect to the receipt of cash in lieu of fractional shares. A condition to consummation of the Merger is the receipt by each of Richfood and Super Rite of opinions from Hunton & Williams and Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., as of the date of the Effective Time of the Merger, as to the qualification of the Merger as a tax-free reorganization and certain other federal income tax consequences of the Merger. See "The Merger -- The Reorganization Agreement -- Conditions to the Merger" and "Certain Federal Income Tax Consequences."

SHAREHOLDERS' RIGHTS OF DISSENT AND APPRAISAL

     Pursuant to the VSCA and the DGCL, holders of Richfood Common Stock and Super Rite Common Stock do not have dissenters' or appraisal rights in connection with the Merger.

COMPARATIVE MARKET PRICE AND DIVIDEND DATA

     Richfood Common Stock is included on Nasdaq under the symbol "RCHF." Super Rite Common Stock is included on Nasdaq under the symbol "SUPR." The following table sets forth, for the periods indicated, the high and low sales prices of Richfood Common Stock and Super Rite Common Stock on Nasdaq and cash dividends declared per common share, if any. The prices have been rounded up to the nearest sixteenth and do not include retail markups, markdowns or commissions. Richfood's fiscal year is a 52-53 week period ending on the Saturday nearest April 30th. Super Rite's fiscal year is a 52-53 week period ending on the Saturday nearest to February 29th or March 1st.

                                                                         RICHFOOD                         SUPER RITE
                                                                                     CASH                             CASH
                                                                HIGH      LOW      DIVIDEND      HIGH      LOW      DIVIDEND
Fiscal 1993
  First Quarter............................................     $ 9 11/16 $8 7/16   $.0175       $14       $11         --
  Second Quarter...........................................       9 7/16   7 7/8     .0175        15 3/8   10          --
  Third Quarter............................................      10 3/4    8 1/8     .0175        10 3/4    7 3/4      --
  Fourth Quarter...........................................      14 1/2   10 5/16    .0175         8 3/4    7 1/2      --

Fiscal 1994
  First Quarter............................................      15 5/8   12 3/4     .0200         9 1/4    7 1/2      --
  Second Quarter...........................................      16 3/4   15 1/16    .0200        10 1/4    8 1/4      --
  Third Quarter............................................      17 1/2   15 1/4     .0200        10 3/4    9 1/4      --
  Fourth Quarter...........................................      18 1/4   15 1/4     .0200        12        9 1/2      --

Fiscal 1995
  First Quarter............................................      16 3/4   13         .0250        13 1/2   11 1/4      --
  Second Quarter...........................................      16 1/2   13 1/2     .0250        13 1/4   11          --
  Third Quarter............................................      17       14 1/2     .0250        14 1/4   11          --
  Fourth Quarter...........................................      20 1/4   15 3/4     .0250        15 1/4   10 3/4      --

Fiscal 1996
  First Quarter............................................      24 1/4   19 1/2     .0250        16 1/8   14 3/8      --
  Second Quarter (for Richfood, through September 5).......      24 1/2   22 1/4        --        24 1/2   15 7/8      --
  Third Quarter (for Super Rite, through September 5)......          --       --        --        24       24          --

     On June 23, 1995, the last trading day before Richfood and Super Rite announced that they had signed the Reorganization Agreement, the last reported sale price for Richfood Common Stock was $23 per share and the last reported sale price for Super Rite Common Stock was $18 1/2 per share. Based on the Exchange Ratio of 1.0205 shares of Richfood Common Stock for each share of Super Rite Common Stock, as of June 23, 1995, one share of Super Rite Common Stock had an equivalent market value of $23.47. On September 5, 1995, the last reported sale price for Richfood Common Stock was $24 1/2 and the last reported sale price for Super Rite Common Stock was $24.

  DIVIDENDS

     Richfood has paid cash dividends on Richfood Common Stock as indicated in the table above. Super Rite historically has not paid cash dividends on Super Rite Common Stock. Richfood expects to continue paying cash dividends on Richfood Common Stock when justified by Richfood's financial condition. The amount of future dividends, if any, will depend on general business conditions encountered by Richfood, its earnings, its financial condition and capital requirements, and such other factors as the Richfood Board may deem relevant.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following selected historical financial data of Richfood and Super Rite have been derived from their respective historical consolidated financial statements, and should be read in conjunction with such historical consolidated financial statements and the notes thereto, which are incorporated herein by reference. The selected unaudited pro forma financial data of Richfood and Super Rite have been derived from the unaudited pro forma combined condensed financial statements and should be read in conjunction with such pro forma statements and the notes thereto, which are included in this Joint Proxy Statement/Prospectus beginning at page F-1. Historical and pro forma information for certain periods has been derived from financial statements not included herein. Following the Merger, Super Rite will adopt Richfood's fiscal year.

     For pro forma purposes, the unaudited pro forma combined condensed balance sheet data are presented as if the Merger had occurred on the date thereof. The unaudited pro forma combined condensed statements of earnings data are presented as if the Merger had occurred at the beginning of the earliest period presented. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the Merger had been consummated as of the date thereof or at the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of Richfood. The pro forma information does not give effect to any synergies that are expected to occur due to the integration of Richfood's and Super Rite's operations. Additionally, the pro forma information excludes (a) the transaction costs of the Merger, estimated to be approximately $2.5 million, consisting of financial advisors', regulatory filing, legal and accounting fees, printing expenses and miscellaneous other expenses, and (b) the nonrecurring costs and expenses associated with integrating the operations of the businesses.

     Certain material, nonrecurring adjustments will be recorded in conjunction with the Merger. However, the amounts of these adjustments cannot be determined until Richfood reviews all facilities, operations and systems of Super Rite and finalizes its plans with respect to integrating the businesses. The aggregate amount of these adjustments will include costs and charges associated with: consolidating operations and systems; severance pay for involuntary terminations, early retirement and related employee benefits; conforming accounting practices; and expenses incurred in connection with Merger. Richfood has not yet quantified any of these adjustments, other than the estimated transaction expenses associated with the Merger discussed in the preceding paragraph. The impact of most of these adjustments is expected to be recorded in the third quarter of fiscal 1996.

          SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA -- RICHFOOD
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    FISCAL QUARTER ENDED                           FISCAL YEAR ENDED
                                    JULY 22,    JULY 23,      APRIL 29,        APRIL 30,         MAY 1,           MAY 2,
                                      1995        1994          1995             1994             1993             1992
                                    (12 WEEKS)  (12 WEEKS)  (52 WEEKS)(1)     (52 WEEKS)      (52 WEEKS)(2)     (53 WEEKS)
STATEMENT OF INCOME DATA:
Sales............................   $395,776    $296,466     $ 1,520,450      $ 1,275,110      $ 1,091,438      $ 1,068,473
Earnings from continuing
  operations.....................      6,366       4,868          25,401           21,734           15,843           13,771

Per common share:
  Earnings from continuing
    operations...................       0.30        0.23            1.19             1.02             0.75             0.66
  Cash dividends declared........      0.025       0.025            0.10             0.08             0.07             0.05


                                     APRIL 27,
                                       1991
                                    (52 WEEKS)
STATEMENT OF INCOME DATA:
Sales............................   $ 1,016,722
Earnings from continuing
  operations.....................         9,424
Per common share:
  Earnings from continuing
    operations...................          0.45
  Cash dividends declared........            --

                                    JULY 22,                  APRIL 29,        APRIL 30,         MAY 1,           MAY 2,
                                      1995                      1995             1994             1993             1992
BALANCE SHEET DATA:
Working capital..................   $ 50,023                 $    43,521      $    66,092      $    45,429      $    21,547
Total assets.....................    315,380                     308,334          235,523          231,500          170,595
Long-term debt and capital lease
  obligations....................     49,303                      50,305           47,744           48,436           12,800
Book value per common share......       6.01                        5.71

                                     APRIL 27,
                                       1991
BALANCE SHEET DATA:
Working capital..................   $    39,195
Total assets.....................       138,638
Long-term debt and capital lease
  obligations....................        23,675
Book value per common share......

(1) Results for fiscal 1995 reflect the acquisitions of Rotelle, Inc. on August 23, 1994, and the Wholesale Division of Camellia Food Stores, Inc. on April 3, 1995.

(2) Results for fiscal 1993 reflect the acquisition of the Civilian Wholesale Division of B. Green & Company, Inc. on January 22, 1993.


         SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA -- SUPER RITE
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               FISCAL QUARTER ENDED                        FISCAL YEAR ENDED
                                                JUNE 3,     MAY 28,     MARCH 4,      FEB. 26,      FEB. 27,      FEB. 29,
                                                  1995        1994         1995          1994          1993          1992
                                                (13 WEEKS)  (13 WEEKS)  (53 WEEKS)    (52 WEEKS)    (52 WEEKS)    (52 WEEKS)
STATEMENT OF INCOME DATA:
Net sales....................................   $373,541    $351,118    $1,473,822    $1,259,234    $1,267,106    $1,118,506
Income (loss) before extraordinary loss......      3,560       3,041       12,951         5,053          (158 )       7,547
Extraordinary loss, net of tax benefit of
  $3,085.....................................         --          --           --            --         5,042            --
Preferred stock dividends....................         --          --           --            --         8,838         3,791
Net income (loss) applicable to common
  stock......................................      3,560       3,041       12,951         5,053       (14,038 )       3,756

Per common share:
  Net income (loss)..........................       0.37        0.32         1.34          0.53         (1.55 )        0.46
  Cash dividends declared....................         --          --           --            --            --            --


                                                MARCH 2,
                                                  1991
                                               (52 WEEKS)
STATEMENT OF INCOME DATA:
Net sales....................................   $961,768
Income (loss) before extraordinary loss......        433
Extraordinary loss, net of tax benefit of
  $3,085.....................................         --
Preferred stock dividends....................      3,010
Net income (loss) applicable to common
  stock......................................     (2,577)
Per common share:
  Net income (loss)..........................      (0.38)
  Cash dividends declared....................         --

                                                JUNE 3,                  MARCH 4,      FEB. 26,      FEB. 27,      FEB. 29,
                                                  1995                     1995          1994          1993          1992
BALANCE SHEET DATA:
Working capital..............................   $ 26,358                $  41,175     $  33,709     $  36,239     $  30,013
Total assets.................................    258,712                  277,085       255,772       259,439       250,075
Long-term debt, including capital leases.....     97,082                  116,608       126,728       144,788       106,712
Redeemable preferred stock...................         --                       --            --            --        21,141
Book value per common share..................       5.27                     4.89

                                                MARCH 2,
                                                  1991
BALANCE SHEET DATA:
Working capital..............................   $  5,047
Total assets.................................    220,357
Long-term debt, including capital leases.....    115,218
Redeemable preferred stock...................     26,532
Book value per common share..................

                 SELECTED PRO FORMA FINANCIAL DATA -- COMBINED
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              FISCAL QUARTER ENDED              FISCAL YEAR ENDED
                                                              JULY 22,    JULY 23,    APRIL 29,     APRIL 30,       MAY 1,
                                                                1995        1994         1995          1994        1993(1)
STATEMENT OF INCOME DATA:
Sales......................................................   $769,317    $647,584    $2,994,272    $2,546,636    $2,358,544
Earnings from continuing operations before extraordinary
  loss.....................................................      9,926       7,909        38,352        22,228        15,685
Per common share:
  Earnings from continuing operations before extraordinary
     loss..................................................        .32         .25          1.23           .72           .52
  Cash dividends declared..................................       .017        .017           .07           .06           .05

                                                              JULY 22,                APRIL 29,     APRIL 30,       MAY 1,
                                                                1995                     1995          1994        1993(1)
BALANCE SHEET DATA:
Working capital............................................   $ 76,381                $   84,696    $   99,801    $   81,668
Total assets...............................................    574,092                   585,419       491,295       490,939
Long-term debt and capital lease obligations...............    146,385                   166,913       174,472       193,224
Book value per common share................................       5.72                      5.41

                                                              FISCAL QUARTER ENDED              FISCAL YEAR ENDED
                                                              JULY 22,    JULY 23,    APRIL 29,     APRIL 30,       MAY 1,
                                                                1995        1994         1995          1994        1993(1)
SUPER RITE EQUIVALENT PRO FORMA PER SHARE INFORMATION:(2)
Earnings from continuing operations before extraordinary
  loss.....................................................   $    .33    $    .26    $     1.26    $      .73    $      .53
Cash dividends declared(3).................................       .017        .017           .07           .06           .05
Book value.................................................       5.84                      5.52

(1) The combined unaudited financial data for the fiscal year ended May 1, 1993, do not include Super Rite's $8,838 dividend redemption premium or $5,042 extraordinary loss.

(2) Calculated by multiplying the Exchange Ratio by the pro forma amount of each item for the combined entity.

(3) Reflects dividends declared by Richfood.

                                  THE MEETINGS

     This Joint Proxy Statement/Prospectus is furnished for use in connection with the solicitation of proxies from the holders of Richfood Common Stock by the Richfood Board for use at the Richfood Meeting and from the holders of Super Rite Common Stock by the Super Rite Board for use at the Super Rite Meeting.

TIMES AND PLACES; PURPOSES

     The Richfood Meeting will be held at the Crestar Auditorium, Crestar Bank, 919 East Main Street, Richmond, Virginia, on October 12, 1995, at 10:00 a.m., local time.

     The Super Rite Meeting will be held at the Sheraton East, 800 East Park Drive, Harrisburg, Pennsylvania, on October 12, 1995, at 10:00 a.m., local time.

     At the Richfood Meeting, the shareholders of Richfood will be asked to consider and vote upon a proposal to approve the Reorganization Agreement. In addition, Richfood shareholders will be asked to elect 13 directors of Richfood to serve until the 1996 Annual Meeting of Shareholders of Richfood, to ratify the appointment of KPMG Peat Marwick LLP to serve as independent auditors for Richfood for the current fiscal year and to transact such other business as may properly come before the Richfood Meeting.

     At the Super Rite Meeting, the stockholders of Super Rite will be asked to consider and vote upon a proposal to approve and adopt the Reorganization Agreement and the Plan of Merger and such other matters as may properly come before the Super Rite Meeting. Copies of the Reorganization Agreement and the Plan of Merger are included as Appendices I and II, respectively, to this Joint Proxy Statement/Prospectus.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

  RICHFOOD

     The Richfood Board has fixed the close of business on August 29, 1995, as the record date for determination of holders of Richfood Common Stock entitled to notice of, and to vote at, the Richfood Meeting. Only holders of record of shares of Richfood Common Stock at the close of business on the Richfood Record Date are entitled to notice of, and to vote at, the Richfood Meeting. At the close of business on the Richfood Record Date, there were 21,431,645 shares of Richfood Common Stock outstanding and entitled to vote at the Richfood Meeting held by 1,046 shareholders of record. Each holder of record of Richfood Common Stock as of the Richfood Record Date is entitled to cast one vote per share, in person or by proxy, on each proposal properly presented at the Richfood Meeting. A majority of the votes entitled to be cast on matters to be considered at the Richfood Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all other matters as well. Abstentions and Broker Shares that properly are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Pursuant to Schedule D to the Bylaws of the NASD, and Richfood's Nasdaq listing agreement, the affirmative vote of a majority of the votes cast by holders of Richfood Common Stock at the Richfood Meeting, assuming a quorum is present at such Meeting, is required to approve the Reorganization Agreement. The affirmative vote of a majority of the votes cast at the Richfood Meeting (assuming a quorum is present) is required to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for Richfood. Abstentions and Broker Shares that are not voted will not be counted in determining the number of votes cast with respect to the proposals to approve the Reorganization Agreement and to ratify the appointment of auditors. Directors are elected by a plurality of the votes cast by holders of Richfood Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

     As of the Richfood Record Date, Richfood's directors, executive officers and their affiliates owned 1,714,076 shares of Richfood Common Stock, representing 8.0% of the shares of Richfood Common Stock outstanding on such date.

  SUPER RITE

     The Super Rite Board has fixed the close of business on August 29, 1995, as the Super Rite Record Date for determination of holders of Super Rite Common Stock entitled to notice of, and to vote at, the Super Rite Meeting. Only holders of record of shares of Super Rite Common Stock at the close of business on the Super Rite Record Date are entitled to notice of, and to vote at, the Super Rite Meeting. At the close of business on the Super Rite Record Date, there were 9,573,923 shares of Super Rite Common Stock outstanding and entitled to vote at the Super Rite Meeting held by 437 stockholders of record. Each holder of record of Super Rite Common Stock as of the Super Rite Record Date is entitled to cast one vote per share, in person or by proxy, on each proposal properly presented at the Super Rite Meeting. A majority of the votes entitled to be cast on each matter to be considered at the Super Rite Meeting will constitute a quorum as to that matter. In accordance with the DGCL, the affirmative vote of a majority of the votes entitled to be cast by holders of Super Rite Common Stock is required to approve and adopt the Reorganization Agreement and the Plan of Merger. Abstentions and Broker Shares that are not voted will have the same effect as negative votes with respect to the proposal to approve and adopt the Reorganization Agreement and the Plan of Merger.

     As of the Super Rite Record Date, Super Rite's directors, executive officers and their affiliates owned 4,058,714 shares of Super Rite Common Stock, representing 42.39% of the shares of Super Rite Common Stock outstanding on such date. Certain members of the family (and trusts for their benefit) of Alex Grass, the current Chairman of the Board and Chief Executive Officer of Super Rite, and certain directors and officers of Super Rite and their affiliates, who as of the Super Rite Record Date collectively owned 4,857,738 shares, or 50.74%, of the Super Rite Common Stock outstanding on such date, have executed letter agreements with Richfood in which they have agreed to vote all of their shares of Super Rite Common Stock for approval of the Reorganization Agreement and the Plan of Merger, unless the Super Rite Board recommends to the Super Rite stockholders a Superior Proposal (as defined below under "The Merger - Termination; Amendment and Waiver") or otherwise, in the exercise of its fiduciary duties upon the advice of counsel, withdraws, amends or modifies in any manner adverse to Richfood its favorable recommendation of the Plan of Merger. The vote of such persons in accordance with such letter agreements would be sufficient to approve and adopt the Reorganization Agreement and the Plan of Merger without any action on the part of any other holder of Super Rite Common Stock.

PROXIES

     All shares of Richfood Common Stock and Super Rite Common Stock represented by properly executed proxy cards received prior to or at the Richfood Meeting or Super Rite Meeting, respectively, and not revoked, will be voted in accordance with the instructions indicated in such proxy cards. If no instructions are indicated on properly executed proxies representing shares of Richfood Common Stock, such proxies will be voted FOR approval of the Reorganization Agreement, FOR election of the 13 directors and FOR ratification of KPMG Peat Marwick LLP as independent auditors. If no instructions are indicated on properly executed proxies representing shares of Super Rite Common Stock, such proxies will be voted FOR approval and adoption of the Reorganization Agreement and the Plan of Merger. A properly executed proxy card representing shares of Richfood Common Stock marked "ABSTAIN" with respect to any proposal, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate number of shares represented and entitled to vote at the Richfood Meeting, will not be voted on that matter. A properly executed proxy card representing shares of Super Rite Common Stock marked "ABSTAIN," although counted for purposes of determining whether there is a quorum present with respect to a matter, will not be voted.

     If any other matters are properly presented for consideration at the Richfood Meeting or Super Rite Meeting, the persons named in the Richfood proxy card and Super Rite proxy card, respectively, will have discretionary authority to vote on such matters. If necessary, and unless the shares represented by the proxy were voted against the applicable proposals therein, the holders of the proxies granted by Richfood shareholders and Super Rite stockholders also may vote in favor of a proposal to adjourn the Richfood Meeting or Super Rite Meeting, respectively, to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Meetings. Richfood and Super Rite are not aware of any matters to be presented at the Richfood Meeting or Super Rite Meeting, respectively, other than the proposals described in this Joint Proxy Statement/Prospectus.

     A shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Richfood or Super Rite, as the case may be, a signed notice of revocation or a later dated signed proxy or by attending the applicable Meeting and voting in person. Attendance at the Richfood Meeting or the Super Rite Meeting will not in itself constitute the revocation of a proxy.

     All expenses of the solicitation of proxies from Richfood shareholders will be borne by Richfood, and all expenses of the solicitation of proxies from Super Rite stockholders will be borne by Super Rite, except that Richfood and Super Rite have agreed that the expenses incurred in connection with printing and mailing this Joint Proxy Statement/Prospectus will be shared equally by Richfood and Super Rite. In addition to solicitation by mail, officers and employees of Richfood and Super Rite may solicit proxies by telephone, telegram or personal interviews. Such persons will receive no additional compensation for such services. Richfood has retained the firm of Corporate Investor Communications, Inc. to assist in the solicitation of proxies at a fee estimated not to exceed $3,500, plus direct out-of-pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward proxy soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

       SUPER RITE STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES
                             WITH THEIR PROXY CARDS

                                   THE MERGER
                                  (PROPOSAL 1)

GENERAL; EFFECTIVE TIME

     In the Merger, Merger Subsidiary will merge with and into Super Rite, and stockholders of Super Rite will receive the consideration described below. The Merger will become effective at the date and time specified in the Certificate of Merger to be filed with the Secretary of State of Delaware. The filing of the Certificate of Merger is anticipated to take place as soon as practicable after the last of the conditions precedent to the Merger set forth in the Reorganization Agreement have been satisfied or, where permissible, waived, which is expected to occur shortly after the Meetings. THE FOLLOWING DESCRIPTION OF THE MERGER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER, WHICH ARE INCORPORATED BY REFERENCE HEREIN AND COPIES OF WHICH (EXCLUSIVE OF EXHIBITS AND SCHEDULES) ARE ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDICES I AND II.

EXCHANGE RATIO; EXCHANGE OF SHARES

     Upon consummation of the Merger, each outstanding share of Super Rite Common Stock will be converted into 1.0205 shares of Richfood Common Stock, representing a value of $22.00 per share of Super Rite Common Stock, based upon the average of the closing sale prices for Richfood Common Stock, as reported on Nasdaq, for the 30 trading days prior to June 26, 1995. The average of the closing sale prices for Super Rite Common Stock, as reported on Nasdaq, for the same period was $16.50. Accordingly, the Exchange Ratio implies a premium to Super Rite stockholders of approximately 33% over the average market value of their Super Rite Common Stock for such period. The Exchange Ratio was determined through arms' length negotiations of the parties after consideration of all relevant factors, and will result in former Super Rite stockholders holding approximately 31% of the outstanding shares of Richfood Common Stock immediately after the Effective Time. See " -- Background and Negotiation of the Merger."

     Fractional shares of Richfood Common Stock will not be issued in the Merger. Holders of Super Rite Common Stock otherwise entitled to a fractional share will be paid an amount in cash (rounded to the nearest whole cent) equal to the same fraction of the fair market value of a whole share of Richfood Common Stock. The "fair market value" of a share of Richfood Common Stock means, for this purpose, the mean of the high and low sales prices of Richfood Common Stock as reported on Nasdaq on the first full day on which the Richfood Common Stock is traded on Nasdaq after the Effective Time.

     Promptly after the Effective Time, transmittal forms will be mailed to each holder of record of shares of Super Rite Common Stock to be used in forwarding his or her certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of Richfood Common Stock to which he or she has become entitled and, if applicable, cash in lieu of a fractional share of Richfood Common Stock. After receipt of such transmittal form, each holder of certificates formerly representing Super Rite Common Stock should surrender such certificates to First Union National Bank of North Carolina, as exchange agent (the "Exchange Agent"), and each such holder will receive in exchange therefor certificates evidencing the number of whole shares of Richfood Common Stock to which he or she is entitled and any cash which may be payable in lieu of a fractional share. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

                SUPER RITE STOCKHOLDERS SHOULD NOT SEND IN THEIR
              CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Time, each certificate that evidenced Super Rite Common Stock immediately prior to the Effective Time, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive a certificate representing the number of whole shares of Richfood Common Stock into which such holder's shares were converted in the Merger and the right to receive any cash payment in lieu of a fractional share of Richfood Common Stock. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by Richfood until the certificate is surrendered. Subject to applicable laws, such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends and distributions, together with any cash payment in lieu of a fractional share, will be paid without interest.

BACKGROUND AND NEGOTIATION OF THE MERGER

     During the fall and winter of 1994, Donald D. Bennett, then President and Chief Executive Officer of Richfood, and John E. Stokely, then Executive Vice President - Finance and Administration of Richfood, briefly discussed on several occasions with Peter Vanderveen, President and Chief Operating Officer of Super Rite, the possibility of combining Super Rite and Richfood. The discussions were informal and non-substantive. During this period, Richfood began assembling public information on Super Rite in order to evaluate further the merits of a possible business combination.

     On February 2, 1995, Messrs. Bennett, Stokely and Vanderveen met in Baltimore, Maryland, to discuss further the merits of a business combination and to explore a possible range of values for Super Rite. At Mr. Vanderveen's suggestion, the discussions concerning valuation were deferred until after Super Rite's fiscal year end closing. At a regularly scheduled meeting of the Richfood Board on April 6, 1995, Messrs. Bennett and Stokely informed the members of the Executive Committee of the Richfood Board of the informal discussions with Mr. Vanderveen.

     On April 10, 1995, Messrs. Bennett and Stokely attended a meeting with Alex Grass, Chairman of the Board and Chief Executive Officer of Super Rite, Mr. Vanderveen and Martin Grass, Vice Chairman, Executive Vice President and Treasurer of Super Rite, in New York, New York. At that meeting, Alex Grass shared Super Rite's recent earnings release and informed Messrs. Bennett and Stokely that Super Rite would consider an acquisition by Richfood at an acceptable valuation. On April 17, 1995, Wheat agreed to review Richfood's financial analysis and proposed structure for the transaction.

     On May 2, 1995, Messrs. Bennett and Stokely met with Messrs. Alex Grass, Vanderveen and Martin Grass in Baltimore, Maryland, and proposed the acquisition of Super Rite by Richfood in a tax-free merger. The proposal was discussed and the meeting was adjourned without reaching any agreement. On May 8, 1995, at an industry conference, Messrs. Bennett and Stokely informally advised Mr. Vanderveen of Richfood's continued interest in the proposed transaction.

     On May 22, 1995, Messrs. Bennett and Stokely again met with Messrs. Alex Grass, Vanderveen and Martin Grass and preliminarily agreed upon the proposed structure of the transaction and a value of $22.00 for each share of Super Rite Common Stock outstanding. On June 8, 1995, at Richfood's regularly scheduled board meeting, management informed the Richfood Board of its discussions regarding Super Rite. At that meeting, representatives of Wheat made a brief preliminary presentation with respect to the proposed acquisition. The following day, Alex Grass and other members of senior management of Super Rite met in Baltimore, Maryland, with Messrs. Bennett and Stokely, together with counsel for the respective companies, to negotiate a draft of the Reorganization Agreement. Thereafter, the parties and their counsel continued to negotiate the form of the Reorganization Agreement. On June 14, 1995, Richfood retained Wheat to evaluate the fairness, from a financial point of view, of the Exchange Ratio to the holders of Richfood Common Stock.

     On June 16, 17 and 18, 1995, senior management of Richfood and its counsel conducted a due diligence review of the affairs of Super Rite in Harrisburg, Pennsylvania. On June 19, 1995, senior management of Super Rite conducted a due diligence review of the affairs of Richfood at Richfood's headquarters in Mechanicsville, Virginia.

     On June 22, 1995, the Richfood Board met at Richfood's headquarters, to review the proposed transaction, the results of management's due diligence review and the form of the Reorganization Agreement. Representatives of Wheat were present at the meeting and described the principles and procedures that would lead to the Exchange Ratio (which had not been determined, but was assumed to be approximately 1.03 for purposes of analysis), concluding that, subject to their review of the definitive Reorganization Agreement, Wheat expected to be able to deliver its opinion that the Exchange Ratio was fair, from a financial point of view, to the holders of Richfood Common Stock. See " -- Opinions of Financial Advisors -- Wheat." A telephonic meeting of the Richfood Board was held following the close of Nasdaq on June 23, 1995, during which the Richfood Board was advised of the status of the negotiations with respect to the Reorganization Agreement. At that meeting, the Richfood Board voted unanimously to approve the form of the Reorganization Agreement and related Plan of Merger, delegated to senior management the negotiation of the definitive Reorganization Agreement and authorized senior management to execute the Reorganization Agreement on behalf of Richfood, subject to receipt of Wheat's written fairness opinion.

     On June 22, 1995, the Super Rite Board met in New York (with two Board members participating by conference telephone) to review the proposed transaction, the draft Reorganization Agreement and the results of management's due diligence review. At the meeting, representatives of DLJ discussed the material factors considered by DLJ, and the principal financial analyses performed by DLJ, to arrive at its opinion that the exchange ratio (which had not yet been determined, but was assumed to be 1.01149 based upon the stock prices for Super Rite and Richfood on June 16, 1995) was fair, from a financial point of view, to the holders of Super Rite Common Stock. See " -- Opinions of Financial Advisors -- DLJ." On June 23, 1995, a telephonic meeting of the Super Rite Board was held, at which the board, after being advised of the status of negotiations, unanimously voted to approve the form of the Reorganization Agreement and to authorize senior management to execute and deliver the Reorganization Agreement.

     During the weekend of June 24 and 25, 1995, the parties agreed upon the Exchange Ratio of 1.0205 and, together with their counsel, completed negotiation of the Reorganization Agreement. Prior to the opening of business on June 26, 1995,

Wheat delivered to Richfood its written fairness opinion and the parties executed the Reorganization Agreement and publicly announced the transaction.

REASONS FOR THE MERGER

  RICHFOOD

     The Richfood Board unanimously believes that the Merger is in the best interests of and is fair to Richfood and its shareholders. Accordingly, the Richfood Board has unanimously approved the Reorganization Agreement and recommends that Richfood shareholders vote FOR the proposal to approve the Reorganization Agreement. In reaching this conclusion, the Richfood Board considered the following material factors:

          (a) the significant efficiencies, economies of scale and synergies that are anticipated over time from the combination of Richfood's and Super Rite's purchasing efforts, as discussed below under " -- Potential Cost Savings;"

          (b) the capacity of the combined entity to increase sales by offering additional product lines and services to customers now only partially served by Richfood or Super Rite; in particular, the opportunities to (i) increase volume at Richfood's frozen food distribution center in West Point, Pennsylvania, by offering Super Rite's customers the broader line of frozen food and food service products distributed through that center, and
     (ii) provide meat and produce through Richfood's Mechanicsville, Virginia, distribution center to Super Rite customers now purchasing those products from other suppliers;

          (c) the opportunities for additional sales to Super Rite's retail stores;

          (d) the opportunity for the combined entity to take advantage of Richfood's extensive industry relationships in Super Rite's market area;

          (e) the savings possible upon rationalization of duplicative management and administrative functions;

          (f) the savings possible through combined purchasing of insurance;

          (g) the opportunities for savings resulting from consolidation of deliveries to customers and additional back-haul revenues within the combined market area;

          (h) the interest savings possible upon refinancing certain of Super Rite's indebtedness at the lower rates expected to be available to the combined entity;

          (i) the terms of the Merger and the Exchange Ratio, which ratio was supported by the recent trading value of Richfood Common Stock and the contributions of Super Rite to the net sales, gross profit, operating income, net income, operating cash flow, total assets and book value of the combined entity; and

          (j) the opinion and analysis of Wheat as to the fairness, from a financial point of view, to the holders of Richfood Common Stock of the Exchange Ratio, as described under " -- Opinions of Financial
     Advisors -- Wheat."

     The foregoing is a summary of the material factors considered by the Richfood Board and does not purport to be a complete description of every matter considered. In view of the wide variety of factors considered, the Richfood Board did not find it practicable to, and did not, quantify or assign relative weights to any of these factors.

  SUPER RITE

     The Super Rite Board unanimously believes that the Merger is fair to and in the best interests of Super Rite and its stockholders. Accordingly, the Super Rite Board has approved the Reorganization Agreement and the transactions contemplated thereby and recommends that the stockholders of Super Rite vote FOR approval and adoption of the Reorganization Agreement and the Plan of Merger.

     In making its determination with respect to the Reorganization Agreement and the Merger, the Super Rite Board considered the following material factors:

          (a) the substantially expanded customer base of the combined entity and, in particular, that the combination would create the largest food wholesaler in the mid-Atlantic market and the fourth largest publicly-held grocery wholesaler in the United States;

          (b) the opportunities to achieve significant operating efficiencies and synergies, such as the consolidation of transportation, routing and logistics and the elimination of duplicative data processing;

          (c) the strong balance sheet and significant cash flow of the combined entity, which among other things would enhance the ability of the combined entity to fund additional expansion, both of the wholesale business and of the retail business;

          (d) Super Rite's reliance upon two customers for a substantial portion of its wholesale business, a risk that would effectively be diminished by combining with Richfood;

          (e) the Exchange Ratio, especially in light of the trading values of Richfood Common Stock and Super Rite Common Stock prior to June 22, 1995; and

          (f) the opinion and analysis of DLJ that, as of June 22, 1995, the Exchange Ratio was fair from a financial point of view to the holders of Super Rite Common Stock.

     The foregoing is a summary of the material factors considered by the Super Rite Board and does not purport to be a complete description of every matter considered. In view of the wide variety of factors considered, the Super Rite Board did not find it practicable to, and did not, quantify or assign relative weights to any of these factors.

  POTENTIAL COST SAVINGS

     For purposes of evaluating the Merger, Richfood estimated that a combination of Richfood and Super Rite could create opportunities for cost savings of approximately $11.1 million during the first twelve months following the Effective Time and $12.5 million annually thereafter. Super Rite estimated that the combination could create opportunities for savings of approximately $5.0 million during the period between the Effective Time and April 1, 1996, and $10.0 million annually thereafter. These estimates were based on preliminary evaluations of opportunities for the combined entity to benefit from larger aggregate purchasing volumes, to combine management and administrative functions, to realize insurance purchasing and freight efficiencies and to reduce interest expense by refinancing certain of Super Rite's indebtedness. The estimates were developed solely for purposes of evaluating the proposed transaction, do not include nonrecurring adjustments that will be recorded in conjunction with the Merger and should not be relied upon as an estimate of actual cost savings that may be achieved. The parties currently are developing a strategy for implementing specific cost-saving measures.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     THE RICHFOOD BOARD HAS UNANIMOUSLY APPROVED, AND RECOMMENDS THAT THE SHAREHOLDERS OF RICHFOOD VOTE FOR APPROVAL OF, THE REORGANIZATION AGREEMENT.

     THE SUPER RITE BOARD HAS UNANIMOUSLY ADOPTED, AND RECOMMENDS THAT THE STOCKHOLDERS OF SUPER RITE VOTE FOR APPROVAL AND ADOPTION OF, THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER.

OPINIONS OF FINANCIAL ADVISORS

  WHEAT

     On June 26, 1995, Wheat delivered an opinion (the "June Opinion") to the Richfood Board that as of such date, and based upon the assumptions made and matters considered as set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to Richfood and its shareholders. Wheat subsequently confirmed such opinion to the Richfood Board as of September 7, 1995 (the "September Opinion").

     The full text of the September Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken by Wheat, is attached as Appendix III to this Joint Proxy Statement/Prospectus and incorporated herein by reference. Richfood's shareholders are urged to read such opinion in its entirety. The following description of Wheat's opinion is qualified in its entirety by reference to the full text of the September Opinion.

     In rendering the June Opinion, Wheat reviewed, among other things: (i) the Reorganization Agreement; (ii) financial and other information contained in Super Rite's Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended March 4, 1995, February 26, 1994, and February 27, 1993, and certain interim reports to stockholders and Quarterly Reports on Form 10-Q;
(iii) financial and other information contained in Richfood's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended April 30, 1994, and May 1, 1993, and certain interim reports to shareholders and Quarterly Reports on Form 10-Q; (iv) the audited consolidated balance sheet of Richfood as of April 29, 1995, and the audited consolidated statements of earnings, stockholders' equity and cash flows for the fiscal year then ended, together with the notes thereto; (v) certain publicly available information with respect to historical market prices and trading activity for Super Rite Common Stock and Richfood Common Stock and for certain publicly traded companies which Wheat deemed relevant; (vi) the results of operations of Super Rite and Richfood and compared them with those of certain publicly traded companies which Wheat deemed relevant; (vii) the proposed financial terms of the Merger and compared them with the financial terms of certain other mergers and acquisitions which Wheat deemed relevant; and (viii) other financial information concerning the businesses and operations of Super Rite and Richfood, including certain internal financial analyses and forecasts for Super Rite and Richfood prepared by the senior management of each entity, as well as certain pro forma financial projections and cost saving and synergy data for the combined company prepared by senior management of Richfood. In addition, Wheat conducted discussions with members of senior management of Super Rite and Richfood concerning their respective businesses and prospects, and reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as it deemed necessary.

     In rendering its opinion, Wheat assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Wheat by Richfood and Super Rite, and Wheat did not assume any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of Richfood or Super Rite. Wheat further relied upon the management of Richfood and Super Rite as to the reasonableness and achievability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to Wheat, and Wheat assumed that such forecasts and projections reflected the best currently available estimates and judgments of management and that such forecasts and projections would be realized in the amounts and time periods estimated by such management. With the consent of Richfood, Wheat assumed that the Merger would qualify for pooling-of-interests accounting treatment. Wheat's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the opinion and the information available to Wheat through the date of the opinion. Wheat's opinion, in any event, was directed only to the fairness, from a financial point of view, of the Exchange Ratio and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. In addition, Wheat's fairness opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Richfood, nor does it address the effect of any other business combination in which Richfood might engage.

     In arriving at its opinion, Wheat performed a variety of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Wheat did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Wheat believes that its analyses must be considered as a whole and that considering any portion of such analyses and any of the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. Any estimates contained in Wheat's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than such estimates.

     The following is a summary of the analyses performed by Wheat in connection with the June Opinion.

     STOCK TRADING HISTORY. Wheat reviewed the history of the daily trading prices and trading volumes of Richfood Common Stock and Super Rite Common Stock for the two year period ended June 23, 1995, the last trading day prior to the announcement of the Merger. During this period, the closing price range for Richfood Common Stock was $12.75 to $24.00 per share, and for Super Rite Common Stock, the closing price range was $9.00 to $19.00 per share.

     CONTRIBUTION ANALYSIS. Wheat analyzed the contribution of each of Richfood and Super Rite to the pro forma combined company with respect to market value, adjusted market value, net sales, gross profit, operating cash flow, operating income, net income, total assets and book value for the fiscal year ended April 29, 1995, for Richfood and March 4, 1995, for Super Rite. The analysis indicated that Super Rite contributed 31.2% of market value, 38.6% of adjusted market value, 49.2% of net sales, 55.3% of gross profit, 45.9% of operating cash flow, 45.7% of operating income, 33.8% of net income, 47.3% of total assets and 27.7% of book value. Wheat compared the relative contributions of Super Rite to the pro forma combined company to the pro forma ownership of Super Rite shareholders in the combined company of 31.3% following the Merger.

     PRO FORMA MERGER ANALYSIS. Wheat analyzed certain pro forma effects resulting from the Merger. The analysis showed that the Merger would result in slight accretion in pro forma fully diluted earnings per share of 3.1% and 1.3% assuming no synergies or cost savings for fiscal 1995 and 1996, respectively, and significant accretion of 21.6% and 16.5% assuming certain synergies and cost savings for fiscal 1995 and 1996, respectively.

     COMPARABLE PUBLIC COMPANY ANALYSIS. Wheat analyzed the market values of a group of publicly-traded companies in the wholesale distribution industry and considered their trading multiples to derive an implied valuation for the equity of Super Rite. Wheat selected five companies which it deemed most comparable to Super Rite: Fleming Companies Inc., Nash-Finch Company, Riser Foods, Inc., Super Food Services, Inc. and Supervalu Inc. Wheat examined certain publicly available data for each of such companies including sales, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share and First Call estimates of earnings per share for fiscal 1995 and 1996. Wheat analyzed the ratio of each company's share price to its book value, earnings per share and median First Call estimates of earnings per share for fiscal 1995 and 1996. Wheat also analyzed the ratio of the aggregate value of common stock and net debt of each company to its sales, EBITDA and EBIT. Based on the median results of the comparable companies using the multiples of fiscal 1996 estimated earnings per share and multiples of EBITDA and EBIT, the implied equity value per share of the Super Rite Common Stock was in the range of $15.94 to $28.93.

     COMPARABLE ACQUISITION TRANSACTION ANALYSIS. Wheat reviewed data on acquisitions in the wholesale distribution industry and analyzed multiples of sales, EBITDA, EBIT and net income. Wheat primarily focused on the acquisition of Scrivner Inc. by Fleming Companies, Inc. which was announced June 1, 1994, and closed July 19, 1994, and the acquisition of Wetterau Incorporated by Supervalu Inc. which was announced June 9, 1992, and closed October 29, 1992. These acquisitions were viewed as more relevant than others due to the business similarities of the acquired companies as compared to Super Rite. This analysis indicated an implied value for the Super Rite Common Stock of $16.65 based on sales, $24.09 based on EBITDA, $36.92 based on EBIT and $23.50 based on net income.

     In connection with rendering the September Opinion, Wheat reviewed the financial and other information contained in Richfood's Annual Report to Shareholders and Annual Report on Form 10-K, as amended, for the fiscal year ended April 29, 1995, and Quarterly Report to Shareholders and Quarterly Report on Form 10-Q for the fiscal quarter ended July 22, 1995, Super Rite's Quarterly Report to Stockholders and Quarterly Report on Form 10-Q for the fiscal quarter ended June 3, 1995, and this Joint Proxy Statement/Prospectus. Wheat also reviewed the assumptions which it utilized in connection with performing the analyses described above with the managements of Richfood and Super Rite. Such activities led Wheat to conclude that it was not necessary to change the conclusions it reached in connection with rendering the June Opinion. Accordingly, Wheat has delivered the September Opinion.

     Richfood did not request Wheat to, and Wheat did not, participate in the negotiations regarding the terms of the Reorganization Agreement. The Exchange Ratio was determined by negotiations between Richfood and Super Rite, not by Wheat. No limitations were imposed on Wheat by Richfood or Super Rite with respect to the scope of Wheat's investigation or the rendering of its opinion.

     The Richfood Board selected Wheat to render a fairness opinion because it is a nationally-recognized investment banking firm which, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business as a broker-dealer, Wheat may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Richfood or Super Rite for its own account or for the accounts of its customers. In the past, Wheat and its affiliates have provided financial advisory and other investment banking services to Richfood and have received customary compensation for the rendering of these services.

     Pursuant to an engagement letter dated June 14, 1995, Richfood paid Wheat a $50,000 cash retainer fee upon execution of the engagement letter, a $100,000 cash fee upon delivery of the June Opinion and an additional $100,000 cash fee upon the mailing of this Joint Proxy Statement/Prospectus. Wheat is entitled to receive an additional $250,000 cash fee upon the closing of the Merger. Richfood has agreed to reimburse Wheat for its out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Wheat and certain related persons against, and contribute to, certain liabilities, including liabilities under the federal securities laws, to which Wheat or such related persons may become subject in connection with any of the services rendered pursuant to or matters which are the subject of or arise out of the engagement.

  DLJ

     In its role as financial advisor to Super Rite, DLJ was asked to render its opinion to the Super Rite Board as to the fairness, from a financial point of view, to holders of Super Rite Common Stock of the Exchange Ratio contained in the

Reorganization Agreement. On June 22, 1995, DLJ delivered its oral opinion to the Super Rite Board that the exchange ratio (which had not yet been determined, but was assumed to be 1.01149 based upon the stock prices for Super Rite and Richfood on June 16, 1995, in order to result in consideration to holders of Super Rite Common Stock of $22.00 per share as of such date (the "Preliminary Exchange Ratio")) was fair, from a financial point of view, to the holders of Super Rite Common Stock. On September 7, 1995, DLJ delivered its written opinion to the Super Rite Board that the Exchange Ratio is fair, from a financial point of view, to the holders of Super Rite Common Stock (the "DLJ Opinion"). The DLJ Opinion was based on the analyses performed for purposes of delivering DLJ's oral opinion, but utilized the Exchange Ratio instead of the Preliminary Exchange Ratio.

     A COPY OF THE DLJ OPINION IS ATTACHED HERETO AS APPENDIX IV AND INCORPORATED HEREIN BY REFERENCE. SUPER RITE STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DLJ OPINION IN ITS ENTIRETY FOR FURTHER INFORMATION AS TO ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ. THE SUMMARY OF THE OPINION OF DLJ SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE DLJ OPINION WAS PREPARED FOR THE SUPER RITE BOARD AND IS DIRECTED ONLY TO THE FAIRNESS TO THE HOLDERS OF SUPER RITE COMMON STOCK, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO CONTAINED IN THE REORGANIZATION AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE AT THE SUPER RITE MEETING. SEE APPENDIX IV HERETO.

     The DLJ Opinion does not constitute an opinion as to the prices at which Richfood Common Stock will trade at any time. Super Rite did not request DLJ to, and DLJ did not, participate in the negotiations regarding the terms of the Reorganization Agreement. The Exchange Ratio was determined by negotiations between Super Rite and Richfood, not DLJ. No restrictions or limitations were imposed by the Super Rite Board upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

     In arriving at its opinion, DLJ reviewed the Reorganization Agreement, this Joint Proxy Statement/Prospectus and financial and other information that was publicly available or furnished to it by Super Rite and Richfood, including information provided during discussions with their respective managements, consolidated financial statements, projections and other information of Super Rite and Richfood. In addition, DLJ: (i) reviewed prices paid in certain other selected business combinations in both the wholesale food distribution and retail grocery industries, as well as premiums paid in certain other selected business combinations; (ii) reviewed the historical stock prices and trading volumes of Super Rite Common Stock and Richfood Common Stock; (iii) analyzed the pro forma financial impact of the Merger on Richfood, both with and without synergies; and (iv) compared the relative contribution to the combined company of both Super Rite's and Richfood's revenues, EBITDA, EBIT, net income, book value and other measures, with the relative ownership of the combined company upon giving effect to the Merger. DLJ also discussed the past and current operations, financial condition and prospects of Super Rite and Richfood with the respective managements of each company and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion. DLJ was not requested to, nor did it, solicit the interest of any other party in acquiring Super Rite.

     In rendering its opinion, DLJ relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to DLJ by Super Rite and Richfood or their respective representatives or that was otherwise reviewed by DLJ. In particular, DLJ relied upon (i) the estimates of the management of Richfood and Super Rite of the operating synergies achievable as a result of the Merger, and (ii) discussions of such synergies with the respective managements of both Richfood and Super Rite. With respect to the financial projections supplied to DLJ, DLJ assumed that they were reasonably prepared and reflected the best currently available estimates and judgments of the respective managements of Super Rite and Richfood as to the future operating and financial performance of Super Rite and Richfood. DLJ did not assume any responsibility for making, and did not make, any independent evaluation of Richfood's assets or liabilities or any independent verification of any of the information reviewed by DLJ. DLJ relied as to all legal matters on advice of counsel to Super Rite. DLJ also assumed, with Super Rite's consent, that the consummation of the transaction contemplated by the Reorganization Agreement would be recorded as a pooling-of-interests under generally accepted accounting principles.

     The DLJ Opinion was necessarily based on economic, market, financial and other conditions as they existed on the date of the DLJ Opinion, and on the information made available to DLJ as of such date and on the review and analyses conducted by DLJ as of such date. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm the DLJ Opinion.

     The following is a summary of the material factors considered and principal financial analyses performed by DLJ to arrive at the DLJ Opinion. DLJ performed certain procedures, including each of the financial analyses described below, and reviewed with the respective managements of Super Rite and Richfood the assumptions upon which such analyses were based and other factors, including the current and projected financial results of such companies.

     TRANSACTION ANALYSIS. DLJ reviewed publicly available information for selected transactions involving the combination or acquisition of companies in the wholesale food distribution industry and the retail grocery industry. The selected transactions DLJ focused on in the wholesale distribution industry included four transactions between 1988 and 1994 of companies which conduct operations similar to Super Rite's wholesale operations. The selected transactions in the retail grocery industry included 11 acquisitions between 1990 and 1995 of companies which conduct operations similar to Super Rite's retail operations. These acquisitions were viewed as most relevant to the business of Super Rite and were not intended to represent a complete list of transactions.

     DLJ reviewed the consideration paid in such transactions in terms of the price paid for the common stock ("Equity Purchase Price"), plus total debt less cash and equivalents ("Total Transaction Value"), of such transactions as a multiple of revenues, EBITDA and EBIT for the latest reported twelve months ("LTM") prior to the announcement of such transactions. Additionally, DLJ reviewed the consideration paid in such transactions, in terms of the Equity Purchase Price of such transactions as a multiple of net income for the twelve months prior to the announcement of such transactions and as a multiple of book value.

     The Total Transaction Value as a multiple of each of LTM revenues, EBITDA and EBIT and the Equity Purchase Price to LTM net income and book value of equity resulted in mean multiples of 0.2x, 7.3x, 11.9x, 15.0x and 3.4x, respectively, for wholesale transactions, and 0.4x, 7.2x, 10.3x, 18.9x and 3.4x, respectively, for retail transactions. DLJ also analyzed the weighted average multiples based on the relative contribution of LTM revenues, EBITDA, EBIT and the Equity Purchase Price to LTM net income and book value of equity from Super Rite's retail and wholesale divisions, respectively (the "Weighted Average"). The mean Weighted Average multiples were 0.2x, 7.3x, 11.8x, 15.7x and 3.4x, respectively. DLJ derived purchase multiples for Super Rite by multiplying the per share price of Richfood Common Stock at June 16, 1995, by the Preliminary Exchange Ratio times the fully diluted Super Rite shares outstanding (the "Implied Equity Purchase Price") plus total debt less cash and equivalents (the "Implied Total Transaction Value"). The Implied Total Transaction Value as a multiple of each of LTM revenues, EBITDA and EBIT and the Implied Equity Purchase Price to LTM net income and book value of equity resulted in multiples of 0.2x, 6.5x, 8.7x, 16.4x and 4.5x, respectively. The Total Transaction Value as a multiple of each of LTM revenues, EBITDA and EBIT when utilizing the Exchange Ratio and the Equity Purchase Price to LTM net income and book value of equity when utilizing the Exchange Ratio resulted in multiples of 0.2x, 6.5x, 8.2x, 16.4x and 4.5x, respectively.

     DLJ also determined the percentage premium of the offer prices (represented by the purchase price per share in cash transactions and the stock price of the constituent securities times the exchange ratio in the case of stock-for-stock mergers) over the trading prices one day, one week and one month prior to the announcement date of 60 merger or acquisition transactions which were not necessarily in the wholesale or retail grocery business. These transactions ranged in size from $100 to $500 million during the period January 1, 1995, to June 16, 1995. The premiums for the selected transactions for one day, one week and one month prior to their announcement dates were 31.8%, 34.8% and 43.7%, respectively. DLJ derived premiums based on the implied stock price for Super Rite Common Stock by multiplying the price of Richfood Common Stock at June 16, 1995, by the Preliminary Exchange Ratio and dividing that quantity by the price of Super Rite Common Stock one day, one week and one month prior to June 16, 1995. The implied premiums for the proposed transaction for one day, one week and one month prior to such date were 27.5%, 35.4% and 36.4%, respectively. The implied premiums when utilizing the Exchange Ratio were 28.7%, 36.6% and 37.6%, respectively.

     No company or transaction used in the analysis described above was directly comparable to Super Rite, Richfood or the proposed transaction. Accordingly, an analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect public trading values.

     ANALYSIS OF CERTAIN PUBLICLY TRADED COMPANIES. To provide contextual data and comparative market information, DLJ compared selected historical share price and operating and financial ratios for Super Rite to the corresponding data and ratios of the following wholesale distribution companies whose securities are publicly traded: (i) Richfood Holdings, Inc.; (ii) Supervalu Inc.; (iii) Fleming Companies Inc.; (iv) Sysco Corp.; (v) Nash-Finch Company; (vi) Super Food Services, Inc.; and (vii) Rykoff-Sexton, Inc., as well as the following retail grocery companies whose securities are publicly traded: (i) Weis Markets, Inc.;
(ii) Riser Foods, Inc.; (iii) Quality Food Centers; (iv) Ingles Markets, Inc.;
(v) Delchamps, Inc.; (vi) Carr-Gottstein Foods Co.; (vii) Seaway Food Town, Inc.; (viii) Marsh Supermarkets, Inc.; and (ix) Whole Foods Market, Inc. DLJ selected these companies as those which it deemed most comparable to either Super Rite's wholesale or retail operations and Super Rite's financial condition.

     Such analysis included, among other things, the ratios of the market capitalization of the common stock plus long-term debt less cash and equivalents ("Enterprise Value") to LTM revenues, EBITDA and EBIT, as well as the ratios of the current stock price to LTM 1995 earnings per share ("EPS") and calendar year 1995 estimated EPS (as estimated by research analysts and compiled by Institutional Brokers Estimating Service).

     Although DLJ used these companies for comparison purposes, none of them is identical to Super Rite. Such analysis indicated that the mean values of Enterprise Value as a multiple of LTM revenues, EBITDA and EBIT as of June 16, 1995, for wholesale distribution companies were 0.2x, 7.7x and 11.5x, respectively, and for retail companies were 0.3x, 5.3x and 9.3x, respectively. The Weighted Average multiples as of June 16, 1995, were 0.2x, 7.2x and 11.3x, respectively. These multiples compared to the Implied Total Transaction Value multiples for Super Rite as of June 16, 1995, of 0.2x, 6.5x and 8.7x, respectively. The Total Transaction Value multiples for Super Rite when utilizing the Exchange Ratio were 0.2x, 6.5x and 8.7x, respectively. As of June 16, 1995, the mean values of the then-current stock prices as a multiple of LTM EPS and estimated calendar 1995 EPS indicated by the wholesale company analysis were 16.5x and 14.4x, respectively, and by the retail company analysis were 12.4x and 11.7x, respectively. The Weighted Average multiples as of June 16, 1995, were 15.7x and 13.8x, respectively. These multiples compared to the Implied Equity Purchase Price per share multiples for Super Rite as of June 16, 1995, of 16.4x and 14.6x, respectively. The Equity Purchase Price per share as a multiple of fiscal 1995 EPS and estimated calendar 1995 EPS when utilizing the Exchange Ratio was 16.4x and 14.6x, respectively.

     STOCK TRADING HISTORY. DLJ examined the history of the trading prices for both Super Rite Common Stock and Richfood Common Stock for the twelve months preceding June 16, 1995. During this time period, the closing price range for Super Rite Common Stock was $10.75 to $17.25 per share and the closing price range for Richfood Common Stock was $13.38 to $22.50 per share.

     PRO FORMA MERGER ANALYSIS. DLJ analyzed certain pro forma financial effects resulting from the Merger. In conducting its analysis, DLJ relied upon certain assumptions described above and financial projections provided by the respective managements of Super Rite and Richfood. DLJ analyzed the pro forma financial effect of combining Super Rite and Richfood. Such analysis indicated, among other things, that EPS for the pro forma combined company for fiscal 1995 and 1996 would result in accretion of 2.0% and 1.3% on a fully diluted EPS for Richfood alone when not taking into account potential synergies and cost savings, and would result in accretion of 17.8% and 14.2% on a fully diluted EPS for Richfood alone when including such synergies and cost savings in the pro forma combination analysis. The results of the pro forma combination analysis are not necessarily indicative of future operating results or financial position.

     CONTRIBUTION ANALYSIS. DLJ analyzed Super Rite's and Richfood's relative contribution to the combined company with respect to revenues, EBITDA, EBIT, net income and book value. Such analysis was considered in both absolute dollar terms and on a percentage basis and was made for the fiscal years ended April 29, 1995, for Richfood and March 4, 1995, for Super Rite. As a result of the Merger, Super Rite shareholders will own 31.3% of the combined company on a fully diluted basis. Such ownership compares to Super Rite's contribution to Richfood pro forma results for the fiscal year ended April 29, 1995, of 49.2% of revenues, 46.4% of EBITDA, 46.0% of EBIT, 34.0% of net income and 27.7% of book value. Due to the significantly higher level of interest expense at Super Rite as compared to Richfood, DLJ believes that the relative contributions of net income and book value are the more relevant points of comparison. The results of these contribution analyses are not necessarily indicative of the contributions that the respective businesses may have in the future.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires DLJ to exercise its professional judgment based on its experience and expertise in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Merger and to add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performances, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     In connection with its opinion dated the date of this Joint Proxy Statement/Prospectus, DLJ performed certain procedures to update certain analyses made in connection with the delivery of its opinion and reviewed with the managements of Richfood and Super Rite the assumptions on which such analyses were based. The results of such analyses were substantially the same as those described above as having been arrived at in connection with the June 22, 1995, oral opinion of DLJ. Based on such procedures and review, DLJ delivered to the Super Rite Board its opinion that, as of the date of this Joint Proxy Statement/Prospectus, the Exchange Ratio is fair, from a financial point of view, to the holders of Super Rite Common Stock.

     The Super Rite Board selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and is familiar with Super Rite, its businesses and the wholesale and retail grocery industries, in general. In addition, as part of its investment banking services, DLJ is regularly involved in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Pursuant to the terms of an engagement letter dated June 22, 1995, Super Rite agreed to pay DLJ $350,000 upon delivery by DLJ of its written opinion. Super Rite also agreed to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and Super Rite believe are customary in transactions of this nature, were negotiated at arms' length between Super Rite and DLJ, and the Super Rite Board was aware of such arrangement.

     In the ordinary course of business, DLJ may actively trade the securities of both Super Rite and Richfood for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. On September 23, 1991, DLJ participated as a managing underwriter in public offerings of Super Rite Common Stock and received usual and customary underwriter's compensation. DLJ is a wholly-owned subsidiary of The Equitable Life Companies Incorporated of the United States.

THE REORGANIZATION AGREEMENT

  CONDITIONS TO THE MERGER

     The respective obligations of Richfood and Super Rite to consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction or, where permissible, waiver of the following conditions: (a) approval of the transactions contemplated by the Reorganization Agreement by the requisite vote of Richfood shareholders; (b) approval of such transactions and the Plan of Merger by the requisite vote of Super Rite stockholders; (c) the absence of any order, decree or injunction issued by any United States court or other governmental authority prohibiting consummation of the Merger; (d) registration under the Securities Act of the shares of Richfood Common Stock to be issued in connection with the Merger; (e) expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), satisfaction of all applicable requirements of the Exchange Act and completion of any applicable filings under state securities, "Blue Sky" or takeover laws; (f) receipt of the opinions of Hunton & Williams, counsel to Richfood, and Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., counsel to Super Rite, with respect to certain of the tax consequences of the Merger described herein under "Certain Federal Income Tax Consequences;" (g) approval of the shares of Richfood Common Stock issuable in connection with the Merger for inclusion in Nasdaq subject to official notice of issuance; (h) receipt of the opinions of KPMG Peat Marwick LLP and Coopers & Lybrand, L.L.P. to the effect that the Merger will qualify as a pooling-of-interests transaction under generally accepted accounting principles ("GAAP"); (i) receipt of all necessary and material governmental, regulatory, shareholder and third party lender, customer or other clearances, consents, licenses or approvals; and (j) that the last sale price of Richfood Common Stock, as reported on Nasdaq for the last full day on which the Richfood Common Stock is traded on Nasdaq before the Effective Time, is not less than $18.33. On July 14, 1995, the Federal Trade Commission granted early termination of the waiting periods in connection with the notifications filed by Richfood and Super Rite under the HSR Act.

     The obligation of Richfood to consummate the transactions contemplated by the Reorganization Agreement is also subject to the satisfaction or waiver of the following conditions: (a) the absence, after June 26, 1995, of any material adverse change in the business, financial condition or results of operations of Super Rite and its subsidiaries, taken as a whole; (b) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations and covenants made by Super Rite in the Reorganization Agreement; (c) that Super Rite's consolidated Funded Debt (as defined in the Reorganization Agreement) not exceed $109 million; (d) receipt of certain legal opinions and closing certificates from Super Rite; (e) certain persons entering into consulting and non-competition agreements with Richfood (see " -- Interests of Certain Persons in the Merger"); (f) receipt of a satisfactory opinion of Wheat as to the fairness of the Exchange Ratio, from a financial point of view, to the shareholders of Richfood; and (g) receipt of the written agreement by each of the principal executive officers, directors and other "affiliates" of Super Rite (within the meaning of Rule 145 under the Securities Act) with respect to the disposition by such persons of Richfood Common Stock following the Merger.

     The obligation of Super Rite to consummate the transactions contemplated by the Reorganization Agreement is also subject to the satisfaction or waiver of the following conditions: (a) the absence, after June 26, 1995, of any material adverse change in the business, financial condition or results of operations of Richfood and its subsidiaries, taken as a whole; (b) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations and covenants made by Richfood in the Reorganization Agreement; (c) receipt of certain legal opinions and closing certificates from Richfood; and (d) receipt of a satisfactory opinion of DLJ as to the fairness of the Exchange Ratio, from a financial point of view, to the stockholders of Super Rite.

  CONDUCT OF BUSINESS PENDING THE MERGER

     Super Rite has agreed, pending the Effective Time, to conduct its business in the ordinary and usual course of business and consistent with past practice, and to use its reasonable best efforts to preserve intact its business organization and relationships, to keep available the services of its present officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors and customers. Super Rite has agreed that, except as expressly provided in the Reorganization Agreement or consented to in writing by Richfood, it and each of its subsidiaries will not, prior to the Effective Time: (a) amend its certificate of incorporation or bylaws or other organizational documents; (b) authorize for issuance or issue, sell or deliver shares of its capital stock or securities, other than any such issuance pursuant to options, warrants, rights or other securities outstanding as of the date of the Reorganization Agreement; (c) split, combine or reclass-ify its outstanding capital stock or redeem or otherwise acquire any of its securities, or declare, set aside or pay any dividend or other distribution (except that Super Rite may declare and pay dividends in the ordinary course of business consistent with past practice); (d) except in the ordinary course of business, incur or assume any Funded Debt not currently outstanding, assume, guarantee, endorse or otherwise become liable for any debt of third parties, make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees and non-affiliated grocery customers in accordance with past practice), enter into or modify any agreement other than in the ordinary course of business or authorize any single capital expenditure in excess of $500,000 or capital expenditures in the aggregate in excess of $1.0 million (other than capital expenditures pursuant to contracts entered into before the date of the Reorganization Agreement or reflected in Super Rite's fiscal year 1996 capital budget); (e) except as may be required by law, take certain actions regarding employee compensation; (f) acquire, sell, lease or dispose of any material assets outside the ordinary course of business; (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting practices; (h) make any material tax election or settle or compromise any material tax liability; (i) pay, discharge or satisfy any material claims, liabilities or obligations other than the payment of professional fees and payment in the ordinary course of business of liabilities reflected on Super Rite's fiscal 1995 financial statements or incurred in the ordinary course of business since the date of such statements; (j) hold any meeting of its stockholders, except to the extent required by the request of stockholders under the Super Rite Bylaws or the DGCL; (k) take any action that would, or is reasonably likely to, result in any of the conditions to the Merger not being satisfied; or (l) agree to take any of the foregoing actions.

     Richfood has agreed that, except as expressly provided in the Reorganization Agreement or consented to in writing by Super Rite, it will not, prior to the Effective Time: (a) amend the Richfood Articles or Richfood Bylaws;
(b) authorize for issuance or issue, sell or deliver shares of its capital stock or securities, other than any such issuance pursuant to any benefit plan existing, or options, warrants, rights or other securities outstanding, as of the date of the Reorganization Agreement; (c) split, combine or reclassify its outstanding capital stock or redeem or otherwise acquire any of its securities, or declare, set aside or pay any other dividend or distribution (except that Richfood may declare and pay dividends in the ordinary course of business in accordance with past practice); (d) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting practices; (e) hold any meeting of its shareholders except to the extent required by the request of shareholders under the Richfood Bylaws or the VSCA; (f) take any action that would, or is reasonably likely to, result in any of the conditions to the Merger not being satisfied; or (g) agree to take any of the foregoing actions.

  NO SOLICITATION OF TRANSACTIONS

     The Reorganization Agreement provides that Super Rite will not, directly or indirectly, solicit, initiate or encourage the submission of proposals or offers from any other person relating to any proposal for any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, Super Rite, or any business combination involving Super Rite. The Reorganization Agreement does not prohibit Super Rite or the Super Rite Board, to the extent required by their fiduciary duties under applicable law, as advised by counsel, from providing information to, or participating in negotiations or otherwise cooperating with, any party with respect to the foregoing. Super Rite will promptly advise Richfood of any such proposal or offer and will inform Richfood of all the terms and conditions thereof and the contents of any response thereto.

  SUPER RITE STOCK OPTIONS, SARS AND 401(K) PLAN

     There are presently outstanding under the 1991 Omnibus Stock Incentive Plan of Super Rite (the "Super Rite Incentive Plan") options to acquire an aggregate of 227,356 shares of Super Rite Common Stock, of which options to acquire 140,668 shares are held by five executive officers of Super Rite and options to acquire 86,688 shares are held by employees who are not executive officers of Super Rite. Of such options, 97,197 are presently exercisable, and the remainder will become exercisable as a result of the Merger. All of such options are at option prices ranging from $8.875 to $11.25 per share and were issued in tandem with an equal number of stock appreciation rights ("SARs").Up to an additional 744,500 shares of Super Rite Common Stock (equivalent to 759,712 shares of Richfood Common Stock, based on the Exchange Ratio) are reserved for issuance under the Super Rite Incentive Plan.

     At the Effective Time, to the extent permitted by the terms of the relevant governing instruments, each option to purchase shares of Super Rite Common Stock (a "Super Rite Stock Option") and any related SARs, whether vested or unvested, will be assumed by Richfood. As agreed by the parties, the Super Rite Board has adopted an amendment to such governing instruments (i) to confirm the acceleration of the exercisability of each Super Rite Stock Option in connection with the Merger, as provided by such governing instruments, (ii) to eliminate certain provisions of such instruments that provide for the cancellation of the Super Rite Stock Options as of the Effective Time in exchange for cash payment and (iii) to require Richfood to assume all obligations of Super Rite under such instruments. Following the Effective Time, each Super Rite Stock Option will be deemed to be an option to acquire, on the same terms and conditions as were applicable under such Super Rite Stock Option, the same number of shares of Richfood Common Stock as the holder of such Super Rite Stock Option would have been entitled to receive in the Merger had such holder exercised such option in full immediately prior to the Effective Time. The exercise price per share of each Super Rite Stock Option at the Effective Time will be equal to (a) the per share exercise price for the shares of Super Rite Common Stock purchasable pursuant to such Super Rite Stock Option, divided by (b) 1.0205. Corresponding adjustments will be made to the related SARs. In the case of any Super Rite Stock Option that is an incentive stock option (within the meaning of sections 421-424 of the Code), the terms and conditions of such option as assumed will comply with the applicable provisions of the Code.

     Super Rite has granted to each of two non-employee directors SARs with respect to 5,000 shares of Super Rite Common Stock (the "Super Rite Non-Employee Director SARs"). The Super Rite Non-Employee Director SARs have a base price of $11.25, vest in four equal annual installments through January 1998 and are exercisable for either cash or shares of Super Rite Common Stock, as determined by Super Rite. Such SARs are currently exercisable with respect to a total of 2,500 shares of Super Rite Common Stock. Richfood and Super Rite have agreed that the Super Rite Non-Employee Director SARs will be amended in the same manner as the Super Rite Stock Options described above and assumed by Richfood at the Effective Time. Following the Merger, the aggregate number of shares of Richfood Common Stock relating to the Super Rite Non-Employee Director SARs will be 10,205 (the original number of shares of Super Rite Common Stock multiplied by 1.0205). The Super Rite Non-Employee Director SARs will be deemed to represent the right to receive the difference between the fair market value of a share of Richfood Common Stock and $11.02 (the original base price divided by 1.0205), payable in cash or shares of Richfood Common Stock, as determined by Richfood.

     Super Rite Foods maintains an Employee Investment Opportunity Plan intended to qualify under Section 401(k) of the Code (the "Super Rite 401(k) Plan") for the benefit of its approximately 596 non-union employees, including executive officers. In fiscal 1995, Super Rite Foods contributed $12,956 to the accounts of all executive officers of Super Rite as a group, including $0, $2,782, $2,405, $4,484 and $3,286 contributed to the accounts of Messrs. Alex Grass, Vanderveen, Gundling, Ryder and Schantzenbach, respectively, and $495,044 to the accounts of all other eligible employees as a group. Following the Merger, Richfood may determine to permit contributions to the Super Rite 401(k) Plan to be invested in Richfood Common Stock.

     Approval by the Richfood shareholders of the Reorganization Agreement and approval by the Super Rite stockholders of the Reorganization Agreement and the Plan of Merger will constitute (i) authorization for Richfood to assume the Super Rite Incentive Plan, the Super Rite Stock Options and related SARs and the Super Rite Non-Employee Director Stock Appreciation Rights and (ii) approval of the Super Rite 401(k) Plan and the issuance of Richfood Common Stock pursuant to such plan.

  INDEMNIFICATION; INSURANCE

     For a period of three years from the Effective Time, Richfood (i) will cause Super Rite to maintain all indemnification rights for directors and officers of Super Rite on terms no less favorable than those provided in the Super Rite Certificate and Super Rite Bylaws as in effect on the date of the Reorganization Agreement with respect to matters occurring before the Effective Time, and (ii) will cause to be maintained in effect the current policies for directors' and officers' liability insurance maintained by Super Rite (PROVIDED, that Richfood may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less advantageous) with respect to matters occurring prior to the Effective Time, to the extent available to Richfood in the market.

  TERMINATION; AMENDMENT AND WAIVER

     The Reorganization Agreement may be terminated and the Merger abandoned at any time before the Effective Time, whether before or after approval by the Richfood shareholders or the Super Rite stockholders: (a) by mutual consent of Richfood and Super Rite; (b) by either Richfood or Super Rite if (i) the Merger has not been consummated on or before December 31, 1995, unless the failure to consummate the Merger is due to the failure of the party seeking to terminate the Reorganization Agreement to fulfill any of its obligations thereunder, (ii) there has been a material breach by the other party of any of its representations, warranties, covenants or agreements that is not cured within 10 business days after receipt by the party alleged to be in breach of written notice thereof, (iii) any court of competent jurisdiction or other competent governmental authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such action has become final and nonappealable or (iv) the other party's shareholders have voted on the Reorganization Agreement and the transactions contemplated thereby and the requisite vote in favor is not obtained; (c) by Richfood if the Super Rite Board fails to recommend to the Super Rite stockholders approval of the Reorganization Agreement and the Plan of Merger or withdraws such recommendation; (d) by Super Rite if the Richfood Board fails to recommend to the Richfood shareholders approval of the Reorganization Agreement or withdraws such recommendation; (e) by Super Rite if, before the Effective Time, Super Rite receives a Superior Proposal (as hereinafter defined), provided, that Super Rite does not receive, within five business days of receiving notice of such Superior Proposal, an offer from Richfood that the Super Rite Board believes, in good faith after consulting with its financial advisors, is at least as favorable, from a financial point of view, to its stockholders as such Superior Proposal. "Superior Proposal" means, for this purpose, a BONA FIDE proposal by a corporation, partnership, person or other entity or group with respect to the acquisition of all of Super Rite's outstanding capital stock, or all or substantially all of its assets, that the Super Rite Board believes, in good faith after consultation with its financial advisors, is more favorable, from a financial point of view, to its stockholders than the proposal set forth in the Reorganization Agreement and the Plan of Merger.

     In the event of termination of the Reorganization Agreement by either Richfood or Super Rite as provided above, the Reorganization Agreement will become void and there will be no liability on the part of Richfood, Super Rite or their respective shareholders, officers and directors other than the obligations described hereunder. Super Rite will pay to Richfood a termination fee of $7.5 million if the Reorganization Agreement is terminated: (i) by Richfood pursuant to (b)(i) in the previous paragraph and the failure of the Effective Time to occur is attributable to the failure by Super Rite to fulfill any of its obligations under the Reorganization Agreement; (ii) by Richfood pursuant to (b)(iv) or (c) in the previous paragraph; (iii) by Richfood pursuant to (b)(ii) in the previous paragraph and (a) such breach existed on the date of the Reorganization Agreement or (b) such breach occurs after the date of the Reorganization Agreement, unless the facts giving rise to such breach are outside the reasonable control of Super Rite and its Affiliates (as defined in the Reorganization Agreement); (iv) by Super Rite pursuant to (e) in the previous paragraph; or (v) if any of the affiliates (as defined pursuant to Rule 145 under the Securities Act) of Super Rite fails to enter into the written agreement required by the Reorganization Agreement with respect to the disposition of Richfood Common Stock following the Merger; PROVIDED, HOWEVER, that such termination fee shall only be payable if Super Rite is not entitled to terminate the Reorganization Agreement pursuant to (b)(ii) or (iv) or (d) in the previous paragraph. If the Reorganization Agreement is terminated by Super Rite:
(i) pursuant to (b)(i) in the previous paragraph and the failure of the Effective Time to occur is attributable to the failure by Richfood to fulfill any of its obligations under the Reorganization Agreement; (ii) pursuant to
(b)(iv) or (c) in the previous paragraph; (iii) pursuant to (b)(ii) in the previous paragraph and (a) such breach existed on the date of the Reorganization Agreement, or (b) such breach occurs after the date of the Reorganization Agreement, unless the facts giving rise to such breach are outside of the reasonable control of Richfood and its Affiliates, and if Richfood is not otherwise entitled to terminate the Reorganization Agreement, then Super Rite will be entitled to pursue its remedies at law or in equity against Richfood; PROVIDED, HOWEVER, that Super Rite shall only be entitled to recover in any such proceeding its proven actual damages, not to exceed $7.5 million. If the Reorganization Agreement is terminated by Richfood or Super Rite pursuant to
(b)(ii) in the previous paragraph, in either case as a result of a breach of any representation, warranty, covenant or agreement by the other party, which breach was not willful or knowing in nature, and if the breaching party is not otherwise entitled to terminate the Reorganization Agreement, then the breaching party shall promptly reimburse the non-breaching party that has terminated the Reorganization Agreement for all out-of-pocket expenses (including fees and expenses of counsel, advisors, accountants and consultants) incurred by such non-breaching party or on its behalf in connection with the transactions contemplated by the Reorganization Agreement. The remedies described above are the sole remedies of the parties in the event of any termination of the Reorganization Agreement.

     Richfood and Super Rite may amend the Reorganization Agreement, by action taken or authorized by their respective Boards of Directors, either before or after approval by the Richfood shareholders of the Reorganization Agreement and approval by the Super Rite stockholders of the Reorganization Agreement and the Plan of Merger, except that after such approval, no amendment may be made that, under Delaware law, requires further approval by the Super Rite stockholders without such further approval. At any time prior to the Effective Time, either Richfood or Super Rite may extend the time specified in the Reorganization Agreement for the performance of any of the obligations of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the Reorganization Agreement or in any document delivered pursuant thereto or waive compliance by the other party with any of the agreements or conditions of such other party contained in the Reorganization Agreement.

  CERTAIN RESTRICTIONS ON RESALE OF RICHFOOD COMMON STOCK; REGISTRATION RIGHTS

     All shares of Richfood Common Stock issuable in the Merger will be registered under the Securities Act and will be freely transferable, except that any such shares received by persons who are deemed "affiliates" (as such term is defined under the Securities Act) of Super Rite prior to the Merger may be resold by them only in transactions registered under the Securities Act or permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Richfood) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Super Rite generally include individuals or entities that control, are controlled by, or are under common control with Super Rite and may include certain officers and directors of Super Rite as well as principal shareholders of such party. The Reorganization Agreement requires Super Rite to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Richfood Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder and, in any case, until after the results covering 30 days of combined operations of Richfood and Super Rite have been filed with the Commission, sent to shareholders of Richfood or otherwise publicly issued. See "Comparison of Shareholders' Rights -- Transfer Restrictions -- Richfood."

     For one year after the Closing Date (as defined in the Reorganization Agreement), upon written request, Richfood is obligated to register under the Securities Act shares of Richfood Common Stock issued in the Merger to the following Super Rite shareholders who will otherwise be subject to the resale restrictions of Rule 145 under the Securities Act: (i) Alex Grass, Martin Grass and a trust for the benefit of Martin Grass' children; (ii) Messrs. Vanderveen, Gundling, Ryder and Schantzenbach, all of whom are executive officers of Super Rite; and (iii) Messrs. Levy, Norry, Yohannan, and Zimmerman, all of whom are directors of Super Rite (collectively, the "Super Rite Group"); PROVIDED, that
(i) the number of shares requested to be registered represents at least 25% of the shares of Richfood Common Stock received by members of the Super Rite Group in the Merger, (ii) such shares are reasonably anticipated to have an aggregate price to the public in excess of $25 million, (iii) Richfood and the selling shareholders are entitled to register the shares on Form S-3 (or a successor form) or would be eligible to use such form but for the failure by Richfood to timely file all reports required to be filed by it under the Exchange Act and
(iv) Richfood has not commenced or completed within the previous three months an underwritten public offering. Richfood will pay all fees and expenses associated with the first such registration of shares, including, without limitation, all underwriting fees, commissions and expenses, all Commission and state "Blue Sky" filing fees and all legal, accounting and printing fees (excluding fees and expenses of any counsel or accountants retained by any member of the Super Rite Group in connection with such registration and offering). Richfood may postpone for up to three months in any 12-month period the filing of any registration statement required by this paragraph if the Board of Directors of Richfood determines, in its reasonable good faith judgment, that such registration and sale would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving Richfood then under consideration or would otherwise be detrimental to Richfood and its shareholders. The one-year registration period is tolled during any such postponement. Sales of Richfood Common Stock made pursuant to this paragraph will be made through a nationally-recognized investment banking firm, selected by Richfood, which shall act as managing underwriter.

     For one year after the Closing Date, if Richfood at any time proposes to file on its own behalf or on the behalf of any other shareholders a registration statement under the Securities Act for an offering of Richfood Common Stock solely for cash on a form that would also permit registration of shares of Richfood Common Stock held by members of the Super Rite Group, Richfood must notify the Super Rite Group of the proposed registration and offer to include in the filing such aggregate number of shares of Richfood Common Stock as the members of the Super Rite Group may request (not to exceed the number of shares received by members of the Super Rite Group in the Merger, less the number of shares as to which members of the Super Rite Group have previously exercised registration rights). The selling Super Rite Group shareholders shall pay, on a PRO RATA basis, all fees and expenses associated with any such registration and offering.

     Generally, Richfood is not obligated to provide more than two registrations pursuant to the foregoing paragraphs. The registration rights are not transferable except by will or pursuant to the laws of descent and distribution or to a transferee who is a member of the immediate family of any member of the Super Rite Group or is a trust for the benefit of such person.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain of the officers and directors of Super Rite have interests in the Merger in addition to their interests as shareholders:

  CONSULTING AGREEMENTS BETWEEN SUPER RITE AND ALEX GRASS AND MARTIN GRASS

     A condition to Richfood's obligation to consummate the Merger is that Super Rite enter into consulting agreements with Alex Grass and Martin Grass. The agreements will require that Alex Grass serve as Chairman of the Board and Chief Executive Officer of Super Rite and its subsidiary, Super Rite Foods, and that Alex Grass and Martin Grass provide advice and services to the officers of Super Rite relating to the business of Super Rite and its subsidiaries on an as-needed basis for three years in exchange for annual payments equal to their current annual compensation of $250,000 and $100,000, respectively. The agreements will also prohibit the Grasses from, directly or indirectly, engaging in or accepting employment with (as a consultant or otherwise), owning a material interest in, or otherwise giving assistance to, whether or not for compensation, any person, firm or corporation engaged in the ownership or management of a wholesale or retail grocery business of the type conducted by Richfood or Super Rite within the geographical areas in which Richfood and Super Rite compete, PROVIDED, that the retail sale of groceries through Rite Aid drug stores or combination drug and grocery stores will not be prohibited.

  EMPLOYMENT AGREEMENTS BETWEEN SUPER RITE FOODS AND CERTAIN EMPLOYEES

     Super Rite Foods intends to enter into employment agreements with the following executive officers of Super Rite Foods: Peter Vanderveen, President and Chief Operating Officer; John Ryder, Vice President and President of Retail Operations; William K. Schantzenbach, Vice President of Finance and Chief Financial Officer; Curt Hudson, Vice President, Management Information Systems; and David Gundling, Vice President, Assistant Secretary and Assistant Treasurer. The agreements will provide that the Executives will continue to serve in their respective present positions at Super Rite Foods for three years following the Closing Date in exchange for annual payments to be determined by the Board of Directors, but which may not be less than the Executives' current annual compensation. The agreements also will prohibit the Executives from engaging, directly or indirectly, in any trade or business similar to or in competition with that of Super Rite Foods anywhere within the geographic areas in which Super Rite Foods engages in business. Further, the agreements will provide that, during the term of the Executives' employment and for two years thereafter, the Executives may not disclose any information disclosed to the Executives or obtained by the Executives by virtue of their employment with Super Rite Foods relating to the customers or business of Super Rite Foods without written permission of Super Rite Foods.

  AMENDMENTS TO CERTAIN LEASES; NEW RETAIL GROCERY STORE LOCATIONS

     A condition to Richfood's obligation to consummate the Merger is that Super Rite Foods amend the leases for its distribution center, refrigerated warehouse and two of its retail grocery store locations, the lessors of which are related parties of Super Rite Foods. Super Rite Foods leases its distribution center from G. F. Lucknow Associates ("Lucknow"), an affiliate of Super Rite. Alex Grass and Martin L. Grass are limited partners in Lucknow. Super Rite Foods paid Lucknow annual rent of $3,340,000 in each of fiscal 1993, 1994 and 1995. The parties have agreed that the lease for this facility will be amended to extend its term through 2025 and that the annual rents will be as follows: through the year 2000, $3,340,000; years 2001 through 2005, $4,100,000; years 2006 through 2010,
$4,600,000; years 2011 through 2015, $5,250,000; years 2016 through 2020,
$5,500,000; and years 2021 through 2025, $5,750,000; provided, that, prior to the Closing Date, Richfood shall be entitled to specify reductions in such rentals having an aggregate present value of $3.2 million (assuming a discount rate of 8.0%). All such reductions must be made in periods beginning after February 1, 2006, and, following any such reduction, the rent payable in any year must not be less than $3.4 million. Super Rite Foods also leases refrigerated warehouse space in Shiremanstown, Pennsylvania, from Realm R.R. Avenue Partnership ("Realm"). Alex Grass and Martin L. Grass are limited partners of Realm. Super Rite Foods paid Realm rent of $407,000 in fiscal 1993, $511,000 in fiscal 1994 and $609,000 in fiscal 1995. The lease for this facility will be amended to extend the term of the lease to 2011, and to fix annual rent at $716,777 for the years 2001 through 2006, and $797,313 for the years 2006 through 2011. Richfood believes that the rentals under the amended distribution center and refrigerated warehouse leases will be comparable to those that could have been obtained from unaffiliated third parties in similar circumstances. Subject to the rights of third parties to consent (which consents Super Rite has agreed to use its reasonable best efforts to obtain), all of the Related Party Leases must also be amended to provide for a right of first refusal if the landlord intends to sell the property to persons or their affiliates engaged in a wholesale or retail grocery business, the tenant's right to alter the leased premises in certain instances without the landlord's consent, the ability of the tenant to mortgage its interest in the Related Party Leases, the tenant's right to pay the mortgage on the property in case of landlord default and the right of the tenant to require a subordination and non-disturbance agreement from all current mortgagees of the landlord. Further, the Related Party Leases must also be amended to remove any right of the landlord to take possession of and sell the tenant's property in satisfaction of any landlord's lien. Pursuant to the Agreement, Richfood will guarantee Super Rite Foods' obligations under the Related Party Leases.

     Super Rite is currently negotiating leases for two retail grocery store locations with entities in which Alex Grass and Martin L. Grass have interests. These leases are expected to be comparable to those which could be obtained for similar properties in arms' length transactions with third parties.

  REGISTRATION RIGHTS

     As described above under " -- Certain Restrictions on Resale of Richfood Common Stock; Registration Rights," certain affiliates of Super Rite who would otherwise be subject to certain resale restrictions will have registration rights with respect to the Richfood Common Stock to be issued to them in the Merger.

  INDEMNIFICATION; INSURANCE

     For a period of three years after the Effective Time, Richfood has agreed to maintain certain indemnities and policies of insurance in favor of Super Rite's directors and officers. See "The Merger -- The Reorganization
Agreement -- Indemnification; Insurance," above.

ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for as a pooling-of-interests. Under this method of accounting, the recorded assets and liabilities of Richfood and Super Rite will be carried forward to Richfood at their recorded amounts, income of Richfood will include income of Richfood and Super Rite for the entire fiscal year in which the Merger occurs, and the reported income of Richfood and Super Rite for prior periods will be combined and restated as income of Richfood. The consummation of the Merger is subject to the receipt of letters from KPMG Peat Marwick LLP and Coopers & Lybrand, L.L.P. stating that the Merger will qualify as a pooling-of-interests transaction under GAAP.

SUPER RITE FOODS SENIOR NOTES

     As of the Super Rite Record Date, there were outstanding $75 million in principal amount of Super Rite Foods' 10 5/8% Senior Subordinated Notes, due April 1, 2002 (the "Super Rite Foods Senior Notes"). The Super Rite Foods Senior Notes provide that, within 30 days following the occurrence of certain events constituting a "Change in Control," Super Rite Foods must offer to repurchase all of the Super Rite Foods Senior Notes at 101% of their face value. The Merger will constitute a Change of Control for this purpose and Super Rite Foods expects to make the repurchase offer as required. However, because the Super Rite Foods Senior Notes recently have traded consistently at prices substantially above 101% of their face value, management of Super Rite does not expect that a significant amount of Super Rite Foods Senior Notes will be tendered for repurchase.

CERTAIN CONSEQUENCES OF THE MERGER

     After the Merger, the holders of Super Rite Common Stock will cease to have any direct interest in Super Rite or its future earnings or growth, but, by virtue of their receipt of shares of Richfood Common Stock in the Merger, they will share in the future earnings and growth of the consolidated entity resulting from the acquisition of Super Rite by Richfood.

     The Super Rite Common Stock will be removed from inclusion on Nasdaq and the registration of Super Rite Common Stock under the Exchange Act will be terminated.

STOCKHOLDER LITIGATION

     In connection with the Merger, Super Rite, its directors and Richfood have been named as defendants in a class action suit commenced on June 26, 1995, in the Court of Chancery, County of New Castle, Delaware (the "Class Action"), entitled HARBOR FINANCE PARTNERS V. ALEX GRASS, DAVID GUNDLING, JOHN RYDER, MARTIN L. GRASS, H. IRWIN LEVY, NEIL NORRY, PETER VANDERVEEN, SUPER RITE CORPORATION AND RICHFOOD HOLDINGS INC., C.A. No. 14379. The claims in the Class Action are brought by a purported stockholder of Super Rite (the "Plaintiff") on behalf of a purported class of persons (the "Class") consisting of all stockholders of Super Rite (except the named defendants and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants), who allege that they are or will be threatened with injury arising from the defendants' actions. Among other things, the Plaintiff asserts: that the Merger is unfair to the stockholders of Super Rite; that the defendants have and are continuing to prevent the Class from receiving the maximum value per share that could be received in a merger or business combination; that the defendants wrongfully failed or refused to obtain or attempt to obtain a purchaser for the assets of Super Rite at a price higher than that being offered; and that the defendants breached or aided and abetted the breach of the fiduciary and other common law duties owed to the Class, including failure to include in the Reorganization Agreement and Plan of Merger a mechanism protecting against significant fluctuations in the price of Richfood Common Stock. The Plaintiff seeks, among other things, a preliminary and permanent injunction against the consummation of the Merger, a judgment ordering that the defendants comply with their fiduciary and other common law duties; and an award of damages against the defendants. To date, the Plaintiff has not made any motion seeking preliminary injunctive relief. Based on their current understanding of the law and the facts, Super Rite, Richfood and the other defendants believe that the Plaintiff's claims lack merit. Super Rite, Richfood and the other defendants also believe that they have substantial defenses to those claims and intend to defend against the Class Action vigorously.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Richfood and Super Rite have received opinions of Hunton & Williams, counsel to Richfood, and Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., counsel to Super Rite, to the effect that for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) neither Super Rite, Richfood nor Merger Subsidiary will recognize any taxable gain or loss upon consummation of the Merger; and (iii) the Merger will result in the tax consequences summarized below for Super Rite stockholders who receive Richfood Common Stock in exchange for Super Rite Common Stock pursuant to the Merger. Such opinions have been filed as exhibits to the Registration Statement. Receipt of substantially the same opinions as of the date of the Effective Time of the Merger is a condition to consummation of the Merger. The opinions of Hunton & Williams and of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. are based on, and the opinions to be given as of the date of the Effective Time of the Merger will be based on, certain customary assumptions and representations regarding, among other things, the lack of previous dealings between Super Rite and Richfood, the existing and future ownership of Super Rite capital stock and Richfood capital stock and the future business plans for Richfood.

     A Super Rite stockholder who receives solely Richfood Common Stock in exchange for his shares of Super Rite Common Stock will not recognize any gain or loss on the exchange. If a stockholder receives Richfood Common Stock and cash in lieu of a fractional share of Richfood Common Stock, the stockholder will recognize taxable gain or loss solely with respect to such cash as if the fractional share had been received and then redeemed for the cash. A stockholder will have an aggregate tax basis in his shares of Richfood Common Stock (including any fractional share interest) received in the Merger equal to his aggregate tax basis in the shares of Super Rite Common Stock exchanged therefor. A stockholder's holding period for shares of Richfood Common Stock (including any fractional share interest) received in the Merger will include his holding period for the shares of Super Rite Common Stock exchanged therefor if they are held as a capital asset, within the meaning of Section 1221 of the Code, at the Effective Time of the Merger.

     THE PRECEDING DISCUSSION SUMMARIZES FOR GENERAL INFORMATION THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SUPER RITE STOCKHOLDERS. IT DOES NOT DISCUSS ALL POTENTIALLY RELEVANT FEDERAL INCOME TAX MATTERS OR CONSEQUENCES TO ANY FOREIGN OR OTHER STOCKHOLDERS SUBJECT TO SPECIAL TAX TREATMENT, NOR DOES IT DISCUSS, AND NO OPINION HAS BEEN REQUESTED REGARDING, ANY STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. THE TAX CONSEQUENCES TO ANY PARTICULAR SUPER RITE STOCKHOLDER MAY DEPEND ON THE STOCKHOLDER'S CIRCUMSTANCES. SUPER RITE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO FEDERAL, STATE AND LOCAL TAX CONSEQUENCES.

                              BUSINESS OF RICHFOOD

     Richfood is the largest wholesale food distributor in its Mid-Atlantic operating region and the fifth largest publicly owned wholesale food distributor in the United States. Richfood supplies a complete selection of national brand and private label grocery products, frozen foods, dairy products, fresh produce items, meats, delicatessen and bakery products, and non-food items to more than 1,500 retail grocery stores throughout the Mid-Atlantic region. Richfood offers its customers a dependable supply and prompt delivery of over 28,500 grocery and non-grocery items at competitive prices.

     Since 1990, Richfood's management team has pursued a strategy of increasing profitability and enhancing shareholder value by increasing sales to existing customers, attracting new customers and pursuing strategic acquisitions. In addition, the management team has focused on cost control and on the logistics and distribution areas of Richfood's business, with the objective of enhancing profitability while offering lower prices and better service to customers.

     Richfood's principal executive offices are located at 8258 Richfood Road, Mechanicsville, Virginia 23111.

                             BUSINESS OF SUPER RITE

     Super Rite is a full-service grocery wholesaler and retailer serving customers in Pennsylvania, New Jersey, Maryland, Delaware, Virginia and West Virginia. As one of the largest grocery wholesalers in the Mid-Atlantic region, Super Rite supplies more than 13,000 national brands and 1,000 private label grocery items to approximately 240 supermarkets. Super Rite's retail grocery division currently operates supermarkets under the METRO and BASICS tradenames in the Metropolitan Baltimore, Maryland, and Dover, Delaware, markets.

     Super Rite's strategy for its wholesale grocery division is to provide superior customer service and a broad product line at competitive prices. Super Rite's wholesale operations are conducted from an expanded 635,000 square foot state-of-the-art distribution center in Harrisburg, Pennsylvania, as well as a refrigerated warehouse of 167,000 square feet. These locations provide convenient highway access to major markets in the Mid-Atlantic region, including Philadelphia, Baltimore, Washington, D.C., southern New Jersey, central Pennsylvania and northern Virginia. The distribution center is highly mechanized, with computer inventory management information and sorting systems which expedite the accurate delivery of customer orders. Super Rite provides a broad spectrum of retail support services to its wholesale customers, including store planning and development, marketing and data processing.

     Super Rite's retail division currently operates nine METRO superstores in Metropolitan Baltimore, Maryland, and Dover, Delaware. These superstores range in size from 55,000 to 62,000 square feet and feature expanded perishable and specialty departments. In addition, all METROS include a large variety of take-out food sections as well as in-store banking facilities. These departments provide higher gross margins, which help enhance the stores' profitability. Super Rite also operates six smaller BASICS traditional supermarkets. As a result of the strong performance of its retail division, Super Rite has increased its share of the Metropolitan Baltimore market to 9.5% and has moved into second place in market share.

     Super Rite is incorporated in Delaware, and its principal executive offices are located at 3900 Industrial Road, Harrisburg, Pennsylvania 17110.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     The following is a comparison of certain of the rights of holders of Super Rite Common Stock and those of holders of Richfood Common Stock. Because Super Rite is organized under the laws of the State of Delaware, differences in the rights of holders of Super Rite Common Stock and those of holders of Richfood Common Stock arise from differing provisions of the DGCL and the VSCA, in addition to differing provisions of Super Rite's and Richfood's respective organizational documents.

     The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of Super Rite Common Stock and those of holders of Richfood Common Stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the VSCA and the DGCL and by the governing corporate instruments of Richfood and Super Rite, to which shareholders are referred.

AUTHORIZED CAPITAL STOCK

  RICHFOOD

     Richfood's authorized capital stock consists of 60,000,000 shares of Richfood Common Stock and 5,000,000 shares of Richfood preferred stock, no par value ("Richfood Preferred Stock"). As of the Richfood Record Date, 21,431,645 shares of Richfood Common Stock and no shares of Richfood Preferred Stock were issued and outstanding. It is anticipated that up to 10,011,091 shares of Richfood Common Stock will be issued in connection with the Merger. As of the Richfood Record Date, 867,425 shares of Richfood Common Stock were reserved for issuance pursuant to Richfood's stock-based benefit plans. The Richfood Board may determine the preferences, limitations and relative rights, to the extent permitted by the VSCA, of any class or series of shares of Richfood Preferred Stock before issuance of such shares. The issuance of such shares does not require the approval of the holders of Richfood Common Stock.

  SUPER RITE

     Super Rite's authorized capital stock consists of 30,000,000 shares of Super Rite Common Stock and 15,000,000 shares of preferred stock, par value $.01 per share ("Super Rite Preferred Stock"). As of the Super Rite Record Date, 9,573,869 shares of Super Rite Common Stock and no shares of Super Rite Preferred Stock were issued and outstanding and 21,237 shares of Super Rite Common Stock were held in treasury. Super Rite may issue shares of Super Rite Preferred Stock from time to time in one or more classes or series with such voting powers, preferences, rights and such qualifications, limitations or restrictions as shall be stated in a resolution or resolutions adopted by the Super Right Board before issuance of such shares. The issuance of such shares does not require the approval of the holders of Super Rite Common Stock.

DIRECTORS

  RICHFOOD

     The VSCA provides that the board of directors of a Virginia corporation shall consist of a number of individuals specified in or fixed in accordance with the bylaws of the corporation or, if not specified or fixed in accordance with the bylaws, then a number specified in or fixed in accordance with the articles of incorporation of the corporation.

     The Richfood Bylaws provide that the number of members of the Richfood Board shall be 13 and shall be subject to change as provided in the Richfood Articles. The Richfood Articles provide that the Richfood Board may amend the Richfood Bylaws from time to time to increase or decrease the number of directors by up to 30% of the number of directors last elected by the Richfood shareholders; PROVIDED, that any decrease in the number of directors may not shorten an incumbent director's term or reduce any quorum or voting requirements until such persons cease to be directors.

     The Richfood Articles provide further that no person shall be eligible to serve as a member of the Richfood Board if such person is "related" to an existing director or nominee. A person is deemed to be "related" to an existing director or nominee, if such person is an "Affiliate" or an "Associate" of an existing director or nominee or if such person is an Affiliate, Associate or employee of a single "Customer." The Richfood Articles define an "Affiliate" as any person that directly or indirectly controls, is controlled by or is under the common control with the person specified. The Richfood Articles define an "Associate" of any person as including (a) a corporation of which such person owns beneficially 10% or more of any class of equity securities, (b) a trust or an estate in which such person has a substantial beneficial interest or as to which such person serves as a fiduciary and (c) a relative or spouse of such person who shares the same home. For purposes of this provision, a "Customer" means any person engaged in the sale of grocery products that uses Richfood, Inc. as its primary source of supply for such products (or such other persons as may be determined by a majority of the Richfood Board).

     Directors are elected by a plurality of the votes cast by shares of Richfood Common Stock entitled to vote at a meeting at which a quorum is present. Holders of Richfood Common Stock do not have cumulative voting rights in the election of directors.

  SUPER RITE

     The Super Rite Certificate provides that the number of directors shall be fixed by, or in the manner provided by, the Super Rite Bylaws. The Super Rite Bylaws provide that the number of directors of Super Rite shall consist of not less than three nor more than 15 individuals, as may be fixed or changed from time to time, within the minimum and maximum, by the Super Rite Board. The Super Rite Board presently consists of nine members. Members of the Super Rite Board shall be elected by a plurality of the votes cast at an annual meeting of stockholders at which a quorum is present.

     The Super Rite Certificate provides that the directors are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Super Rite Board.

REMOVAL OF DIRECTORS

  RICHFOOD

     Pursuant to the VSCA, a member of the Richfood Board may be removed with or without cause by a majority of the votes entitled to be cast at a meeting of shareholders called expressly for that purpose at which a quorum is present. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

  SUPER RITE

     The Super Rite Certificate provides that, subject to the rights, if any, of the holders of shares of Super Rite Preferred Stock then outstanding, members of the Super Rite Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of Super Rite then entitled to vote generally in the election of directors.

VACANCIES ON THE BOARD OF DIRECTORS

  RICHFOOD

     The Richfood Bylaws provide that any vacancy occurring on the Richfood Board may be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Richfood Board, and the term of any director so elected shall expire at the next annual meeting of shareholders and when his successor is elected.

  SUPER RITE

     The Super Rite Bylaws provide that the Super Rite Board of Directors may fill any vacancy on the Super Rite Board through a majority vote of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy holds office for a term that coincides with the term of the class to which such director was elected.

NOTICE OF SHAREHOLDER NOMINATIONS OF DIRECTORS AND SHAREHOLDER PROPOSALS

  RICHFOOD

     The Richfood Bylaws provide that, subject to the rights of holders of any class of Richfood Preferred Stock, a shareholder may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's nomination has been given to the Secretary of Richfood not less than fifty nor more than seventy-five days before the first anniversary of the date of Richfood's proxy statement in connection with the last meeting of shareholders called for the election of directors. Each notice must contain: (a) the name, age, business address and, if known, residential address of each nominee; (b) the principal occupation or employment of each nominee; and (c) the number and class of capital shares of Richfood beneficially owned by each nominee. The Secretary of Richfood delivers all such notices to Richfood's Nominating Committee for review. After such review the Nominating Committee makes its recommendation regarding nominees to the Richfood Board. The chairman of any shareholders' meeting called for the election of directors may determine that a shareholder nomination was not made in accordance with the procedures and declare to the meeting that the defective nomination shall be disregarded.

     For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of Richfood. To be timely, a shareholder's notice must be given, either by personal delivery or by mail, to the Secretary not less than sixty days before the first anniversary of the date of Richfood's proxy statement in connection with the last annual meeting. The notice must contain as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business; (c) the class, series and number of Richfood's shares beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. If business is brought before an annual meeting without complying with these provisions, the chairman of the meeting shall declare that the business was not properly brought before the meeting, and such business shall not be transacted.

  SUPER RITE

     The Super Rite Bylaws provide that nominations for election as a director by a holder of any outstanding class of shares of Super Rite entitled to vote in the election of directors must be made in writing and be delivered or mailed to the Secretary of Super Rite (a) in the case of an annual meeting of stockholders that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date (a "Timely Annual Meeting"), and (b) in the case of an annual meeting of stockholders that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders (a "Rescheduled Annual Meeting"), or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such notification must contain the following information to the extent known by the notifying party: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the class or series and number of shares owned either beneficially or of record by each proposed nominee; (d) any other information relating to each proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (e) the name and record address of the notifying stockholder; (f) the class or series and number of shares of capital stock of Super Rite that are owned beneficially or of record by the notifying stockholder; (g) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (h) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (i) any other information relating to the notifying stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. If the chairman of a stockholders' meeting determines that a stockholder nomination was not made in accordance with these procedures he shall declare to the meeting that the defective nomination shall be disregarded.

     The Super Rite Bylaws provide that proposals for stockholder action by a holder of any outstanding class of shares of Super Rite entitled to vote for the election of directors shall be made in writing and be delivered or mailed to the Secretary of Super Rite (a) in the case of a Timely Annual Meeting, not less than 60 days nor more than 90 days prior to such anniversary date, and (b) in the case of a Rescheduled Annual Meeting, or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Super Rite Bylaws further provide that to be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter that such stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and record address of such stockholder; (c) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder; (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (e) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting. If business is brought before a meeting without complying with these provisions, the chairman of the meeting shall declare that the business has not been brought properly before the meeting and such business shall not be transacted.

DIRECTOR STANDARD OF CONDUCT

  RICHFOOD

     The VSCA requires that a director of a Virginia corporation discharge his duties as a director in accordance with his good faith business judgment of the best interests of the corporation.

  SUPER RITE

     Delaware common law requires that a director of a Delaware corporation discharge his duties as a director in accordance with the fiduciary duties of care and loyalty. The duty of care requires that directors, in performing their corporate duties, exercise the care that an ordinarily prudent person would exercise under similar circumstances. The duty of loyalty prohibits self-dealing by directors.

LIMITATIONS ON DIRECTOR LIABILITY

  RICHFOOD

     The Richfood Articles eliminate personal liability for monetary damages for all officers and directors of Richfood, except with respect to willful misconduct or a knowing violation of criminal law or any federal or state securities law, in any proceeding brought by a shareholder of Richfood in the right of Richfood or brought by or on behalf of shareholders of Richfood.

  SUPER RITE

     The Super Rite Certificate eliminates the personal liability of directors to Super Rite or its stockholders arising out of any action for monetary damages for any breach of fiduciary duty, except with respect to (a) any breach of the director's duty of loyalty to Super Rite or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) any liability for unlawful distributions or (d) any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION

  RICHFOOD

     The Richfood Articles require indemnification in any proceeding, including a proceeding brought by Richfood or by a shareholder in the right of Richfood or brought by or on behalf of the shareholders of Richfood, against (a) any person who was or is a party to such proceeding by reason of the fact that he is or was a director or officer of Richfood, and (b) any director or officer of Richfood in connection with service at the request of Richfood as director, trustee, partner or officer of another enterprise, in either case unless the person engaged in willful misconduct or a knowing violation of the criminal law.

  SUPER RITE

     The Super Rite Bylaws require indemnification to the fullest extent permitted by law of any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding because he is or was a director or officer of Super Rite, or by reason of the fact that such director or officer, at the request of Super Rite, is or was serving another entity. Delaware law permits indemnification in connection with liability arising out of any action where the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or, in the case of a criminal action, he had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the corporation in which a person has been adjudged to be liable to the corporation, indemnification is not permitted unless and to the extent the relevant court determines that, despite such adjudication, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

MERGERS, SHARE EXCHANGES AND SALES OF ASSETS

  RICHFOOD

     The Richfood Articles generally require that any merger, share exchange or sale of all or substantially all the assets of Richfood not in the ordinary course of business be approved by more than two-thirds of the votes entitled to be cast by each voting group that is entitled to vote on such transaction.

  SUPER RITE

     The DGCL generally requires that any merger, share exchange or sale of all or substantially all the assets of a corporation not in the ordinary course of business be approved by the affirmative vote of the majority of the issued and outstanding shares of each voting group entitled to vote.

ANTI-TAKEOVER STATUTES

  RICHFOOD

     The VSCA contains provisions governing "Affiliated Transactions." These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10 percent of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than five percent.

     For three years following the time that an Interested Shareholder becomes an owner of 10 percent of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and majority approval of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of the board of directors who was
(a) a member on the date on which an Interested Shareholder became an Interested Shareholder, and (b) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

     The principal exceptions to the special voting requirement apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

     None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder (a) whose acquisition of shares making such person an Interested Shareholder was approved in advance by a majority of the Virginia corporation's Disinterested Directors, or (b) who was an Interested Shareholder on the date the corporation became subject to these provisions by virtue of its having 300 shareholders of record.

     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Richfood has not adopted any such amendment.

     The VSCA also contains provisions relating to "control share acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless (a) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (b) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. The Richfood Articles provide that these provisions shall not be applicable to acquisitions of its shares.

  SUPER RITE

     Section 203 of the DGCL regulates business combinations with interested stockholders. Under Section 203 of the DGCL, a Delaware corporation is prohibited from entering into a business combination with the beneficial owner of 15% or more of the corporation's outstanding voting stock (an "interested stockholder"), or its affiliates, for three years from the date such stockholder became an interested stockholder unless (i) prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in such person or entity becoming an interested stockholder, (ii) the interested stockholder acquired at least 85% of such corporation's outstanding voting stock (excluding shares owned by persons who are directors, officers and by certain employee stock plans) in the same transaction in which such stockholder became an interested stockholder or (iii) on or subsequent to the date of the transaction by which the stockholder became an interested stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the corporation's outstanding voting stock (not including shares owned by the interested stockholder). In general, a Delaware corporation must specifically elect, through an amendment to its bylaws or certificate of incorporation, not to be governed by these provisions. Super Rite has not made such an election and, therefore, is currently subject to these provisions of the DGCL.

AMENDMENTS TO ARTICLES OF INCORPORATION

  RICHFOOD

     The Richfood Articles provide that any amendment to the Richfood Articles shall be approved by more than two-thirds of the votes entitled to be cast by each voting group that is entitled to vote on the matter.

  SUPER RITE

     The DGCL provides generally that a Delaware corporation's certificate of incorporation may be amended by the board of directors and by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

AMENDMENTS TO BYLAWS

  RICHFOOD

     The Richfood Bylaws provide that the Richfood Board shall have the power to adopt, amend or repeal the Richfood Bylaws with or without the approval of the shareholders of Richfood by affirmative vote of a majority of the directors, although bylaws so adopted, amended or repealed by the Richfood Board may be further adopted, amended or repealed by the shareholders and the shareholders in adopting or amending a particular bylaw may provide expressly that the Richfood Board may not amend or repeal such bylaw.

  SUPER RITE

     The Super Rite Certificate and Bylaws provide generally that the Super Rite Bylaws may be amended by the affirmative vote of the holders of the outstanding capital stock of the Corporation entitled to vote thereon.

DISSENTERS' RIGHTS

  RICHFOOD

     Under the VSCA, a shareholder of a Virginia corporation is entitled to dissent from, and to receive payment of the "fair value" of his shares in the event of, any of the following corporate transactions: (a) consummation of a merger to which the corporation is a party, provided that either (i) shareholder approval is required for the merger pursuant to the VSCA or the corporation's articles of incorporation and the shareholder is entitled to vote, or (ii) the corporation is a subsidiary being merged with its parent pursuant to a particular VSCA provision for such transactions; (b) consummation of a plan of share exchange to which the corporation is a party as the party whose shares will be acquired, provided that the shareholder is entitled to vote on the plan;
(c) consummation of the sale or exchange of all or substantially all the property of the corporation, if the shareholder is entitled to vote on the transaction or the transaction is in furtherance of a dissolution on which the shareholder is entitled to vote, and provided that the transaction is neither
(i) a transaction pursuant to court order, nor (ii) a transaction for cash pursuant to a plan by which all or substantially all of the net proceeds will be distributed to shareholders within one year; or (d) any corporate action taken pursuant to a shareholder vote, to the extent that the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting and nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     With respect to shares of any class or series that are either listed on a national securities exchange or held by at least 2,000 record shareholders, dissenters' rights are not available to the holders of such shares by reason of a merger, share exchange or sale or exchange of property unless: (a) the articles of incorporation of the corporation issuing such shares provide otherwise; (b) in the case of a merger or share exchange, the holders of such shares are required to accept anything other than (i) cash, (ii) shares of the surviving or acquiring corporation or shares of any other corporation that are either listed subject to notice of issuance on a national securities exchange or held by more than 2,000 record shareholders or (iii) a combination of cash and such shares; or (c) the transaction is an Affiliated Transaction and has not been approved by a majority of the Disinterested Directors as defined in the VSCA.

     A shareholder who has the right to dissent from a transaction and receive payment of the "fair value" of his shares must follow specific procedural requirements as set forth in the VSCA in order to maintain such right and obtain such payment.

  SUPER RITE

     Under the DGCL, a stockholder of a Delaware corporation is entitled to an appraisal by the Court of Chancery of the "fair value" of his shares in the event of the consummation of a merger or consolidation to which the corporation is a party, provided that either (i) approval by the stockholders of the corporation is required for the merger pursuant to the DGCL or the corporation's certificate of incorporation and the stockholder is entitled to vote, or (ii) the corporation is a subsidiary being merged with its parent or another subsidiary of the parent pursuant to a particular DGCL provision for such transactions and all of the stock of the corporation is not owned by the parent corporation.

     With respect to shares of any class or series that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held by at least 2,000 record stockholders, appraisal rights are not available to the holders of such shares by reason of a merger or consolidation unless the holders thereof are required by the terms of an agreement of merger or consolidation to accept for such stock anything except (i) cash in lieu of fractional shares, (ii) shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held by more than 2,000 record stockholders or (iii) a combination of cash in lieu of fractional shares and such shares.

     A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party or the sale of all or substantially all of the assets of the corporation. Super Rite has not provided for such rights in the Super Rite Certificate.

     A stockholder who has the right to appraisal in connection with a transaction and to receive payment of the "fair value" of his shares must follow specific procedural requirements as set forth in the DGCL in order to maintain such right and obtain such payment.

TRANSFER RESTRICTIONS

  RICHFOOD

     The Richfood Articles establish certain restrictions on the original issuance and transfer of shares of Richfood Common Stock.

     Shares of Richfood Common Stock may not be transferred to any person who, immediately following such transfer would, together with such person's Affiliates and Associates, be the beneficial owner of more than 20% of such shares, unless the proposed transfer is approved in advance by the Richfood Board. The Richfood Articles provide that an attempt to transfer shares of Richfood Common Stock without prior approval by the Richfood Board to any person who would thereafter own more than 20% of such shares shall be null and void and shall not be recognized by Richfood for any purpose, except that the Richfood Board may elect to recognize such attempted transfer and simultaneously redeem such shares at their "restricted share redemption price" (generally the lowest price actually paid by the transferee for shares of Richfood Common Stock during the two year period immediately before the attempted transfer or, if such price cannot be determined readily by the Richfood Board, then the lowest closing price for such shares in their principal trading market during such period).

     The Richfood Articles require record holders of Richfood Common Stock to disclose to Richfood upon demand information with respect to beneficial ownership of the shares then held by them. Richfood may enforce the restrictions on transfer of shares of Richfood Common Stock by polling registered holders with respect to the beneficial ownership of their shares and by monitoring filings with the Commission by persons beneficially owning 5% or more of the Common Stock as required pursuant to Section 13(d) of the Exchange Act.


  SUPER RITE

     The Super Rite Certificate does not establish transfer restrictions on the original issuance or transfer of shares of Super Rite Common Stock.

                       ELECTION OF DIRECTORS OF RICHFOOD
                                  (PROPOSAL 2)

     At the Richfood Meeting, 13 directors are expected to be elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Unless authority to do so is withheld, shares of Richfood Common Stock represented by properly executed proxies in the enclosed form will be voted for the election of the persons named below. Each of the nominees is currently a director and has served continuously since the year he or she joined the Richfood Board. Mr. John F. Rotelle was elected to the Richfood Board on November 3, 1994, and Mr. John E. Stokely was elected to the Richfood Board on June 8, 1995. If any of the nominees should become unavailable, the Richfood Board may designate substitute nominees for whom the proxies on the enclosed form will be voted. In the alternative, the Richfood Board may reduce the size of the Richfood Board to the number of remaining nominees for whom the proxies will be voted.

NOMINEES FOR ELECTION TO THE RICHFOOD BOARD

                                                   PRINCIPAL OCCUPATION OR                                  DIRECTOR
         NAME                                 EMPLOYMENT DURING LAST FIVE YEARS                        CONTINUOUSLY SINCE    AGE

Donald D. Bennett        Chairman of the Board and Chief Executive Officer of                                 1990            59
                         Richfood (since June 1995); former President and Chief Executive Officer of Richfood;
                         Director, Best Products Co., Inc.

Roger L. Gregory         Managing Partner, Wilder & Gregory Law Office.                                       1994            42

Grace E. Harris          Provost and Vice President for Academic Affairs, Virginia Commonwealth               1994            62
                         University.

John C. Jamison          Chairman, Mallardee Associates, a corporate financial advisory service, and          1990            61
                         Limited Partner, Goldman, Sachs & Co., an investment banking and brokerage firm; former President and Chief Executive Officer, The Mariner's Museum,
                         an international maritime museum (1990-1992), and Dean, School of Business
                         Administration, College of William and Mary (1985-1990); Director, Hershey
                         Foods Corporation and Best Products Co., Inc.

Michael E. Julian, Jr.   Chairman, President and Chief Executive Officer, Farm Fresh, Inc., a retail          1988            45
                         grocery chain.

G. Gilmer Minor, III     Chairman of the Board (since 1994), President and Chief Executive Officer,           1988            54
                         Owens & Minor, Inc., a wholesale distributor of medical, pharmaceutical and surgical supplies; Director, Crestar Financial Corporation.

Claude B. Owen, Jr.      Chairman of the Board and Chief Executive Officer, DIMON Incorporated                1988            50
                         (successor to Dibrell Brothers, Incorporated), an importer and exporter of leaf tobacco and fresh cut flowers; former Chairman of the Board, Chief
                         Executive Officer and, since 1993, President, Dibrell Brothers,
                         Incorporated; Director, American National Bankshares, Inc.

John F. Rotelle          Chairman (since July 1995) and former President of Rotelle, Inc.                     1994            59

Albert F. Sloan          Former Director (until April 1995), Chairman of the Board (1990), and                1990            65
                         President and Chief Executive Officer (1976-1990), Lance, Inc., a
                         manufacturer of cookies, crackers and snack foods; Director, Basset
                         Furniture Industries, Inc., Cato Corporation and PCA International, Inc.

John E. Stokely          President and Chief Operating Officer of Richfood (since June 1995); former          1995            42
                         Executive Vice President - Finance and Administration (August 1993-June
                         1995), Senior Vice President - Finance and Chief Financial Officer (April
                         1991-August 1993), Vice President - Finance and Chief Financial Officer
                         (August 1990-April 1991), and also Secretary (August 1990-January 1991) of
                         Richfood.

George H. Thomazin       President, Thomazin Enterprises, a business investment firm; former Chief            1990            55
                         Executive Officer, Continental Brokers Co., a food brokerage firm
                         (1989-1992).

James E. Ukrop           Vice-Chairman and Chief Executive Officer, Ukrop's Super Markets, Inc., a            1987            58
                         retail grocery chain; former President and Chief Executive Officer, Ukrop's
                         Super Markets, Inc.; Director, Legg Mason, Inc. and Owens & Minor, Inc.

Edward Villaneuva        Financial Consultant; former Acting President and Chief Financial Officer            1990            60
                         of Richfood (1989-1990); Director, Circuit City Stores, Inc.

     THE RICHFOOD BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO ELECT THE FOREGOING NOMINEES TO THE RICHFOOD BOARD TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OF RICHFOOD.

RICHFOOD BOARD AND COMMITTEES

     The Richfood Board meets regularly every quarter and following each annual meeting of Richfood shareholders. During fiscal 1995, there were five meetings of the Richfood Board.

     The Richfood Board has standing Executive, Audit, Executive Compensation and Nominating Committees. Members of the Executive Committee are Messrs. Bennett (Chairman), Owen, Sloan and Thomazin. Mr. Bennett succeeded Mr. Owen as Chairman of the Executive Committee in June 1995. During fiscal 1995, there were no meetings of the Executive Committee. The Executive Committee reviews various matters and submits proposals or recommendations to the Richfood Board. The Executive Committee is empowered to and does act for the Richfood Board on certain matters.

     Members of the Audit Committee are Messrs. Jamison (Chairman), Gregory, Minor and Villanueva. During fiscal 1995, there were three meetings of the Audit Committee. The Audit Committee recommends an independent public accounting firm to be selected by the Richfood Board for the upcoming fiscal year. The Audit Committee reviews and approves various audit functions including the annual audit performed by Richfood's independent auditors. Periodically, Richfood's internal auditors and independent auditors report directly to the Audit Committee.

     Members of the Executive Compensation Committee are Messrs. Sloan (Chairman), Julian, Thomazin and Ukrop and Dr. Harris. During fiscal 1995, there were four meetings of the Executive Compensation Committee. The Executive Compensation Committee recommends to the Richfood Board the compensation of Richfood's Chief Executive Officer, approves the compensation of Richfood's other executive officers and administers Richfood's annual and long-term incentive plans.

     Members of the Nominating Committee are Messrs. Minor (Chairman), Bennett and Ukrop. During fiscal 1995, there was one meeting of the Nominating Committee. The Nominating Committee recommends to the full Richfood Board persons to serve as directors of Richfood and establishes such procedures as it deems proper to receive and review information concerning potential candidates for election or reelection to the Richfood Board. Shareholders entitled to vote for the election of directors may nominate candidates for consideration by the Nominating Committee. Notice of nominations made by shareholders with respect to the 1996 annual meeting must be received in writing by the Secretary of Richfood no earlier than June 24, 1996, and no later than July 19, 1996. For procedures with respect to shareholder nominations of directors, see "Comparison of Shareholder Rights -- Notice of Shareholder Nominations of Directors and Shareholder Proposals." In connection with the extension of Mr. Bennett's employment with Richfood, effective May 21, 1993, Richfood entered into an employment and severance benefits agreement with Mr. Bennett which provides, among other things, that the Richfood Board will nominate Mr. Bennett for election to the Richfood Board at each annual meeting of shareholders during the term of the agreement, and will use its best efforts to cause Mr. Bennett to be duly elected to the Richfood Board at each such meeting. In connection with Mr. Stokely's employment as President and Chief Operating Officer of Richfood, effective June 8, 1995, Richfood entered into an employment and severance benefits agreement with Mr. Stokely which provides, among other things, that the Richfood Board will nominate Mr. Stokely for election to the Richfood Board at each annual meeting of shareholders during the term of the agreement, and will use its best efforts to cause Mr. Stokely to be duly elected to the Richfood Board at each such meeting.

     Persons who are employees of Richfood or of any subsidiary of Richfood receive no compensation for their services as directors of Richfood. During fiscal 1995, other directors received an annual retainer of $12,000 for their services and fees of $1,000 for each meeting of the Richfood Board and $750 for each meeting of a Richfood Board committee attended. Chairmen of each Richfood Board committee who are not employees of Richfood or of any subsidiary of Richfood also receive an additional annual retainer of $2,500. In addition, pursuant to Richfood's Non-Employee Directors' Stock Option Plan, which was approved by the shareholders of Richfood at the 1994 annual meeting, each year each director who is not an employee of Richfood or of any subsidiary of Richfood is granted an option to purchase 1,000 shares of Richfood Common Stock for a per share exercise price equal to the fair market value of one share of Richfood Common Stock on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF RICHFOOD

     The following table shows, as of July 7, 1995 (except as provided below), the direct and indirect beneficial ownership of shares of Richfood Common Stock by (i) all directors of Richfood, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of Richfood as a group and (iv) each person known by Richfood to beneficially own more than 5% of the outstanding shares of Richfood Common Stock.

                                                              SOLE
                                                             VOTING
                                                               AND
                                                            INVESTMENT                                       PERCENTAGE
                         NAME                               POWER(1)        OTHER(2)          TOTAL         OWNERSHIP(3)
Donald D. Bennett                                             125,049             660         125,709
Roger L. Gregory                                                  250               0             250
Grace E. Harris                                                   450               0             450
John C. Jamison                                                10,250               0          10,250
Michael E. Julian, Jr.                                          4,250               0           4,250
G. Gilmer Minor, III                                            5,250               0           5,250
Claude B. Owen, Jr.                                            20,450               0          20,450
John F. Rotelle                                                82,200              58          82,258
Albert F. Sloan                                                 4,250           3,000           7,250
John E. Stokely                                                62,703             211          62,914
George H. Thomazin                                              5,700               0           5,700
James E. Ukrop                                                 20,250       1,142,684       1,162,934            5.43%
Edward Villanueva                                             104,250               0         104,250
Edgar E. Poore                                                185,230             495         185,725
Christopher A. Brown                                           27,773           1,532          29,305

All Directors and Executive Officers
  as a Group (24 persons)                                     742,781       1,150,993       1,893,774            8.76

FMR Corp.(4)
  82 Devonshire Street
  Boston, Massachusetts 02109                                       0       2,234,600       2,234,600           10.43

Robert Fleming Inc.(5)
  1285 Avenue of the Americas
  New York, New York 10019                                  1,485,260               0       1,485,260            6.93

GeoCapital Corporation(5)
  767 Fifth Avenue
  New York, New York 10153                                  1,234,300               0       1,234,300            5.76

Ukrop's Super Markets, Inc.
  600 Southlake Boulevard
  Richmond, Virginia 23236                                  1,142,684               0       1,142,684            5.33

(1) With respect to each of Messrs. Gregory, Jamison, Julian, Minor, Owen, Sloan, Thomazin, Ukrop and Villanueva and Dr. Harris, includes 250 shares of Richfood Common Stock that may be acquired within sixty days of July 7, 1995, under Richfood's Non-Employee Directors' Stock Option Plan. Also includes the following number of shares of Richfood Common Stock that may be acquired within sixty days of July 7, 1995, under Richfood's Long-Term Incentive Plan and/or Omnibus Stock Incentive Plan by the following executive officers and group: Mr. Stokely - 2,500; Mr. Poore - 87,250; Mr. Brown - 23,500; and all directors and executive officers as a group - 179,350.

(2) With respect to Mr. Sloan, reflects shares held by his wife. Mr. Sloan disclaims beneficial ownership of such shares. With respect to Mr. Ukrop, reflects shares held by Ukrop's Super Markets, Inc. Mr. Ukrop disclaims beneficial ownership of such shares. With respect to Messrs. Bennett, Stokely, Poore, Rotelle and Brown, and all directors and executive officers as a group, reflects shares held under Richfood's Savings and Stock Ownership Plan as of March 31, 1995. With respect to FMR Corp. ("FMR"), see footnote 4, below.

(3) Except as indicated, each person or group beneficially owns less than 1% of the outstanding shares of Richfood Common Stock.

(4) As reported in a Form 13G dated August 7, 1995, as of July 31, 1995, Fidelity Management & Research Company ("Fidelity"), a subsidiary of FMR, beneficially owned 2,234,600 shares, or 10.43%, of the outstanding Richfood Common Stock as a result of acting as an investment adviser to several investment companies. The ownership of one investment company, Fidelity Contrafund Inc., amounted to 1,746,800 shares, or 8.15%, of the outstanding Richfood Common Stock. Edward C. Johnson 3d and FMR, through its control of Fidelity, each has power to dispose of the shares owned by the investment companies. The Boards of Trustees of the individual investment companies have power to vote and dispose of the shares owned by such investment companies.

(5) Based solely on information provided to Richfood by such shareholder as of the following dates: July 3, 1995, with respect to Robert Fleming Inc.; and July 1, 1995, with respect to GeoCapital Corporation.

SECTION 16(A) COMPLIANCE

     Section 16(a) of the Exchange Act requires Richfood's executive officers and directors, and persons who own more than 10% of Richfood Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the NASD. Executive officers, directors and owners of more than 10% of Richfood Common Stock are required by regulation to furnish Richfood with copies of all Forms 3, 4 and 5 they file.

     Based solely on Richfood's review of the copies of such forms it has received and written representations from certain reporting persons who were not required to file a Form 5 for fiscal 1995, Richfood believes that all of its executive officers, directors and owners of more than 10% of Richfood Common Stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1995, except that Mr. Rotelle filed a late report with respect to two purchase transactions during such fiscal year. Mr. Rotelle reported such purchase transactions on his Form 5 for fiscal 1995, which was filed on a timely basis.

                        RICHFOOD EXECUTIVE COMPENSATION

RICHFOOD EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Richfood Board (the "Committee") is delegated the power to administer the compensation programs of Richfood applicable to its executive officers. The Committee, which is comprised of five outside directors, recommends to the Richfood Board the compensation of Richfood's Chief Executive Officer, approves the compensation of Richfood's other executive officers and administers Richfood's annual and long-term incentive plans.

     The purposes of Richfood's compensation plans and the objectives of the Committee are to:

          (Bullet) provide a competitive compensation program to enable Richfood to attract and retain qualified top management personnel;

          (Bullet) emphasize the relationship between pay and performance by placing variable compensation at risk subject to the achievement of specific and measurable goals and objectives;

          (Bullet) balance Richfood's short-term and long-term objectives appropriately; and

          (Bullet) align the financial interests of the executive officers with those of Richfood's shareholders by encouraging and promoting executive ownership of Richfood Common Stock.

     The Committee believes that compensation programs should enable management to understand clearly what potential rewards are and what performance must be achieved to earn such awards. An independent consultant is used to recommend compensation structures for Richfood. To further the objectives stated above, the compensation programs for all executive officers include three components:
(i) base salary; (ii) annual cash incentive compensation; and (iii) long-term incentives in the form of stock options, restricted stock, stock appreciation rights ("SARs") and/or performance shares. The Committee's policy on the tax deductibility of compensation for the Chief Executive Officer and other executive officers is to maximize the deductibility thereof, to the extent possible, while preserving the Committee's flexibility to maintain competitive compensation programs. All executive compensation paid or awarded during fiscal 1995 is considered to be fully deductible by Richfood under the Revenue Reconciliation Act of 1993.

  BASE SALARY

     Richfood seeks to maintain executive compensation at levels competitive with other corporations in Richfood's market and industry in accordance with information, including survey data, available to Richfood. Corporations considered included the companies included in Richfood's Peer Group, as defined below, as well as other companies in the grocery industry. Periodic increases in base salary are based on evaluations of each executive's past and current performance, competitive market conditions and Richfood's performance. As discussed below, the base salary of the Chief Executive Officer, Mr. Bennett, for fiscal 1995 was established pursuant to an employment agreement executed in May 1993 in connection with the extension of Mr. Bennett's employment with Richfood. The base salary of Richfood's other executive officers is determined by Richfood's Chief Executive Officer, subject to the approval of the Committee.

  ANNUAL CASH INCENTIVE COMPENSATION

     It is the Committee's policy that a significant portion of total compensation be "at risk" based on performance criteria. The Committee believes that this approach relates compensation levels to performance and is in the best interests of the shareholders. Richfood's Executive Officer Performance Plan is designed to reward certain officers and other key employees for Richfood's operating performance as measured by established earnings criteria and for individual and departmental performance. Under this Plan, an incentive compensation pool is funded based on predetermined threshold, target and maximum levels of Richfood's adjusted pre-tax FIFO earnings. A participant shares in the incentive compensation pool, up to a predetermined maximum percentage of annual base salary. Awards, established as a percentage of base salary, vary by management level. Adjustments to awards and flexibility for special awards are available to reflect individual performance. Each year the Committee approves the threshold, target and maximum levels of Richfood's earnings and corresponding percentages of annual base salary in conjunction with its review of Richfood's annual fiscal plan. All executive officers other than Mr. Bennett participated in this plan for fiscal 1995. As discussed below, the formula for determining Mr. Bennett's incentive compensation for fiscal 1995 was established under the terms of his May 1993 employment agreement.

  LONG-TERM INCENTIVES

     Richfood's Omnibus Stock Incentive Plan, which was approved by the shareholders in fiscal 1992, permits the Committee, in its discretion, to grant options to purchase shares of Richfood Common Stock, SARs, shares of restricted stock and performance shares to any employee of Richfood or its subsidiaries who the Committee believes has contributed significantly or can be expected to contribute significantly to the profits or growth of Richfood. The Committee determines the amount of the grant, the term of the options, SARs, restricted stock or performance shares and the requisite conditions for exercise and vesting. The Committee does not take into account stock ownership of plan participants in determining the amount or terms of grants under the Omnibus Stock Incentive Plan. The granting or award of stock-based compensation is intended to encourage executives to take a longer view of the impact of their individual contributions to Richfood. As with base pay and annual incentive compensation, the Committee reviews survey data to establish competitive long-term compensation structures.

     During fiscal 1995, 54 employees, including each of the executive officers named in the Summary Compensation Table, received grants of options under the Omnibus Stock Incentive Plan. Options granted during fiscal 1995 were granted at the fair market value of Richfood Common Stock on the date of grant; accordingly, the market value of Richfood Common Stock must increase before the employee receives any benefit from the grant. All but one of the options granted during fiscal 1995 become exercisable in installments over a four-year period. No shares of restricted stock, performance shares or SARs were granted during fiscal 1995. During fiscal 1995, one executive officer received an award of Richfood Common Stock under the Omnibus Stock Incentive Plan. In addition, during fiscal 1995, all awards of performance shares made during fiscal 1994 were cancelled.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Effective May 21, 1993, Richfood and Mr. Bennett entered into a four-year employment agreement that provided for an annual salary of $350,000. In June 1995, Mr. Bennett's employment agreement was amended to increase his annual salary for fiscal years 1996 and 1997 to $425,000. Mr. Bennett's agreement also provides for annual incentive compensation equal to a predetermined percentage (up to a maximum of 150%) of Mr. Bennett's annual salary based on the same threshold, target and maximum levels of adjusted pre-tax FIFO earnings of Richfood established for Richfood's other executive officers under Richfood's Executive Officer Performance Plan. During fiscal 1995, Richfood achieved the maximum level of adjusted pre-tax FIFO earnings established by the Committee, resulting in Mr. Bennett earning the maximum amount of annual incentive compensation permitted under his employment agreement. In addition, Mr. Bennett was awarded a special bonus for fiscal 1995 of $105,000, as a result of his role in directing Richfood to its fifth consecutive year of record net earnings. Mr. Bennett also is entitled to participate in Richfood's long-term incentive plans generally applicable to its executive officers. In determining Mr. Bennett's compensation, the Committee considered his exemplary performance and contribution to the growth and success of Richfood and his outstanding leadership in bringing about the achievement of nonfinancial goals as well as financial results clearly exceeding those of industry competitors. In addition, the Committee reviewed compensation of other chief executive officers in the wholesale and retail grocery industry, including those employed by companies in the Peer Group used in the performance graph set forth below. The Committee considered Richfood's financial performance during Mr. Bennett's tenure to be superior relative to the companies in the industry. During Mr. Bennett's tenure as Chief Executive Officer, the total market capitalization of Richfood (determined by multiplying share price by number of shares outstanding) has risen from approximately $55 million to approximately $428 million at the end of fiscal 1995.

     In conclusion, the Committee believes that the compensation policies and practices of Richfood herein described are fair and equitable and are in keeping with the best interests of Richfood and its shareholders.

  EXECUTIVE COMPENSATION COMMITTEE

     Albert F. Sloan, Chairman      George H. Thomazin
     Grace E. Harris                James E. Ukrop
     Michael E. Julian, Jr.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended April 29, 1995, April 30, 1994, and May 1, 1993, the cash compensation paid by Richfood, as well as certain other compensation paid or accrued, to Richfood's Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                                                 AWARDS
                                                     ANNUAL COMPENSATION                              SECURITIES
         NAME AND                                                        OTHER          RESTRICTED    UNDERLYING
    PRINCIPAL POSITION         FISCAL                                   ANNUAL            STOCK        OPTIONS/         ALL OTHER
      AT JUNE 8, 1995           YEAR       SALARY       BONUS       COMPENSATION(1)     AWARDS(2)      SARS(3)       COMPENSATION(4)
Donald D. Bennett               1995      $350,000     $630,000                                         30,000           $ 2,529
  Chairman and Chief            1994       348,077      525,000                                         20,000             5,785
  Executive Officer             1993       250,000      400,000                                                            2,067

John E. Stokely                 1995       174,433      160,000         $31,000                         12,000             5,820
  President and Chief           1994       169,846      150,000                                         10,000             3,852
  Operating Officer             1993       162,000      120,300                          $68,500        32,000               506

Edgar E. Poore                  1995       161,000      110,000                                         12,000             4,025
  Executive Vice                1994       160,942      104,650                                         10,000             5,525
  President                     1993       158,620      102,570                           68,500        32,000             1,823

John F. Rotelle                 1995       160,305      100,000                                          4,000               481
  Chairman -- Rotelle,
  Inc.(5)

Christopher A. Brown            1995       149,592      107,250           2,000                         10,000             3,283
  President and Chief           1994       114,962       78,000           6,000                         10,000             1,707
  Operating Officer --          1993        95,077       42,200           6,000           34,250        16,000             1,155
  Rotelle, Inc.

(1) With respect to Mr. Stokely, reflects the dollar value of an award of Richfood Common Stock under Richfood's Omnibus Stock Incentive Plan, based on the fair market value of Richfood Common Stock on the date of grant. With respect to Mr. Brown, reflects automobile allowance paid. None of the Named Executive Officers received other perquisites or other personal benefits, securities or property with an aggregate value in excess of the lesser of $50,000 or 10% of the total of his salary and bonus shown above.

(2) Reflects the dollar value of awards of restricted stock under Richfood's Omnibus Stock Incentive Plan, based on the fair market value of Richfood Common Stock on the date of grant. The aggregate number of shares and value of restricted stock held by the Named Executive Officers as of April 29, 1995, were as follows: Mr. Bennett - 20,000, $400,000; Mr. Stokely - 8,000,
    $160,000; Mr. Poore - 8,000, $160,000; Mr. Rotelle - 0, $0; and Mr. Brown -
    4,000, $80,000. None of such shares vest, in whole or in part, in less than three years from the date of grant. Dividends are paid on restricted stock at the same rate and times as on all other shares of Common Stock.

(3) Reflects nonqualified stock options granted under Richfood's Omnibus Stock Incentive Plan.

(4) "All Other Compensation" for fiscal 1995 consists of: (i) Richfood's 25% matching contributions under Richfood's Savings and Stock Ownership Plan to the Named Executive Officers as follows: Mr. Bennett - $2,529; Mr. Stokely - $435; Mr. Poore - $1,548; Mr. Rotelle - $481; and Mr. Brown - $1,379; and
    (ii) the amounts awarded to the following Named Executive Officers under Richfood's Vacation to Stock Conversion Plan (which amounts, net of applicable withholdings, were distributed in the form of shares of Richfood Common Stock based on the fair market value of the Common Stock as of the plan's determination date): Mr. Stokely - $5,385; Mr. Poore - $2,477; and Mr. Brown - $1,904.

(5) Mr. Rotelle became an executive officer of Richfood on August 23, 1994, as a result of Richfood's acquisition of Rotelle, Inc.

GRANTS OF STOCK OPTIONS AND SARS

     The following table contains information concerning the grants of options made during fiscal 1995 under Richfood's Omnibus Stock Incentive Plan to the Named Executive Officers. No SARs were granted during fiscal 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL
                                                                                      REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL
                                                                                     RATES OF STOCK PRICE
                                                                                         APPRECIATION
INDIVIDUAL GRANTS                                                                     FOR OPTION TERM(1)
                                        % OF TOTAL                                   5%(4)          10%(4)
                         NUMBER OF       OPTIONS/                                   (ASSUMES       (ASSUMES
                         SECURITIES        SARS                                    A RICHFOOD     A RICHFOOD
                         UNDERLYING     GRANTED TO                                   COMMON         COMMON
                          OPTIONS/      EMPLOYEES      EXERCISE                      STOCK          STOCK
                            SARS        IN FISCAL      OR BASE      EXPIRATION      PRICE OF       PRICE OF
NAME                     GRANTED(2)        YEAR        PRICE(3)        DATE         $25.25)        $40.20)
Donald D. Bennett          30,000          15.64%       $15.50        11/3/04       $292,500       $741,000
John E. Stokely            12,000           6.26         15.50        11/3/04        117,000        296,400
Edgar E. Poore             12,000           6.26         15.50        11/3/04        117,000        296,400
John F. Rotelle             4,000           2.09         15.50        11/3/04         39,000         98,800
Christopher A. Brown       10,000           5.21         15.50        11/3/04         97,500        247,000

(1) The potential realizable value is based upon assumed future prices for Richfood Common Stock that are derived from the specified assumed annual rates of appreciation. Actual gains, if any, on stock option exercises and Richfood Common Stock holdings are dependent on the actual future performance of Richfood Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(2) All option grants consisted of nonqualified stock options granted under the Omnibus Stock Incentive Plan. These grants become exercisable in one-fourth installments on December 15 of 1995, 1996, 1997 and 1998.

(3) The exercise price was set at the fair market value of Richfood Common Stock on the date of the grant. The exercise price may be paid in cash or in Richfood Common Stock valued at fair market value on the date preceding the date of exercise, or a combination of cash and Richfood Common Stock.

(4) The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential option gains shown above are required by the rules of the Commission. The actual gains that will be realized, if and when the Named Executive Officers exercise the options granted in fiscal 1995, will be dependent on the future performance of Richfood Common Stock. The following is provided to illustrate the relationship between the hypothetical gain that would be realized by the Named Executive Officers upon the exercise of such options and the hypothetical gain that would be realized by all shareholders as a result of the assumed stock price appreciation:

                                                                                                  ANNUAL RATE OF STOCK PRICE
                                                                                                         APPRECIATION
                                                                                                      5%             10%
Resulting stock price based on $15.50 starting price..........................................   $      25.25    $      40.20
Per share gain................................................................................           9.75           24.70
Aggregate gain that would be realized by all shareholders (based on 21,409,287 shares
  outstanding on the date of grant)...........................................................    208,740,548     528,809,389
Aggregate hypothetical gain on all fiscal 1995 options granted to the Named Executive
  Officers if $25.25 and $40.20 prices, respectively, are achieved............................        663,000       1,679,600
Hypothetical aggregate gains for the Named Executive Officers as a percentage
  of all shareholders' gains..................................................................           0.32%           0.32%

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and SARs during fiscal 1995, and unexercised options and SARs held by them on April 29, 1995.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                        VALUE OF
                                                          NUMBER OF SECURITIES        UNEXERCISED
                                                               UNDERLYING             IN-THE-MONEY
                                                              UNEXERCISED           OPTIONS/SARS AT
                                                            OPTIONS/SARS AT              FISCAL
                                                           FISCAL YEAR-END(2)         YEAR-END(3)
                         SHARES ACQUIRED      VALUE           EXERCISABLE/            EXERCISABLE/
        NAME             ON EXERCISE(1)      REALIZED       UNEXERCISABLE(4)        UNEXERCISABLE(4)
Donald D. Bennett             15,000         $104,063             5,000/45,000     $  22,500/$202,500
John E. Stokely               84,750          837,766             2,500/41,750         11,250/354,734
Edgar E. Poore                     0                0            87,250/41,750      1,254,953/354,734
John F. Rotelle                    0                0                  0/4,000               0/18,000
Christopher A. Brown               0                0            23,500/27,500        296,600/197,125

(1) Represents nonqualified stock options granted under Richfood's Long-Term Incentive Plan and/or Omnibus Stock Incentive Plan.

(2) Represents nonqualified stock options granted under Richfood's Long-Term Incentive Plan and/or Omnibus Stock Incentive Plan. Each nonqualified stock option granted under Richfood's Long-Term Incentive Plan includes a tandem SAR.

(3) The value of unexercised in-the-money options represents the positive spread between the April 29, 1995, closing price of Richfood Common Stock ($20.00) and the exercise price of any unexercised options.

(4) The options represented could not be exercised by the named executive as of April 29, 1995, and future exercisability is subject to the executive remaining employed by Richfood or its subsidiaries for up to four years from the date of grant, subject to acceleration for retirement, death or total disability of the executive or a "change in control" of Richfood (as defined in the applicable option agreements).

RICHFOOD PENSION PLAN TABLE

     The table below illustrates the approximate aggregate retirement benefits payable under Richfood's funded defined benefit pension plan for its salaried employees and supplemental retirement plan for certain officers and other key employees retiring at age 65. The amounts reflected in the table are stated in payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts reflected in the table are subject to offset for Social Security and other benefits.

    ANNUAL                                                                              YEARS OF CREDITED SERVICE(2)
  COMPENSATION(1)                                                                  10          15          20          25
   $100,000..................................................................   $ 60,000    $ 65,000    $ 70,000    $ 70,000
    150,000..................................................................     90,000      97,500     105,000     105,000
    200,000..................................................................    120,000     130,000     140,000     140,000
    250,000..................................................................    150,000     162,500     175,000     175,000
    300,000..................................................................    180,000     195,000     210,000     210,000
    350,000..................................................................    210,000     227,500     245,000     245,000
    400,000..................................................................    240,000     260,000     280,000     280,000
    450,000..................................................................    270,000     292,500     315,000     315,000

(1) Annual compensation is the average of a participant's highest five consecutive years' compensation (base salary plus overtime and commissions) during the last ten years and approximates, in the case of the Named Executive Officers, the amounts reported as salary in the Summary Compensation Table.

(2) The years of credited service for the Named Executive Officers as of April 29, 1995, were as follows: Mr. Bennett - 5; Mr. Stokely - 5; Mr. Poore - 9; Mr. Rotelle - 1; and Mr. Brown - 5.

EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT

     In connection with the extension of Mr. Bennett's employment as Chief Executive Officer of Richfood, effective May 21, 1993, Richfood entered into an employment and severance benefits agreement with Mr. Bennett. The agreement, as amended by the Richfood Board effective in June 1995, provides for Mr. Bennett's employment in his current capacity through May 1997 at a salary of $350,000 per year for fiscal 1994 and 1995 and $425,000 per year for fiscal 1996 and 1997 and provides for annual incentive compensation equal to a predetermined percentage (up to a maximum of 150%) of Mr. Bennett's annual base salary based on Richfood's adjusted pre-tax FIFO earnings. The agreement also provides that (i) during the term of the agreement Richfood will pay Mr. Bennett's portion of the premiums for coverage under Richfood's life, accident, medical and dental benefits plans, and (ii) unless Mr. Bennett's employment is terminated during the term of the agreement by Richfood for cause, or by Mr. Bennett other than following a "change in control" of Richfood, Richfood will provide to Mr. Bennett following his retirement (at Richfood's expense) medical and dental benefits of the type generally provided from time to time to Richfood's executive employees. In addition, the agreement provides for the payment of a lump-sum severance benefit equal to one year's salary in the event Mr. Bennett is terminated during the term of the agreement (i) by Richfood other than for cause or upon his death or disability, (ii) by Richfood for any reason other than death or disability within one year following a "change in control" of Richfood or (iii) by Mr. Bennett within one year following a "change in control" of Richfood if his job title or responsibilities are materially reduced. For purposes of the agreement, a "change in control" of Richfood means, in general, the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of securities representing more than 50% of the aggregate voting power of all classes of Richfood's then-outstanding voting securities; or
(ii) the shareholders of Richfood approve (a) a plan of merger, consolidation or share exchange between Richfood and any entity other than a subsidiary, or (b) a proposal with respect to the sale, lease, exchange or other disposal of all, or substantially all, of Richfood's property.

     In connection with his employment as President and Chief Operating Officer of Richfood, effective June 8, 1995, Richfood entered into an employment and severance benefits agreement with Mr. Stokely. The agreement provides for Mr. Stokely's employment in his current capacity through June 1998 at a salary of $250,000 per year and provides for annual incentive compensation equal to a pre-determined percentage (up to a maximum of 100%) of Mr. Stokely's annual base salary based on Richfood's adjusted pre-tax FIFO earnings. The agreement also provides that during the term of the agreement Richfood will pay Mr. Stokely's portion of the premiums for coverage under Richfood's life, accident, medical and dental benefits plans. In addition, the agreement provides for the payment of a lump-sum severance benefit equal to one year's salary in the event Mr. Stokely is terminated during the term of the agreement (i) by Richfood other than for cause or upon his death or disability, (ii) by Richfood for any reason other than death or disability within one year following a "change in control" of Richfood or (iii) by Mr. Stokely within one year following a "change in control" of Richfood if his job title or responsibilities are materially reduced. For purposes of Mr. Stokely's agreement, a "change in control" of Richfood has the same meaning as defined in Mr. Bennett's agreement.

     In connection with Richfood's acquisition of Rotelle, Inc. in August 1994, Richfood entered into an employment and severance benefits agreement with Mr. Rotelle. The agreement provides for Mr. Rotelle's employment by Rotelle, Inc. through August 1998 at a salary of $250,000 per year and provides for annual incentive compensation equal to a pre-determined percentage (up to a maximum of 40%) of Mr. Rotelle's annual base salary based on Richfood's adjusted pre-tax FIFO earnings. In addition, the agreement provides for the payment of a lump-sum severance benefit equal to one year's salary in the event Mr. Rotelle is terminated during the term of the agreement (i) by Richfood other than for cause or upon his death or disability, (ii) by Richfood for any reason other than death or disability within one year following a "change in control" of Richfood or (iii) by Mr. Rotelle within one year following a "change in control" of Richfood if his job title or responsibilities are materially reduced. For purposes of Mr. Rotelle's agreement, a "change in control" of Richfood has the same meaning as defined in Mr. Bennett's agreement.

RICHFOOD PERFORMANCE GRAPH

     The following graph compares, for Richfood's last five fiscal years, the cumulative total return for Richfood Common Stock to the cumulative total returns for the Standard & Poor's 500 Composite Index and an index of peer companies (the "Peer Group") selected by Richfood. Companies in the Peer Group are as follows: Fleming Companies Inc., Nash-Finch Company, Super Food Services, Inc., Super Rite and Supervalu Inc. The graph assumes an investment of $100 in Richfood Common Stock and in each index as of April 27, 1990, and that all dividends were reinvested.

                   5 Year Comparison: Richfood Holdings, Inc.
                    vs. Standard & Poor's 500 vs. Peer Group

                                    [GRAPH]

     Graph showing the folowing data points:

  Index      4/27/90   4/26/91   5/1/92   4/30/93  4/29/94   4/28/95
 Richfood      100       303       361      558      698       839
 S&P 500       100       119       134      147      155       182
  Peers        100       117       108      126      123       112



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF RICHFOOD

     During fiscal 1995, Richfood sold products and services to, and engaged in certain other transactions with, entities affiliated with Messrs. Julian and Ukrop. See "Richfood Compensation Committee Interlocks and Insider Participation."

     During fiscal 1994, Richfood entered into a lease for a 29,460 square foot grocery store in Warsaw, Virginia, and an equipment lease for the related personal property, and subleased the store and related equipment to Northern Neck Grocers, Inc. ("Northern"), a corporation whose President and sole stockholder is David D. Bennett, the son of Donald D. Bennett, Richfood's Chairman and Chief Executive Officer. The store sublease extended through November 29, 2003, at an annual base rental of $131,375. The equipment sublease extended through November 29, 2000, at an annual rental of $29,385. The aggregate rental paid by Northern to Richfood during fiscal 1995 under the store sublease was $131,375 and under the equipment sublease was $29,385. In addition, during fiscal 1995, Northern paid $3,842,674 to Richfood for products and services purchased from Richfood. Also, during fiscal 1995, Richfood made secured loans to Northern at a rate of interest equal to Crestar Bank's prime lending rate plus two percent. The largest amount outstanding under such loans during fiscal 1995, including accrued interest, was $575,329, and the unpaid balance thereof on July 1, 1995 was $16,268. In May 1995,

Northern sold the assets of the store to an unaffiliated third party which entered into subleases for the store and related equipment.

     Richfood believes that all of the transactions described above were made on terms comparable to those that would have been agreed to with unaffiliated third parties in similar transactions.

     During fiscal 1994, Richfood made a secured personal loan to Mr. Bennett in the amount of $125,000 at a rate of interest equal to 4.51% per annum. The largest aggregate amount of indebtedness outstanding under such loan during fiscal 1995, including accrued interest, was $125,940. Such loan was repaid in June 1994. In addition, during fiscal 1995, Richfood made a secured personal loan to Mr. Bennett in the amount of $60,000 at a rate of interest equal to 6.0% per annum. The largest aggregate amount of indebtedness outstanding under such loan during fiscal 1995, including accrued interest, was $61,825, and the aggregate unpaid balance thereof on July 1, 1995, was $62,426.

     During fiscal 1994, Richfood made a $73,938 secured personal loan to Mr. John E. Stokely, President and Chief Operating Officer of Richfood. Such loan carries a rate of interest equal to 3.68% per annum. The largest aggregate amount of indebtedness outstanding under such loan during fiscal 1995, including accrued interest, was $74,288, and the unpaid balance thereof on July 1, 1995, was $75,294. In addition, in June 1994, Richfood made secured personal loans to Mr. Stokely in the aggregate principal amount of $457,127. Such loans carry a rate of interest equal to 5.56% per annum. The largest aggregate amount of indebtedness outstanding under such loans during fiscal 1995, including accrued interest, was $460,400, and the aggregate unpaid balance thereof on July 1, 1995 was $61,635.

     During fiscal 1994, Richfood made a $348,750 secured personal loan to Mr. Edgar E. Poore, Executive Vice President of Richfood. Such loan carries a rate of interest equal to 5.07% per annum. Also during fiscal year 1994, Richfood made a $220,000 secured personal loan to Mr. Poore at a rate of interest equal to 4.51% per annum. The largest aggregate amount of indebtedness outstanding under such loans during fiscal 1995, including accrued interest, was $580,630, and the aggregate unpaid balance thereof on July 1, 1995, was $435,875.

RICHFOOD COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee of the Richfood Board is composed of Messrs. Albert F. Sloan (Chairman), Michael E. Julian, Jr., George H. Thomazin and James E. Ukrop and Dr. Grace E. Harris.

     Mr. Julian is Chairman, President and Chief Executive Officer of Farm Fresh, Inc. ("Farm Fresh"). During fiscal 1995, Farm Fresh and its affiliates paid $402,197,030 to Richfood for products and services purchased from Richfood. During fiscal 1993, Richfood assisted Marketplace Acquisition Corp. ("MAC"), an affiliate of Farm Fresh, in its purchase of seven retail grocery stores operated under the "Gene Walter's Marketplace" format and related assets from Marketplace Foods, Inc. During fiscal year 1993, a Richfood subsidiary made a secured purchase money bridge loan to MAC at a rate of interest equal to Crestar Bank's prime lending rate plus two percent. The largest amount outstanding under such loan since the beginning of fiscal 1995 was $1,115,348. The outstanding principal balance of such loan on July 1, 1995, was $1,113,000. Mr. Julian formerly was Executive Vice President and Chief Operating Officer of Richfood
(1987) and Richfood, Inc. (1986-1987). In addition, Richfood leases ten retail grocery store sites and subleases such sites to Farm Fresh and its affiliates. Such subleases require Farm Fresh and its affiliates to pay and perform all obligations of Richfood under such leases. The aggregate base rental for such stores during fiscal 1995, all of which was paid by Farm Fresh and its affiliates, was $2,406,137. Also during fiscal 1995, Richfood agreed to guarantee certain of Farm Fresh's obligations under two retail grocery store leases. In the first year of the guarantees' effectiveness, Farm Fresh's aggregate rental obligations under these two leases will be $807,050. Such guarantees did not become effective during fiscal 1995.

     Mr. Ukrop is Vice-Chairman and Chief Executive Officer of Ukrop's Super Markets, Inc. ("Ukrop's"). During fiscal 1995, Ukrop's paid $198,339,850 to Richfood for products and services purchased from Richfood. In addition, Ukrop's subleases from Richfood approximately 32,000 square feet of warehouse space in Richfood's Chester, Virginia, facility at an annual rental of $108,969. The sublease permits Ukrop's to extend the term for three additional two-year renewal options, subject to certain conditions. The aggregate rental paid by Ukrop's to Richfood under the sublease during fiscal 1995 was $108,537.

     Richfood believes that all of the transactions with affiliates described above were made on terms comparable to those that would have been agreed to with unaffiliated third parties in similar transactions.

                       SELECTION OF AUDITORS OF RICHFOOD
                                  (PROPOSAL 3)

     The Richfood Board has appointed KPMG Peat Marwick LLP to serve as independent auditors for Richfood and its subsidiaries for fiscal 1996. Shareholders are requested to ratify this appointment. Representatives of KPMG Peat Marwick LLP are expected to be present at the Richfood Meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

     THE RICHFOOD BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP TO SERVE AS INDEPENDENT AUDITORS FOR FISCAL YEAR 1996.

                                 LEGAL MATTERS

     The validity of the Richfood Common Stock to be issued in connection with the Merger is being passed upon by Hunton & Williams, Richmond, Virginia.

     Certain of the tax consequences of the Merger will be passed upon as of the date of the Effective Time, as a condition to the Merger, by Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., Baltimore, Maryland, as counsel to Super Rite, and Hunton & Williams, Richmond, Virginia, as counsel to Richfood.

                                    EXPERTS

     The consolidated financial statements and schedules of Richfood and subsidiaries as of April 29, 1995, and April 30, 1994, and for each of the fiscal years in the three-year period ended April 29, 1995, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and financial statement schedules of Super Rite as of March 4, 1995, and February 26, 1994, and for the fifty-three week period ended March 4, 1995, and each of the fifty-two week periods in the two-year period ended February 26, 1994, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand, L.L.P., independent auditors, as indicated in their report therein also incorporated by reference. Such consolidated financial statements and financial statement schedules have been incorporated in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy statement and form of proxy to be used in connection with Richfood's 1996 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of Richfood no later than May 10, 1996. See "Comparison of Shareholders'
Rights -- Notice of Shareholder Nominations of Directors and Shareholder Proposals."

     In order to be considered for inclusion in the proxy statement and form of proxy to be used in connection with Super Rite's 1996 Annual Meeting of Stockholders, if such meeting is held, shareholder proposals must be received by the Secretary of Super Rite no later than January 31, 1996.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus (i) Richfood management knows of no business that will be presented for consideration at the Richfood Meeting other than that stated in the Richfood notice, and (ii) Super Rite management knows of no business that will be presented for consideration at the Super Rite Meeting other than as specified in the Super Rite notice. As to other business, if any, and matters incident to the conduct of the Richfood Meeting or the Super Rite Meeting, as the case may be, that may properly come before such meeting, it is intended that proxies in the accompanying forms will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                         INDEX TO FINANCIAL INFORMATION

                                                                                                                          PAGE

UNAUDITED PRO FORMA FINANCIAL INFORMATION..............................................................................   F-2

Unaudited Pro Forma Combined Condensed Statements of Earnings for the Fiscal Quarters Ended July 22, 1995, and July 23,
  1994, and the Fiscal Years Ended April 29, 1995, April 30, 1994, and May 1, 1993.....................................   F-3

Unaudited Pro Forma Combined Condensed Balance Sheet as of July 22, 1995...............................................   F-8

Notes to Unaudited Pro Forma Financial Information.....................................................................   F-9

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed financial statements assume a business combination between Richfood and Super Rite that qualifies as a pooling of interests for financial reporting purposes. The unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Richfood and Super Rite and should be read in conjunction with such historical financial statements and the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined condensed balance sheet combines Richfood's historical condensed consolidated balance sheet as of July 22, 1995, with Super Rite's historical condensed consolidated balance sheet as of June 3, 1995. The unaudited pro forma combined condensed statements of earnings combine Richfood's historical condensed consolidated statements of earnings for the twelve-week periods ended July 22, 1995, and July 23, 1994, and the fiscal years ended April 29, 1995, April 30, 1994, and May 1, 1993, with Super Rite's corresponding historical condensed consolidated statements of earnings for the thirteen-week periods ended June 3, 1995, and May 28, 1994, and the fiscal years ended March 4, 1995, February 26, 1994, and February 27, 1993. The unaudited pro forma combined condensed balance sheet data are presented as if the Merger occurred on the date thereof. The unaudited pro forma combined condensed statements of earnings data are presented as if the Merger occurred at the beginning of the earliest period presented. Following the Merger, Super Rite will adopt Richfood's fiscal year.

     The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented with respect to the unaudited pro forma combined condensed statements of earnings, or at July 22, 1995, with respect to the unaudited pro forma combined condensed balance sheet, nor is it necessarily indicative of the future operating results or financial position of Richfood. The unaudited pro forma financial information does not give effect to any synergies that may occur due to the integration of Richfood's and Super Rite's operations. Additionally, the unaudited pro forma financial information excludes (a) the transaction costs of the Merger, estimated to be approximately $2.5 million, consisting of financial advisors', regulatory filing, legal and accounting fees, printing expenses and other miscellaneous expenses, and (b) the nonrecurring costs and expenses associated with integrating the operations of the businesses.

     Certain material, nonrecurring adjustments will be recorded in conjunction with the Merger. However, the amounts of these adjustments cannot be determined until Richfood reviews all facilities, operations and systems of Super Rite and finalizes its plans with respect to integrating the businesses. The aggregate amount of these adjustments will include costs and charges associated with: consolidating operations and systems; severance pay for involuntary terminations, early retirement and related employee benefits; conforming accounting practices; and expenses incurred in connection with the Merger. Richfood has not yet quantified any of these adjustments, other than the estimated transaction expenses associated with the Merger discussed in the preceding paragraph. The impact of most of these adjustments is expected to be recorded in the third quarter of fiscal 1996.

                            RICHFOOD AND SUPER RITE

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED STATEMENT OF EARNINGS

                   FOR THE FISCAL QUARTER ENDED JULY 22, 1995
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                            1ST QUARTER
                                                                                                            FISCAL 1996
                                                                                                             PRO FORMA
                                                              RICHFOOD       SUPER RITE     ADJUSTMENTS      COMBINED
Sales                                                        $   395,776     $  373,541                     $   769,317
Costs and expenses, net:
  Cost of goods sold                                             360,712        331,371                         692,083
  Operating and administrative expenses                           24,473         32,998                          57,471
  Interest expense                                                   981          2,872                           3,853
  Interest income                                                   (695)          (173)                           (868)
Earnings before income taxes                                      10,305          6,473                          16,778
Income taxes                                                       3,939          2,913                           6,852

Net earnings                                                 $     6,366     $    3,560                     $     9,926

Net earnings per common share                                $      0.30     $     0.37                     $      0.32

Average common shares outstanding                             21,428,187      9,673,585       198,308(2C)    31,300,080

See accompanying notes to unaudited pro forma financial information.

                            RICHFOOD AND SUPER RITE

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED STATEMENT OF EARNINGS

                   FOR THE FISCAL QUARTER ENDED JULY 23, 1994
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                            1ST QUARTER
                                                                                                            FISCAL 1995
                                                                                                             PRO FORMA
                                                              RICHFOOD       SUPER RITE     ADJUSTMENTS      COMBINED
Sales                                                        $   296,466     $  351,118                     $   647,584
Costs and expenses, net:
  Cost of goods sold                                             271,677        310,991                         582,668
  Operating and administrative expenses                           16,642         31,348                          47,990
  Interest expense                                                   855          3,225                           4,080
  Interest income                                                   (624)           (25)                           (649)
Earnings before income taxes                                       7,916          5,579                          13,495
Income taxes                                                       3,048          2,538                           5,586

Net earnings                                                 $     4,868     $    3,041                     $     7,909

Net earnings per common share                                $      0.23     $     0.32                     $      0.25

Average common shares outstanding                             21,352,819      9,611,752       197,041(2C)    31,161,612

See accompanying notes to unaudited pro forma financial information.

                            RICHFOOD AND SUPER RITE

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED STATEMENT OF EARNINGS

                    FOR THE FISCAL YEAR ENDED APRIL 29, 1995
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                            FISCAL 1995
                                                                                                             PRO FORMA
                                                              RICHFOOD       SUPER RITE     ADJUSTMENTS      COMBINED
Sales                                                        $ 1,520,450     $1,473,822                     $ 2,994,272
Costs and expenses, net:
  Cost of goods sold                                           1,385,641      1,306,840                       2,692,481
  Operating and administrative expenses                           91,435        130,520                         221,955
  Interest expense                                                 5,151         12,941                          18,092
  Interest income                                                 (3,098)          (241)                         (3,339)
Earnings before income taxes                                      41,321         23,762                          65,083
Income taxes                                                      15,920         10,811                          26,731

Net earnings                                                 $    25,401     $   12,951                     $    38,352

Net earnings per common share                                $      1.19     $     1.34                     $      1.23

Average common shares outstanding                             21,398,951      9,646,175       197,747(2C)    31,242,873

See accompanying notes to unaudited pro forma financial information.

                            RICHFOOD AND SUPER RITE

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED STATEMENT OF EARNINGS

                    FOR THE FISCAL YEAR ENDED APRIL 30, 1994
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                            FISCAL 1994
                                                                                                             PRO FORMA
                                                              RICHFOOD       SUPER RITE     ADJUSTMENTS      COMBINED
Sales                                                        $ 1,275,110     $1,259,234      $  12,292(2D)  $ 2,546,636
Costs and expenses, net:
  Cost of goods sold                                           1,167,825      1,116,527          9,692(2D)    2,294,044
  Operating and administrative expenses                           70,968        113,333          3,441(2D)      187,742
  Loss on disposal of assets                                          --          6,975          6,173(2D)       13,148
  Interest expense                                                 4,128         13,183                          17,311
  Interest income                                                 (3,036)          (142)                         (3,178)
Earnings from continuing operations before income taxes           35,225          9,358        (7,014)           37,569
Income taxes                                                      13,491          4,305        (2,455)(2D)       15,341
Earnings from continuing operations                          $    21,734     $    5,053      $ (4,559)      $    22,228
Earnings from continuing operations
  per common share                                           $      1.02     $     0.53                     $      0.72

Average common shares outstanding                             21,246,555      9,501,568        194,782(2C)   30,942,905

See accompanying notes to unaudited pro forma financial information.

                            RICHFOOD AND SUPER RITE

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED STATEMENT OF EARNINGS

                     FOR THE FISCAL YEAR ENDED MAY 1, 1993
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                            FISCAL 1993
                                                                                                             PRO FORMA
                                                              RICHFOOD       SUPER RITE     ADJUSTMENTS      COMBINED
Sales                                                        $ 1,091,438     $1,267,106                     $ 2,358,544
Costs and expenses, net:
  Cost of goods sold                                           1,001,307      1,116,062                       2,117,369
  Operating and administrative expenses                           65,361        127,694                         193,055
  Loss on disposal of assets                                          --          9,188                           9,188
  Interest expense                                                 3,175         14,203                          17,378
  Interest income                                                 (3,278)          (408)                         (3,686)
Earnings before income taxes and extraordinary loss               24,873            367                          25,240
Income taxes                                                       9,030            525                           9,555
Earnings (loss) before extraordinary loss                    $    15,843     $     (158)                    $    15,685
Earnings (loss) before extraordinary loss
  per common share                                           $      0.75     $    (0.02)                    $      0.52

Average common shares outstanding                             21,051,511      9,066,134       185,856(2C)    30,303,501

See accompanying notes to unaudited pro forma financial information.

                            RICHFOOD AND SUPER RITE

                              UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET

                                 JULY 22, 1995
                                 (IN THOUSANDS)

                                                                                                                  JULY 22, 1995
                                                                                                                    PRO FORMA
                                                                  RICHFOOD      SUPER RITE    ADJUSTMENTS           COMBINED
ASSETS
Current assets:
  Cash and cash equivalents                                      $     3,025    $    3,555                          $   6,580
  Receivables, less allowance for doubtful accounts                   70,448        45,168                            115,616
  Inventories                                                         93,039        62,231                            155,270
  Other current assets                                                 5,863        16,492                             22,355
Total current assets                                                 172,375       127,446                            299,821
Notes receivable, less allowance for doubtful accounts                24,547         1,230                             25,777
Property and equipment, net                                           82,444        47,220                            129,664
Goodwill, net                                                          6,495        72,634                             79,129
Other assets                                                          29,519        10,182                             39,701
Total assets                                                     $   315,380    $  258,712                          $ 574,092
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt and capital lease
     obligations                                                 $     3,300    $    8,570                          $  11,870
  Accounts payable                                                    96,888        64,838                            161,726
  Accrued expenses and other current liabilities                      22,164        27,680                             49,844
  Total current liabilities                                          122,352       101,088                            223,440
Long-term debt and capital lease obligations                          49,303        97,082                            146,385
Deferred credits and other                                            14,956        10,132                             25,088
Stockholders' equity:
  Preferred stock                                                         --            --                                 --
  Common stock                                                        24,624            96       39,391(2A)            64,111
  Additional paid-in capital                                              --        39,441      (39,441)(2A)               --
  Treasury stock                                                          --           (50)          50(2A), (2B)          --
  Retained earnings                                                  104,145        10,923                            115,068
Total stockholders' equity                                           128,769        50,410                            179,179
Total liabilities and stockholders' equity                       $   315,380    $  258,712                          $ 574,092

See accompanying notes to unaudited pro forma financial information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1. BASIS OF PRESENTATION

     Pursuant to the Merger, each share of Super Rite Common Stock outstanding at the Effective Time will be converted into 1.0205 shares of Richfood Common Stock. The Merger will be accounted for under the pooling-of-interests method. Accordingly, recorded assets and liabilities are carried forward to the combined company at their historical values. The unaudited pro forma combined condensed balance sheet combines Richfood's historical condensed consolidated balance sheet as of July 22, 1995, with Super Rite's historical condensed consolidated balance sheet as of June 3, 1995. The unaudited pro forma combined condensed statements of earnings combine Richfood's historical condensed consolidated statements of earnings for the twelve-week periods ended July 22, 1995, and July 23, 1994, and the fiscal years ended April 29, 1995, April 30, 1994, and May 1, 1993, with Super Rite's corresponding historical condensed consolidated statements of earnings for the thirteen-week periods ended June 3, 1995, and May 28, 1994, and the fiscal years ended March 4, 1995, February 26, 1994, and February 27, 1993. The unaudited pro forma combined condensed balance sheet data are presented as if the Merger occurred on the date thereof. The unaudited pro forma combined condensed statements of earnings data are presented as if the Merger occurred at the beginning of the earliest period presented. Following the Merger, Super Rite will adopt Richfood's fiscal year.

     The unaudited pro forma financial information does not give effect to any synergies that are expected to occur due to the integration of Super Rite's and Richfood's operations. Additionally, the unaudited pro forma financial information excludes (a) the transaction costs of the Merger, estimated to be approximately $2,500, consisting of financial advisors', regulatory filing, legal and accounting fees, printing expenses and other miscellaneous expenses, and (b) the nonrecurring costs and expenses associated with integrating the operations of the businesses.

     Certain material, nonrecurring adjustments will be recorded in conjunction with the Merger. However, the amounts of these adjustments cannot be determined until Richfood reviews all facilities, operations and systems of Super Rite and finalizes its plans with respect to integrating the businesses. The aggregate amount of these adjustments will include costs and charges associated with consolidating operations and systems; severance pay for involuntary terminations, early retirement and related employee benefits; conforming accounting practices; and expenses incurred in connection with Merger. Richfood has not yet quantified any of these adjustments, other than the estimated transaction expenses associated with the Merger discussed previously in this paragraph. The impact of most of these adjustments is expected to be recorded in the third quarter of fiscal year 1996.

     For consistency of presentation, certain amounts in the historical financial statements have been reclassified in the unaudited pro forma combined condensed financial statements.

NOTE 2. PRO FORMA ADJUSTMENTS

  A. STOCKHOLDERS' EQUITY

     The combined pro forma equity account of Richfood reflects the combination of the equity accounts for Richfood and Super Rite. Shares of Richfood Common Stock have no par or stated value. Based on the exchange ratio discussed in Note 1 above, Richfood will exchange 9,796,877 shares of Richfood Common Stock for 9,600,075 shares of Super Rite Common Stock (assuming no exercise of outstanding Super Rite stock options prior to the Effective Time).

  B. RETIREMENT OF TREASURY SHARES

     The VSCA, under which Richfood is incorporated, does not provide for treasury shares. To conform Super Rite's accounting principles to Richfood's with respect to this matter, following the Merger, all Super Rite Common Stock held in treasury will be retired.

  C. PER SHARE DATA

     The pro forma average number of shares of Richfood Common Stock outstanding during the periods presented and earnings (loss) before extraordinary loss per common share, earnings from continuing operations per common share and net earnings per common share have been adjusted for each period presented by multiplying the applicable number of shares of Super Rite Common Stock by 1.0205.

  D. RECLASSIFICATION OF LOSS FROM DISCONTINUED OPERATIONS

     The loss from discontinued operations related to retail operations recorded by Richfood in its fiscal 1994 consolidated statement of earnings has been reclassified to loss on disposal of assets for the amount recorded as a writedown of assets, and to sales, cost of sales, operating and administrative expenses and income taxes for the portion related to operating losses for the period November 27, 1993, through April 30, 1994, since subsequent to the Merger, Super Rite, as Richfood's wholly-owned subsidiary, will continue to operate retail stores.

NOTE 3. SUPER RITE FOODS SENIOR NOTES

     As of July 22, 1995, there were outstanding $75 million in principal amount of Super Rite Foods' 10 5/8% Senior Subordinated Notes, due April 1, 2002 (the "Super Rite Foods Senior Notes"). The Super Rite Foods Senior Notes provide that, within 30 days following the occurrence of certain events constituting a "Change in Control," Super Rite Foods must offer to repurchase all of the Super Rite Foods Senior Notes at 101% of their principal amount. The Merger will constitute a Change of Control and Super Rite Foods expects to make the repurchase offer as required. However, because the Super Rite Foods Senior Notes recently have traded consistently at prices substantially above 101% of their principal amount, management of Super Rite does not expect that a significant amount of Super Rite Foods Senior Notes will be tendered for repurchase. Accordingly, for purposes of the unaudited pro forma financial information, the Super Rite Foods Senior Notes have not been reclassified as short-term indebtedness.

NOTE 4. SUPER RITE EXTRAORDINARY LOSS

     The unaudited pro forma combined condensed statement of earnings for the fiscal year ended May 1, 1993, does not reflect Super Rite's extraordinary loss of $5,042, net of tax benefit of $3,085, or $(.56) per common share. During fiscal 1993, Super Rite redeemed all of Super Rite Food's outstanding 13 1/4% Senior Subordinated Notes. As a result of this redemption, Super Rite recorded an extraordinary loss, net of income taxes, of approximately $4,436. Also during fiscal 1993, Super Rite entered into a new credit agreement. As a result of the debt refinancing, Super Rite recorded an extraordinary loss, net of income taxes, of approximately $606, which relates to unamortized deferred financing costs of the previous credit agreement.

NOTE 5. SUPER RITE PREFERRED STOCK DIVIDENDS

     The unaudited pro forma combined condensed statement of earnings for the fiscal year ended May 1, 1993, does not reflect the preferred stock dividend of $8,838 paid by Super Rite upon its redemption of Super Rite's Senior Cumulative Redeemable Exchangeable Preferred Stock and Junior Cumulative Redeemable Preferred Stock during fiscal 1993.

                                                                 APPENDIX I







                    AGREEMENT AND PLAN OF REORGANIZATION

                               BY AND BETWEEN

                          RICHFOOD HOLDINGS, INC.

                                    AND

                           SUPER RITE CORPORATION





                         Dated as of June 26, 1995

                             TABLE OF CONTENTS

                                                                       PAGE

                                 ARTICLE I
                                DEFINITIONS

  Section 1.1.   Agreement  . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.2.   Certificates . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.3.   Closing; Closing Date  . . . . . . . . . . . . . . . .   1
  Section 1.4.   Code . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.5.   Confidentiality Agreement  . . . . . . . . . . . . . .   1
  Section 1.6.   Contracts  . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.7.   DGCL . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.8.   DLJ  . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.9.   Effective Time . . . . . . . . . . . . . . . . . . . .   2
  Section 1.10.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.11.  Exchange Act . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.12.  Exchange Agent . . . . . . . . . . . . . . . . . . . .   2
  Section 1.13.  GAAP . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.14.  Governmental Authority . . . . . . . . . . . . . . . .   2
  Section 1.15.  HSR Act  . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.16.  IRS  . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.17.  Joint Proxy Statement/Prospectus . . . . . . . . . . .   2
  Section 1.18.  Knowledge of Richfood  . . . . . . . . . . . . . . . .   2
  Section 1.19.  Knowledge of Super Rite  . . . . . . . . . . . . . . .   2
  Section 1.20.  Law  . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.21.  Material Adverse Effect  . . . . . . . . . . . . . . .   2
  Section 1.22.  Merger . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.23.  Merger Subsidiary  . . . . . . . . . . . . . . . . . .   3
  Section 1.24.  Nasdaq . . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 1.25.  NYSE . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 1.26.  Partnership; Partnerships  . . . . . . . . . . . . . .   3
  Section 1.27.  Permits  . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 1.28.  Plan of Merger . . . . . . . . . . . . . . . . . . . .   3
  Section 1.29.  Registration Statement . . . . . . . . . . . . . . . .   3
  Section 1.30.  Richfood . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 1.31.  Richfood Common Stock  . . . . . . . . . . . . . . . .   3
  Section 1.32.  Richfood Companies . . . . . . . . . . . . . . . . . .   3
  Section 1.33.  Richfood Fiscal 1995 Financial Statements  . . . . . .   3
  Section 1.34.  Richfood SEC Reports . . . . . . . . . . . . . . . . .   3
  Section 1.35.  SEC  . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 1.36.  Securities Act . . . . . . . . . . . . . . . . . . . .   3
  Section 1.37.  Special Meetings . . . . . . . . . . . . . . . . . . .   3
  Section 1.38.  Subsidiary; Subsidiaries . . . . . . . . . . . . . . .   4
  Section 1.39.  Super Rite . . . . . . . . . . . . . . . . . . . . . .   4
  Section 1.40.  Super Rite Common Stock  . . . . . . . . . . . . . . .   4
  Section 1.41.  Super Rite Companies . . . . . . . . . . . . . . . . .   4
  Section 1.42.  Super Rite Indenture . . . . . . . . . . . . . . . . .   4
  Section 1.43.  Super Rite Notes . . . . . . . . . . . . . . . . . . .   4
  Section 1.44.  Super Rite SEC Reports . . . . . . . . . . . . . . . .   4
  Section 1.45.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . .   4
  Section 1.46.  Tax Returns  . . . . . . . . . . . . . . . . . . . . .   4
  Section 1.47.  Wheat  . . . . . . . . . . . . . . . . . . . . . . . .   5

                                 ARTICLE II
                                 THE MERGER

  Section 2.1.   The Merger . . . . . . . . . . . . . . . . . . . . . .   5
  Section 2.2.   Exchange of Certificates . . . . . . . . . . . . . . .   5

                                                                       PAGE


                                ARTICLE III
                       SHAREHOLDER APPROVAL; CLOSING

  Section 3.1.   Shareholder Approval . . . . . . . . . . . . . . . . .   6
  Section 3.2.   Time and Place of Closing  . . . . . . . . . . . . . .   7

                                 ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF RICHFOOD

  Section 4.1.   Organization and Authority of the Richfood Companies .   7
  Section 4.2.   Capitalization . . . . . . . . . . . . . . . . . . . .   7
  Section 4.3.   Authority Relative to this Agreement . . . . . . . . .   8
  Section 4.4.   Consents and Approvals; No Violations  . . . . . . . .   8
  Section 4.5.   Reports  . . . . . . . . . . . . . . . . . . . . . . .   9
  Section 4.6.   Absence of Certain Events  . . . . . . . . . . . . . .   9
  Section 4.7.   Joint Proxy Statement/Prospectus . . . . . . . . . . .  10
  Section 4.8.   Litigation . . . . . . . . . . . . . . . . . . . . . .  10
  Section 4.9.   Employee Benefit Plans . . . . . . . . . . . . . . . .  10
  Section 4.10.  Tax Matters  . . . . . . . . . . . . . . . . . . . . .  11
  Section 4.11.  Compliance with Law  . . . . . . . . . . . . . . . . .  11
  Section 4.12.  Fees and Expenses of Brokers and Others  . . . . . . .  11
  Section 4.13.  Accuracy of Information  . . . . . . . . . . . . . . .  12
  Section 4.14.  Absence of Undisclosed Liabilities . . . . . . . . . .  12
  Section 4.15.  Opinion of Financial Advisor . . . . . . . . . . . . .  12
  Section 4.16.  Accounting Matters . . . . . . . . . . . . . . . . . .  12

                                 ARTICLE V
                       REPRESENTATIONS AND WARRANTIES
                               OF SUPER RITE

  Section 5.1.   Organization and Authority of the Super Rite Companies  12
  Section 5.2.   Capitalization . . . . . . . . . . . . . . . . . . . .  12
  Section 5.3.   Authority Relative to this Agreement . . . . . . . . .  13
  Section 5.4.   Consents and Approvals; No Violations  . . . . . . . .  13
  Section 5.5.   Reports  . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 5.6.   Absence of Certain Events  . . . . . . . . . . . . . .  14
  Section 5.7.   Joint Proxy Statement/Prospectus . . . . . . . . . . .  15
  Section 5.8.   Litigation . . . . . . . . . . . . . . . . . . . . . .  15
  Section 5.9.   Title to and Sufficiency of Assets . . . . . . . . . .  15
  Section 5.10.  Contracts  . . . . . . . . . . . . . . . . . . . . . .  15
  Section 5.11.  Labor Matters  . . . . . . . . . . . . . . . . . . . .  16
  Section 5.12.  Employee Benefit Plans . . . . . . . . . . . . . . . .  16
  Section 5.13.  Tax Matters  . . . . . . . . . . . . . . . . . . . . .  17
  Section 5.14.  Compliance with Law  . . . . . . . . . . . . . . . . .  19
  Section 5.15.  Transactions With Affiliates . . . . . . . . . . . . .  19
  Section 5.16.  Fees and Expenses of Brokers and Others  . . . . . . .  19
  Section 5.17.  Accuracy of Information  . . . . . . . . . . . . . . .  19
  Section 5.18.  Absence of Undisclosed Liabilities . . . . . . . . . .  19
  Section 5.19.  Opinion of Financial Advisor . . . . . . . . . . . . .  20
  Section 5.20.  Accounting Matters . . . . . . . . . . . . . . . . . .  20

                                 ARTICLE VI
                                 COVENANTS

  Section 6.1.   Conduct of the Businesses of Richfood and Super Rite .  20
  Section 6.2.   No Solicitation  . . . . . . . . . . . . . . . . . . .  22
  Section 6.3.   The Registration Statement; Listing  . . . . . . . . .  23
  Section 6.4.   Access to Information; Confidentiality Agreement . . .  24
  Section 6.5.   Best Efforts . . . . . . . . . . . . . . . . . . . . .  24

                                                                       PAGE

  Section 6.6.   Consents . . . . . . . . . . . . . . . . . . . . . . .  24
  Section 6.7.   Public Announcements . . . . . . . . . . . . . . . . .  24
  Section 6.8.   Certain Leases . . . . . . . . . . . . . . . . . . . .  25
  Section 6.9.   Affiliates . . . . . . . . . . . . . . . . . . . . . .  25
  Section 6.10.  Stock Options  . . . . . . . . . . . . . . . . . . . .  25
  Section 6.11.  Letter of Super Rite's Accountants . . . . . . . . . .  26
  Section 6.12.  Letter of Richfood's Accountants . . . . . . . . . . .  26
  Section 6.13.  Opinions of Financial Advisors . . . . . . . . . . . .  26
  Section 6.14.  Registration Rights  . . . . . . . . . . . . . . . . .  26
  Section 6.15.  Indemnification; Insurance . . . . . . . . . . . . . .  30

                                ARTICLE VII
             CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

  Section 7.1.   Conditions Precedent to Each Party's Obligation to
                 Effect the Merger  . . . . . . . . . . . . . . . . . .  30
  Section 7.2.   Conditions Precedent to Obligations of Super Rite  . .  31
  Section 7.3.   Conditions Precedent to Obligations of Richfood.   . .  32

                                ARTICLE VIII
                       TERMINATION; AMENDMENT; WAIVER

  Section 8.1.   Termination  . . . . . . . . . . . . . . . . . . . . .  33
  Section 8.2.   Effect of Termination  . . . . . . . . . . . . . . . .  34
  Section 8.3.   Termination Fee  . . . . . . . . . . . . . . . . . . .  34
  Section 8.4.   Amendment  . . . . . . . . . . . . . . . . . . . . . .  35
  Section 8.5.   Extension; Waiver  . . . . . . . . . . . . . . . . . .  35

                                 ARTICLE IX
                               MISCELLANEOUS

  Section 9.1.   Survival of Representations and Warranties . . . . . .  35
  Section 9.2.   Brokerage Fees and Commissions . . . . . . . . . . . .  35
  Section 9.3.   Entire Agreement; Assignment . . . . . . . . . . . . .  35
  Section 9.4.   Notices  . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 9.5.   Governing Law  . . . . . . . . . . . . . . . . . . . .  36
  Section 9.6.   Descriptive Headings . . . . . . . . . . . . . . . . .  36
  Section 9.7.   Parties in Interest  . . . . . . . . . . . . . . . . .  36
  Section 9.8.   Counterparts . . . . . . . . . . . . . . . . . . . . .  37
  Section 9.9.   Specific Performance . . . . . . . . . . . . . . . . .  37
  Section 9.10.  Fees and Expenses  . . . . . . . . . . . . . . . . . .  37
  Section 9.11.  Severability . . . . . . . . . . . . . . . . . . . . .  37

                                  EXHIBITS

Exhibit 1.18        Knowledge of Richfood
Exhibit 1.19        Knowledge of Super Rite
Exhibit 1.26A       Partnerships of Richfood
Exhibit 1.26B       Partnerships of Super Rite
Exhibit 1.28        Plan of Merger
Exhibit 1.38A       Subsidiaries of Richfood
Exhibit 1.38B       Subsidiaries of Super Rite
Exhibit 3.1A        Certain Shareholders of Super Rite
Exhibit 3.1B        Form of Super Rite Shareholder Letter
Exhibit 4.2         Richfood Options, Warrants, Subscriptions or Other
                       Rights
Exhibit 4.4         Richfood Required Consents
Exhibit 4.10        Tax Matters Concerning Richfood
Exhibit 5.2         Super Rite Outstanding Options, Warrants,
                       Subscriptions or Other Rights
Exhibit 5.4         Super Rite Required Consents
Exhibit 5.6         Adverse Changes Affecting Super Rite
Exhibit 5.8         Super Rite Litigation
Exhibit 5.9         Certain Permitted Liens
Exhibit 5.11        Super Rite Labor Matters
Exhibit 5.12        Super Rite Benefit Plans
Exhibit 5.13        Tax Matters Concerning Super Rite
Exhibit 5.15        Transactions With Affiliates by Super Rite
Exhibit 6.8         Amendments to Certain Leases to be Effected Prior to
Closing
Exhibit 6.9         Form of Super Rite Affiliate Letter
Exhibit 6.14        Certain Super Rite Shareholders
Exhibit 7.3         Forms of Consulting and Non-competition Agreements

                    AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 26, 1995, by and between RICHFOOD HOLDINGS, INC., a Virginia corporation ("Richfood"), and SUPER RITE CORPORATION, a Delaware corporation ("Super Rite").

                                  RECITALS

     WHEREAS, the respective Boards of Directors of Richfood and Super Rite have determined that it is in the best interests of their respective shareholders that the businesses and operations of Richfood and Super Rite be combined; and

     WHEREAS, the parties have determined that the most practical manner to give effect to such combination is through the merger of SR Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Richfood ("Merger Subsidiary"), with and into Super Rite (the "Merger"), with Super Rite to be the surviving corporation of such Merger; and

     WHEREAS, pursuant to the Merger, each outstanding share of Super Rite Common Stock (as hereinafter defined) will be converted into 1.0205 shares of Richfood Common Stock (as hereinafter defined); and

     WHEREAS, for Federal income tax purposes, it is intended that the transactions contemplated by this Agreement shall constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                 ARTICLE I
                                DEFINITIONS

     Section 1.1. Agreement. "Agreement" shall mean this Agreement and Plan of Reorganization, together with the Plan of Merger and other Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.

     Section 1.2. Certificates. "Certificates" shall have the meaning given in Section 2.2 hereof.

     Section 1.3. Closing; Closing Date. "Closing" shall mean the closing conference held pursuant to Section 3.2 hereof, and "Closing Date" shall mean the date on which the Closing occurs.

     Section 1.4. Code. "Code" shall mean, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended.

     Section 1.5. Confidentiality Agreement. "Confidentiality Agreement" shall mean the letter agreement, dated June 15, 1995, between Super Rite and Richfood.

     Section 1.6. Contracts. "Contracts" shall mean contracts, agreements, leases, licenses, arrangements, understandings, relationships and commitments, written or oral.

     Section 1.7.   DGCL.  "DGCL" shall mean the Delaware General
Corporation Law, as amended.

     Section 1.8. DLJ. "DLJ" shall mean Donaldson, Lufkin & Jenrette, financial advisors to Super Rite.

     Section 1.9. Effective Time. "Effective Time" shall have the meaning given in Section 3.1 hereof.

     Section 1.10. ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.11. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Section 1.12. Exchange Agent. "Exchange Agent" shall mean First Union National Bank of North Carolina.

     Section 1.13. GAAP. "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

     Section 1.14. Governmental Authority. "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

     Section 1.15. HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Section 1.16.  IRS.  "IRS" shall mean the Internal Revenue Service.

     Section 1.17. Joint Proxy Statement/Prospectus. "Joint Proxy State-ment/Prospectus" shall mean the Proxy Statement/Prospectus of Richfood and Super Rite included in the Registration Statement and distributed to the shareholders of each company in connection with the Special Meetings.

     Section 1.18. Knowledge of Richfood. "Knowledge of Richfood" shall mean the actual knowledge, after due inquiry, of those officers of Richfood identified on Exhibit 1.18 attached hereto.

     Section 1.19. Knowledge of Super Rite. "Knowledge of Super Rite" shall mean the actual knowledge, after due inquiry, of those officers of Super Rite identified on Exhibit 1.19 attached hereto.

     Section 1.20. Law. "Law" shall mean any federal, state, provincial, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

     Section 1.21. Material Adverse Effect. "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect (or any development which, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect), on the business, assets, financial or other condition, results of operations or prospects of such entity or group of entities taken as a whole; provided, however, that in the case of the Super Rite Companies, the term "Material Adverse Effect" shall exclude any such matter attributable to any failure to extend the existing supply agreement between Super Rite Foods, Inc. and Shoppers Food Warehouse Corp. and certain of its affiliates, and any change in beneficial ownership of a majority of the outstanding capital stock of Shoppers Food Warehouse Corp.

     Section 1.22.  Merger.  "Merger" shall have the meaning given in
Section 2.1 hereof.

     Section 1.23. Merger Subsidiary. "Merger Subsidiary" shall mean SR Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Richfood.

     Section 1.24.  Nasdaq.  "Nasdaq" shall mean The Nasdaq National
Market.

     Section 1.25.  NYSE.  "NYSE" shall mean The New York Stock Exchange,
Inc.

     Section 1.26. Partnership; Partnerships. "Partnership" shall mean any limited or general partnership, joint venture or other business association, other than a Subsidiary, in which any party has a direct or indirect interest (collectively, "Partnerships"), all of such Partnerships of Richfood being listed on Exhibit 1.26A attached hereto and all of such Partnerships of Super Rite being listed on Exhibit 1.26B attached hereto.

     Section 1.27. Permits. "Permits" shall mean permits, licenses and governmental authorizations, registrations and approvals.

     Section 1.28. Plan of Merger. "Plan of Merger" shall mean the plan of merger of Merger Subsidiary with and into Super Rite, in substantially the form attached hereto as Exhibit 1.28.

     Section 1.29. Registration Statement. "Registration Statement" shall mean the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, to be filed by Richfood with the SEC with respect to the Richfood Common Stock to be offered to the holders of Super Rite Common Stock in the Merger.

     Section 1.30. Richfood. "Richfood" shall mean Richfood Holdings, Inc., a Virginia corporation.

     Section 1.31. Richfood Common Stock. "Richfood Common Stock" shall mean the common stock, without par value, of Richfood.

     Section 1.32. Richfood Companies. "Richfood Companies" shall mean Richfood, its Subsidiaries and the Partnerships in which it has an interest.

     Section 1.33.  Richfood Fiscal 1995 Financial Statements.   "Richfood
Fiscal 1995 Financial Statements" shall mean the audited consolidated balance sheet of Richfood as of April 29, 1995, and the audited consolidated statements of earnings, stockholders' equity and cash flows for the fiscal year then ended, together with the notes thereto, a true and correct copy of which has been provided by Richfood to Super Rite.

     Section 1.34. Richfood SEC Reports. "Richfood SEC Reports" shall mean (a) Richfood's Annual Reports on Form 10-K for the fiscal years ended April 30, 1994, and May 1, 1993, and (b) all documents filed by Richfood with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of Richfood's Annual Report on Form 10-K for the fiscal year ended April 30, 1994.

     Section 1.35.  SEC.  "SEC" shall mean the Securities and Exchange
Commission.

     Section 1.36. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Section 1.37. Special Meetings. "Special Meetings" shall mean, collectively, the special or annual meeting of shareholders of Richfood and the special meeting of shareholders of Super Rite called pursuant to
Section 3.1 hereof to consider and approve the transactions contemplated herein, and any adjournments thereof.

     Section 1.38. Subsidiary; Subsidiaries. "Subsidiary" shall mean (i) each corporate entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of directors of such entity, and (ii) each other corporate entity which constitutes a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act (collectively, "Subsidiaries"), all of the Subsidiaries of Richfood being listed on
Exhibit 1.38A attached hereto and all of the Subsidiaries of Super Rite being listed on Exhibit 1.38B attached hereto.

     Section 1.39. Super Rite. "Super Rite" shall mean Super Rite Corporation, a Delaware corporation.

     Section 1.40. Super Rite Common Stock. "Super Rite Common Stock" shall mean the Common Stock, no par value, $.01 stated value per share, of Super Rite.

     Section 1.41. Super Rite Companies. "Super Rite Companies" shall mean Super Rite, its Subsidiaries and the Partnerships in which it has an interest.

     Section 1.42. Super Rite Indenture. "Super Rite Indenture" shall mean the Indenture, dated as of April 1, 1992, by and among Super Rite Foods, Inc., certain guarantors named therein and Dauphin Deposit Bank and Trust Company, as trustee, pursuant to which the Super Rite Notes were issued.

     Section 1.43. Super Rite Notes. "Super Rite Notes" shall mean the 10 5/8% Senior Subordinated Notes due 2002 issued by Super Rite Foods, Inc., a Delaware corporation and wholly-owned subsidiary of Super Rite.

     Section 1.44. Super Rite SEC Reports. "Super Rite SEC Reports" shall mean (a) Super Rite's Annual Reports on Form 10-K for the fiscal years ended March 4, 1995, February 26, 1994, and February 27, 1993, and (b) all documents filed by Super Rite with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of Super Rite's Annual Report on Form 10-K for the fiscal year ended March 4, 1995.

     Section 1.45. Taxes. "Taxes" shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign Governmental Authority or any political subdivision thereof, including without limitation income, gross receipts, ad valorem, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

     Section 1.46. Tax Returns. "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign
Governmental Authority, or otherwise retained, with respect to Taxes, the Richfood Benefit Plans (as defined in Section 4.9 hereof) or the Super Rite Benefit Plans (as defined in Section 5.12 hereof).

     Section 1.47. Wheat. "Wheat" shall mean Wheat, First Securities, Inc., d/b/a Wheat First Butcher Singer, financial advisors to Richfood.

                                 ARTICLE II
                                 THE MERGER

     Section 2.1. The Merger. (a) Richfood has formed Merger Subsidiary as a wholly-owned subsidiary under the laws of the State of Delaware. Subject to the terms and conditions of this Agreement, Richfood will cause Merger Subsidiary to execute and deliver the Plan of Merger, and Richfood, as the sole shareholder of Merger Subsidiary, will approve the execution, delivery and performance of the Plan of Merger by Merger Subsidiary.

     (b) Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, Merger Subsidiary shall be merged with and into Super Rite in accordance with the provisions of, and with the effects provided in, Subchapter IX of the DGCL (the "Merger"). Super Rite shall be the surviving corporation resulting from the Merger and as a result shall become a wholly-owned subsidiary of Richfood and shall continue to be governed by the laws of the State of Delaware. The Plan of Merger provides for the terms and conditions of the Merger, which terms and conditions are incorporated herein and made a part of this Agreement by reference.

     (c) Pursuant to the Merger, each share of Super Rite Common Stock outstanding immediately prior to the Effective Time (other than shares of Super Rite Common Stock held by Richfood, if any, which shares shall be cancelled in the Merger) shall be converted into and become 1.0205 shares of Richfood Common Stock.

     (d) No fraction of a share of Richfood Common Stock shall be issued in connection with the conversion of Super Rite Common Stock in the Merger and the distribution of Richfood Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest) equal to the same fraction of the market value of a full share of Richfood Common Stock, computed on the basis of the mean of the high and low sales prices of Richfood Common Stock as reported on Nasdaq on the first full day on which the Richfood Common Stock is traded on Nasdaq after the Effective Time.

     (e) Richfood and Super Rite agree to use their best efforts to cause the Merger to be consummated in accordance with the terms of the Plan of Merger.

     Section 2.2.   Exchange of Certificates.

     (a) Prior to the Effective Time, Richfood shall appoint the Exchange Agent to act as the exchange agent in connection with the Merger. From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Super Rite Common Stock (the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of Richfood Common Stock into which such holder's shares were converted in the Merger (together with cash in lieu of fractional shares). Immediately prior to the Effective Time, Richfood will deliver to the Exchange Agent, in trust for the benefit of the holders of Super Rite Common Stock, shares of Richfood Common Stock (together with cash in immediately available funds in an amount sufficient to pay cash in lieu of fractional shares, as provided in Section 2.1 hereof) necessary to make the exchanges contemplated by
Section 2.1 hereof on a timely basis.

     (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Super Rite Common Stock as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates in exchange for shares of Richfood Common Stock (together with cash in lieu of fractional shares). Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor shares of Richfood Common Stock as set forth in the Plan of Merger (together with cash in lieu of fractional shares), and such Certificate shall forthwith be cancelled. No holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from Richfood until the surrender of such holder's Certificate for a certificate or certificates representing shares of Richfood Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Richfood Common Stock represented by the certificates issued upon surrender. If delivery of Richfood Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered or if any certificate for shares of Richfood Common Stock is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Richfood that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this
Section 2.2, each Certificate shall represent for all purposes only the right to receive shares of Richfood Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1 hereto, without any interest thereon.

     (c) After the Effective Time, there shall be no transfers on the stock transfer books of Super Rite of the shares of Super Rite Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Richfood or Super Rite for transfer, they shall be cancelled and exchanged for shares of Richfood Common Stock (and cash in lieu of fractional shares) as provided in Section
2.1 hereof, in accordance with the procedures set forth in this Section
2.2.

     (d) Any shares of Richfood Common Stock (and any accrued dividends and distributions thereon), and any cash delivered to the Exchange Agent for payment in lieu of fractional shares, that remain unclaimed by the former shareholders of Super Rite on the first anniversary of the Effective Time shall be delivered by the Exchange Agent to Richfood. Any former shareholders of Super Rite who have not theretofore complied with this
Section 2.2 shall thereafter look only to Richfood for satisfaction of their claim for the consideration set forth in the Plan of Merger, without any interest thereon. Notwithstanding the foregoing, neither Richfood nor Super Rite shall be liable to any holder of shares of Super Rite Common Stock for any shares of Richfood Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                ARTICLE III
                       SHAREHOLDER APPROVAL; CLOSING

     Section 3.1. Shareholder Approval. (a) This Agreement shall be submitted for consideration and approval to the holders of shares of Richfood Common Stock at a special or annual meeting of shareholders duly held for such purpose by Richfood.

     (b) This Agreement and the Plan of Merger shall be submitted for consideration and approval to the holders of shares of Super Rite Common Stock at a special meeting of shareholders duly held for such purpose by Super Rite. Each of the shareholders of Super Rite identified in Exhibit 3.1A hereto, being the holders of a majority of the outstanding shares of Super Rite Common Stock, has duly executed and delivered to Richfood a letter agreement in the form of Exhibit 3.1B hereto with respect to, among other things, such shareholder's agreement to vote all shares of Super Rite Common Stock over which such shareholder exercises voting control for approval of this Agreement and the Plan of Merger at the Super Rite Special Meeting.

     (c) Richfood and Super Rite shall coordinate and cooperate with respect to the timing of the Special Meetings and shall endeavor to hold such meetings on the same day and as soon as practicable after the date hereof. The respective Boards of Directors of Richfood and Super Rite shall recommend that their respective shareholders approve this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, and such recommendation shall be contained in the Joint Proxy Statement/Prospectus. On the first business day on or by which (i) this Agreement and the Plan of Merger have been duly approved by the requisite vote of the holders of shares of Richfood Common Stock and Super Rite Common Stock, and (ii) the Closing of the transactions contemplated by this Agreement and the Plan of Merger shall have occurred, or such later date as shall be agreed upon by Richfood and Super Rite, a certificate of merger shall be filed in accordance with the DGCL, and the Merger shall become effective in accordance with the terms of the Plan of Merger at the time and date contemplated therein (such time and date being referred to herein as the "Effective Time").

     Section 3.2. Time and Place of Closing. The Closing of the transactions contemplated by this Agreement and the Plan of Merger will take place at 11:00 A.M. on a date mutually agreed upon by the parties hereto, which shall be no later than the third business day following the date on which all of the conditions to the obligations of the parties hereunder set forth in Article VII hereof have been satisfied or waived. The place of Closing shall be at such place as may be mutually agreed upon by the parties hereto.

                                 ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF RICHFOOD

     Richfood represents and warrants to Super Rite as follows:

     Section 4.1. Organization and Authority of the Richfood Companies. Each of the Richfood Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Richfood Companies has full corporate or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Richfood Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Richfood Companies. Exhibit 1.38A constitutes a true and complete list of all of the Subsidiaries of Richfood, and Exhibit 1.26A constitutes a true and complete list of all of the Partnerships in which Richfood has an interest. The copies of the Amended and Restated Articles of Incorporation and Bylaws of Richfood which have been delivered to Super Rite are complete and correct and in full force and effect on the date hereof.

     Section 4.2. Capitalization. (a) Richfood's authorized equity capitalization consists of 60,000,000 shares of Richfood Common Stock and 5,000,000 shares of preferred stock, without par value per share. As of the close of business on June 20, 1995, 21,424,459 shares of Richfood

Common Stock and no shares of Richfood preferred stock were issued and outstanding. Such shares of Richfood Common Stock constituted all of the issued and outstanding shares of capital stock of Richfood as of such date. All issued and outstanding shares of Richfood Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of Richfood's Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed in Exhibit 1.38A hereto, owned by Richfood, directly or indirectly, free and clear of all liens, claims, charges or encumbrances. Except for the declaration and payment of dividends in the ordinary course of business, Richfood has not, subsequent to April 29, 1995, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Richfood Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Except as set forth on Exhibit 4.2 attached hereto, there are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of any of the Richfood Companies, and there are no Contracts pursuant to which any of the Richfood Companies is bound to sell or issue any shares of its capital stock. All outstanding shares of Richfood Common Stock are duly included for trading on Nasdaq.

     (b) All of the shares of Richfood Common Stock to be issued to holders of Super Rite Common Stock in the Merger have been duly authorized for issuance and, when issued in accordance with the Plan of Merger, will be validly issued, fully paid and nonassessable, and will not be subject to and will not be issued in violation of any preemptive rights.

     Section 4.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Richfood are within the corporate power of Richfood. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Richfood and no other corporate proceedings on the part of Richfood are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than the approval of the transactions contemplated in this Agreement by a majority of the total votes cast by holders of Richfood Common Stock at the Richfood Special Meeting in accordance with Section 5(i) of Schedule D,
Part III of the By-Laws of the National Association of Securities Dealers, Inc.). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Richfood and (assuming the due authorization, execution and delivery hereof and thereof by Super Rite) constitute or will constitute valid and binding agreements of Richfood, enforceable against Richfood in accordance with their respective terms.

     Section 4.4. Consents and Approvals; No Violations. Except for (i) any applicable requirements of the Securities Act, the Exchange Act, the HSR Act and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing and recordation of a certificate of merger as required by the DGCL and (iii) those required filings, registrations, consents and approvals listed on Exhibit 4.4 attached hereto, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by Richfood or for the consummation by Richfood of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Richfood will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents of any of the Richfood Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of the Richfood Companies with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which any of the Richfood Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Richfood Companies or any of their properties or assets except, in the case of subsections (ii) or (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the Richfood Companies and that will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.5. Reports. The Richfood SEC Reports complied, as of their respective dates of filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the Richfood SEC Reports and in the Richfood Fiscal 1995 Financial Statements fairly presented the consolidated financial position of the Richfood Companies as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented the results of operations and cash flows of the Richfood Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the Richfood SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC. Each of the financial statements (including the related notes and schedules) included in the Richfood SEC Reports and in the Richfood Fiscal 1995 Financial Statements was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for Richfood, none of the Richfood Companies is required to file any forms, reports or other documents with the SEC, Nasdaq, the NYSE or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws. Since May 1, 1994, Richfood has timely filed all reports, registration statements and other filings to be filed by it with the SEC.

     Section 4.6. Absence of Certain Events. Except as set forth in the Richfood SEC Reports filed prior to the date of this Agreement or in the Richfood Fiscal 1995 Financial Statements, since April 29, 1995, none of the Richfood Companies has suffered any change in its business, financial condition or results of operations that has had or will have a Material Adverse Effect upon the Richfood Companies. Except as disclosed in the Richfood SEC Reports or in the Richfood Fiscal 1995 Financial Statements, or as otherwise specifically contemplated by this Agreement, there has not been since April 29, 1995: (i) any labor dispute that has had or is expected to have a Material Adverse Effect upon the Richfood Companies;
(ii) any change in the accounting policies or practices of Richfood; or
(iii) any damage, destruction or loss, whether covered by insurance or not, which had or will have a Material Adverse Effect upon the Richfood Companies.

     Section 4.7. Joint Proxy Statement/Prospectus. None of the information with respect to the Richfood Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Richfood Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Richfood with respect to information supplied by Super Rite or any affiliate of Super Rite for inclusion in the Joint Proxy Statement/Prospectus.

     Section 4.8. Litigation. There is no action, suit, proceeding or, to the Knowledge of Richfood, investigation pending or, to the Knowledge of Richfood, threatened against or relating to any of the Richfood Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise, that is expected, in the reasonable judgment of Richfood, to have a Material Adverse Effect upon the Richfood Companies or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.9.   Employee Benefit Plans.

     (a) For purposes of this Section, the term "Richfood Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental and other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Richfood Companies or affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate. Any of the Richfood Benefit Plans that is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Richfood ERISA Plan."

     (b) No Richfood Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA. All Richfood Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, the breach or violation of which could have a Material Adverse Effect on the Richfood Companies. Except as reflected in the notes to the Richfood Fiscal 1995 Financial Statements, no Richfood ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

     Section 4.10.  Tax Matters.  Except as set forth on Exhibit 4.10:

     (a) Richfood and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Richfood is the common parent, and such affiliated group files a consolidated federal income tax return;

     (b) each of the Richfood Companies has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

     (c) each of the Richfood Companies has paid or made adequate provision on its books and records in accordance with GAAP for all Taxes covered by such Tax Returns;

     (d) there is not a material amount of unpaid Taxes due and payable by any of the Richfood Companies or by any other person that is or could become a lien on any asset of, or otherwise have a Material Adverse Effect on, the Richfood Companies;

     (e) each of the Richfood Companies has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

     (f) none of the Richfood Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Richfood Companies by any Governmental Authority; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the Richfood Companies, the adverse outcome of which would have a Material Adverse Effect on the Richfood Companies; and any such assertion, assessment, proceeding or litigation disclosed on Exhibit
4.10 hereto is being contested in good faith through appropriate measures, and its status is described in Exhibit 4.10 hereto; and

     (g) the audited consolidated balance sheet included in the Richfood Fiscal 1995 Financial Statements fully and properly reflects, as of the date thereof, the liabilities of Richfood and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes.

     Section 4.11. Compliance with Law. The conduct of the businesses of the Richfood Companies and their use of their assets does not violate or conflict, and has not violated or conflicted, with any Law, which violation or conflict could have a Material Adverse Effect on the Richfood Companies.


     Section 4.12. Fees and Expenses of Brokers and Others. None of the Richfood Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Richfood has engaged Wheat to represent it in connection with such transactions and shall pay all of Wheat's fees and expenses in connection with such engagement.

     Section 4.13. Accuracy of Information. Neither this Agreement nor any other document provided by the Richfood Companies or their employees or agents to Super Rite in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     Section 4.14. Absence of Undisclosed Liabilities. None of the Richfood Companies have, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet of Richfood prepared as of such date in accordance with GAAP, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheet of Richfood as of April 29, 1995, that is included in the Richfood Fiscal 1995 Financial Statements, or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, will not have a Material Adverse Effect on the Richfood Companies. None of the Richfood Companies is a party to any Contract, or subject to any charter or other corporate or partnership restriction, or subject to any judgment, order, writ, injunction, decree, rule or regulation, which will have a Material Adverse Effect on the Richfood Companies.

     Section 4.15. Opinion of Financial Advisor. Richfood has received the opinion of Wheat to the effect that, as of June 26, 1995, the exchange ratio contemplated in the Plan of Merger is fair to the holders of shares of Richfood Common Stock from a financial point of view.

     Section 4.16. Accounting Matters. To the Knowledge of Richfood, neither Richfood nor any of its "affiliates" or "associates" (as such terms are defined in Rule 12b-2 adopted under the Exchange Act) has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Super Rite or any of its affiliates or associates) would prevent Richfood from accounting for the business combination to be effected in accordance herewith as a pooling of interests.

                                 ARTICLE V
                       REPRESENTATIONS AND WARRANTIES
                               OF SUPER RITE

     Super Rite represents and warrants to Richfood as follows:

     Section 5.1. Organization and Authority of the Super Rite Companies. Each of the Super Rite Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Super Rite Companies has full corporate or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Super Rite Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Super Rite Companies. Exhibit 1.38B constitutes a true and complete list of all of the Subsidiaries of Super Rite, and Exhibit 1.26B constitutes a true and complete list of all of the Partnerships in which Super Rite has an interest. The copies of the Restated Certificate of Incorporation and By-laws of Super Rite which have been delivered to Richfood are complete and correct and in full force and effect on the date hereof.

     Section 5.2. Capitalization. Super Rite's authorized equity capitalization consists of 30,000,000 shares of Super Rite Common Stock, no par value, $.01 stated value per share, and 15,000,000 shares of preferred stock, $,01 par value per share. As of the close of business on June 20, 1995, 9,572,510 shares of Super Rite Common Stock and no shares of Super Rite preferred stock were issued and outstanding. Such shares of Super Rite Common Stock constituted all of the issued and outstanding shares of capital stock of Super Rite as of such date. All issued and outstanding shares of Super Rite Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of Super Rite's Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed on Exhibit 1.38B hereto, owned by Super Rite, directly or indirectly, free and clear of all liens, claims, charges or encumbrances. Except for the declaration and payment of dividends in the ordinary course of business, Super Rite has not, subsequent to March 4, 1995, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Super Rite Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Except as set forth on Exhibit 5.2 attached hereto, there are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of any of the Super Rite Companies, and there are no Contracts pursuant to which any of the Super Rite Companies is bound to sell or issue any shares of its capital stock. All outstanding shares of Super Rite Common Stock are duly included for trading on Nasdaq.

     Section 5.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Super Rite are within the corporate power of Super Rite. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Super Rite and no other corporate proceedings on the part of Super Rite are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, the approval of the Plan of Merger by a majority of the outstanding shares of Super Rite Common Stock at the Super Rite Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Super Rite and (assuming the due authorization, execution and delivery hereof and thereof by Richfood) constitute or will constitute valid and binding agreements of Super Rite, enforceable against Super Rite in accordance with their respective terms.

     Section 5.4. Consents and Approvals; No Violations. Except for (i) any applicable requirements of the Securities Act, the Exchange Act, the HSR Act, and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing and recordation of a certificate of merger as required by the DGCL and (iii) those required filings, registrations, consents and approvals listed on Exhibit 5.4 attached hereto, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by Super Rite or for the consummation by Super Rite of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Super Rite will (i) conflict with or result in any breach of any provision of the Certificates of Incorporation, by-laws, partnership or joint venture agreements or other organizational documents of any of the Super Rite Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of the Super Rite Companies with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license,

Contract or other instrument or obligation to which any of the Super Rite Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Super Rite Companies or any of their properties or assets except, in the case of subsections (ii) or (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the Super Rite Companies and that will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 5.5. Reports. The Super Rite SEC Reports complied, as of their respective dates of filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the Super Rite SEC Reports fairly presented the consolidated financial position of the Super Rite Companies as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented the results of operations and cash flows of the Super Rite Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the Super Rite SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for Super Rite, none of the Super Rite Companies is required to file any forms, reports or other documents with the SEC, Nasdaq, the NYSE or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws. Since May 1, 1994, Super Rite has timely filed all reports, registration statements and other filings to be filed by it with the SEC.

     Section 5.6. Absence of Certain Events. Except as set forth in the Super Rite SEC Reports filed prior to the date of this Agreement or as otherwise specifically disclosed in Exhibit 5.6 attached hereto, since March 4, 1995, none of the Super Rite Companies has suffered any change in its business, financial condition or results of operations that has had or will have a Material Adverse Effect upon the Super Rite Companies. Except as disclosed in the Super Rite SEC Reports or in Exhibit 5.6 hereto, or as otherwise specifically contemplated by this Agreement, there has not been since March 4, 1995: (i) any entry into any agreement or understanding or any amendment of any agreement or understanding between any of the Super Rite Companies on the one hand, and any of their respective directors, officers or employees on the other hand, providing for employment of any such director, officer or employee or any general or material increase in the compensation, severance or termination benefits payable or to become payable by any of the Super Rite Companies to any of their respective directors, officers or employees (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement

(including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such director, officer or employee; (ii) any labor dispute that has had or is expected to have a Material Adverse Effect upon the Super Rite Companies; (iii) any entry by any of the Super Rite Companies into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any mortgage, pledge, lien or encumbrances made on any of the properties or assets of any of the Super Rite Companies) other than in the ordinary and usual course of business; (iv) any change in the accounting policies or practices of Super Rite; (v) any damage, destruction or loss, whether covered by insurance or not, which has had or will have a Material Adverse Effect upon the Super Rite Companies; or (vi) any agreement to do any of the foregoing.

     Section 5.7. Joint Proxy Statement/Prospectus. None of the information with respect to the Super Rite Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Super Rite Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Super Rite with respect to information supplied by Richfood or any affiliate of Richfood for inclusion in the Joint Proxy Statement/Prospectus.

     Section 5.8. Litigation. Except as set forth in Exhibit 5.8 attached hereto, there is no action, suit, proceeding or, to the Knowledge of Super Rite, investigation pending or, to the Knowledge of Super Rite, threatened against or relating to any of the Super Rite Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise, that is expected, in the reasonable judgment of Super Rite, to have a Material Adverse Effect upon the Super Rite Companies or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Section 5.9. Title to and Sufficiency of Assets. As of the date hereof the Super Rite Companies own, and as of the Effective Time the Super Rite Companies will own, good and marketable title to all of their assets (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except as disclosed on Exhibit 5.9 attached hereto. Such assets, together with all assets held by the Super Rite Companies under leases, include all tangible and intangible assets, Contracts and rights necessary or required for the operation of the businesses of the Super Rite Companies in accordance with past practice.

     Section 5.10. Contracts. (a) Prior to the date hereof, Super Rite has provided Richfood with access to true and correct copies of all of the Contracts to which any Super Rite Company is a party that constitute: (i) a lease of any interest in any real property; (ii) a lease of any personal property with aggregate annual rental payments in excess of $100,000; (iii) an option to acquire or lease any interest in real property or a right of first refusal with respect thereto; (iv) an agreement to purchase or sell a capital asset or an interest in any business entity for a price in excess of $100,000 or a right of first refusal with respect thereto; (v) an agreement relating to the borrowing or lending of money or the purchase or sale of securities; (vi) a guaranty, contribution agreement or other agreement that includes any indemnification, contribution or support obligation; (vii) an agreement limiting in any respect the ability of any Super Rite Company to compete in any line of business or with any person;
(viii) a customer supply or requirements agreement or an agreement with a vendor to which any of the Super Rite Companies is a party or by which any of the Super Rite Companies is bound; (ix) an employment or consulting agreement to which any of the Super Rite Companies is a party or by which any of the Super Rite Companies is bound; and (ix) any other agreement involving an amount over its term in excess of $100,000. The Super Rite Companies have performed and, to the Knowledge of Super Rite, every other party has performed, each material term, covenant and condition of each of the Contracts to which any Super Rite Company is a party that is to be performed by any of them at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a default by any Super Rite Company or, to the Knowledge of Super Rite, any other party under any of the Contracts to which any Super Rite Company is a party, and, to the Knowledge of Super Rite, no party to any of the Contracts to which any Super Rite Company is a party intends to cancel, terminate or exercise any option under any of such Contracts.

     (b) With respect to each customer supply or requirements agreement and vendor agreement to which any of the Super Rite Companies is a party, the copy of such agreement that has been provided by Super Rite to Richfood accurately discloses: (i) the remaining term of such agreement; (ii) all incentive or other payments paid or to be paid thereunder by any Super Rite Company after March 4, 1995; (iii) all purchase commitments or minimum purchase guarantees binding on any of the Super Rite Companies for periods after March 4, 1995; and (iv) any deviation in the economic terms thereof from and after March 4, 1995, from those that were in effect under such agreements (or under any similar predecessor agreements) over the course of Super Rite's entire fiscal year ended March 4, 1995.

     Section 5.11.  Labor Matters.  (a)  Except as set forth in Exhibit
5.11 attached hereto, with respect to employees of the Super Rite
Companies: (i) to the Knowledge of Super Rite, no senior executive, key employee or group of employees has any plans to terminate employment with any of the Super Rite Companies; (ii) there is no unfair labor practice charge or complaint against any Super Rite Company pending or, to the Knowledge of Super Rite, threatened before the National Labor Relations Board or any other comparable authority; (iii) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of Super Rite, no claims therefor exist or have been threatened; and (iv) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the Knowledge of Super Rite, proposed or threatened against any Super Rite Company relating to employment, employment practices, terms and conditions of employment or wages and hours.

     (b) Except as described in Exhibit 5.11 attached hereto, no Super Rite Company has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and no Super Rite Company has recognized any Labor Organization as the collective bargaining representative of any of its employees.

     Section 5.12.  Employee Benefit Plans.

     (a) For purposes of this Section, the term "Super Rite Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental and other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Super Rite Companies or affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Super Rite Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Super Rite ERISA Plan."

     (b) Except as set forth on Exhibit 5.12 hereto, no Super Rite Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA. As to any multiemployer plan set forth on Exhibit 5.12 hereto, prior to the date hereof Super Rite has provided to Richfood a true and correct copy of any estimate of the "withdrawal liability" that would arise if Super Rite were to withdraw or cause a withdrawal from such plan that is within the Knowledge of Super Rite. All Super Rite Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, the breach or violation of which could have a Material Adverse Effect on the Super Rite Companies. No Super Rite Benefit Plan provides for post-retirement medical benefit obligations (without regard to COBRA obligations). Except as set forth on Exhibit 5.12 hereto, no Super Rite ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

     (c) Exhibit 5.12 hereto is a true and correct list of all Super Rite Benefit Plans. Super Rite has provided Richfood with access to true and correct copies of each governing document for each Super Rite Benefit Plan, together with the most recent summary plan description, annual report and audited financial statement for each such plan and the actuarial report for any Super Rite Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan.

     Section 5.13.  Tax Matters.

     (a)  Except as set forth on Exhibit 5.13:

               (1) Super Rite and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Super Rite is the common parent, such affiliated group files a consolidated federal income tax return and neither Super Rite nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

               (2) each of the Super Rite Companies has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax returns is accurate and complete in all material respects;

               (3) each of the Super Rite Companies has paid or made adequate provision on its books and records in accordance with GAAP for all Taxes covered by such Tax Returns;

               (4) each of the Super Rite Companies is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-8 and Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign laws;

               (5) there is not a material amount of unpaid Taxes due and payable by any of the Super Rite Companies or by any other person that is or could become a lien on any asset of, or otherwise have a Material Adverse Effect on, the Super Rite Companies;

               (6) each of the Super Rite Companies has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

               (7) none of the Super Rite Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Super Rite Companies by any Governmental Authority; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the Super Rite Companies; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the Super Rite Companies, the adverse outcome of which would have a Material Adverse Effect on the Super Rite Companies; and any such assertion, assessment, proceeding or litigation disclosed on Exhibit 5.13 hereto is being contested in good faith through appropriate measures, and its status is described in Exhibit
5.13 hereto;

               (8) none of the Super Rite Companies has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Code and the regulations thereunder;

               (9) none of the Super Rite Companies is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state or local Law, and Super Rite has no Knowledge that any Governmental Authority has proposed any such adjustment;

               (10) none of the Super Rite Companies is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of sections 162(m) or 280G of the Code;

               (11) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which Super Rite is the common parent which would have a Material Adverse Effect on the Super Rite Companies if taken into account; and

               (12) the most recent audited consolidated balance sheet included in the Super Rite SEC Reports fully and properly reflects, as of the date thereof, the liabilities of Super Rite and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes.

     (b) Exhibit 5.13 describes all material and continuing Tax elections, consents and agreements made by or affecting any of the Super Rite Companies, lists all types of material Taxes paid and Tax Returns filed by or on behalf of any of the Super Rite Companies and expressly indicates each Tax with respect to which any of the Super Rite Companies is or has been included in a consolidated, unitary or combined return.

     Section 5.14. Compliance with Law. The conduct of the businesses of the Super Rite Companies and their use of their assets does not violate or conflict, and has not violated or conflicted, with any Law, which violation or conflict could have a Material Adverse Effect on the Super Rite Companies.

     Section 5.15. Transactions With Affiliates. For purposes of this Section, the term "Affiliate" shall mean (a) any holder of 5% or more of the voting securities of Super Rite, (b) any director, officer or employee of the Super Rite Companies, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the Super Rite Companies or (d) any member of the immediate family of any of such persons. Except as set forth in
Exhibit 5.15 attached hereto, since March 4, 1995, the Super Rite Companies have not, in the ordinary course of business or otherwise, (a) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (b) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of one or more of the Super Rite Companies), (c) entered into or modified in any manner any Contract with, or (d) borrowed any money from, or made or forgiven any loan or other advance to, any Affiliate. Except as set forth in Exhibit 5.15, (a) the Contracts of the Super Rite Companies do not include any obligation or commitment between any of the Super Rite Companies and any Affiliate, (b) the assets of the Super Rite Companies do not include any receivable or other obligation or commitment from an Affiliate to any of the Super Rite Companies and (c) the liabilities of the Super Rite Companies do not include any payable or other obligation or commitment from any of the Super Rite Companies to any Affiliate. To the Knowledge of Super Rite and except as set forth in Exhibit 5.15 hereto, no Affiliate of any of the Super Rite Companies is a party to any Contract with any customer or supplier of Super Rite that affects in any manner the business, financial condition or results of operation of any of the Super Rite Companies.

     Section 5.16. Fees and Expenses of Brokers and Others. None of the Super Rite Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Super Rite has engaged DLJ to represent it in connection with such transactions, and shall pay all of DLJ's fees and expenses in connection with such engagement.

     Section 5.17. Accuracy of Information. Neither this Agreement nor any other document provided by the Super Rite Companies or their employees or agents to Richfood in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     Section 5.18. Absence of Undisclosed Liabilities. None of the Super Rite Companies have, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet of Super Rite prepared as of such date, in accordance with GAAP, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheet of Super Rite as of

March 4, 1995, included in the Super Rite SEC Reports or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, would not have a Material Adverse Effect on the Super Rite Companies. None of the Super Rite Companies is a party to any Contract, or subject to any charter or other corporate or partnership restriction, or subject to any judgment, order, writ, injunction, decree, rule or regulation, which will have a Material Adverse Effect on the Super Rite Companies.

     Section 5.19. Opinion of Financial Advisor. Super Rite has received the opinion of DLJ to the effect that, as of June 26, 1995, the exchange ratio contemplated in the Plan of Merger is fair to the holders of shares of Super Rite Common Stock from a financial point of view.

     Section 5.20. Accounting Matters. To the Knowledge of Super Rite, neither Super Rite nor any of its "affiliates" or "associates" (as such terms are defined in Rule 12b-2 adopted under the Exchange Act) has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Richfood or any of its affiliates or associates) would prevent Richfood from accounting for the business combination to be effected in accordance herewith as a pooling of interests.

                                 ARTICLE VI
                                 COVENANTS

     Section 6.1.   Conduct of the Businesses of Richfood and Super Rite.

     (a) Except as otherwise expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Super Rite Companies will conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and will use their respective reasonable best efforts to preserve intact their respective business organizations, to keep available the services of their officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, none of the Super Rite Companies will, without the prior written consent of Richfood:

          (i) amend its Articles or Certificate of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents;

          (ii) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, except as required by the terms of any Super Rite Benefit Plan existing on the date hereof, or any options, warrants, rights or other securities outstanding as of the date hereof and disclosed pursuant to this Agreement;

          (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of their respective Subsidiaries and Partnerships, except that Super Rite may declare and pay dividends in the ordinary course of business consistent with its past practices;

          (iv) except in the ordinary course of business (A) incur or assume any Funded Debt (as defined below) not currently outstanding, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person, other than a Subsidiary or Partnership, (C) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees and non-affiliated retail grocery customers in accordance with past practice),
(D) enter into any Contract, or alter, amend, modify or exercise any option under any existing Contract, other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement or
(E) authorize any single capital expenditure which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $1.0 million, other than capital expenditures pursuant to Contracts entered into prior to the date hereof or reflected in Super Rite's fiscal 1996 capital budget previously furnished to Richfood;

          (v) adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing;

          (vi) acquire, sell, lease or dispose of any material assets outside the ordinary course of business;

          (vii) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices;

          (viii) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

          (ix) except for the payment of professional fees, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Super Rite's fiscal 1995 financial statements or incurred in the ordinary course of business since the date thereof; or

          (x) hold any meeting of its shareholders except to the extent required by the request of the shareholders entitled to call a meeting under Super Rite's bylaws or the DGCL;

          (xi) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VII not being satisfied as of the Closing Date; or

          (xii) agree in writing or otherwise to take any of the foregoing actions.

     For purposes of this Section, "Funded Debt" shall mean, without duplication, (i) all indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets, in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), but excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt to the extent the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all rentals payable under capitalized leases, and (iii) all guaranties of Funded Debt of others.

     (b) Except as otherwise expressly provided in this Agreement, prior to the Effective Time, Richfood will not, without the prior written consent of Super Rite:

          (i) amend its Amended and Restated Articles of Incorporation or Bylaws;

          (ii) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, except as required by the terms of any Richfood Benefit Plan existing on the date hereof, or any options, warrants, rights or other securities outstanding as of the date hereof and disclosed pursuant to this Agreement;

          (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except that Richfood may declare and pay dividends in the ordinary course of business consistent with its past practices;

          (iv) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices;

          (v) hold any meeting of its shareholders except to the extent required by the request of the shareholders entitled to call a meeting under Richfood's Bylaws or the Virginia Stock Corporation Act;

          (vi) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VII not being satisfied as of the Closing Date; or

          (vii) agree in writing or otherwise to take any of the foregoing actions.

     (c) Richfood and Super Rite agree that, during the period from the date of this Agreement to the Effective Time: (i) they will cause representatives of their respective companies to meet, no less frequently than monthly, to discuss the operations and business prospects of their companies; and (ii) Super Rite will promptly advise Richfood of the occurrence of any Material Adverse Effect with respect to the Super Rite Companies, and Richfood will promptly advise Super Rite of the occurrence of any Material Adverse Effect with respect to the Richfood Companies.

     Section 6.2. No Solicitation. Super Rite agrees that it shall not, after the date hereof and before the Effective Time, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, any Super Rite Company or any business combination involving any Super Rite Company or, except to the extent required by fiduciary obligations under applicable Law as advised by counsel, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Super Rite shall promptly advise Richfood if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made, shall promptly inform Richfood of all the terms and conditions thereof, and shall furnish to Richfood copies of any such written proposal or offer and the contents of any communications in response thereto. Super Rite shall not waive any provisions of any "standstill" agreements between Super Rite and any party, except to the extent that such waiver is, as advised by counsel, required by fiduciary obligations under applicable Law.

     Section 6.3.   The Registration Statement; Listing.

     (a) Super Rite and Richfood shall, as soon as practicable following the execution of this Agreement, file with the SEC a draft of the Joint Proxy Statement/Prospectus (in a form mutually agreeable to Super Rite and Richfood) as preliminary proxy materials under the Exchange Act, and shall seek confidential treatment with respect thereto. Super Rite and Richfood shall cooperate to respond promptly to any comments made by the SEC with respect thereto.

     (b) Upon resolution of any SEC comments with respect to the draft Joint Proxy Statement/Prospectus, or at such other time as may be mutually determined by the parties hereto, Richfood shall file the Registration Statement (including the then-current draft of the Joint Proxy
Statement/Prospectus) with the SEC, and shall:

          (i) after consultation with Super Rite, respond promptly to any comments made by the SEC with respect thereto; provided, however, that Richfood will not file any amendment or supplement to the Registration Statement without first furnishing to Super Rite a copy thereof for its review and will not file any such proposed amendment or supplement to which Super Rite reasonably and promptly objects;

          (ii) use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable, and Richfood and Super Rite shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective shareholders at the earliest practicable time after effectiveness of the Registration Statement;

          (iii) cause the registration or qualification of the Richfood Common Stock to be issued upon conversion of shares of Super Rite Common Stock in accordance with the Plan of Merger under the state securities or "Blue Sky" laws of each state of residence of a record holder of Super Rite Common Stock as reflected in its stock transfer ledger;

          (iv) promptly advise Super Rite (A) when the Registration Statement becomes effective, (B) when, prior to the Effective Time, any amendment to the Registration Statement shall be filed or become effective,
(C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by Richfood of any notification with respect to the suspension of the registration or qualification of Richfood Common Stock for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose;

          (v) use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof; and

          (vi) use its best efforts to cause the shares of Richfood Common Stock to be issued upon conversion of shares of Super Rite Common Stock in accordance with the Plan of Merger to be approved for inclusion upon notice of issuance in Nasdaq.

     If, at any time when the Joint Proxy Statement/Prospectus is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Joint Proxy Statement/Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Joint Proxy Statement/Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, Super Rite and Richfood will cooperate to permit Richfood promptly to prepare and file with the SEC, subject to clause (a) of this Section 6.3, an amendment or supplement that will correct such statement or omission or effect such compliance.

     Section 6.4.   Access to Information; Confidentiality Agreement.

     (a) Between the date of this Agreement and the Effective Time, the parties hereto will give one another and their authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all books and records of one another, will permit one another to make such inspections as each may reasonably request and will cause their officers and those of their Subsidiaries and Partnerships to furnish such financial and operating data and other information with respect to their businesses and properties as may from time to time reasonably be requested. Subject to Section 6.7 hereof, all such information shall be kept confidential in accordance with the Confidentiality Agreement.

     (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect. Each party hereto hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the solicitation of votes of the shareholders of Richfood and Super Rite pursuant to the Joint Proxy Statement/Prospectus and to permit consummation of the transactions contemplated hereby. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 8.1 hereof.

     Section 6.5. Best Efforts. Subject to the terms and conditions herein provided and subject to fiduciary obligations under applicable Law as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Richfood and Super Rite will execute any additional instruments necessary to consummate the transactions contemplated hereby.

     Section 6.6. Consents. Super Rite and Richfood each will use its best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     Section 6.7. Public Announcements. The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. Super Rite and Richfood will consult with each other before issuing any additional press release or otherwise making any additional public statement with respect to this Agreement, the Plan of Merger, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law in the written opinion of such party's counsel or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

     Section 6.8. Certain Leases. Super Rite hereby agrees that, prior to the Effective Time, it shall enter into amendments of certain leases identified on Exhibit 6.8 hereof in accordance with the terms set forth on
Exhibit 6.8 hereof, the form of which amendments shall be reasonably acceptable to Richfood. Richfood agrees that at the Closing it shall execute a guaranty with respect to Super Rite's obligations under such leases, as so amended, which guaranty shall be in a form mutually agreeable to the parties hereto.

     Section 6.9. Affiliates. Super Rite shall use its best efforts to cause each principal executive officer, each director and each other person who may be deemed to be an "affiliate," for purposes of Rule 145 under the Securities Act, of Super Rite to deliver to Richfood at or prior to the Effective Time a written agreement (substantially in the form of Exhibit
6.9 attached hereto) to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Richfood Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Richfood, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-Merger combined operations of Super Rite and Richfood have been filed with the SEC, sent to shareholders of Richfood or otherwise publicly issued. Richfood hereby agrees that it shall file with the SEC, send to its shareholders or otherwise publicly issue capsule financial data covering 30 days of post-Merger combined operations of Super Rite and Richfood as soon as practical after the completion of such 30 day period.

     Section 6.10. Stock Options. (a) Super Rite has advised Richfood, and hereby confirms, that the applicable instruments governing all outstanding options to purchase shares of Super Rite Common Stock (each a "Super Rite Stock Option") provide for both the acceleration of the exercisability of each such option in connection with the transactions contemplated herein, and the cancellation of each such option as of the Effective Time in exchange for a cash payment calculated in accordance with the applicable option agreement (the "Option Cash-out"). The parties hereto have agreed that the Board of Directors of Super Rite shall adopt, and, if necessary, shall recommend to its shareholders for adoption, an amendment to all such governing instruments to (i) confirm the acceleration of the exercisability of each such option in connection with the transactions contemplated herein, (ii) eliminate the Option Cash-out, and instead provide that each such option (as so accelerated) shall remain exercisable (on the terms provided below) subject to the original expiration provisions thereof, and (iii) require Richfood to assume all obligations of Super Rite under such applicable governing instruments. In connection therewith, at the Effective Time, to the extent permitted by the terms of the relevant governing instruments, each Super Rite Stock Option, whether vested or unvested, shall be assumed by Richfood. Unless Super Rite and Richfood shall otherwise agree, each such Super Rite Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Super Rite Stock Option, the same number of shares of Richfood Common Stock as the holder of such Super Rite Stock Option would have been entitled to receive pursuant to the Plan of Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded up to the nearest whole share in the case of Super Rite Stock Options that are non-qualified stock options and rounded down to the nearest whole share in the case of incentive stock options (as defined below)), at a price per share equal to (i) the per share exercise price for the shares of Super Rite Common Stock purchasable pursuant to such Super Rite Stock Option, divided by (ii) 1.0205; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under any of section 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code, subject to the terms and conditions of the relevant governing instruments.

     (b) As soon as practicable after the Effective Time, Richfood shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms) with respect to the shares of Richfood Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Richfood shall administer the option plans assumed pursuant to this Section 6.10 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to extent the option plans complied with such rule prior to the Merger.

     Section 6.11. Letter of Super Rite's Accountants. Super Rite shall use its best efforts to obtain a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Super Rite, in form and substance reasonably satisfactory to Richfood and Super Rite and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 6.12. Letter of Richfood's Accountants. Richfood shall use its best efforts to obtain a letter of KPMG Peat Marwick LLP, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Richfood, in form and substance reasonably satisfactory to Super Rite and Richfood and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 6.13. Opinions of Financial Advisors. Each of Super Rite and Richfood shall use its best efforts to cause DLJ and Wheat, respectively, to provide its opinion, as of a date no earlier than three business days prior to the date that the Joint Proxy Statement/Prospectus is mailed to shareholders of Super Rite and Richfood, as to the fairness of the exchange ratio contemplated in the Plan of Merger to the shareholders of Super Rite and Richfood, respectively, from a financial point of view, as contemplated by this Agreement, and shall include such updated opinions in the Joint Proxy Statement/Prospectus.

     Section 6.14.  Registration Rights.

     (a) Upon the receipt of a written notice within a period of one (1) year after the Closing Date from any of those persons identified on Exhibit
6.14 attached hereto or any trustee holding shares for the benefit of such person (the "Super Rite Group") requesting Richfood in writing to register under the Securities Act shares of Richfood Common Stock held by such persons that represent at least 25% of the shares of Richfood Common Stock received by members of the Super Rite Group in the Merger, Richfood shall promptly notify all other members of the Super Rite Group in writing of the receipt of such request and any member of the Super Rite Group may elect (by written notice sent to Richfood within ten business days from the date of such member's receipt of the aforementioned notice from Richfood) to have any or all of his shares of Richfood Common Stock included in such registration pursuant to this Section 6.14 (such shareholders, together with any shareholders exercising registration rights pursuant to Section 6.14(c) hereof, being hereinafter referred to as "Selling Shareholders"); provided, however, that the aggregate number of shares included in such registration shall not exceed the aggregate number of shares received by the members of the Super Rite Group in the Merger, less the aggregate number of shares as to which members of the Super Rite Group have previously exercised registration rights pursuant to this Section.

     (b) As expeditiously as possible, Richfood will use its reasonable best efforts to cause the offering of all shares designated in such request(s) (the "Shares") to be registered under the Securities Act so as to permit the proposed sale; provided, that (i) the Shares with respect to which such public offering has been requested are reasonably anticipated to have an aggregate price to the public in excess of $25 million, (ii) Richfood and the Selling Shareholders are entitled to register the Shares on Form S-3 (or a successor form) or would be eligible to use such form but for the failure by Richfood to timely file all reports required to be filed by it under the Exchange Act, and (iii) Richfood has not commenced or completed within the previous three months an underwritten public offering.


     (c) For a period of one (1) year after the Closing Date, if Richfood shall at any time propose to file on its own behalf and/or the behalf of any other shareholders a registration statement under the Securities Act for an offering of Richfood Common Stock solely for cash on a form that would also permit registration of shares of Richfood Common Stock held by members of the Super Rite Group, Richfood shall give notice of such proposed registration to each member of the Super Rite Group as promptly as possible, but in any event, at least forty-five (45) days before the initial filing with the SEC of such registration statement, which notice shall set forth the intended method of disposition of the shares proposed to be registered by Richfood. The notice shall offer to include in such filing the aggregate number of shares of Richfood Common Stock as the Selling Shareholders may request (not to exceed the aggregate number of shares received by members of the Super Rite Group in the Merger, less the number of shares as to which members of the Super Rite Group have previously exercised registration rights pursuant to this Section), subject to this Section 6.14(c). Each member of the Super Rite Group desiring to have Richfood Common Stock registered under this Section 6.14(c) shall advise Richfood in writing within ten business days after the date of notice of such offer from Richfood, setting forth the amount of such Richfood Common Stock for which registration is requested. Richfood shall thereupon include in such filing the number of shares of Richfood Common Stock for which registration is so requested, subject to the provisions of
Section 6.14(c)(i)-(iv), and shall use its best efforts to effect registration under the Securities Act of such shares. Notwithstanding the foregoing: (i) Richfood shall not be required to give notice or to include shares in any such registration if the proposed registration is primarily
(A) a registration of a dividend reinvestment, stock option, employee benefit or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another entity; (ii) if Richfood is advised in writing by its underwriters that the inclusion of all or any portion of such shares would in their reasonable opinion jeopardize the success of the proposed offering, Richfood may exclude all or such portion of such shares from registration; (iii) the offering of such shares by the Selling Shareholders shall be on the same terms as the offering by Richfood; (iv) in the event other parties have similar registration rights at the time of the offering, the number of shares to be registered may be limited by Richfood pursuant to clause (ii) of this Section 6.14(c) on a pro rata basis according to the total amount of shares owned by such parties or on such other basis as may be agreed upon by such parties; provided, that no limitation shall apply to shares offered by Richfood for its own account; (v) Richfood may, without the consent of the Selling Shareholders, withdraw such registration statement and abandon the proposed offering in which such persons had requested to participate; and (vi) Richfood shall be under no obligation to any Selling Shareholder pursuant to this Section 6.14(c) unless such persons accept the terms of underwriting agreed upon by Richfood and its underwriters.

     (d) If Richfood is required by the provisions of this Section 6.14 to use its best efforts to effect the registration of any of its securities under the Securities Act, Richfood will, as expeditiously as possible:

          (i) prepare and file with the SEC a registration statement with respect to the Shares and use its best efforts to cause such registration statement to become and remain effective for a period of time (not to exceed 180 days) required for the disposition of the Shares by the Selling Shareholders;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Shares covered by such registration statement until the earlier of such time as all of such Shares have been disposed of in a public offering or the expiration of 180 days;

          (iii) furnish to the Selling Shareholders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Selling Shareholders may reasonably request;

          (iv) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Selling Shareholder shall request (provided, however, that Richfood shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such Selling Shareholder to consummate the disposition in such jurisdiction of the Shares covered by such registration statement;

          (v) furnish, at the request of any Selling Shareholder: (1) an opinion, dated the date of the closing, of counsel representing Richfood for the purposes of such registration, addressed to the underwriters and the Selling Shareholders, or if the Shares are not being sold through underwriters, then to the Selling Shareholders making such request, in each case, customary for the type of offering and including, without limitation, that the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder; and (2) a letter, dated the date of the closing, from the independent certified public accountants of Richfood, addressed to the underwriters, or if such Shares are not being sold through underwriters, then to Richfood and, if feasible, to the Selling Shareholders making such request, substantially to the effect that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Richfood included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration as the underwriters and the Selling Shareholders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the underwriters and the Selling Shareholders may reasonably request; and

          (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earning statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     (e) The obligations of Richfood under this Section 6.14 are subject to the following terms and limitations:

          (i) Richfood shall be entitled to postpone for up to three months in any 12-month period the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 6.14(a) hereof if, at the time it receives a request for such registration, its Board of Directors determines, in its reasonable good faith judgment, that such registration and sale would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving Richfood then under consideration or would otherwise be detrimental to Richfood and its shareholders; provided, however, that the one year period contemplated by Section 6.14(a) shall be tolled at any time when Richfood has postponed a registration pursuant to this paragraph or is excused from registering Shares pursuant to Section 6.14(b)(iii) hereof (unless, in the case of such Section 6.14(b)(iii), Richfood has notified the members of the Super Rite Group in writing that Richfood will waive the application of such Section with respect to the subject underwritten public offering);

          (ii) in the event of a request for registration under Section 6.14(a) hereof, sales shall be made through a nationally recognized investment banking firm selected by Richfood which shall act as managing underwriter;

          (iii) Richfood shall pay all fees and expenses associated with the first registration and offering of shares for the benefit of members of the Super Rite Group pursuant to Section 6.14(a) (including, without limitation, all SEC and state "Blue Sky" filing fees, all fees and expenses of Richfood's counsel and accountants, all underwriting fees, commissions and expenses, all printing and mailing fees, and the fees and expenses of counsel for the underwriters, if applicable (collectively, "Registration Expenses"), but excluding the fees and expenses of any counsel or accountants retained by any member of the Super Rite Group in connection with such registration and offering); provided, however, that in the event of a registration under Section 6.14(a) hereof, Richfood shall not be obligated to pay the costs related to the preparation of any audited financial statements included in any registration statement required to be prepared and filed by it pursuant to Section 6.14(a) hereof as of any date other than the Saturday nearest to April 30 (or the end of its fiscal year, if other than the Saturday nearest to April 30), or for any audited financial statements for any period of less than 12 months or ending on any date other than the Saturday nearest to April 30 (or the end of its fiscal year, if other than the Saturday nearest to April 30). For all other registrations and offerings of shares pursuant to this Section 6.14, the selling Super Rite Group shareholders shall pay, on a pro rata basis, all Registration Expenses and other costs and expenses associated with such registrations and offerings;

          (iv) Richfood shall not be obligated to provide more than a total of two registrations pursuant to Section 6.14(a) and Section 6.14(c) hereof; provided, that in the event any shares are excluded in an initial registration pursuant to Section 6.14(c) or in the event such registration is withdrawn or abandoned by Richfood, the Super Rite Group shareholders shall have additional registration rights pursuant to such subsection until such time as the shares originally proposed to be registered thereunder have been registered pursuant to this Section;

          (v) Richfood, the Selling Shareholders and any underwriter of an offering pursuant to any registration statement provided for in this Section shall have entered into an underwriting agreement or other agreement containing provisions with respect to the indemnification of the aforementioned parties in connection with the preparation and use of such registration statement in form and substance reasonably satisfactory to Richfood and any such underwriter; and

          (vi) it shall be a condition precedent to the obligations of Richfood under this Section 6.14 that the Selling Shareholders shall furnish to Richfood such information regarding the Selling Shareholders, the shares proposed to be sold and the intended method of disposition of such securities as Richfood shall reasonably request.

     (f) The registration rights provided herein may not be assigned, by operation of law or otherwise, to any other person; provided, however, that such registration rights may be assigned to the transferee of any shares of Richfood Common Stock received by a member of the Super Rite Group in the Merger (i) if such transfer occurs by will or pursuant to the laws of descent and distribution, or (ii) if the transferee is a member of the immediate family of any member of the Super Rite Group or is a trust for the benefit of any such persons.

     Section 6.15. Indemnification; Insurance. (a) Except as may be limited by applicable Law, from the Effective Time and for a period of three (3) years thereafter, Richfood shall cause Super Rite to maintain all rights of indemnification existing in favor of the directors and officers of Super Rite on terms no less favorable than those provided in the certificate of incorporation and by-laws of Super Rite on the date of this Agreement with respect to matters occurring prior to the Effective Time.

     (b) Richfood shall cause to be maintained in effect for three (3) years from the Effective Time the current policies for directors' and officers' liability insurance maintained by Super Rite (provided that Richfood may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less advantageous) with respect to matters occurring prior to the Effective Time, to the extent such insurance is available to Richfood in the market.

                                ARTICLE VII
             CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

     Section 7.1. Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent:

     (a) the transactions contemplated in this Agreement shall have been approved by the affirmative vote of the shareholders of Richfood by the requisite vote in accordance with Richfood's Nasdaq listing agreement;

     (b) the transactions contemplated in this Agreement shall have been approved, and the Plan of Merger shall have been adopted, by the affirmative vote of the shareholders of Super Rite by the requisite vote in accordance with the DGCL;

     (c) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits the consummation of the Merger; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed;

     (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

     (e) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, all applicable requirements of the Exchange Act shall have been satisfied and any applicable filings under state securities, "Blue Sky" or takeover laws shall have been made;

     (f) the receipt by the parties hereto, based on customary assumptions and on representations set forth in certificates of officers of Richfood and Super Rite, of the opinion of Hunton & Williams and the opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (each dated the date of the Effective Time) to the effect that, for United States federal income tax purposes, (i) the Merger will constitute a "reorganization" under
Section 368(a) of the Code, (ii) no gain or loss will be recognized by Richfood, Merger Subsidiary or Super Rite upon consummation of the Merger,
(iii) no gain or loss will be recognized by shareholders of Super Rite upon the exchange of shares of Super Rite Common Stock solely for shares of Richfood Common Stock (including any fractional share interest) in the Merger, (iv) the aggregate basis of shares of Richfood Common Stock (including any fractional share interest) received by a Super Rite shareholder in the Merger will be the same as the aggregate basis of the shares of Super Rite Common Stock exchanged therefor, (v) the holding period for shares of Richfood Common Stock (including any fractional share interest) received by a Super Rite shareholder in the Merger will include the holding period for the shares of Super Rite Common Stock exchanged thereof, if such shares of Super Rite Common Stock are held as a capital asset at the Effective Time and (vi) cash received in lieu of a fractional share of Richfood Common Stock will be treated as having been received as full payment in exchange for such fractional share;

     (g) the shares of Richfood Common Stock required to be issued hereunder shall have been approved for inclusion in Nasdaq subject to official notice of issuance;

     (h) Super Rite and Richfood shall have received a letter from each of Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP, dated the Effective Time, addressed to and in form and substance reasonably satisfactory to Super Rite and Richfood, stating that the Merger will qualify as a "pooling of interests" transaction under GAAP;

     (i) the receipt of all necessary and material governmental, regulatory, shareholder and third party lender, customer or other clearances, consents, licenses or approvals; and

     (j) the last sale price for Richfood Common Stock, as reported on Nasdaq for the last full day on which the Richfood Common Stock is traded on Nasdaq prior to the Closing Date, shall not be less than $18.33.

     Section 7.2. Conditions Precedent to Obligations of Super Rite. The obligations of Super Rite to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a) there shall have occurred no material adverse change in the business, financial condition or results of operations of the Richfood Companies, taken as a whole, from the date hereof to the Effective Time;

     (b)  the representations and warranties of Richfood contained in
Article IV shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except
(i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement;

     (c) Richfood shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

     (d) Super Rite shall have received a certificate of the Chairman, President or Executive Vice President of Richfood, in form satisfactory to counsel for Super Rite, certifying fulfillment of the matters referred to in paragraphs (a) through (c) of this Section 7.2;

     (e) Super Rite shall have received a satisfactory opinion from DLJ as to the fairness of the exchange ratio contemplated in the Plan of Merger, from a financial point of view, to the shareholders of Super Rite;

     (f) all proceedings, corporate or other, to be taken by Richfood in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Super Rite and Super Rite's counsel, and Richfood shall have made available to Super Rite for examination the originals or true and correct copies of all documents that Super Rite may reasonably request in connection with the transactions contemplated by this Agreement; and

     (g) Super Rite shall have received the opinion of Hunton & Williams, counsel for Richfood, dated the Effective Time, with respect to such matters as Super Rite may reasonably request.

     Section 7.3. Conditions Precedent to Obligations of Richfood. The obligations of Richfood to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a) there shall have occurred no material adverse change in the business, financial condition or results of operations of the Super Rite Companies, taken as a whole, from the date hereof to the Effective Time;

     (b)  the representations and warranties of Super Rite contained in
Article V shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except
(i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement;

     (c) Super Rite shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

     (d) Super Rite's consolidated Funded Debt (as defined in Section 6.1(a) hereof) shall not exceed $109.0 million;

     (e) Richfood shall have received a certificate of the Chairman, President or Executive Vice President of Super Rite, in form satisfactory to counsel for Richfood, certifying fulfillment of the matters referred to in paragraphs (a) through (d) of this Section 7.3;

     (f) Richfood shall have received a satisfactory opinion from Wheat as to the fairness of the exchange ratio contemplated in the Plan of Merger, from a financial point of view, to the shareholders of Richfood;

     (g) Richfood shall receive consulting and non-competition agreements in the form of Exhibit 7.3 hereto from those persons specified therein;

     (h) all proceedings, corporate or other, to be taken by Super Rite in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Richfood and Richfood's counsel, and Super Rite shall have made available to Richfood for examination the originals or true and correct copies of all documents that Richfood may reasonably request in connection with the transactions contemplated by this Agreement;

     (i) Richfood shall have received the opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., counsel for Super Rite, dated the Effective Time, with respect to such matters as Richfood may reasonably request; and

     (j)  Richfood shall have received from each person specified in
Section 6.9 hereof the written agreement referred to in such Section 6.9.

                                ARTICLE VIII
                       TERMINATION; AMENDMENT; WAIVER

     Section 8.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the respective shareholders of Super Rite and Richfood, but prior to the Effective Time:

     (a)  by mutual written consent of Super Rite and Richfood;

     (b) by Super Rite or Richfood, if the Effective Time shall not have occurred on or before December 31, 1995 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date);

     (c) by Super Rite if (i) the transactions contemplated in this Agreement shall have been voted on by holders of Richfood Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in Section 7.1(a) hereof,
(ii) there has been a material breach by Richfood of any representation, warranty, covenant or agreement set forth in this Agreement or the Plan of Merger, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iii) the Board of Directors of Richfood should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn;

     (d) by Richfood if (i) the transactions contemplated in this Agreement and the Plan of Merger shall have been voted on by holders of Super Rite Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in
Section 7.1(b) hereof, (ii) there has been a material breach by Super Rite of any representation, warranty, covenant or agreement set forth in this Agreement or the Plan of Merger, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iii) the Board of Directors of Super Rite should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement and the Plan of Merger or such recommendation shall have been made and subsequently withdrawn;

     (e) by Super Rite if, prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide proposal with respect to the acquisition of all of Super Rite's outstanding capital stock, or all or substantially all of Super Rite's assets, that the Board of Directors of Super Rite believes, in good faith after consultation with its financial advisors, is more favorable, from a financial point of view, to the shareholders of Super Rite than the proposal set forth in this Agreement and the Plan of Merger (a "Superior Proposal"); provided, that Richfood does not make, within five business days of receiving notice of such third party proposal, an offer that the Board of Directors of Super Rite believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to Super Rite's shareholders as such Superior Proposal; or

     (f) by Super Rite or Richfood, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and nonappealable.

     Section 8.2. Effect of Termination. If this Agreement is so terminated and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party or its directors, officers or shareholders, other than the provisions of Section 6.4(b), this Section 8.2, Section 8.3 and Section 9.10.

     Section 8.3.   Termination Fee.

     (a)  If this Agreement is terminated (i) by Richfood pursuant to
Section 8.1(b) hereof, and the failure of the Effective Time to occur has been caused by or is attributable to any failure by Super Rite to fulfill any of its obligations under this Agreement, (ii) by Richfood pursuant to
Section 8.1(d)(i) or (iii) hereof, (iii) by Richfood pursuant to Section 8.1(d)(ii) hereof and the subject breach existed as of the date hereof,
(iv) by Richfood pursuant to Section 8.1(d)(ii) hereof and the subject breach occurs after the date hereof, unless the facts and circumstances giving rise to such breach are outside of the reasonable control of the Super Rite Companies and their Affiliates, or (v) by Super Rite pursuant to
Section 8.1(e) hereof, or if the condition contained in Section 7.3(j) hereof is not satisfied prior to the Effective Time, and if Super Rite is not entitled to terminate this Agreement by reason of Section 8.1(c) hereof, then Super Rite shall promptly (and in any event within two days of receipt by Super Rite of written notice from Richfood) pay to Richfood (by wire transfer of immediately available funds to an account designated by Richfood) a termination fee of $7.5 million.

     (b)  If this Agreement is terminated by Super Rite (i) pursuant to
Section 8.1(b) hereof, and the failure of the Effective Time to occur has been caused by or is attributable to any failure by Richfood to fulfill any of its obligations under this Agreement, (ii) pursuant to Section 8.1(c)(i) or (iii) hereof, (iii) pursuant to Section 8.1(c)(ii) hereof and the subject breach existed as of the date hereof, or (iv) pursuant to Section 8.1(c)(ii) hereof and the subject breach occurs after the date hereof, unless the facts and circumstances giving rise to such breach are outside of the reasonable control of the Richfood Companies and their Affiliates, and if Richfood is not otherwise entitled to terminate this Agreement, then Super Rite will be entitled to pursue its remedies at law or in equity against Richfood; provided, however, the parties hereto agree that Super Rite shall only be entitled to recover in any such proceeding its proven actual damages, not to exceed $7.5 million.

     (c) If this Agreement is terminated by Richfood pursuant to Section 8.1(d)(ii) hereof, or by Super Rite pursuant to Section 8.1(c)(ii) hereof, in either case as a result of a breach of any representation, warranty, covenant or agreement by the other party hereto, which breach was not willful or knowing in nature, and if the breaching party is not otherwise entitled to terminate this Agreement, then the breaching party shall promptly reimburse the non-breaching party that has terminated this Agreement for all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by such non-breaching party or on its behalf in connection with the transactions contemplated in this Agreement.

     (d) This Section 8.3 shall be the sole remedy of the parties hereto in the event of any termination of this Agreement.

     Section 8.4. Amendment. This Agreement and the Plan of Merger may be amended by action taken by both Richfood and Super Rite at any time before or after approval of the transactions contemplated herein by the respective shareholders of Richfood and Super Rite but, after any such approval, no amendment shall be made that would have any of the effects specified in DGCL Section 251(d) without the approval of the shareholders affected thereby. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

     Section 8.5. Extension; Waiver. At any time prior to the Effective Time, either party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE IX
                               MISCELLANEOUS

     Section 9.1. Survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time.

     Section 9.2. Brokerage Fees and Commissions. No broker, finder or investment banker (other than DLJ, whose fees shall be paid by Super Rite) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Super Rite; and no broker, finder or investment banker (other than Wheat, whose fees shall be paid by Richfood) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Richfood.

     Section 9.3. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 6.4(b) hereof, all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

     Section 9.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Richfood:

               Richfood Holdings, Inc.
               2000 Richfood Road
               Mechanicsville, Virginia 23211
               Attention: Donald D. Bennett
                          Chairman & Chief
                            Executive Officer


          with a copy to:

               Hunton & Williams
               Riverfront Plaza, East Tower
               951 East Byrd Street
               Richmond, Virginia  23219-4074
               Attention: Gary E. Thompson, Esq.


          if to Super Rite:

               Super Rite Corporation
               P. O. Box 2261
               Harrisburg, Pennsylvania 17105
               Attention:  Alex Grass
                           Chairman & Chief
                             Executive Officer


          with copies to:

               Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.

               Commerce Place, 27th Floor
               One South Street
               Baltimore, Maryland  21202
               Attention:  Isaac M. Neuberger, Esq.


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 9.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that each person who is a party to a letter in the form of Exhibit 6.9 hereto shall be entitled to rely upon, and shall be a third-party beneficiary of Richfood's agreement set forth in, the final sentence of Section 6.9 hereof; and provided, further, that each member of the Super Rite Group shall be entitled to rely upon, and shall be a third-party beneficiary of Richfood's agreements set forth in, Section 6.14 hereof.

     Section 9.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 9.10. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with printing and mailing the Joint Proxy Statement/Prospectus and printing the Registration Statement, and the filing fees related to the Registration Statement, shall be shared equally by the parties hereto.

     Section 9.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                         RICHFOOD HOLDINGS, INC.



                         By:/s/ Donald D. Bennett
                              Donald D. Bennett
                              Chairman & Chief
                                   Executive Officer



                         SUPER RITE CORPORATION



                         By:/s/ Peter Vanderveen
                              Peter Vanderveen
                              Vice President

                                                                APPENDIX II
                               PLAN OF MERGER
                                     OF
                            SR ACQUISITION, INC.
                               WITH AND INTO
                           SUPER RITE CORPORATION

     Section 1. Corporations Proposing to Merge and Surviving Corporation. SR Acquisition, Inc. ("SR Acquisition"), a Delaware corporation and wholly-owned subsidiary of Richfood Holdings, Inc., a Virginia corporation ("Richfood"), shall be merged (the "Merger") with and into Super Rite Corporation, a Delaware corporation ("Super Rite"), pursuant to the terms and conditions of this Plan of Merger (the "Plan of Merger") and of the Agreement and Plan of Reorganization, dated as of June 26, 1995, by and between Super Rite and Richfood (the "Agreement"). The effective time for the Merger (the "Effective Time") shall be set forth in the certificate of merger to be filed with the Secretary of State of Delaware. Super Rite shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of SR Acquisition shall cease.

     Section 2. Effects of the Merger. The Merger shall have the effects set forth in Subchapter IX of the Delaware General Corporation Law (the "DGCL").

     Section 3. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of Super Rite as in effect immediately prior to the Effective Time shall remain in effect as the Certificate of Incorporation and Bylaws of the Surviving Corporation following the Effective Time until changed in accordance with their terms and the DGCL.

     Section 4. Officers and Directors. The officers and directors of Super Rite immediately prior to the Effective Time shall remain the officers and directors of the Surviving Corporation immediately following the Effective Time until they are removed or replaced in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL.

     Section 5.  Conversion of Shares.

     (a) At the Effective Time, each share of Super Rite common stock, no par value, stated value $.01 per share ("Super Rite Common Stock"), outstanding immediately prior to the Effective Time (other than shares of Super Rite Common Stock held by Richfood, if any, which shares shall be cancelled), by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and become 1.0205 shares of common stock, without par value, of Richfood ("Richfood Common Stock").

     (b)  At the Effective Time, but after the conversion contemplated in
Section 5(a) above, each share of SR Acquisition common stock, without par value, outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into one share of Super Rite Common Stock.

     Section 6. No Right to Dissent. Pursuant to DGCL Section 262(b), holders of Super Rite Common Stock shall have no right to dissent from the Merger.

     Section 7. No Fractional Shares. Notwithstanding any other term or provision hereof, no fraction of a share of Richfood Common Stock, and no certificates or scrip therefor or other evidence of ownership thereof, will be issued in connection with the conversion of Super Rite Common Stock in the Merger, and no right to receive cash in lieu thereof shall entitle the holder thereof to any voting or other rights of a holder of shares or fractional share interests of Richfood. In lieu of such fractional shares, any holder of shares who would otherwise be entitled to fractional shares of Richfood Common Stock will, upon surrender of his certificate or certificates representing shares of Super Rite Common Stock outstanding immediately prior to the Effective Time, be paid the cash value of each such fraction, computed on the basis of the mean of the high and low sales prices of Richfood Common Stock as reported on The Nasdaq National Market on the first full day on which the Richfood Common Stock is traded on The Nasdaq National Market after the Effective Time.


     Section 8.  Exchange of Super Rite Certificates.

     (a) The exchange agent in connection with the Merger shall be First Union National Bank of North Carolina (the "Exchange Agent"). From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Super Rite Common Stock (the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of Richfood Common Stock into which such holder's shares were converted in the Merger (together with cash in lieu of fractional shares as provided in Section 7, above). Immediately prior to the Effective Time, Richfood will deliver to the Exchange Agent, in trust for the benefit of the holders of Super Rite Common Stock, shares of Richfood Common Stock (together with cash in immediately available funds in an amount sufficient to pay cash in lieu of fractional shares) necessary to make the exchanges contemplated by this Plan of Merger on a timely basis.

     (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Super Rite Common Stock, as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates in exchange for shares of Richfood Common Stock. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor shares of Richfood Common Stock as set forth in this Plan of Merger (and cash in lieu of fractional shares), and such Certificate shall forthwith be cancelled. No holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from Richfood until the surrender of such holder's Certificate for a certificate or certificates representing shares of Richfood Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Richfood Common Stock represented by the certificates issued upon surrender. If delivery of Richfood Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, or if any certificate for shares of Richfood Common Stock is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Richfood that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 8, each Certificate shall represent for all purposes only the right to receive shares of Richfood Common Stock as provided in Section 5 hereto (and cash in lieu of fractional shares), without any interest thereon.

     (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Super Rite Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for shares of Richfood Common Stock (and cash in lieu of fractional shares) as provided in this Plan of Merger in accordance with the procedures set forth in this Section 8.

     (d) Any shares of Richfood Common Stock (and any accrued dividends and distributions thereon) that remain unclaimed by former holders of Super Rite Common Stock on the first anniversary of the Effective Time shall be delivered by the Exchange Agent to Richfood. Any former shareholders of Super Rite who have not theretofore complied with this Section 8 shall thereafter look only to Richfood for satisfaction of their claim for the consideration set forth in this Plan of Merger, without any interest thereon. Notwithstanding the foregoing, Richfood shall not be liable to any former holder of shares of Super Rite Common Stock for any shares of Richfood Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 9. Termination. Prior to the Effective Time, this Plan of Merger shall terminate and be abandoned upon a termination of the Agreement, notwithstanding approval of this Plan of Merger by the shareholders of Super Rite and SR Acquisition.

     Section 10. Conditions to the Merger. Consummation of the Merger is subject to the following conditions precedent:

          (i) this Plan of Merger shall have been approved by the affirmative vote of the shareholders of Super Rite and SR Acquisition by the requisite vote in accordance with applicable law; and

          (ii) the satisfaction or waiver, if permissible, of the other conditions precedent described in the Agreement.

     Section 11. Amendment. At any time before the Effective Time, this Plan of Merger may be amended, provided that: (i) any such amendment is approved by the Boards of Directors of Super Rite and SR Acquisition; and
(ii) no such amendment made subsequent to the submission of this Plan of Merger to the shareholders of Super Rite and SR Acquisition shall have any of the effects specified in DGCL Section 251(d) without the approval of the shareholders affected thereby.

                    [Wheat First Butcher Singer letterhead]

September 7, 1995

CONFIDENTIAL

The Board of Directors
Richfood Holdings, Inc.
2000 Richfood Road
Post Office Box 26967
Richmond, Virginia 23261-6967



Members of the Board:

It is our understanding that Richfood Holdings, Inc. ("Richfood") and Super Rite Corporation ("Super Rite") have entered into an agreement and plan of reorganization (the "Agreement") pursuant to which SR Acquisition, Inc., a wholly-owned subsidiary of Richfood, will be merged with and into Super Rite with Super Rite being the surviving entity and becoming a wholly-owned subsidiary of Richfood (the "Merger"). In the Merger, each outstanding share of the common stock, no par value, $.01 stated value per share, of Super Rite ("Super Rite Common Stock") will be converted into and become 1.0205 shares of the common stock, without par value of Richfood ("Richfood Common Stock"). The exchange ratio of 1.0205 shares of Richfood Common Stock for each share of Super Rite Common Stock is referred to herein as the "Exchange Ratio".

Wheat, First Securities, Inc. ("Wheat"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Richfood or Super Rite for our own account or for the accounts of our customers. In the past, Wheat and its affiliates have provided financial advisory and other investment banking services to Richfood and have received customary compensation for the rendering of these services. Wheat will also receive a fee from Richfood for rendering this opinion.

On June 26, 1995 we delivered our opinion (the "June Opinion") to you that as of such date, and based upon the assumptions made and matters considered as set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to Richfood and its shareholders. You have asked us to confirm such opinion as of the date hereof.

In arriving at the June Opinion, we, among other things:

(1) reviewed the financial and other information contained in Super Rite's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended March 4, 1995, February 26, 1994, and February 27, 1993, and certain interim reports to Shareholders and Quarterly Reports on Form 10-Q;

(2) reviewed the financial and other information contained in Richfood's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended April 30, 1994 and May 1, 1993, and certain interim reports to Shareholders and Quarterly Reports on Form 10-Q;

(3) reviewed the audited consolidated balance sheet of Richfood as of April 29, 1995, and the audited consolidated statement of earnings, stockholders' equity, and cash flows for the fiscal year then ended, together with the notes thereto, furnished by Richfood to Super Rite pursuant to the Agreement;

(4) conducted discussions with members of senior management of Super Rite and Richfood concerning their respective businesses and prospects;

(5) reviewed certain publicly available information with respect to historical market prices and trading activity for Super Rite Common Stock and Richfood Common Stock and for certain publicly traded companies which we deemed relevant;

(6) compared the results of operations of Super Rite and Richfood with those of certain publicly traded companies which we deemed relevant;

(7) compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

(8) reviewed other financial information concerning the businesses and operations of Super Rite and Richfood, including certain internal financial analyses and forecasts for Super Rite and Richfood prepared by the senior management of each entity, as well as certain pro forma financial projections and synergy data for the combined company prepared by the senior management of Richfood;

(9)  reviewed the Agreement dated as of June 26, 1995; and

(10) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

In confirming our opinion as of the date hereof, we have reviewed the financial and other information contained in Richfood's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended April 29, 1995, and Quarterly Report on Form 10-Q for the fiscal quarter ended July 22, 1995, Super Rite's Quarterly Report to Shareholders and Quarterly Report on Form 10-Q for the fiscal quarter ended June 3, 1995, and the Joint Proxy Statement/Prospectus dated September 7, 1995. We have also reviewed the assumptions which we utilized in connection with the analyses performed in arriving at our June Opinion with the managements of Richfood and Super Rite.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by Richfood and Super Rite, and we have not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of Richfood or Super Rite. We have relied upon the management of Richfood and Super Rite as to the reasonableness and achievability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. In addition, in rendering our opinion you have not requested us to, and we did not, participate in the negotiations regarding the terms of the Agreement. Our opinion, in any event, is directed only to the fairness, from a financial point of view, of the Exchange Ratio and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Richfood, nor does it address the effect of any other business combination in which Richfood might engage.

This opinion may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

On the basis of, and subject to the foregoing, we are of the opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to Richfood and to its shareholders.

Very truly yours,

WHEAT, FIRST SECURITIES, INC.

By: Bruce B. Durkee
    Managing Director

        [Donaldson, Lufkin & Jenrette Securities Corporation letterhead]

                              September 7, 1995



Board of Directors
Super Rite Corporation
P.O. Box 2261
Harrisburg, PA  17105

Dear Sirs:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Super Rite Corporation (the "Company") of the Exchange Ratio (as hereinafter defined) for the exchange of common shares in the merger of the Company with and into Richfood Holdings, Inc. ("Richfood") pursuant to the Agreement and Plan of Reorganization, dated as of June 26, 1995, between Richfood and the Company (the "Agreement").

     Pursuant to the Agreement, the terms of which are more fully described in the Joint Proxy Statement Prospectus described below to be furnished to the shareholders of the Company, each outstanding share of common stock of the Company will be converted into the right to receive 1.0205 shares of common stock, without par value, of Richfood.

     In arriving at our opinion, we have reviewed the Agreement, the Joint Proxy Statement Prospectus included in the Registration Statement of Richfood and the Company and financial and other information that was publicly available or furnished to us by the Company and Richfood, including information provided during discussions with their respective managements, consolidated financial statements and other information of the Company and Richfood. In addition, we (i) reviewed prices paid in certain other selected business combinations in both the wholesale food distribution and retail grocery industries, as well as premiums paid in certain other selected business combinations; (ii) reviewed the historical stock prices and trading volumes of the common stock of the Company and Richfood; (iii) analyzed the pro forma financial impact of the transaction on Richfood, both with and without synergies; and (iv) compared the relative contribution to the combined company of both the Company's and Richfood's revenues, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, net income, book value and other measures, with the relative ownership of the combined company upon giving effect to the transactions. We also discussed the past and current operations, financial condition and prospectus of the Company and Richfood with the respective managements of each company and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

     In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Richfood or other respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the respective managements of the Company and Richfood as to the future operating and financial performance of the Company and Richfood. We did not assume any responsibility for making any independent evaluation of the Company's assets or liabilities nor did we assume any responsibility for verifying any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company. We also assumed, with your consent, that the consummation of the transaction contemplated by the Agreement would be recorded as a pooling-of-interests under generally accepted accounting principles.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Richfood's common stock will actually trade at any time. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. On September 12, 1991, DLJ participated as a managing underwriter in public offerings of the common stock of the Company and received usual and customary underwriter's compensation.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to the holders of common stock of the Company.

                              Very truly yours,

                              DONALDSON, LUFKIN & JENRETTE
                              SECURITIES CORPORATION



                              By ________________________

                                Jason Ackerman
                                Vice President

                              SUPER RITE FOODS

                            EMPLOYEE INVESTMENT

                              OPPORTUNITY PLAN

THE FOLLOWING PLAN DOCUMENT IS PROVIDED AS AN APPENDIX PURSUANT TO THE INSTRUCTIONS TO ITEM 10 OF SCHEDULE 14A AND WILL NOT BE INCLUDED AS PART OF THE JOINT PROXY STATEMENT/PROSPECTUS.




                                 ARTICLE I

                                INTRODUCTION

                              SUPER RITE FOODS
                            EMPLOYEE INVESTMENT
                              OPPORTUNITY PLAN

AGREEMENT, executed this 28 day of December, 1994 by and between SUPER RITE FOODS, INC., hereinafter referred to as the "Employer", and William K. Schantzenbach and John J. Harrison, hereinafter collectively referred to as the "Trustee" of the Trust created by this Agreement.

WHEREAS, the Trustee is willing to act as a trustee for the assets of said Plan; and

WHEREAS, effective April 1, 1985, Super Rite Foods, Inc. (the "Employer") established the Super Rite Foods Employee Investment Opportunity Plan (the "Plan"), for the benefit of its Employees and their Beneficiaries; and

WHEREAS, such Plan was subsequently amended, and

WHEREAS, under the terms of the Plan, the Employer has the authority to amend the Plan.

NOW THEREFORE, effective April 1, 1989, the Employer adopts the attached restated 401(k) Profit Sharing Plan for its Employees. The terms of this restated Plan will apply to active Employees on and after April 1, 1989, and will not apply to Employees who retired under the Plan or terminated employment prior to April 1, 1989. The Employer agrees to make the contributions required by the Plan for as long as the Plan remains in effect.

IN WITNESS WHEREOF, this Plan has been executed on the 28 day of December, 1994.

                                   SUPER RITE FOODS, INC.

/s/ Pamela A. Barrish               /s/ William Schantzentach
WITNESS                            TITLE: Vice President - Finance and Chief
                                          Financial Officer



/s/ Pamela A. Barrish               /s/ William Schantzentach
WITNESS                            TRUSTEE



/s/ Pamela A. Barrish              /s/ John J. Harrison
WITNESS                            TRUSTEE



                                 ARTICLE II

                                DEFINITIONS

Whenever used in this Plan, the following terms will have the meanings hereinafter set forth:

2.1 "Account" means the account established by the Funding Agent for each Participant with respect to his total interest in the Plan resulting from:

      (i)     The Participant's Salary-Reduction Contributions;

      (ii)    The Employer's Discretionary Contributions;

      (iii)   The Employer's Matching Contributions;

      (iv)    The Participant's Voluntary Contributions;

      (v)     The Employer's PAYSOP Contributions;

      (vi)    The Participant's Rollover Contributions;

      (vii)   Forfeitures;

      (viii)  The Employer's Qualified Matching Contributions, if any;
      (ix)    The Employer's Qualified Non-Elective Contributions, if any.

      Such contributions are described in detail in Article V of this Plan.

      A Participant's Account may be subject to charges as described in the Contract or Contracts between the Employer and the Funding Agent, and any expenses involved in administering the Plan. Any charges which would otherwise be made against a Participant's Account in accordance with the Contracts and/or the Plan may instead be paid by the Employer.

2.2 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

2.3 "Administrator" means the person or committee designated to administer the Plan.

2.4 "Affiliate" means the Employer and any corporation which is or was a member of a "controlled group of corporations" (as defined in Code section 414(b)) which includes the Employer, any trade or business whether or not incorporated which is under "common control" (as that term is defined under Code section 414(c)) with the Employer, any organization (whether or not incorporated) which is a member of an "affiliated service group" (as defined in Code section 414(m)) which includes the Employer, and any other entity required to be aggregated with the Employer under Code section 414(o) and the Regulations issued thereunder.


2.5 "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

2.6 An "Approved Absence," for purposes of this Plan, will be considered service with the Employer except that no contributions will be made on behalf of the Employee while so absent unless he receives Compensation from the Employer during such absence. An Approved Absence will be granted for such purposes as education, vacation, illness, maternity or paternity reasons or military service in the Armed Forces of the United States. In addition, an Approved Absence may be granted by the Employer for other reasons under rules uniformly applicable to all Employees similarly situated. An Approved Absence will not, in the case of an Employee in military service of the Armed Forces of the United States, exceed that period during which his reemployment rights are protected by law. If an Employee does not return to employment with the Employer immediately following an Approved Absence, he will be considered terminated on the day following such absence.

2.7 "Beneficiary" means the Participant's Eligible Spouse. If the Participant makes a Qualified Election, then the Beneficiary means the person or entity to whom a deceased Participant's Account is payable as designated by the Participant.

2.8 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

2.9 "Compensation" means, with respect to any Participant, total compensation paid to the Participant for the Plan Year to the extent such amounts are includible in the Participant's gross income for federal income tax purposes and any elective deferrals with respect to employment with the Employer: (i) under a qualified cash or deferred arrangement described in Code section 401(k); (ii) to a plan qualified under Code section 125; (iii) to a tax-sheltered annuity described in Code section 403(b); or (iv) to a plan qualified under Code section 402(b). Compensation shall not include: Any amounts paid by reason of services performed (i) after the date a Participant ceases to be a Participant in the Plan, (ii) prior to the date an Employee becomes a Participant under the Plan; (iii) Any nontaxable fringe benefits provided by the Employer; and (iv) Any amounts contributed by the Employer other than elective deferrals, referred to in this Plan as Salary-Reduction Contributions, for or on account of its Employees, under this Plan or under any other employee benefit plan qualified under the provisions of Code section 401(a).

      In addition, each Participant may elect to defer and have allocated for a Plan Year all or a portion of any cash bonus attributable to services performed by the Participant for the Employer during such Plan Year and which would have been received by the Participant on or before two and one-half months following the end of the Plan Year but for the deferral. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executed such election.

      Notwithstanding the foregoing, cash bonuses attributable to services performed by the Participant during a Plan Year but which are to be paid to the Participant later than two and one-half months after the close of such Plan Year will be subjected to whatever deferral election is in effect at the time such cash bonus would have otherwise been received.

      The amount by which Compensation and/or cash bonuses are reduced will be that Participant's Deferred Compensation and be treated as a Salary Reduction Contribution and allocated to that Participant's Account.

      For Plan Years after December 31, 1988, Compensation in excess of $200,000 will be disregarded. Such amount will be adjusted at the same time and in such manner as permitted under Code section 415(d). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of ten (10) Highly Compensated Employees, will be treated as a single Participant, except that for this purpose Family Members will include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year.

      If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation will be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation.

2.10 "Contract" means a group annuity contract or contracts issued to the Employer by the Funding Agent.

2.11 "Disability Retirement Date" means, with respect to any Participant, the first day of the month coinciding with or next following such Participant's retirement irrespective of his age. A Participant will be considered disabled for purposes of the Plan if, on account of total and permanent physical or mental disability, he no longer is capable of performing the duties of his regular occupation as certified by a qualified physician selected by the Plan Administrator. The determination will be applied uniformly to all Participants.

2.12 "Distribution Date" means, subject to the terms of the Plan, the first day of the month coinciding with or next following a Participant's Normal, Disability or Postponed Retirement Date, but not beyond his Required Beginning Date as in this Plan.

2.13 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

2.14  "Effective Date" means April l, 1985.

2.15 "Eligible Employee" means an Employee of the Employer who satisfies the eligibility requirements under the Plan.

2.16 "Eligible Spouse" means, with respect to any Participant, the spouse who is married to the Participant on his Distribution Date or on the date of his death, whichever comes first.

2.17 "Employee" means any person who is employed by the Employer, but excludes any person whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in this Plan. Employee will include leased employees within the meaning of Code sections 414(n)(2) and 414(O)(2).

2.18 "Employer" means Super Rite Foods, Inc. and any predecessor and/or successor thereto.


2.19 "Family Member" will mean an Employee who is, on any one day of the year, a spouse or lineal descendent who has not attained age nineteen
      (19) before the last day of the year, or an individual who during the year was (i) an active or former Employee and a five percent (5%) owner within the meaning of Code section 414(q)(3) and the regulations thereunder, or (ii) one of the ten (10) most highly-paid Highly Compensated Employees; provided, however, that any compensation paid to such spouse or lineal descendant will be treated as if it were paid to the individual described in (i) or (ii) above.

2.20 "Fiscal Year" means the fiscal period or fiscal year used by the Employer for Federal income tax purposes.

2.21 "Funding Agent" means any legal reserve life insurance company or trustee selected by the Employer to receive the Plan contributions and to pay the benefits under and in accordance with the terms of the Plan.

2.22  An "Hour of Service" means:

      (1) each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties (these hours will be credited to him for the period or periods in which the duties are performed), and

      (2) each hour for which an Employee is on an Approved Absence and for which he is directly or indirectly paid by the Employer or an Affiliate (However, no more than 501 hours will be credited for each single continuous period of an absence. These hours will be credited to him for the period or periods during which he is so absent.), and


      (3) each hour for which back pay as an Employee, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or Affiliate (these hours will be credited to him for the period or periods in which the award, agreement or payment was made).

      A given hour will be credited to an Employee only under one of the above items. Hours of Service will be computed in accordance with the Department of Labor Regulations Section 2530.200b-2(b) and (c).

      In lieu of determining Hours of Service on the basis of actual hours for which an Employee is paid or entitled to payment, the Plan Administrator may, in accordance with a uniform nondiscriminatory policy, elect to credit Hours of Service using one of the following methods:

      (a) Count actual Hours of Service for which an Employee is paid or entitled to payment.

      (b) Count 190 Hours of Service for each month in which an Employee is paid or entitled to Payment for at least one Hour of Service.

      (c) Count 95 Hours of Service for each semi-monthly period in which an Employee is paid or entitled to payment for at least one Hour of Service.



      (d) Count 45 Hours of Service for each week in which an Employee is paid or entitled to payment for at least one Hour of Service.

      (e) Count 10 Hours of Service for each day in which an Employee is paid or entitled to payment for at least one Hour of Service.

2.23 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets, and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

2.24 "Leased Employee" means any person (other than Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer will be treated as provided by the recipient employer.



      A Leased Employee will not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under Code section 125, 402(a)(8), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

2.25 "Named Fiduciary" means the person or committee designated to manage and control the assets of the Plan.

2.26 "Normal Retirement Date" means the first day of the month coinciding with or immediately following the Participant's attainment of age 65.

2.27 A "One-Year Break in Service" means a twelve consecutive month period beginning on the date an Employee first completes an Hour of Service or anniversary thereof in which the Employee does not complete more than 500 Hours of Service.

      Solely for purposes of determining whether a One-Year Break in Service has occurred in a computation period, an Employee who is granted an Approved Absence for maternity or paternity reasons will receive credit for the Hours of Service which would otherwise have been credited to such Employee. However, no more than 501 Hours of Service will be credited under this paragraph for a single computation period. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the Employee's pregnancy, (2) by reasons of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or in all other cases, in the following computation period.

2.28 "Participant" means any Eligible Employee who on or after the Effective Date meets the eligibility requirements set forth in this Plan.

2.29 "Plan" means the Super Rite Foods Employee Investment Opportunity Plan. The Plan is intended to be a profit sharing plan within the meaning of Regulation 1.401(k)-1(a)(1).

2.30 "Plan Restatement Date" means July 1, 1991. The Plan is intended to be a profit sharing plan within the meaning of Regulation 1.401(k)- 1(a)(1).

2.31 "Plan Year" means the period from January 1 through December 31, and each twelve-month period commencing on January 1.


2.32 "Postponed Retirement Date" means the date a Participant who continues in employment beyond his Normal Retirement Date actually retires but not beyond his Required Beginning Date.

2.33 "Qualified Matching Contributions" means the Employer's matching contributions made pursuant to this Plan which are used to satisfy either the Actual Deferral Percentage Test or the Actual Contribution Percentage Test.

      Such contributions are non-forfeitable when made, and may not be distributed to the Participant earlier than separation from service, death, disability, Financial Hardship, or the attainment of age 59 1/2.

      For Plan Years beginning after December 31, 1988, such contributions, and any interest income or earnings thereon, will no longer be eligible for distribution as a result of a proven Financial Hardship.

2.34 "Qualified Non-Elective Contributions" means the Employer's contributions made pursuant to this Plan which are used to either satisfy the Actual Deferral Percentage Test or the Actual
      Contribution Percentage Test.

      Such contributions are non-forfeitable when made and may not be distributed to the Participant earlier than separation from service, death, disability, Financial Hardship, or the attainment of age 59-1/2.

2.35 "Reemployment Commencement Date" means the date an individual is first credited with an Hour of Service for performing duties for the Employer upon reemployment.

      For Plan Years beginning after December 31, 1988, such contributions, and any interest income or earnings thereon, will no longer be eligible for distribution as a result of a proven Financial Hardship.

2.36 "Regulations" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

2.37 "Taxable Year" means the annual period used by a Participant for Federal income tax purposes.

2.38 "Top Heavy" related definitions are set forth in Article XI (Rules for Top-Heavy Plans).

2.39 "Trustee" means the bank, organization, individual or individuals, designated by the Employer to administer the Trust under the Plan.

2.40 "Trust Fund" means the assets of the Plan and Trust as they shall exist from time to time.

2.41 "Year of Service" means a 12-consecutive-month period beginning on the date an Employee first completes an Hour of Service or an anniversary thereof during which he completes at least 1,000 Hours of Service.

      For purposes of eligibility for participation, the initial computation period will begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service will be measured from the date on which an Employee again performs an Hour of Service. After the initial computation period, the participation computation period will shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. Except, however, for the initial Plan Year, the 1,000 hour service requirement set forth above will be disregarded for the Employee's eligibility computation period.

      Years of Service with any corporation, trade or business which is a member of a controlled group of corporations or under common control (as defined by Section 1563(a) and Section 414(c) of the Code, or is a member of an affiliated service group (as defined by Section 414(m) of the Code) will be recognized.



                               ADMINISTRATION

3.1   Named Fiduciary

      The Employer will be the Named Fiduciary of the Plan and will have the authority to control and manage the operation and administration of the Plan. However, the Employer will not have any authority over the management, control or investment of any assets that are placed in the control of the Funding Agent.

      The Named Fiduciary will discharge his duties under the Plan solely in the interests of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Named Fiduciary will act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

      The Named Fiduciary will have all the powers necessary or appropriate to accomplish his duties under the plan. Without limiting the generality of the foregoing, the Named Fiduciary will have the following powers and duties:

      (a) to allocate and delegate by written instrument, its fiduciary responsibilities to designated persons in accordance with section 405 of the Act, provided however, that any such allocation or delegation will be terminable on such notice as the Named Fiduciary deems reasonable and prudent under the circumstances and the Named Fiduciary will not be liable for any act or omission of a person so designated;

      (b) to appoint or delegate such authority to the Trustee to appoint one or more Investment Managers (as defined in section 3(38) of the Act) to manage (including the power to acquire and dispose of) any assets of the Plan;

      (c) to determine the size and type of any Contract to be issued by the Funding Agent and to designate the Funding Agent from which such Contract will be obtained;

      (d) to direct the Trustee to enter into one or more Contracts with the Funding Agent under which the Funding Agent establishes and makes available separate investment funds to which Participants may direct the investment of their Accounts. Any such Contract(s) may provide for the contributions thereunder to be held in the Funding Agent's general account or one or more of its commingled separate accounts; and

      (e) to review periodically the performance of the Funding Agent for the purpose of determining whether it is prudent to retain the Funding Agent.

      (f) to appoint or remove a Trustee or Trustees from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants end their Beneficiaries.

      The Named Fiduciary may serve in more than one capacity with respect to the Plan (including service both as a fiduciary and administrator).

3.2   Administrator

      The Employer will be the Administrator of the Plan. However, the Employer may appoint one or more persons to carry out the duties it would otherwise perform as Administrator. Any person, including an Employee of the Employer, may serve as Administrator. Any person or persons so appointed will indicate acceptance of such appointment, in writing, to the Employer. An Administrator may resign by delivery of written notice to the Employer or may be removed by the Employer by delivery of written notice to such Administrator. Such written notice will specify the date of resignation or removal.

      The Administrator will ensure that the Plan is operated in accordance with the terms of the Plan, the Code and the Act.

      The Administrator will have all the powers necessary or appropriate to accomplish his duties under the Plan. Without limiting the generality of the foregoing, the Plan Administrator will have the following powers and duties:

      (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

      (b) to interpret the Plan with the fullest discretion permitted by law, its good faith interpretation thereof to be final, conclusive and binding on any Employee, former Employee, Participant, former Participant and Beneficiary;


      (c) to decide on questions concerning the Plan and the eligibility of any person to participate in the Plan;

      (d) to compute the amounts to be distributed to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such amounts will be distributed;

      (e)     to authorize the payment of distributions;

      (f) to keep such records end submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable Regulations, or under other Federal, State, or local law and regulations; and

      (g) to appoint such agents, counsel, accountants and consultants as may be required to assist in administering the Plan.

      The Administrator may delegate to one or more persons the authority and responsibility with respect to the day-to-day operation of the plan.

3.3   Funding Agent

      The Employer will have the power to appoint and remove the Funding Agent. The Funding Agent will have the authority and discretion to manage, control and invest (to the extent not directed by the Participants) the assets of the Plan placed in its control. The determination of any transfers or payments to be made by the Funding Agent will be made in accordance with the terms of the Plan and any Contract or Contracts between the Trustee and the Funding Agent.

3.4   Funding Policy

      The funding policy of the Plan is to make contributions in accordance with the Plan.

3.5   Claims and Review Procedures

      (a) Claims Procedures: If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain: (1) specific reasons for the denial, (2) specific reference to pertinent Plan provisions, (3) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (4) information as to the steps to be taken if the person wishes to submit a request for review.

              Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

      (b) Review Procedures: Within 60 days after the date on which a person receives written notice of a denial (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may: (1) file a written request with the Administrator for a review of the denied claim and of pertinent documents, and (2) submit written issues and comments to the Administrator.

      The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

      The decision of the Administrator on review will be final and binding on all parties to the extent it is made in good faith and is reasonable and not arbitrary or capricious.





                                 ARTICLE IV

                         PARTICIPATION AND VESTING

4.1   Eligibility for Participation

      Any Employee who was a Participant in the Plan prior to the date of this restatement will remain a Participant under this restated Plan provided such Employee has completed at least one Hour of Service after the Restatement Date. Any Employee who terminated his employment with the Employer or who retired prior to the Restatement Date will be subject to the terms of the Plan prior to this amendment and restatement.

      Each person who is an Eligible Employee on the Restatement Date of the Plan may become a Participant on such date. All other persons may become Participants on the Entry Date which is the first day of the next following April or October following the later of his completion of one (1) Year of Service and his attainment of age 21.

      An Eligible Employee will become a Participant hereunder by making application to the Employer for participation in the Plan and agreeing to the terms hereof.

      In the event an Eligible Employee who otherwise qualifies to become a Participant fails to file such application, the Employer will file such application on behalf of such Eligible Employee on a nondiscriminatory basis.

      Upon acceptance of any benefits under this Plan, such Eligible employee will automatically be bound by the terms and conditions of the Plan and all amendments thereto.

      If any Former Participant is reemployed by the Employer before a 1-Year Break in Service occurs, he will continue to participate in the Plan in the same manner as if such termination had not occurred. Salary-Reduction Contributions may recommence on the Reemployment Commencement Date or on the Entry Date next following the Participant's Reemployment Commencement Date, in accordance with uniform rules and procedures established by the Plan Administrator.

      A former Participant will become a Participant immediately upon his return to the employ of the Employer, in accordance with uniform rules and procedures established by the Plan Administrator, if such former Participant had a nonforfeitable right to all or a portion of his Employer Account at the time of his termination.

      In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but has not incurred a One-Year Break in Service, such Employee will participate immediately upon his return to an eligible class of Employees in accordance with uniform rules and procedures established by the Plan Administrator. If such Participant incurs a One-Year Break In Service, his eligibility to participate shall be determined pursuant to Section 4.3.

      In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such employee will participate immediately, in accordance with uniform rules and procedures established by the Plan Administrator, if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he been in the eligible class.

      If any reemployed Employee was not a Participant at the time of his prior termination he will become a Participant at such time as he has satisfied the minimum age and service requirements, taking into account his Credited Service at the time of his prior termination, as well as his Credited Service rendered after his reemployment.

4.2   Vesting

      Effective July 1, 1991, the vested portion of the Participant's Account attributable to Employer Matching Contributions, will be a percentage of such contributions on the basis of the Participant's number of Years of Service according to the following schedule:

              Years of Service           Vesting Percentage

              Less than 3 years                       0%
              3 years or more                       100%

      If the vesting schedule is amended or if it is deemed to be amended by an automatic change to or from the Top-Heavy Vesting Schedule, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage of his Account attributable to Employer Contributions computed under the Plan without regard to such amendment or change. For any Participant who has not completed at last one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence will be applied by substituting three (3) Years of Service with five (5) Years of Service.

      In addition, a Participant will have a 100% vested right to his Account as of his Normal Retirement Date, Disability Retirement Date or as of the date of the Participant's death while in the employ of the Employer.

      A Participant will always be 100% vested in the portion of his Account attributable to his (1) Salary-Reduction Contributions, (2) Voluntary Contributions, (3) Rollover Contributions, (4) Employer Discretionary Contributions and (5) Employer PAYSOP contributions.


4.3   Effect of One-Year Break in Service

      (a)     Effect on Participant's Account

              If a Participant incurs a One-Year Break in Service, the part of his Account for which he is not vested, if any, will be forfeited when he has incurred five consecutive One-Year Breaks in Service.

              However, if a Participant who terminates employment before retirement receives a distribution pursuant to the terms of this Plan, and the distribution is less than the full value of his Account, the remaining part of his Account will be forfeited at the time of the distribution. Any such forfeited amount will be used as specified in this Plan.

              If a Participant who received a distribution pursuant to the terms of this Plan resumes participation under the Plan before he has incurred five or more consecutive One-Year Breaks in Service, the part of his Account attributable to the Employer's Contributions which were forfeited will be restored only upon repayment of the amount of the distribution. However, repayment must be made not later than the earlier of (i) the date five years after resumption of employment and (ii) the end of the period within which five One-Year Breaks are incurred following the date of distribution.

      (b)     Effect on Vesting Rights

              In the case of a Participant who is less than 100% vested and who has five or more consecutive One-Year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting in the part of the Participant's Account derived from the Employer's Contributions that accrued before such Breaks. Such Participant's pre-Break service will count in vesting the post-Break part of his Account derived from the Employer's Contributions only if:

              (1) such Participant is vested for a portion of his Account attributable to the Employer's Contributions and such vested portion was not forfeited, and

              (2) upon returning to service, the number of consecutive One-Year Breaks is less than the number of his Years of Service.

              In the case of a Participant who is less than 100% vested and who has less than five consecutive One-Year Breaks in Service, his pre-Break service will be aggregated with his post-Break service for purposes of vesting in both the pre-Break and post-Break portion of his Account attributable to the Employer's Contributions.

      (c)     Effect on Participation

              An Employee who did not have a nonforfeitable right to any part of the amount of his Account derived from the Employer's Contributions at the time he incurred a One-Year Break in Service, will be considered a new Employee for eligibility purposes if he has incurred five consecutive One-Year Breaks in Service. If such Employee's Years of Service before the date he incurred a One-Year Break in Service may not be disregarded pursuant to the preceding sentence, such Employee's Years of Service will count in determining his eligibility.





                                 ARTICLE V

                               CONTRIBUTIONS

5.1 Contributions may be made by or on behalf of a Participant as follows:

      (a)     Salary-Reduction Contributions

              Each Participant may elect to defer, through periodic payroll deductions, (a) prior to July 1, 1991, from 1% to 15% and (b) on and after July 1, 1991, from 3% up to 15% of his Compensation (subject to the limitations of this Article V) for the Plan Year and to have this amount contributed under the Plan. Such deferred amounts are hereinafter referred to as "Salary-Reduction Contributions." Such Contributions will be made pursuant to a Salary-Reduction Agreement.

              The Employer may, at its discretion, restrict the amount of Salary-Reduction Contributions made by a Highly-Compensated Participant in any Plan Year.

              A Participant's Salary-Reduction Contributions will not exceed the dollar limit set forth in Code section 402(g) for the Taxable Year of the Participant. The dollar limitation will be adjusted annually as provided in Code section 415(d) pursuant to Regulations. The adjusted limitation will be effective as of January 1st of each calendar year.

              In the event that such dollar limitation is exceeded, the excess ("Excess Salary-Reduction Contributions") will be adjusted, as provided in the following paragraph, and will be returned to the Participant before the April 15 following the close of the Participant's Taxable Year. Excess Salary-Reduction Contributions will not include any amounts properly distributed as excess Annual Additions.

              Excess Salary-Reduction Contributions will be adjusted for any income or loss up to the end of the Taxable Year. The income or loss allocable to the Participant's Excess Salary-Reduction Contributions is equal to the allocable gain or loss for the Taxable Year. The Employer, with the consent of the Funding Agent, may also include the allocable gain or loss for the period between the end of the Taxable Year and the date of distribution ("gap period").


              The Employer may, with the consent of the Funding Agent, apply any reasonable method for computing the income or losses allocable to Excess Salary-Reduction Contributions and, if applicable, the "gap period." Such method will be applied to all affected Participants in a uniform and nondiscriminatory basis and such method will be used consistently for all other corrective distributions required to be made under the Plan for that Plan Year.


              In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement, as defined in Code section 401(k), (2) a simplified employee pension plan or deferred arrangement described in Code section 402(b)(1)(B), (3) an eligible deferred compensation plan under Code section 457, (4) a plan described under Code section 501(c)(18), or (5) a salary reduction arrangement under Code section 403(b) and the elective deferrals, as defined in Code section 402(g)(3), made under all such other arrangements and this Plan cumulatively exceed the dollar limit set forth in Code section 402(g), as adjusted, such Participant may notify the Administrator of such excess, in writing, not later than the March 1 following the close of his Taxable Year, and request that his Salary-Reduction Contributions under this Plan be reduced by an amount specified by the Participant. Such amount will be returned in the same manner as the Excess Salary-Reduction Contributions under this Plan are returned, as described in the preceding paragraph.

              Notwithstanding the foregoing, a Participant's Excess Salary-Reduction Contributions will be reduced, but not below zero, by any distribution of Excess Contributions for the Plan Year beginning with or within the Taxable Year of the Participant.

      (b)     Matching Contributions

              Effective on and after July 1, 1991, the Employer will make a contribution to the Plan for each Participant who has elected to have Salary-Reduction Contributions made on his behalf during a Plan year (subject to the limitations of this Article V). Such contributions will be equal to 35% of the Participant's Compensation for such Plan Year and will be referred to as the "Employer's Matching Contributions."


      (c)     Discretionary Contributions

              Effective on and after January 1, 1987, the Employer may make a contribution (subject to the limitations of this Article V) from Net Profits or from accumulated Net Profits to the Plan at the end of each Plan Year in an amount, which in the opinion of the Employer, is appropriate for such Plan Year. Such contributions will be referred to as the "Employer's Discretionary Contributions."

      (d)     Voluntary Contributions

              A Participant may elect to make after-tax contributions in integral percentages of up to 10% of his Compensation for any Plan Year. Such contributions will be referred to as the Participant's "Voluntary Contributions." On and after July 1, 1991, Voluntary Contributions will no longer be permitted.


      (e)     PAYSOP Contributions Contributions

              Effective on April 1, 1985, A Payroll Credit Employee Stock Ownership Plan ("PAYSOP") was established in Article XII of the previous plan to promote Employees' interest in the business endeavors of the Employer.

              Effective for the Plan Year beginning January 1, 1987,
              Article XII, of the previous Plan under which contributions were made, is no longer operative. Contributions made on behalf of Participants pursuant to Article XII of the previous Plan will be referred to as the "Employer's PAYSOP Contributions."

      Wherever the term "Employer Contributions" appears in the Plan, it will be deemed to include the employer's Matching Contributions and Discretionary Contributions, unless otherwise indicated.

      In no event may the Employer's Contributions, inclusive of Salary-Reduction Contributions made on the Participants' behalf for any Plan Year to the Plan exceed the maximum amount of contributions permitted by law as a tax-deductible expense for such Plan Year under Code section 404, or any other applicable provisions of the Code.

5.2   Allocation of Employer Contributions and Forfeitures

      Participants will be eligible to receive the allocation of the Employer's Matching and Discretionary Contributions only if such Participants have completed a Year of Service during such Plan Year and are actively employed on the last day of such Plan Year.

      Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Disability, Normal, or Postponed Retirement or death will be eligible to receive the Employer's Matching and Discretionary Contributions regardless of the number of Hours of Service completed during such Plan Year.

      Any Forfeitures of Employer Contributions which arise will be used first to pay all or a part of the expenses of the Plan, and then if any amount remains, to reduce Employer Contributions to the Plan for such Plan Year in which the Forfeiture occurred.

      Notwithstanding anything to the contrary, for Plan Years beginning after December 31, 1989, if this is a Plan that would otherwise fail to meet the requirements of Code sections 401(a)(26), 410(b)(1) or 410(b)(2)(A)(i) and the Regulations thereunder because Employer Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules will apply:

              (1) The group of Participants eligible to share in the Employer's Contribution for the Plan Year will be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above.

                    The specific Participants who will become eligible under the terms of this paragraph will be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

              (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's Contributions for the Plan Year will be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who will become eligible to share will be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.


              (3) Nothing in this section will permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer will make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code section 404. Any adjustment to the allocations pursuant to this paragraph will be considered a retroactive amendment adopted by the last day of the Plan Year.

5.3   Rollovers

      Effective January 1, 1992, with the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the plan from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer.

      At the direction of the Administrator, rollovers will be credited to an Employee's or a Participant's Account held by the Funding Agent and will be invested in the Investment Subaccounts in the proportions selected by the Participant or the Employee.

      A Participant or an Employee will be 100% vested with respect to any rollover amounts credited to his Account, and such amounts will not be subject to forfeiture for any reason.

      The term "amounts transferred from other qualified plans" will mean:
      (a) amounts transferred to this Plan directly from another qualified plan; (b) lump sum distributions received by a Participant or an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Participant or the Employee to this Plan within sixty (60) days following his receipt thereof; (c) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (1) were previously distributed to the Participant or the Employee by another qualified corporate or noncorporate plan as a lump sum distribution, (2) were eligible for tax-free rollover to a qualified corporate or noncorporate plan and (3) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof, and other than earnings on said assets; and (d) amounts distributed to the Participant or the Employee from a conduit individual retirement account meeting the requirements of clause (c) above, and transferred by the Participant or the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this section applies, the Administrator may require the Participant or the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this section and may also require the Participant or the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this section.

      For purposes of this section, the term "qualified plan" will mean any tax qualified plan under Code section 401(a).

5.4   Time of Payment of Contributions

      Salary-Reduction Contributions that have been accumulated through payroll deductions will be paid to the Funding Agent by the Trustee as of the earliest date on which such Contributions can reasonably be segregated from the Employer's general assets, but in any event, within 90 days from the date on which such amounts would have been payable to the Participant in cash. The provisions of Department of Labor Regulation 2510.3-102 are incorporated herein by reference.

      All Contributions of the Employer will be paid to the Funding Agent by the Trustee, and payment will be made not later than the date prescribed by law by the Trustee for filing the Employer's Federal income tax return, including extensions that have bean granted for the filing of such tax return.

5.5   Discontinuance of Salary-Reduction Contributions

      Upon advance written notice to the Employer, a Participant may discontinue all, or a portion, of his Salary-Reduction Contributions at any time. He may recommence any Salary-Reduction Contributions at any time.

5.6   Maximum Contributions

      (a) Notwithstanding anything in the Plan to the contrary, the Annual Additions under this Plan for any Participant in any Limitation Year, when added to the Annual Additions that Year for such Participant under any other defined contribution plan maintained by the Employer, will not exceed the lesser of:

              (1) $30,000* or, if greater one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A) or

              (2) 25% of the Participant's "415 Compensation." This limitation will not apply to any contribution for medical benefits (within the meaning of Code sections 401(b) or 419A(f)(2)) which is otherwise treated as an "Annual Addition" hereunder.

              *This amount may be adjusted annually as provided in Code
              section 415(d) pursuant to Regulations. The adjusted limitation is effective as of the January 1st of each calendar year and is applicable to Limitation Years ending with or within that calendar year.

      (b) For purposes of applying the limitations of Code section 415, "Limitation Year" will mean a calendar year. If a Short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the maximum amount of Annual Addition for such Short Limitation Year will not exceed the dollar amount specified in Code section 415(b)(1)(A) multiplied by the following fraction:

                 Number of Months in Short Limitation Year
                                     12

      (c) For purposes of applying the limitations of Code section 415, "Annual Additions" means the sum credited to a Participant's Account for any Limitation Year of:

              (1)   employer contributions;

              (2)   employee contributions;

              (3)   forfeitures, if any;

              (4) amounts allocated to an individual medical benefit account as defined in Code section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer; and

              (5) amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(a)) maintained by the Employer.

              For purposes of applying the limitations of Code section 415, the transfer of funds from one qualified plan to another is not an Annual Addition. In addition, if the Plan permits any of the following payments or contributions, such amounts will not be treated as employee contributions for purposes of paragraph (2) of this subsection: (i) rollover contributions;
              (ii) repayments of loans made to the Participant from the Plan; (iii) repayments of distributions received by a Participant pursuant to Code sections 411(a)(7)(B) or 411(a)(3)(D); (iv) employee contributions to a simplified employee pension plan excludable from gross income under Code section 406(k)(6); and (v) excess of a Participant's elective deferrals, as defined in regulation 1.402(g)-(1)(b) over the applicable Code section 402(g)(1) limit for the taxable year, provided that such excess deferral is distributed to the Participant no later than the first April 15th following the close of his taxable year.

      (d) For purposes of applying the limitations of Code section 415, "415 Compensation" means the Participant's wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, and tips and bonuses).

              415 Compensation will exclude (1) contributions made by the Employer to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed;
              (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code section 408(k) to the extant such contributions are not includible in the Employee's gross income; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums for group term life insurance are includible in the gross income of the Employee) or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of any annuity contract described in Code section 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

      (e) If a Participant is also covered under a defined benefit plan maintained by the Employer in any Limitation Year, in no event may the sun of his Defined Benefit Plan Fraction (described in (1) below) and his Defined Contribution Plan Fraction (described in (2) below) for such Year exceed 1.0. In the event that the sum of the fractions described in (1) and (2) below would exceed 1.0 in any Limitation Year, the benefit under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

              For any Limitation Year:

              (1) A Participant's Defined Benefit Plan Fraction for such Year is a fraction, the numerator of which is the "projected annual benefit" (determined pursuant to Regulation 1.415-7(b)(3)) of the Participant under all defined benefit plans maintained by the Employer (whether or not terminated) as of the end of such Year, and the denominator of which is the lesser of:

                    (A) the product of 1.25 and $90,000* or the dollar limitation in effect for such Year under the Plan, and

                    (B) the product of 1.4 and the amount that may be taken into account under Code section 415(b)(1)(B) for such Year.

              (2) A Participant's Defined Contribution Plan Fraction is a fraction, the numerator of which is the sum of the Annual Additions made under all defined contribution plans maintained by the Employer (whether or not terminated) for such Participant for all Limitation Years up to and including the current Limitation Year, and the denominator of which is, for each Limitation Year in which the Participant is employed by the Employer up to and including the current Limitation year, the lesser of:

                    (A) the product of 1.25 and $30,000* or the dollar limitation in effect for such Year under this Plan, and

                    (B) the product of 1.4 and the amount that may be taken into account under Code section 415(c)(1)(B) for such Year.

                    *These amounts may be adjusted annually as provided in Code section 415(d) pursuant to Regulations. The adjusted limitation is effective as of the January 1st of each calendar year and is applicable to Limitation Years ending with that calendar year.

      (f) In determining the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, the accrued benefits and Annual Additions made for the Participant under any plan maintained by the "Employer" will be considered. For this purpose, "Employer" means the Employer which maintains this Plan and any Affiliate.

      (g) For purposes of this section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer will be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer will be treated as one defined contribution plan.

      (h) As soon as is administratively feasible after the end of the Limitation Year, the maximum "Annual Additions" under this Plan and any other defined contribution plan maintained by the Employer will be determined on the basis of the Participant's actual 415 Compensation for the Limitation Year.

      (i) If a reasonable error is made in estimating a Participant's 415 Compensation or other facts and circumstances exist to which Regulation 1.415-6(b)(6) will be applicable, and as a result, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, the Administrator will (1) return any nondeductible voluntary employee contributions, or elective deferrals (within the meaning of Code section 402(g)(3)) credited for the Limitation Year to the extent such return would reduce the Excess Amount in the Participant's Account, (2) hold any Excess Amount in a Section 415 Suspense Account, (3) use the
              Section 415 Suspense Account in the next Limitation Year (and succeeding Limitation Years if necessary) to reduce Employer Contributions for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year or if the Participant is not so covered, allocate and reallocate the section 415 Suspense Account in the next Limitation Year (and succeeding Limitation Years if necessary) to all Participants in the Plan before any Employer Salary-Reduction Contributions are made to the Plan for such Limitation Year and (4) reduce Employee Contributions to the Plan for such Limitation Year by the amount of the Section 415 Suspense Account allocated and reallocated during such Limitation Year.

      (j) For purposes of this section, "Excess Amount" for any Participant for a Limitation Year will mean the excess, if any, of (1) the Annual Additions which would be credited to the Participant's Account under the terms of the Plan without regard to the limitations of Code section 415 over (2) the maximum Annual Additions determined pursuant to this section.

      (k) "Section 415 Suspense Account" will mean an unallocated account equal to the sum of Excess Amounts for all Participants in the Plan during the Limitation Year, reduced by any returns made in accordance with this section.

      (l) The Plan may not distribute Excess Amounts from the Section 415 Suspense Account to Participants or former Participants.




5.7   Actual Deferral Percentage Tests

      For the purposes of this section, Compensation has the meaning given such term by Code section 414(s) and the Regulations issued thereunder.

      (a) For each Plan Year, the annual amount of Salary-Reduction Contributions made on behalf of a Participant will satisfy one of the following tests:

              (1)   The Actual Deferral Percentage for the Highly
                    Compensated Participant group will not be more than the Actual Deferral Percentage of the Non-Highly
                    Compensated Participant group multiplied by 1.25 or

              (2) The excess of the Actual Deferral Percentage for the Highly Compensated Participant group over the Actual Deferral Percentage for the Non-Highly Compensated Participant group will not be more than two percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant. Additionally, the Actual Deferral percentage for the Highly-Compensated Participant group will not exceed the Actual Deferral Percentage for the Non-Highly Compensated Participant group multiplied by 2.



      (b) "Actual Deferral Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios, calculated separately for each Participant in such group, of the amount of Salary-Reduction Contributions made on behalf of each Participant for such Plan Year to such Participant's Compensation for such Plan Year. Such ratios will be calculated to the nearest one-hundredth of one percent. Compensation will be limited to only that Compensation received by the Employee while he was a Participant in the Plan. For the purpose of determining the Actual Deferral Percentage of a Highly Compensated Participant, the Salary-Reduction Contributions, and Compensation of Family Members, and such affected Family Members will be disregarded in determining the Actual Deferral Percentage for the Non-Highly Compensated Participant group.

              For the purpose of determining the Actual Deferral Percentage of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees during the year, the following will apply:


              (1) The combined Actual Deferral Percentage for the family group (which will be treated as one Highly Compensated Participant) will be determined by aggregating Salary-Reduction Contributions and Compensation of all eligible Family Members (including Highly Compensated Participants).

              (2) The Salary-Reduction Contributions and Compensation of all Family Members will be disregarded for purposes of determining the Actual Deferral Percentage of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

              (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.


              (4) If the determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules, then the actual deferral ratio will be reduced by the "leveling method" described in Reg. 1.401(k)-l(b)(2), and the Excess Contributions for the family unit will be allocated among the Family Members in proportion to the contributions of each Family Member that were combined to determine the group actual deferral ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January l, 1990, compliance with the Regulations then in effect will be deemed to be in compliance with this paragraph.

              "Excess Contributions" means, with respect to a Plan Year, the excess of Employee Salary-Reduction Contributions of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted an Annual Addition. Excess Contributions will be treated as an Annual Addition.

      (c) "Highly Compensated Participant" means a Participant who is a highly compensated employee as described in Code section 414(q) and the Regulations thereunder and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

              (1) Employees who at any time during the "determination year" or "look-back year" were "five percent owners." "Five-percent owner" means any person who owns (or is considered as owning within the meaning of Code section
                    318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining such percentage of ownership, employers that would otherwise be aggregated under Code sections 414(b), (c) and (m) will be treated as separate employers.

              (2) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000.

              (3) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.


              (4) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code section 415(b)(1)(A) for any such Plan Year. The number of officers will be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

              (5) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (2),
                    (3) or (4) above when these paragraphs are modified to substitute "determination year" for "look-back year."

              The "determination year" will be the Plan Year for which testing is being performed, and the "look-back year" will be the immediately preceding twelve-month period. However, if the Plan Year is a calendar year, or if another Plan of the Employer so provides, then the "look-back year" will be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) will be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). With respect to this election, it will be applied on a uniform and consistent basis to all plans, entities, and arrangements of the Employer.

              "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." Highly Compensated Former Employees will be treated as Highly Compensated Employees. The method set forth in this section for determining who is a "Highly Compensated Former Employee" will be applied on a uniform and consistent basis for all purposes for which the Code section 414(q) definition is applicable.

              For purposes of this section, the determination of "415 Compensation" will be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code section 403(b). Additionally, the dollar threshold amounts specified in (2) and (3) above will be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which will be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

              "Top Paid Group" will be determined pursuant to Code section 414(q) and the Regulations thereunder and generally means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" received from the Employer during such year. All Affiliated Employers will be taken into account as a single employer within the meaning of Code sections 414(b), (c), (m) and (o), and Leased Employees will be treated as Employees pursuant to Code section 414(n) or
              (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code section 861(a)(3) will not be treated as Employees.

              Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees will also be excluded, however, such Employees will still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

              (a)   Employees with less than six (6) months of service;

              (b) Employees who normally work less than 17-1/2 hours per week;

              (c) Employees who normally work less than six (6) months during a year; and

              (d)   Employees who have not yet attained age 21.

              In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements will be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.


              The foregoing exclusions set forth in this section will be applied on a uniform and consistent basis for all purposes for which the Code section 414(q) definition is applicable.

      (d) "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Participant nor a Family Member (as that term is defined in Code section
              414(q)(6)(B)).

      (e) For purposes of this section, the Highly Compensated Participant group and Non-Highly Compensated Participant group will include all Employees eligible to make Salary-Reduction Contributions, whether or not such Employees actually make such Contributions.

      (f) For purposes of this section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code section 401(a) or 410(b), the cash or deferred arrangements included in such plans will be treated as one arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated hereunder only if they have the same plan year.

              Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code sections 401(a)(4), 410(b) and 401(k).

      (g) In the event that the initial allocation of the Participant's Salary-Reduction Contributions does not satisfy one of the tests set forth in this section, the Plan may use any one or a combination of the following:

              (1) The Employer may make a contribution on behalf of the Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as the Employer's Qualified Non-Elective Contributions and will be allocated to each Non-Highly Compensated Participant's Account in the same proportion that each Non-Highly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all Non-Highly Compensated Participants for such Plan Year.


              (2) The Employer may make a matching contribution on behalf of the Non-Highly Compensated Participants who have elected to make Salary-Reduction Contributions during the Plan Year in an amount based on a percentage of such Salary-Reduction Contributions sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as the Employer's Qualified Matching Contributions and will be allocated to each affected Non-Highly Compensated Participant's Account for such Plan Year.

              (3) Within two and one-half months following the end of each Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest Actual Deferral Percentage will have the portion of his Salary-Reduction Contributions which is in excess of the limit (and any income or losses allocable to such excess) distributed to him until one of the tests is satisfied. Income and losses allocable to such excess will be determined in the same manner as income or losses allocable to "Excess Salary-Reduction Contributions." If such excess (plus income or losses allocable thereto) is not distributed within two and one-half months after the close of the applicable Plan Year, it will be distributed no later than the close of the next following Plan Year and the Employer will pay a 10% excise tax on the amount distributed during the succeeding period. Excess Salary-Reduction Contributions will be considered Annual Additions for the Limitation year in which such contributions were made.

                    With respect to items (1) and (2) of this subsection:
                    (i) Such contributions will be made within twelve months after the end of the Plan Year; and (ii) A separate accounting will be maintained for the purposes of excluding such contributions from the "Actual Contribution Percentage Test."

5.8   Actual Contribution Percentage Tests

      For the purposes of this section, Compensation has the meaning given such term by Code section 414(s) and the Regulations issued thereunder.




      (a) The Actual Contribution Percentage for the Highly Compensated Participant group will not exceed the greater of:

              (1) 125 percent of such percentage for the Non-Highly Compensated Participant group; or

              (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant Group plus two percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant described in this section and Code section 401(m)(9)(A). Any Participant eligible to make voluntary contributions, if applicable, or to receive Matching Contributions, if applicable, under this Plan or under any other Plan maintained by the Employer will have his Actual Contribution Percentage reduced pursuant to Reg. 1.401(m). The provisions of Code section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

      (b) "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

              (1) the Participant's voluntary contributions, if any; and the Employer's Matching Contributions, if any;

              (2)   to the Participant's Compensation for such plan year.

              Such ratios will be calculated to the nearest one-hundredth of one percent.

              Only Employer Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year will be considered.

              For the purpose of determining the Actual Contribution Percentage of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code section 414(q)(6) or because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following will apply:

              (1) The combined Actual Contribution Percentage for the family group (which will be treated as one Highly Compensated Participant) will be determined by aggregating Employer Matching Contributions, if any; the voluntary contributions, if any; and Compensation of all eligible Family Members (including Highly Compensated Participants).

              (2) The Employer Matching Contributions, if any; voluntary contributions, if any; and Compensation of all Family Members will be disregarded for purposes of determining the Actual Contribution Percentage of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

              (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

      (c) A Highly Compensated Participant and Non-Highly Compensated Participant will include any Employee eligible to make voluntary contributions, whether or not such Employee actually makes such contributions, and/or any Employee eligible to have Employer Matching Contributions made on his behalf, whether or not such Employee receives such contributions for the Plan Year.

      (d) If two or more plans which include matching contributions or voluntary contributions, or both, are considered as one plan for the purposes of Code section 401(a)(4), 410(b) and 401(m), such plans will be treated as one arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (d) only if they have the same plan years.

              Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code section 4975(e)(7) may not be combined with this plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code sections 401(a)(4), 410(b) and 401(m).

      (e) If a Highly Compensated Participant is a Participant in two or more plans which include matching contributions or voluntary contributions, or both, all such contributions on behalf of such Highly Compensated Participant will be aggregated for the purpose of determining the contribution percentage with respect to such Highly Compensated Participant.

      (f) In the event that neither of the tests specified in this section are satisfied, the Plan may use one or a combination of the following:

              (1) Within two and one-half months following the end of each Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest Actual Contribution Percentage, will have the portion of his Excess Aggregate Contributions, or, if forfeitable, forfeit the non-vested Excess Aggregate Contributions attributable to the Employer Matching Contributions, if any (and any income or losses allocable thereto) which is in excess of the limit (and any income or losses allocable to such excess) distributed to him by the "leveling method" described in Regulation 1.401(k)-1(f)(2) until one of the tests is satisfied.

                    Income or losses allocable to such excess will be determined in the same manner as income or loss allocable to Excess Salary-Reduction Contributions.

                    The distribution and/or Forfeiture of Excess Aggregate Contributions will be made in the following order:

                    (a)  If any, voluntary contributions;

                    (b)  If any, Employer Matching Contributions.
                    Any distribution or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and any income or losses allocable to such excess) will be treated as a pro-rata distribution. Distribution of Excess Aggregate Contributions will be designated by the Employer as a distribution of Excess Aggregate Contributions (and any income or losses allocable to such excess).

                    Forfeitures of Excess Aggregate Contributions will be treated in accordance with Article V.

                    "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                    (a) the aggregate amount of Employer Matching Contributions, if any; voluntary contributions, if any; over

                    (b) the maximum amount of such contributions permitted under the limitations of this subsection.

                    If such excess (plus income or loss allocable thereto) is not distributed within two and one-half months after the close of the applicable Plan Year, it will be distributed no later than the close of the next following Plan Year and the Employer will pay a 10% excise tax on the amount distributed after such two and one-half month period. Excess voluntary contributions will be considered Annual Additions for the Limitation year in which such contributions were made.


                    If the determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose Actual Contribution Percentage is determined under the family aggregation rules, then the Actual Contribution Percentage will be reduced and the Excess Aggregate Contributions for the family unit will be allocated among the Family Members in proportion to the sum of Employer and/or voluntary contributions made pursuant to the Plan of each Family Member that were combined to determine the group Actual Contribution Percentage.

                    Any distribution of Excess Contributions, or any distribution or forfeiture of Excess Aggregate Contributions, will be made in accordance with Code section 401(a)(4).

                    Income and losses allocable to such excess will be determined in the same manner as income or losses allocable to "Excess Salary-Reduction Contributions".

              (2) The Employer may make a contribution on behalf of the Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as Employer Qualified Non-Elective Contributions and will be allocated to each Non-Highly Compensated Participant's Account in the same proportion that each Non-Highly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all Non-Highly Compensated Participants for such Plan Year.

                    (3) The Employer may make a matching contribution on behalf of the Non-Highly Compensated Participants who have elected to make Voluntary Contributions or Salary-Reduction Contributions during the Plan Year in an amount based on a percentage of such Participant Contributions sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as the Employer's Qualified Matching Contributions and will be allocated to each affected Non-Highly Compensated Participant's Account for such Plan Year.

                    With respect to item (2) and (3) of this subsection:
                    (i) Such contributions will be made within twelve months after the end of the Plan Year; and (ii) A separate accounting will be maintained for the purposes of excluding such contributions from the "Actual Deferral Percentage Test."




                                 ARTICLE VI

                        DISPOSITION OF CONTRIBUTIONS


6.1   Payments to Funding Agent

      Each Contribution made on behalf of a Participant will be paid to the Funding Agent within the time or times specified in Article V and will be administered in accordance with the terms of any Contract between the Trustee and the Funding Agent.

6.2   Investment Options/Subaccounts

      The Funding Agent will maintain, with respect to each Participant, an individual Investment Subaccount for each separate investment fund in which a Participant participates. Participants will be permitted to direct the Contributions made on their behalf among the Investment Subaccounts established for this purpose. The Participants may choose a Fixed Income Investment Subaccount or one or more Variable Income Investment Subaccounts.

      "Fixed Income Investment Subaccount" is a subaccount which invests in a separate investment fund composed primarily of debt obligations, such as mortgages and bonds, providing a fixed rate of investment return.

      "Variable Income Investment Subaccount" is a subaccount which invests in a separate investment fund under which the value of the deposits to such account will vary, up and down, to reflect investment income and market value changes. Any one or any combination of the following types of securities may be available:

      (a)     common stocks,

      (b)     bonds, and

      (c)     cash and cash equivalents.

      At the election of a Participant, a portion of the Contributions, other than his Voluntary Contributions Account, made by or on behalf of the Participant may be used to purchase whole or term life insurance policies on the life of such Participant. If a Participant makes this election, the Funding Agent will, in lieu of crediting such portion to the Participant's Investment Subaccounts under the Contracts, pay the premium for such whole or term life insurance policies on behalf of such Participant. The portion of such contributions which may be used to pay premiums on such policies will not, with respect to whole life insurance policies, exceed 50% of the total contributions made on behalf of the Participant, and will not, with respect to term life insurance policies, exceed 5% of the total Contributions made on behalf of such Participant. The Trustee will be the sole owner and beneficiary of any such life insurance policies with the right to exercise all policy rights, subject to the provisions of this Plan and Trust.

      If a Participant dies prior to the date on which his policy is converted or distributed to him in accordance with the following sentence, the Trustee will pay any death benefits to the Participant's beneficiary as provided in this Plan. The Trustee will, (i) convert the entire value of such life insurance policies to cash at or before the Participant's retirement so that no portion of such value may be used to continue life insurance protection beyond retirement date or (ii) distribute the policy to the Participant.
      Any such election by the Participant may be subject to the spousal consent requirements of Article VII, if applicable.

      Effective on and after July 1, 1991, this life insurance provision will no longer be operative.

6.3   Designation of Contributions to Investment Subaccounts

      Subject to the restrictions pertaining to Employer Contributions set forth below, each Participant will designate to the Administrator the proportion of each Contribution made for him which is to be credited to each of the Investment Subaccounts established for the Participant by the Funding Agent. Such proportion may be any integral percentage from 0% to 100%. If no such designation is made by the Participant before the first such Contribution is paid to the Funding Agent, 100% of such Contributions, and 100% of each Contribution on his behalf thereafter until such designation is made, will be credited to his Fixed Income Investment Subaccount.

      Effective on and after July 1, 1991, all Employer Discretionary contributions will be credited to the Super Rite Stock Subaccount. The Participant will not be permitted to direct or change the investment of any portion of the Employer Discretionary
      Contributions.

      Effective on and after May 15, 1992, &11 Employer Matching
      Contributions will be credited to the Super Rite Stock Subaccount. The Participant will not be permitted to direct or change the investment of any portion of the Employer Matching Contributions.

      Subject to the restrictions pertaining to Employer Contributions set forth above, a Participant may change the proportion of any Contribution on any April 1, or October 1 made in accordance with
      Article V which is to be credited to each Investment Subaccount by notifying the Administrator when such change is to become effective. No such changes may be retroactive. Such changed proportion will apply to such Contributions received by the Funding Agent on or after the later of the effective date of such change and the date of receipt of such notification by the Funding Agent, and will remain in effect until any subsequent change is made by the Participant.

6.4   Transfers Between Investment Subaccounts

      Subject to the restrictions set forth below, a Participant may transfer amounts between his Investment Subaccounts at any time.

      Effective on and after July 1, 1991, the Participant will not be permitted to transfer any amounts from his Super Rite Stock Account attributed to Employer Discretionary Contributions.

      Effective on and after May 15, 1992, the Participant will not be permitted to transfer any amounts from his Super Rite Stock Account attributable to Employer Matching Contributions.

      Effective on and after January 1, 1993, any amounts attributable to Employer Discretionary Contributions and Employer Matching
      Contributions transferred by the Participant from any of the Investment Subaccounts will only be permitted to be transferred into his Super Rite Stock Account.

      However, in any calendar year, no more than 20% of the amount of a Participant's Fixed Income Investment Subaccount at the start of the calendar year may be transferred. The minimum transfer amount from any Investment Subaccount is $500, or the dollar value of the Investment Subaccount, if less. Such transfer will be made on the date specified, subject to any restrictions imposed in accordance with the terms of any Contract between the Trustee and the Funding Agent.

6.5   Valuation of Funds and Allocation of Earnings

      As of each December 31, or such other date upon which the Funding Agent, the Trustee and the Administrator will mutually agree, the Funding Agent will determine the fair market value of the Contract, including earnings and losses on each investment fund, and will adjust each Participant's Investment Subaccounts in accordance with such valuation.



                                ARTICLE VII

                          DISPOSITION OF BENEFITS

7.1.  Timing of Distributions

      If a Participant retires or otherwise terminates his employment (for reasons other than death) with the Employer, the vested portion of his Account will be distributed to him as of his distribution Date except as otherwise provided in section 7.2 and as follows:

      (a) If the vested portion of the Participant's Account as of the date of his termination is less than or equal to $3,500, the participant will be deemed to have elected a single sum payment and such payment will be made as soon as practicable following the date of retirement or termination. The consent of the Participant will not be required to make such distribution.

      (b) If the vested portion of the Participant's Account as of the date of his termination is greater than $3,500, upon advance written notice, a Participant may request a distribution of all or a part of the vested portion of his Account at any date on or after the Participant's day of termination, but not later than the Participant's Required Beginning Date.

              In no event will distribution of any portion of the Participant's Account pursuant to this subsection (b) be made prior to such Participant's Normal Retirement Date unless the Participant consents. The consent of the Participant will be obtained in writing within the 90 day period ending on the date the Participant's Account is distributed to him.

      Notwithstanding anything to the contrary herein, the consent of the Participant is not required to satisfy the requirements of Code section 401(a)(9).

      Unless a Participant elects to defer payment of his benefit pursuant to section 7.2, all distributions made pursuant to this section will commence no later than 60 days after the end of the Plan Year in which the latest of the following events occurs: (1) the earlier of age 65 or Normal Retirement Date, (2) the Participant's 5th anniversary in the Plan or (3) the Participant's termination date.

      The Employer will notify the funding Agent in writing of the termination date or Distribution Date of each Participant.

7.2   Deferral of Distribution Date

      A retired or terminated Participant may elect, by written notice to the Funding Agent, to defer his Distribution Date, but not beyond his Required Beginning Date.

7.3   Method of Distribution

      A Participant may elect to receive a distribution of his Account in any of the following forms:

      (a)     a single sum payment equal to the value of his Account;

      (b) a fixed dollar annuity which provides for a series of monthly, quarterly, semi-annual or annual payments the amount of which is the same each period and is fixed at the date payments commence;

      (c) a systematic withdrawal method providing monthly, quarterly, semi-annual or annual installments made over a specified period of time or made in a specified dollar amount, whichever method is selected by the Participant, until the Participant's Account is liquidated. The Participant may continue to make transfers pursuant to Article VI. The minimum payment allowable under this method of distribution is $250. The Participant must have an Account balance greater than or equal to $15,000; or

      (d)     a combination of any or all of a, b, or c.

      An election by a married Participant to receive his benefits in any form other than a "Qualified Joint and Survivor Life Annuity" providing for payments after his death to his Eligible Spouse must be made pursuant to a Qualified Election unless:

     (bullet) the Participant does not elect to receive a distribution of his account in the form of a life annuity, and

     (bullet) this Plan is not a Transferee Plan with respect to such Participant. This plan will be considered a "Transferee Plan" with respect to any Participant if any portion of his Account is attributable to amounts transferred from a defined benefit plan, money purchase plan, stock bonus or profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

      Under the "Qualified Joint and Survivor Annuity" the first payment is made to the Participant as of his Distribution Date. Subsequent monthly, quarterly, semi-annual or annual payments are made to the Participant each period thereafter throughout his remaining lifetime, terminating with the last payment before his death. Following the Participant's death, payments are continued to the Participant's Eligible Spouse. The payment to the Eligible Spouse is equal to 50% of the monthly payment which was payable to the Participant during the Participant's lifetime.

      Any annuity form must provide for payment to be made over:

      (1)     the life of the Participant;


      (2) the lives of the Participant and his Eligible Spouse if payments are to be made to the spouse, otherwise his designated beneficiary;

      (3) a period not extending beyond the Participant's life expectancy; or

      (4) period not extending beyond the life expectancy of the Participant and his Eligible Spouse, if applicable, otherwise his designated beneficiary.

      A Participant may not elect any form of annuity providing payments to a contingent annuitant or designated beneficiary who is other than his spouse, unless the actuarial value of the annuity benefit expected to be payable to the Participant is more than 50% of the actuarial value of the aggregate benefits expected to be payable under such annuity form. In no event, however, may the amount of each payment to a contingent annuitant or designated beneficiary exceed that payable to the Participant.

7.4   Qualified Election

      A "Qualified Election" means an election made by a Participant (a) to receive benefits in a form other than a qualified Joint and Survivor Annuity providing for payments after his death to his Eligible Spouse or (b) to designate a Beneficiary other than his spouse to receive the death benefit described in Article VIII.

      Any such election must be in writing and must be consented to by the Participant's spouse. Such election will designate a beneficiary (or a form of benefit) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent item the spouse). The spouse's consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, either election described above by the Participant will be deemed a Qualified Election. Any consent necessary under this paragraph will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior election may be made by a Participant without the spouse's consent at any time before a distribution of the Participant's Account is made. The number of revocations will not be limited.

      The election period to waive the qualified Joint and Survivor Annuity will be the 90-day period ending on the Annuity Starting Date. For purposes of this section, the "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity or as periodic installments or, in the case of a benefit not payable in the form of an annuity or as periodic installments, the date on which the Participant's Account is distributed to him.

      The Administrator will provide to each Participant, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, a written explanation, in a manner calculated to be understood by him, of:

      (a)     the terms and conditions of the qualified Joint and Survivor
              Annuity;

      (b) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;

      (c) the right of the Participant's spouse to consent to any election to waive the Qualified Joint and Survivor Annuity

      (d) the right of the Participant to revoke such election, and the effect of such revocation.

7.5   Distribution Requirements

      The requirements of this section will apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan.

      (a) All distributions made pursuant to this Plan will comply with Code section 401(a)(9) and the Regulations issued thereunder, and requirements similar to the incidental death benefit requirement of Code section 401(a).

      (b) "Required Beginning Date": The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant Required Beginning Date. The Required Beginning Date of a Participant who has not attained age 70 1/2 prior to January 1, 1989 is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, whether or not such Participant has retired. The Required Beginning Date of a Participant who attained age 70 1/2 before January 1, 1989 is April 1 of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs. The Required Beginning Date of a Participant who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989 is April 1, 1990. Notwithstanding the preceding, if a Participant is a Five-Percent Owner, his Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, regardless of when such Participant attained age 70 1/2 and whether or not he is retired.

      (c) Limits on Distribution Periods: Distributions, if not made in a single sum, may only be made over one of the following periods: (1) the life of the Participant; (2) the lives of the Participant and his spouse if payments are to be made to the spouse, otherwise his designated Beneficiary; (3) a period certain not extending beyond the Participant's life expectancy; or (4) a period certain not extending beyond the life expectancy of the Participant and his spouse if applicable, otherwise his designated Beneficiary.

      (d) Minimum Distributions -- Annuities: If the Participant's benefit is distributed in the form of an annuity purchased from a Funding Agent, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Regulations thereunder.

      (e) If a Participant dies after distribution of his interest has begun, the remaining portion of his interest will be distributed at least as rapidly as under the form of benefit being used on the date of his death.

7.6   In-Service Withdrawals:

      (a)     Voluntary Contributions:

              A Participant may elect, while in the employ of the Employer, to withdraw any or all of the portion of his Account which is attributable to his Voluntary Contributions and any income or earnings thereon.

      (b)     Salary-Reduction Contributions:

              A Participant may elect, while in the employ of the Employer, to withdraw all or a portion of his Account attributable to Salary-Reduction Contributions upon the first to occur of:

              (1)   his attainment of age 59 1/2, and

              (2)   proven "Financial Hardship".

              Effective January 1, 1989, withdrawals for proven Financial Hardship will be limited to:

              (1) the Participant's Salary-Reduction Contributions, and, if applicable, any Qualified Non-Elective Employer Contributions and/or Qualified Matching Contributions made on behalf of such Participant, made before January 1, 1989, and any income or earnings credited thereon through December 31, 1988, and

              (2) the Participant's Salary-Reduction Contributions made after January 1, 1989, without regard to any income or earnings thereon, and, if applicable, without regard to the portion of his Account attributable to any Qualified Non-Elective Employer Contributions and/or Qualified Matching Contributions and income or earnings thereon.


              "Financial Hardship" means the immediate financial need of a Participant associated with the following circumstances:

              (1) medical expenses for the Participant, spouse or dependents;

              (2) tuition and related educational expenses for the Participant, spouse or dependents;

              (3) purchase or substantial rehabilitation of a principal residence, or the principal residence of a member of the Participant's immediate family within the meaning of Code section 267(c)(4); or

              (4) such other circumstances as the Plan Administrator may determine within the intent of this section.

              In the event of such hardship withdrawal, the Participant may continue his participation in the Plan without interruption.

              A Participant will not be permitted to make a hardship withdrawal under this section unless he has already withdrawn any amount credited to his Voluntary Contribution Account, if any.

      (c)     Matching Contributions:

              A Participant may elect, while in the employ of the Employer, to withdraw for a "Financial Hardship" as defined above, any or all of the portion of his Account which is attributable to the Employer's Matching Contributions which have accumulated for three (3) years following the date of employment of the Participant with the Employer.

      (d)     Rollovers:

              A Participant may elect, while in the employ of the Employer, to withdraw any or all of the portion of his Account which is attributable to his Rollover Contributions.

      (e)     PAYSOP Contributions:

              A Participant may elect, while in the employ of the Employer, to withdraw any or all of the portion of his Account which is attributable to the Employer's PAYSOP Contributions.

              However, no distribution from the Employer's PAYSOP
              Contributions Account will occur before the end of the 84th month beginning after the month in which the PAYSOP
              Contributions were allocated to the Participant's Super Rite Stock Account.

      Any withdrawal made pursuant to this section will be subject to the spouse's written consent, in the manner described in this Article.


7.7   Pre-Retirement Distributions

      At such time as a Participant will have attained age 59 1/2, the Administrator, at the election of the Participant, will direct the Funding Agent to distribute all or a portion of the Participant's Account.

      However, no distribution from the Participant's Account will occur prior to 100% vesting or, if from the Employer's PAYSOP Contributions account, no before the end of the 84th month beginning after the month in which the PAYSOP Contributions were allocated to the Participant's Super Rite Stock Account. In the event that such distribution is made, the Participant, nevertheless, will continue to be eligible to participate in the Plan on the same basis as any other Participant.

7.8   Loans

      Loans may be granted to Participants, subject to any restrictions imposed by the Funding Agent. Loans will be made under the following circumstances: (a) loans will be made available to all Participants from each Participant's Account on a reasonably equivalent basis, (b) loans will not be made available to Highly Compensated Participants, officers, or shareholders in an amount greater than the amount made available to other Participants, (c) loans will bear a reasonable rate of interest, (d) loans will be adequately secured, and (e) loans will provide for repayment over a reasonable period of time.

      On and after July 1, 1991, only two (2) outstanding loans at a time are permitted for each Participant taking a loan.

      Loans made pursuant to this section (when added to the outstanding balance of all other loans made by the Plan to the Participant) will be limited to the lesser of:

      (A) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan of the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

      (B) one-half (1/2) of the vested portion of such Participant's Account maintained on behalf of the Participant under the Plan.

      For purposes of this limit, all plans of the Employer will be considered one Plan.

      Any loan made to a Participant will be subject to the spouse's written consent, in the manner described in this Article, if this Plan is a transferee plan with respect to such Participant.
      Anything herein to the contrary notwithstanding, loans will not be made to any shareholder-employee or owner-employee unless an exemption for such loan is obtained pursuant to Act section 408 and further provided that such loan would not be subject to tax pursuant to Code section 4975. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1)), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.







                                ARTICLE VIII

                               DEATH BENEFITS


8.1   Preretirement Death Benefits

      Unless the Participant makes a Qualified Election, his Eligible Spouse will be his designated Beneficiary. Upon the death of such Participant before his Distribution Date, 100% of his Account will be applied to purchase an annuity for the life of the Participant's designated Beneficiary, unless the designated Beneficiary elects a different form of benefit as provided in item (a) following:

      (a) The designated Beneficiary, unless the Participant has directed otherwise, may elect to receive his distribution under a method described in Article VII.

      (b) Distributions in other than the single payment form will be subject to the following conditions:

              (1) If the designated Beneficiary is the Participant's Eligible Spouse,

                    (A) such distribution form must provide for payment to be made over the life of the Eligible Spouse (or over a period not exceeding the life expectancy of the Eligible Spouse), and

                    (B) such distribution must commence to the Eligible Spouse on or before the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant dies and
                         (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

              (2) If the designated Beneficiary is other than the Participant's Eligible Spouse,

                    (A) such distribution form must provide for payment to be over the life of the designated Beneficiary (or over a period not exceeding the life expectancy of the designated Beneficiary), and

                    (B) such distribution must commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

      (c) If the single payment form of distribution is elected by the Eligible Spouse or designated Beneficiary, the total value of the Participant's Account must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.


      (d) In no event will an annuity distribution be permitted under this section if the value of the portion of the Participant's Account being used to purchase such annuity is not in excess of $3,500.

8.2   Postretirement Death Benefits

      Any payments after the death of a Participant for whom an annuity has been purchased, will be paid in accordance with the terms of the annuity form selected. Payments to a Beneficiary must be made at least as rapidly as such payments were being made to the Participant. If an annuity has not been purchased for such Participant, then unless the Participant has directed otherwise the Beneficiary may elect to receive his benefit under any of the methods of distribution described in Article VII.

8.3   Distribution Requirements

      All distributions made pursuant to this Article will comply with Code section 401(a)(9) (including, but not limited to, the minimum distribution rules) and the Regulations issued thereunder and requirements similar to the incidental death benefit requirements of Code section 401(a).




                                 ARTICLE IX

                             GENERAL PROVISIONS


9.1   Nonalienation of Benefits

      (a) Subject to the exceptions provided below, no benefit which will be payable to any person out of the Trust Fund (including a Participant or his Beneficiary) will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same will be void; and no such benefit will in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor will it be subject to attachment or legal process for or against such person, and the same will not be recognized except to such extent as may be required by law.

      (b) This section will not apply to the extent a Participant is indebted to the Plan, by reason of a qualified plan loan under this Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as will equal such indebtedness will be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be paid in whole or part from the Participant's Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Participant's Account, he will be entitled to a review of the validity of the claim in accordance with procedures provided in Article III.

      (c) This provision will not apply to a "qualified domestic relations order" defined in Code section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant will be treated as the Eligible Spouse for all purposes under the Plan.

9.2   Nonguarantee of Employment

      The adoption of the Plan will not be deemed to be a contract between the Employer and any Participants. Nothing contained in the Plan will be deemed to give any Participant the right to be retained in the employ of the Employer or to interfere with the managerial prerogatives and decisions of the Employer.

9.3   Beneficiary

      The designation of a Participant's Beneficiary will be made by filing with the Administrator a written designation identifying such Beneficiary. Such designation may be changed or revoked by written notice filed with the Administrator.

      If the Participant's Beneficiary is not a natural person receiving payments in his own right, then payment will be made only in a single sum. If more than one Beneficiary of a Participant is concurrently entitled to receive annuity payments, or if the monthly annuity payment to any Beneficiary would be less than $50, or such other amount established from time to time by the Administrator, and the value of such benefit is less than or equal to $3,500 (as described in Regulation 1.417(e)-l(b)), then, the value, as determined by the Administrator, of such annuity will be paid in a single sum.

      If there is no Beneficiary to receive any amount which becomes payable to a Beneficiary in accordance with the terms of the Plan, such amount will be payable to the estate of the last to die of the Participant, his Eligible Spouse if any, his contingent annuitant if any, and his Beneficiary. The Administrator, at its option, may pay any amount which would otherwise be payable to the estate of the Participant to any one, or jointly to any number, of the following surviving relatives of the Participant who appear to the Administrator to be equitably entitled to payment because of expenses incurred in connection with the burial or last illness of the
      Participant: spouse, children, parents, brothers, sisters.

9.4   Gender and Headings

      Words in the masculine gender will include the feminine, the singular will include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for the ease of reference only, and are not construed so as to alter any of the terms hereof.

9.5   Construction

      The Plan and Trust will be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, former Participants, Beneficiaries and all other persons will be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the state of residence of the Participant in question, or if none, the state in which the principal office of the Administrator will apply.



9.6   Plan Document

      A copy of the Plan and Trust and any and all future amendments thereto will be available for inspection at all reasonable times to all Participants at the office of the Employer.

9.7   Plan Binding

      The Plan and each and every provision thereof will be binding on the parties hereto and their respective heirs, executors, administrators and assigns.

9.8   Substitute Payee

      The Administrator may refuse to make payment to anyone who, in its opinion, is incapable of giving a valid receipt of such payment. Unless and until claim is made by a duly appointed guardian or committee of such person, the Administrator may make such payment to any person, institute or agency then, in the judgment of the Administrator, contributing toward or providing for the care and maintenance of such person.

9.9   Dividends

      Any dividends credited to a Contract or Contracts between the Trustee and the Funding Agent will be used to provide additional benefits under the Plan.

9.10  Location of Participant or Beneficiary

      In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder will remain unpaid at the expiration of five years after it will become payable, solely by reasons of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participants or his Beneficiary, the amount so distributable will be treated as a forfeiture. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit will be restored. Any forfeiture arising pursuant to this section will be used as specified in Article V.

9.11  Mistake of Fact Contributions

      (a) Except as provided below and otherwise specifically permitted by law, it will be impossible by operation of the Plan and Trust, by termination, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of the Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, retired Participants, or their Beneficiaries.


      (b) In the event the Employer will make a contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such contribution at any time within one (1) year following the time of payment and the Funding Agent will return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.12  Payment of Expenses

      All expenses of administration may be charged paid out of the Trust Fund, unless paid by the Employer. Such expenses will include any expenses incident to the functioning of the Administrator, including but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses will constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred.

9.13  Legal Action

      In the event any claim, suit, or proceeding is brought regarding the Plan and Trust established hereunder to which the Administrator or a Named Fiduciary may be a party, and such claim, suit or proceeding is resolved in favor of the Administrator, Trustee or such Named Fiduciary they will be entitled to be reimbursed from the Trust Fund for any or all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they will have become liable.
      Such expenses may be charged proportionately against the amount standing to the credit of each Participant's Account, unless paid by the Employer.

9.14  Bonding

      Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, will be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond will be $1,000 and the maximum bond, $500,000.

      The amount of funds handled will be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their procedessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond will provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety will be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond will be in a form approved by the Secretary of Labor.
      Notwithstanding anything in the Plan to the contrary, the cost of such bonds will be an expense of the Plan and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.
      If such amount is to be paid from the Trust Fund, such amounts may be charged against the amount standing to the credit of each Participant's Account.

9.15  Employer's and Trustee's Protective Clause

      Neither the Trustee, Employer nor its successor will be responsible for the validity of any Contract issued hereunder or for the failure on the part of the Funding Agent to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.16  Funding Agent's Protective Clause

      The Funding Agent who will issue Contracts hereunder will not have any responsibility for the validity of this Plan and Trust or for the tax or legal aspects of this Plan. The Funding Agent will be protected and held harmless in acting in accordance with any written direction of the Administrator or the Trustee, and will have no duty to see to the application of any funds paid to a Trustee, nor be required to question any actions directed by a Trustee. Regardless of any provision of this Plan, the Funding Agent will not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the Funding Agent.

9.17  Approval by the Internal Revenue Service

      (a) Notwithstanding anything herein to the contrary, if, pursuant to a timely application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it will be void ab initio and all amounts contributed to the Plan, by the Employer, less expenses paid, will be returned within one year and the Plan will terminate, and the Funding Agent will be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan will operate as if it had not been amended and restated.

      (b) Except as specifically stated in the Plan, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Funding Agent will return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.


                                 ARTICLE X

                          AMENDMENT OR TERMINATION

10.1  Authority to Amend or Terminate Plan

      The Employer intends this Plan to be permanent and to continue indefinitely but necessarily reserves the right to terminate it at any time or to modify, alter or amend the Plan in any respect, retroactively or otherwise at any time or times. No modification, amendment, termination or any other change of the Plan may provide that the assets of the Plan or the income thereon may be used for or diverted to purposes other than the Plan, nor may any change in the Plan reduce any vested interest of a Participant at the time of such change unless such change is executed for the purpose of securing an opinion from any governmental agency that the Plan satisfies the requirements of any law or regulation administered by such agency.

      No amendment made to the Plan will decrease the amount of a Participant's Account or eliminate an optional form of distribution with respect to amounts in his Account as of the Effective Date of that amendment, except as provided by Treasury Regulations. Notwithstanding the preceding sentence, the amount of a Participant's Account may be reduced to the extent permitted under Code section 412(c)(8). Furthermore, no amendment made to the Plan will have the effect of decreasing a Participant's vested right to his Account determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

10.2  Nonforfeitability of Accrued Pension upon Plan Termination

      Upon the complete discontinuance of Employer Contributions, inclusive of Salary-Reduction Contributions, to the Plan or upon termination or partial termination of the Plan, each Participant will have a nonforfeitable right to the entire amount of his Account. Upon such discontinuance or termination without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Code section 4975(g) or Code section 409) or a simplified employee pension plan (as defined in Code section 408(k)), each Participant's Account will be distributed in a manner which is consistent with and satisfies the provisions of this Plan regarding distributions. Except as permitted by Regulations, the termination of this Plan will not result in the reduction of Code section 411(d)(6) protected benefits.

10.3  Substitution of Funding Agent

      Anything in this Article X to the contrary notwithstanding, the Employer may at any time change the Funding Agent and transfer all contributions and the value of all Participants' Accounts to such successor Funding Agent. Such transfer will be made in accordance with the terms of any Contract between the Trustee and the Funding Agent. Any such change will not be considered a deprivation of any Participant's rights to, or any reduction in, any benefits accrued under the Plan.

10.4  Merger or Consolidation

      If this Plan merges or consolidates with, or transfer assets or liabilities to, any other plan, each Participant covered under this Plan must be entitled to receive a benefit after the merger, consolidation or transfer which, if said plan then terminated, would be equal to or greater than his benefit under this Plan immediately prior to such merger, consolidation or transfer if this Plan then terminated.


                                 ARTICLE XI

                         RULES FOR TOP-HEAVY PLANS

11.1  Top-Heavy Definitions

      Special definitions which apply to Top-Heavy Rules are:

      (a) "Key Employee" means any Employee or former Employee (and Beneficiaries of such Employee) who at any time during the determination period was:

              (1) an officer of the Employer (as that term is defined within the meaning of the Regulation under Code section
                    416) having an annual 415 Compensation greater than 50% of the amount in effect under Code section 415(b)(1)(A) for any Plan Year, or

              (2)   an owner (or considered an owner under Code section
                    318) of one of the ten largest interests in the Employer if such individual's compensation exceeds the dollar limit specified in Code section 415(c)(1)(A), or

              (3) a more than Five-Percent Owner of the Employer as defined in Article V, or,

              (4) a more than 1% owner of the Employer who has an annual "415 Compensation" of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code section 318) more one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code section 414(b), (c) and (m) will be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code section 414(b), (c) and (m) will be taken into account.

              The determination period of the Plan is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code section &16(i)(1) and Regulations thereunder.

      (b)     "Top Heavy Ratio" means:

              (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has never maintained any defined benefit plans which during the five-year period ending on the Determination Date have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the accounts of all Key Employees as of the Determination Date (including any part of any accounts distributed in the five-year period ending on the Determination Date), computed pursuant to Code section 415 and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account under Code section 416 and the Regulations thereunder.

              (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of accounts under the defined contribution plans for all Key Employees plus the present value of the accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the accounts under the defined contribution plans for all participants plus the present value of the accrued benefits under the defined benefit plans for all participants, determined pursuant to Code section 416 and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account or an accrued benefit made in the five-year period ending on the Determination Date.

                    In the case of a defined contribution plan subject to the minimum requirements of Code section 412, only contributions actually made after the Valuation Date, but on or before the Determination Date, will be included in the account.

              (3) For the purposes of (1) and (2) above, the value of the account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 415 and the Regulation thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior Plan Year, or
                    (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, roll-overs, and transfers are taken into account will be made in accordance with Code section 416 and the Regulations thereunder. Deductible employee contributions will not be taken into account for the purposes of computing the Top-Heavy Ratio when aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                    The accrued benefit of a Participant other than a Key Employee will be determined under (a) the method, of any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

      (c) "Required Aggregation Group" means: (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period, and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code section 410 or 401(a)(4).

      (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required
              Aggregation Group, would continue to satisfy the requirements of Code sections 410 and 401(a)(4).

      (e) "Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and for the first Plan Year of the Plan, the last day of that year.

      (f) "Valuation Date" means, for each defined benefit plan, the date used to determine costs for section 412 of the Federal Internal Revenue Code for the Plan Year ending on the Determination Date and, for each defined contribution plan, the last scheduled date for determining adjusted accounts in the Plan Year ending on the Determination Date.

      (g) "Actuarial Assumptions" means, when used to determine the present value of accrued benefits for the Top-Heavy Ratio, The Prudential Insurance Company of America's 1950 Group Annuity Valuation Morality Table, set back five years for females after retirement, and 6% interest.

      (h) "Top-Heavy Compensation" means W-2 compensation for the calendar year ending with or within the Plan Year.

11.2  Top-Heavy Conditions

      This Plan is a "Top-Heavy Plan" for any Plan Year beginning after December 31, 1983, if any of the following conditions exist:

      (a) the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans, or

      (b) this Plan is a part of a Required Aggregation Group of plans (but is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60%, or

      (c) this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Group Exceeds 60%.

11.3  Changes Required As a Result of Plan Becoming Top-Heavy:

      Certain sections for this Plan will be modified if, at the end of the preceding Plan Year, this is a Top-Heavy Plan. Such sections and the appropriate modifications are as follows:

      (a) Section 4.2: For any Plan year in which this Plan is Top-Heavy, the Minimum Vesting Schedule described below will automatically apply to Employer Contributions made under this Plan including any Employer Contribution made before the Plan became Top-Heavy. Further, no reduction in vested Employer Contributions may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this section does not apply to the Account of any Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy.

              The non-forfeitable interest of each Participant in the portion of his Account attributable to Employer Contributions will be determined on the basis of the vesting requirements that apply while the Plan is not Top-Heavy or the following table, whichever causes him to vest at an earlier date or provides him with a larger percentage (the basis that applies is the "Minimum Vesting Schedule"):

                    Credited Years           Percentage
                      of Service               Vesting

                    Less than 1                    0%
                    1 or more                    100%


              The Minimum Vesting Schedule will only apply to the extent it is more favorable than the vesting schedule set forth in
              Article IV.

      (b) Section 5.1: Except as otherwise provided below, Employer Contributions made on behalf of any Participant* who is a Non-Key Employee, will not be less than the lesser of 3% of such Participant's Top-Heavy Compensation, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 401, the largest percentage of Employer Contributions, as a percentage of the first $200,000 of the Key Employee's Earnings, made on behalf of any Key Employee for that year. The minimum Employer Contribution is determined without regard to any Social Security contribution.

              The above will not apply to any Participant who was not employed by the Employer ont he last day of the Plan Year.
              In addition, the above will not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum contribution or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

        * For purposes of this subsection, "Participant" will include all Employees of the Employer who are eligible to participate in this Plan regardless of whether or not such Employees elect to make contributions hereunder.

      (c) Section 5.6: In any Plea Year where the Top-Heavy ratio exceeds 90% (i.e., the Plan becomes Super Top-Heavy) the denominators of the Defined Benefit Fraction and the Defined Contribution Fraction as defined in Article V, will be computed using 1.0 times the dollar limit instead of 1.25.

11.4  Coordination with Defined Benefit Plan:

      If the Employer also maintains a defined benefit plan in addition to this Plan, the following will apply:

      (a) In any Plan Year where the Plan is part of a Top-Heavy Required Aggregation Group that includes a defined benefit plan, the minimum benefit required by Code section 416 will be provided under this Plan for Participants covered by both plans. The minimum contribution described in this section for each Participant who is also a participant in the defined benefit plan will be 5% of Top-Heavy Compensation. The minimum contribution to each Participant in this Plan who is not also a participant in the defined benefit plan that is part of the Required Aggregation Group will be 3% of Top-Heavy Compensation.

      (b) In any year where the Plan is part of a Required Aggregation Group that includes a defined benefit plan and the plans are Top-Heavy but not Super Top-Heavy (i.e., the Top-Heavy Ratio does not exceed 90%), the minimum contribution described in this section for each Participant who also participates in the defined benefit plan will be 7-1/2% of Top-Heavy Compensation. The minimum contribution for each Participant who is covered under this Plan but not the defined benefit plan that is part of the Required Aggregation Group will be 4% of Top-Heavy Compensation. This provision will not apply to any Participant who was not employed by the Employer on the last day of the Plan Year. This provision will not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy plans will be met in the other plan or plans.





                                ARTICLE XII

                                  TRUSTEE


12.1  Establishment of the Trust

      (a) The Employer and the Trustee hereby agree to the establishment of a trust consisting of such sums as will from time to time be paid to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon, which, less payments made by the Trustee to carry out the purposes of the plan, are referred to herein as the Trust Fund. The Trustee will carry out the duties and responsibilities herein, specified, but will be under no duty to determine whether the amount of any contributions by the Employer or any Participant is in accordance with the terms of the Plan nor will the Trustee be responsible for the collection of any contribution under the Plan.

      (b) The Trust Fund will be held, invested, reinvested, and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 12.7, no assets of the Plan will inure to the benefit of the Employer.

      (c) The Trustee will pay benefits and expenses from the Trust Fund only upon the written direction of the Plan Administrator, the Fiduciary named in the Plan as having the authority to control and manage the administration of the Plan. The Trustee will be fully entitled to rely on such directions furnished by the Plan Administrator, and will be under no duty to ascertain whether such directions are in accordance with the provisions of the Plan.

12.2  Investment of the Trust Fund

      (a) The Employer will have the exclusive authority and discretion to select the individual investment funds available for investment in the Plan. In making such selection, the Employer will use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiarity with such matters would use in the conduct of an enterprise or a like character and with like aims. The Employer will insure that the available investments under the plan are sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.



      (b) The Trustee will invest all amounts allocated to the separate investment accounts of a Participant as directed in writing by the Participant or Plan Administrator in accordance with the Plan, which written directions will be timely furnished to the Trustee by the Plan Administrator. In making any investment of the assets of the Trust Fund, the Trustee will be fully entitled to rely on such directions furnished by the Plan Administrator and will be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by written instructions directing its investment, the Trustee will immediately notify the Plan Administrator of this fact, and the Trustee may, in its discretion, hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directors. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee will have no discretionary authority to determine the investment of the assets of the Trust Fund.

12.3  Investment Powers and Duties of the Trustee

      Subject to the provisions of Section 12.1 and 12.2, the Trustee will have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

      (a) to invest all or a part of the Trust Fund in investments available under the Plan in accordance with the investment directions furnished by the Plan Administrator without restriction to investments authorized for fiduciaries, including, without limitation on the amount that my be invested therein, any common, collective or commingled trust fund maintained by the Trustee. Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to Employee trusts which meet the requirements of the Code or subsequent income tax laws of the United States will constitute an integral part of this Agreement and the Plan;

      (b) to dispose of all or any part of the investments, securities or other property which may from time to time or at any time constitute the Trust Fund in accordance with the written directions furnished by the Plan Administrator for the investment of Participant's separate accounts or the payment of benefits or expenses of the Plan, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance thereby, and all assignments, transfers and other legal instruments, either necessary or convenience for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchased money;


      (c) to hold cash uninvested to the extent necessary to pay benefits or expenses of the plan, without liability for interest thereon;

      (d) to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Trustee will at all times show that all such investments are part of the Fund;

      (e) upon the written direction of the Plan Administrator, to vote in person or in proxy with respect to all securities that are part of the Trust Fund, and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

      (f) upon written direction of the Plan Administrator, to apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract;

      (g) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of this Plan;

      (h) upon the written direction of the Plan Administrator, to make loans from the Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan, provided that the Plan Administrator will have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan;

      (i) to pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respectively the Fund or any part thereof;

      (j) to borrow or raise money for the purposes of the Plan in such amount, and open such terms and conditions, as the Trustee will deem advisable, and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part of the Trust Fund; and no person lending money to the Trustee will be bound to see to the application of the money being lent or to inquire into the validity, expediency, or propriety of any borrowing;

      (k) to settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend the Plan in suits or legal or administrative proceedings, and to represent the plan in all suits and legal and administrative proceedings;


      (l) to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted; and

      (m) to do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

      (n) if there is more than one Trustee, they will act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

12.4  Insurance Provisions

      (a) At the election of each participant, the Trustee, acting on the written direction of the Plan Administrator, will apply for, own, and pay premiums on contracts on the lives of the participants. If a life insurance policy is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than fifty (50%) percent of the aggregate of the contributions to the credit of the Participant any particular time. If term insurance is purchased with such contributions, the aggregate premium must be less than twenty five (25%) percent of the aggregate contributions allocated to a Participant's Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half (1/2) of the premium for ordinary life insurance may not in the aggregate exceed twenty five (25%) percent of the aggregate contributions allocated to a Participant's account.

      (b) The Trustee must convert the entire value of the life insurance contract at or before retirement into cash or to provide for a periodic income with such cash as that no portion of such value may be used to continue life insurance protection beyond retirement. Alternately, the Trustee may distribute the contracts to the Participants.

      (c) Amounts contributed or credited to a Participant's Voluntary Contribution Account will not be applied to the purchase of life insurance contracts.

              On and after July 1, 1991, this provision 12.4 will no longer be operative.

12.5  Accounting and Reporting Duties of the Trustee

      (a) The Trustee will keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Plan Administrator and the Trustee. All such accounts, books, and records will be open to inspection and audit at all reasonable times by any authorized representative of the Employer or the Plan Administrator. Participant may examine only those individual account records pertaining directly to him.

      (b) Within 90 days after the end of each Plan Year or within 90 days after its removal or resignation, the Trustee will file with the Plan Administrator a written account of the administration of the Trust Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding accruing period to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Plan Administrator, neither the Employer nor the Plan Administrator will be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Plan Administrator.

12.6  Prohibition of Diversion

      (a) Except as provided in (b) below, at no time shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

      (b) Notwithstanding the above, contributions made by the Employer under the Plan will be returned to the Employer under the following conditions:

              (1) if a contribution is made by mistake of fact, such contribution will be returned to the Employer within one year of the payment of such contribution;

              (2) contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it will be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years will not be considered to be disallowed for purposes of this subsection, and;

              (3) contributions to the Plan are specifically conditioned on initial and continued qualification of the Plan under the Code. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification will be returned to the Employer within one year after the date of denial of qualification.

12.7  Trustee's Compensation

      If approved by the Plan Administrator, the Trustee will be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan, which expenses will be paid out of the Trust Fund unless paid directly by the Employer.

12.8  Resignation and Removal of Trustee

      (a) The Trustee may resign at any time by written notice to the Employer which will be effective 30 days after the delivery of written notification to the Employer, unless otherwise agreed upon in writing.

      (b) The Trustee may be removed by the Employer at any time upon 30 days written notices to the Trustee.

      (c) The appointment of a successor Trustee hereunder shall be accomplished by and will take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Employer appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed.

              Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee will related to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee.

      (d) Upon the appointment of a successor Trustee the resigning removed Trustee will transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it will deem necessary to provide for its expenses chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee will be entitled to reimbursement for any deficiency from the successor Trustee and the employer who shall be jointly and severally liable thereof.


                                AMENDMENT #1
                                   TO THE
           SUPER RITE FOODS EMPLOYEE INVESTMENT OPPORTUNITY PLAN

As authorized by Section 10.1 of the Super Rite Foods Employee Investment Opportunity Plan ("Plan") as amended and restated effective April 1, 1989, the employer, Super Rite Foods, Inc., hereby amends the Plan in the following manner:

FIRST: Sections 2.9 is amended to reflect the change made to Internal Revenue Code ("Code") section 401(a)(17) by the Omnibus Budget Reconciliation Act of 1993. This amendment is made effective as of the plan year beginning on or after January 1, 1994. As amended, the last two paragraphs of Section 2.9 are deleted and replaced by the following:

      For any Plan Year beginning after December 31, 1993, the plan administrator shall take into account only the first $150,000 (or beginning January 1, 1995, such larger amount as the Commissioner of Internal Revenue may prescribe) of any Participant's Compensation for determining all benefits provided under the Plan. For any Plan Year beginning after December 31, 1988 but before January 1, 1994, the plan administrator shall take into account only the first $200,000 (or for plan years after December 31, 1989 but before January 1, 1994, such larger amount as the Commissioner of Internal Revenue may prescribe) of any Participant's Compensation for determining all benefits provided under the Plan. The compensation dollar limitation for a Plan Year shall be the limitation amount in effect on January 1 of the calendar year in which the plan year begins. For any plan year beginning before January 1, 1989, the compensation dollar limitation (but not the family aggregation requirement described in the next paragraph) applies only if the Plan is top-heavy for such Plan Year or operates as a deemed top-heavy plan for such Plan Year. If the Plan should determine Compensation on a period of time that contains fewer than 12 calendar months (such as for a short plan year), the annual compensation dollar limitation shall be an amount equal to the Compensation dollar limitation for the Plan Year multiplied by the ratio obtained by dividing the number of full months in the period by 12.

      The compensation dollar limitation applies to the combined compensation of the employee and of any family member aggregated with the employee under Code Section 414(q)(6) who is either (A) the employee's spouse, or (B) the employee's lineal descendant under the age of 19. If, for a Plan Year, the combined compensation of the employee and such family members who are Participants entitled to an allocation for that Plan Year exceeds the compensation dollar limitation, Compensation for each such Participant, for purposes of the contribution and allocation provisions of Article V, means his adjusted compensation.

      Adjusted compensation is the amount which bears the same ratio to the compensation dollar limitation as the effected Participant's Compensation (without regard to the compensation dollar limitation) bears to the combined compensation of all the effected Participants in the family unit. If the Plan uses permitted disparity, the plan administrator first shall determine the integration level of each effected family member Participant using actual Compensation. The total of the effected Participants' Compensations equal to or less than the applicable integration levels may not exceed the compensation dollar limitation. The combined excess compensation of the effected Participants in the family unit may not exceed the compensation dollar limitation minus the amount determined under the preceding sentence. If the combined excess compensation exceeds this limitation, the plan administrator will prorate the limitation on the excess compensation among the effected participants in the family unit in proportion to each such individual's actual Compensation minus his integration level.

SECOND: Section 2.30 is amended to correctly state the effective date of the amendment and restatement as the effective date for the Tax Reform Act of 1986 with respect to the Plan. As amended, Section 2.30 shall read as follows:

2.30 "Plan Restatement Date" means April 1, 1989. The Plan is intended to be a profit sharing plan within the meaning of Regulation 1.401(k)- 1(a)(1).

THIRD: Section 2.31 is amended to state the effective date as of which the plan year was amended from the twelve-month period commencing on April 1 to the twelve-month period commencing on January 1. As amended, Section 2.31 shall read as follows:

2.31 "Plan Year" means the period from January 1, through December 31, and each twelve-month period commencing on January 1, effective January 1, 1991. Prior to January 1, 1991, Plan Year shall mean the twelve-month period commencing on April 1. A short plan year shall exist from April 1, 1990 through December 31, 1990.

FOURTH: Sections 2.34 and 2.35 are amended to remove the second paragraph of Section 2.35 and to insert said paragraph as the third paragraph of
Section 2.34.

FIFTH: Section 4.1 is amended to delete the provisions for participation as of the Restatement Date and to correctly state the eligibility and entry date provisions. As amended, the second paragraph of Section 4.1 shall read as follows:

Each person who is an Eligible Employee may become a Participant on the Entry Date which is the first day of the month next following his completion of one (1) Year of Service.

SIXTH: Section 7.6(e) which permits the in-service distribution of PAYSOP contributions is deleted in its entirety as this was not permitted prior to the amendment and restatement and had not been permitted since that date.

SEVENTH: Section 5.1 is amended to limit the date as of which a salary-reduction agreement may be effective. As amended, Section 5.1 shall have inserted between the first and second paragraph thereof two paragraphs that shall read as follows:

      The Salary-Reduction Agreement shall be effective as of a prospective date as provided in the Agreement. However, in no event shall such Agreement be effective before the adoption of this Salary-Reduction contributions provision under the Plan. A participant electing Salary Reduction Contributions will be deemed to desire to continue at the same rate, unless he notifies the Administrator before the applicable date of his desire to change the amount of Salary-Reduction Contributions in accordance with the Administrator's written procedures. The revised election shall be effective on the applicable date. A Salary-Reduction Contribution may be discontinued at any time upon notice in accordance with the administrative procedures. A participant who has declined or suspended Salary-Reduction Contributions may elect salary reduction as of the January 1 or July 1 following the Administrator's acceptance of the Salary-Reduction Agreement.

      However, if a participant receives a hardship distribution, his right to elect a Salary-Reduction Contribution shall be suspended for 12 months after the receipt of such distribution. Further, the participant may not elect a Salary-Reduction Contribution for his taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such participant's Salary-Reduction Contributions for the taxable year of the hardship distribution.

              (3) Conditions - The participant's salary reduction election shall apply only to compensation which becomes currently available to the employee after the effective date of the election. The employer shall apply the salary reduction election to all of the participant's compensation (and to increases in compensation), unless the participant's salary reduction election specifies that the election is to be limited to certain compensation.

EIGHTH: Section 5.1(c) is amended to include the allocation formula that failed to appear in the amendment and restatement of the Plan. As amended,
Section 5.1(c) shall read as follows:

      (c)     Discretionary Contributions

              Effective on or after January 1, 1987, the Employer may make a contribution (subject to the limitations of this Article V) from Net Profits or from accumulated Net Profits to the Plan at the end of each Plan Year in an amount, which in the opinion of the Employer, is appropriate for such Plan Year. Such contributions will be referred to as the Employer's Discretionary Contributions." The Employer's Discretionary Contribution for the Plan Year will be allocated in the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants.



NINTH: Section 5.1(e) is amended to reference the plan document preceding the amendment and restatement effective April 1, 1989 rather than a previous plan and to correctly state the effective date as of which the PAYSOP was discontinued. As amended, Section 5.1(e) shall read as follows:

      (e)     PAYSOP Contributions

              Effective on April 1, 1985, a Payroll Credit Employee Stock Ownership Plan ("PAYSOP") was established in Article XII of the plan document as in existence before this amendment and restatement to promote Employees' interest in the business endeavors of the Employer.

              Effective for the Plan Year beginning April 1, 1987 and thereafter, Article XII of the plan document as in existence before this amendment and restatement is no longer operative. Contributions made on behalf of Participants pursuant to said
              Article XII will be referred to as the employer's PAYSOP Contributions."

TENTH: Section 6.3 is amended to provide for quarterly investment changes with respect participant contributions. As amended, the final paragraph of
Section 6.3 shall read as follows:

      Subject to the restrictions pertaining to Employer Contributions set forth above, a Participant may change the proportion of any Contribution on any January 1, April 1, July 1, or October 1 made in accordance with Article V that is to be credited to each Investment Subaccount by notifying the Administrator when such change is to become effective. No such changes may be retroactive. Such changed proportion will apply to such Contributions received by the Funding Agent on or after the later of the effective date of such change and the date of receipt of such notification by the Funding Agent, and will remain in effect until any subsequent change is made by the Participant.

ELEVENTH:  Effective January 1, 1993, the Plan is amended by relettering
Section 7.3(d) as 7.3(e) and by inserting a new Section 7.3(d) to comply with Internal Revenue Code section 401(a)(31) as added by the Unemployment Compensation Amendments of 1992. As amended, Section 7.3(d) and (e) shall read as follows:

      (d) a rollover distribution. Effective for distributions made on or after January 1, 1993, notwithstanding the optional forms of payment listed above, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (1) Eligible Rollover Distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (2) Eligible Retirement Plan - An eligible retirement plan is an individual retirement account described in Code
                    Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (3) Distributee - A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

              (4) Direct Rollover - A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

      (e)     a combination of any or all of a, b, c, or d.

TWELFTH: Section 7.6(b) is amended to suspend the right to elect salary-reduction contributions if a hardship distribution is received. As amended, the second to the last paragraph of Section 7.6(b) shall read as follows:

      In the event of such hardship withdrawal, the Participant may continue his participation in the Plan without interruption.
      However, if a Participant receives a hardship distribution, his right to elect a Salary-Reduction Contribution under this Plan and any other plan sponsored by the Employer shall be suspended for 12 months after the receipt of such distribution. Further, the Participant may not elect a Salary-Reduction Contribution for his taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of such Participant's Salary-Reduction Contribution for the taxable year of the hardship distribution.

THIRTEENTH: Section 7.8 is amended by deleting the current language and inserting a new provision that more fully describes the participant loan program. As amended, Section 7.8 shall read as follows:

7.8   Loans

      (a)     Terms and Conditions

              The Plan will provide loans to Participants in accordance with the conditions and restrictions set forth below.

              (1) Application and Approval - A Participant may file a written application with the Administrator for a loan of a stated amount and term and for a stated purpose.

                    The application shall be consented to by the participant's spouse, and the spousal consent shall be witnessed by a plan representative or notary public. Such spousal consent will not be required if the loan amount is not in excess of $3,500 or if, with respect to the participant, this plan is not a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), or a stock bonus or profit sharing plan which would otherwise have provided for a qualified joint and survivor life annuity as the normal form of distribution payment to the participant. If spousal consent is required hereunder, it shall be obtained in compliance with and have the effect described under
                    Section 7.4 Qualified Election.

                    All loans shall be subject to the approval of the Administrator. Loans shall be available to all Participants on a reasonably equivalent and non-discriminatory basis. In considering a loan, the Administrator may take into account the availability of cash in the fund. No loans shall be made to any owner-employee or to any shareholder-employee (within the meaning of Code Section 1379(b)).

                    On or after July 1, 1991, only two (2) outstanding loans at a time shall be permitted for each Participant taking a loan.

                    An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, shall be treated as a Participant loan under this paragraph.

              (2) Amount - No loan shall exceed the Participant's current vested accrued benefit. Further no loan to any Participant may be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant, would exceed the lesser of:

                    (A)  $50,000, reduced by the excess (if any) of -

                         (i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan is made, over

                         (ii) the outstanding balance of loans from the
                              Plan on the date on which such loan is made;
                              or

      (B) One-half the present value of the nonforfeitable accrued benefit of the Participant which is credited to his accounts.

      For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) shall be aggregated. The amount of the loan may not be less than the minimum loan amount which may be established by the Administrator for the Plan on a uniform and non-discriminatory basis. Such minimum loan amount shall not exceed $1,000. Loans shall not be made available to highly compensated employees, (as defined in Code Section 414(q)) in an amount greater than the amount made available to other employees, except to the extent that the then vested account balances may be greater.

(3) Term - The period of repayment for any loan shall be arrived at by mutual agreement between the Administrator and the Participant; provided that any such loan will by its terms require repayment within five years unless such loan is used to acquire or construct a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the participant or a member of the family of the participant. Repayment shall, in any event, be made before the participant's normal retirement age, and the loan shall not be renewable. The loan shall require substantially level payments of principal and interest not less frequently than quarterly.

(4) Interest Rate - Each loan shall bear reasonable interest at a fixed rate to be determined by the Administrator. The Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Administrator, the differences in rates are justified by general economic conditions. The Administrator shall determine the interest rate by using the prime rate plus 1%. The rate shall be set not less frequently than at the beginning of each calendar quarter for all loans approved during that period.


(5)   Security - Each loan shall be evidenced by the borrowing
      Participant's promissory note, in the amount of loan, plus interest, payable to the order of the Plan. Also, each loan shall be adequately secured by the Participant's assignment to the Plan of all of the right, title or interest in and to the fund upon to the amount of the outstanding loan balance.

      Default on the note shall be treated as a distributable event under this Plan subject to the restrictions below. In the event of default, foreclosure on the note and attachment of security shall not occur until after the earlier of a distribution made under this
      Article VII or the elapse of 3 month(s) without the default being cured and in any case not later than the date which is the fifth anniversary of the making of the loan. However, to the extent the loan is attributable to the Participant's Salary-Reduction Contributions Account, the Participant's Voluntary Contributions Account, the Employer's Qualified Matching Contributions Account (if any) or the Employer's Qualified Non-Elective Contributions Account (if any), attachment of security shall not occur until the Participant separates from service or attains age 59 1/2. If any amount of principal or interest is outstanding to any Participant at a time when distribution of benefits is to be made, then such loan, including accrued interest thereon, shall be treated as a partial distribution of the total benefit payable to such Participant or former participant, and the note canceled. In such an event, the Participant's vested accrued benefit under the applicable accounts shall be reduced pro rata.

      (b)     Participant Loan Sub-Accounts

              In the case of a Participant who has been granted a loan hereunder, the Administrator shall establish a Participant Loan Sub-Account for the Participant in an amount equal to the initial principal amount of the loan. Interest and principal payments made by a Participant during a Plan Year shall be deposited in the Participant Loan Sub-Account. As of the last day of each Plan Year, all accumulated amounts shall be transferred out of said sub-account and invested under the Plan's specified investment provisions. Any additional fees or charges or taxes incurred with respect to the administration of Participant Loan Sub-Account may be charged to such Participant's account, or such fee may be paid by the Employer.

FOURTEENTH: Section 9.1(c) is amended to provide for a current distribution to an alternate payee under qualified domestic relations order. As amended, the following paragraph shall be inserted at the conclusion of Section 9.1(c):

              This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age.

FIFTEENTH: Section 9.11 is amended to permit the return of an employer contribution to the employer if such contribution cannot be deducted under Code section 404. As amended, Section 9.11 shall be retitled "Mistaken Contributions" and shall contain a subsection (c) to read as follows:

      (c) In the event the deduction of a contribution made by the Employer is disallowed under Code Section 404, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction.

SIXTEENTH: Section 9.12 is amended by altering the final sentence of that provision so that such section shall not imply that employer reimbursements of the trust fund will not be considered employer contributions for purposes of Code section 404. Further such section is amended to provide for the allocation of the reimbursement. As amended, the final sentence of
Section 9.12 shall read as follows:

      Any administration expense paid to the Trust Fund as reimbursement will not be considered an Employer Contribution for purposes of allocation, but shall be allocated among the Accounts based on allocation of the expenses being reimbursed.

SEVENTEENTH: Section 10.1 is amended to provide the agent authorized by the Employer to terminate or amend the Plan. As amended, the following sentence shall be inserted as the second sentence of the first paragraph of
Section 10.1.

      The termination or amendment of this Plan shall be in writing, authorized by the Board of Directors of the Employer, and executed by the officer designated in such authorization.

EIGHTEENTH: Section 11.3(b) is amended to delete the reference to the first $200,000 of the Key Employee's Earnings and to insert language that coordinates this compensation limit with the amendments to Internal Revenue Code section 401(a)(17). Further, a sentence is inserted to address the treatment of Salary-Reduction Contributions made by Key Employees for this purpose. As amended, the first paragraph of Section 11.3(b) shall read as follows:

      (b) Section 5.1: Except as otherwise provided below, Employer Contributions made on behalf of any Participant* who is a Non-Key Employee will not be less than the lesser of 3% of such Participant's Top-Heavy Compensation, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 401, the largest percentage of Employer Contributions, as a percentage of the Key Employee's Earnings which may be taken into account under
              Section 2.9, made on behalf of any Key Employee for that year. For this purpose, amounts contributed to the Key Employee's Participant Salary-Reduction Contributions Account shall be included as contributions made on his behalf for that year. The minimum Employer Contribution is determined without regard to any Social Security contribution.

NINETEENTH: Section 11.4 is amended to provide that in the event that the Plan's Top-Heavy Required Aggregation Group is top-heavy, a Plan participant who is also cover by Super Rite Foods, Inc. Pension Plan will receive his required minimum benefit under the pension plan. As amended,
Section 11.4 shall read as follows:

11.4  Coordination with Defined Benefit Plan:

      In any Plan Year in which this Plan is top-heavy when aggregated with the Super Rite Foods, Inc. Pension Plan which the Employer also sponsors, the top-heavy minimum benefit requirement shall be met under such other sponsored plan. If a Participant only participates in this Plan, the top-heavy minimum benefit shall first be met by any allocation to the Employer Qualified Non-Elective Contribution Account for the Plan Year. Then, the contributions and forfeitures allocable to the Employer Discretionary Contribution Account shall e increased if necessary for compliance. The total of the contributions and forfeitures allocated to such accounts for such a Participant shall not be less than an amount equal to 3% of his Compensation.

TWENTIETH: Section 12.2 is amended to address this investment of the Employer Discretionary Contributions Account and the Employer Matching Contributions Account and to authorize the Trustee to invest more than ten percent of the trust fund in employer stock. As amended, Section 12.2 shall contain a new subsection (c) that shall read as follows:

      (c) Effective on and after July 1,1991, contributions allocated to a Participant's Employer Discretionary Contributions Account shall be invested in employer stock. Effective on and after May 15, 1992, contributions allocated to a Participant's Employer Matching Contributions Account shall also be invested in employer stock. It is specifically intended that this Plan qualify and operate as an eligible individual account plan as defined in ERISA Section 407(d)(3). As such, and without limiting the generality of the foregoing, the Trustee is specifically authorized to:

              (1)   acquire, hold, sell, and distribute employer stock.

              (2) invest in employer stock and not limit its holdings of such stock to ten percent of trust assets but may invest up to fifty percent of Trust Fund in employer stock without regard to any Plan requirement to diversify investments as permitted under ERISA Section 404(a)(2).

              (3) acquire or sell employer stock in a transaction with a disqualified person or a party in interest (as those terms are defined in ERISA and the Code) provided that no commission is charged and the transaction is for adequate consideration.

      In the event that the investment of an allocation to such accounts would cause more than fifty percent of the Trust Fund to be invested in employer stock, the Trustee shall not acquire additional employer stock and shall invest the allocation under the general provisions of
      Section 12.3.

TWENTY-FIRST: In order to direct the trustees to comply with ERISA section 404(c), a new Section 12.9 is inserted. Section 12.9 shall read as follows:

12.9  Compliance with ERISA Section 404(c)

      (a) This Plan is intended to provide an opportunity for a Participant or beneficiary (including an alternate payee) to exercise control over the assets in his individual account and to choose from a broad range of diversified investment alternatives the manner in which all or some of the assets in his account are invested.

      (b) A Participant (or beneficiary) may elect to have his accounts invested in such combination of three or more investment funds as may be established by the Trustee and made available for the benefit of Participants. A Participant's investment election shall not apply to any portion of any account that may be invested in a Participant loan sub-account. The investment results shall be allocated to the Participant's accounts based upon earnings and losses on the Participant's share in such investment fund or funds.

      (c) A Participant investment election shall be made in accordance with the written procedures of the Plan Administrator as provided by the Administrator. Such procedures shall be reasonable and shall be provided to all persons with the right to make investment elections under the Plan. The procedures shall permit investment instructions to be given and to be effective on a frequency that is appropriate to the reasonably expected market volatility of the investment from which or to which a transfer is being made. With respect to at least three investment alternatives which are intended to qualify as core investments meeting the broad range requirements of Regulation section 2,550.404c-1(b)(3), the Administrator shall permit at least quarterly instructions. Further, the Administrator shall adopt procedures that comply with either paragraph (1) or paragraph (2).

              (1) Transfers into a least one of the core investment alternatives shall be permitted on a frequency basis that matches the frequency of investment instructions permitted with respect to any non-core investment alternative allowing instructions more often than quarterly.

              (2) Transfers into an income producing, low risk, liquid fund, subfund or account for the temporary holding of proceeds from investments shall be permitted until the next opportunity to transfer investments into one of the core investment alternatives.

              In addition, if the Plan provides an Employer security alternative, the procedures shall permit transfers from the Employer security alternative either to all core investments at least as frequently as instructions may be given for the Employer security alternative or to a temporary holding account as described in (2).

              An election may be revoked only by another election and will remain in effect until such revocation. If no initial election is timely received by the Plan Administrator, the Plan Administrator shall invest the account in a fund designated for such purpose.

      (d) The Employer shall continue to bear responsibility for the prudent selection of investment vehicles offered to Participants and for the proper monitoring of the performance of those vehicles. The Employer shall provide for at least three core investment alternatives that together meet the regulatory requirements for a broad range of investment alternatives. Such investments shall offer the Participant or beneficiary a reasonable opportunity to (1) materially affect both the potential return on the assets subject to his control and the degree of risk to which those assets are subject; (2) diversify his investment so as to minimize the risk of large losses, considering the nature of the Plan and the size of Participants' accounts; and (3) choose from at least three diversified categories of investments. Each such investment shall be diversified and shall have materially different risk and return characteristics from the other core alternatives. Together such investments shall permit the Participant to design a portfolio with appropriate risk and return characteristics for the Participant's financial and personal circumstances. Further, such investments when taken together shall tend to minimize through diversification the overall risk at any given level of respected return.

              In the case of a sale, exchange, or leasing of property between the Plan and a Plan fiduciary or an affiliate of such a fiduciary, or a loan to a Plan fiduciary or an affiliate of such a fiduciary, the Participant directing the investment transfer shall pay no more than, or receive no less than, adequate consideration as defined in ERISA Section 3(18).

      (e) The Plan Administrator or a person designated by the Administrator shall provide investment information to the extent and as required by Regulation section 2550.404c-1(b)(2). However, the Administrator will not provide any investment advice to any Participant or beneficiary.

      (f) The Plan Administrator or its designee and the Trustee are required to comply with the investment instructions of a Participant or beneficiary; however, they shall decline to implement an investment instruction if the requested investment would result in one of the following:

              (1) A prohibited transaction described in ERISA Section 406 or Code Section 4975.

              (2)   Taxable income to the trust.

              (3)   A violation of the terms of the Plan.

              (4) The maintenance of the indica of ownership of Plan assets outside the jurisdiction of the United States district courts in a manner not authorized by regulations.

              (5)   Jeopardizing the Plan's tax-qualified status.

              (6) A loss in excess of the requesting individual's account balance.

              (7) A direct or indirect transaction between the Plan and the Plan sponsor that does not constitute a permitted acquisition or disposition of an interest in a fund, subfund or portfolio managed by a Plan sponsor or an affiliate of the sponsor or of Employer securities.

              (8) A direct or indirect loan to a Plan sponsor or any affiliate of the sponsor.


              (9) A direct or indirect acquisition or sale of any Employer real property as defined in ERISA Section 407(d)(2).

              (10)  The acquisition of a collectible as defined in Code
                    Section 408(m).

              (11) The acquisition or sale of any Employer security except to the extent that such security is:







                    (1)  A qualifying Employer security as defined in ERISA
                         Section 407(d)(5);

                    (2) Publicly traded on a national exchange or other generally recognized market;

                    (3) Traded with sufficient frequency and in sufficient volume to assure that Participant directions to buy or sell the security may be acted upon promptly and efficiently; and

                    (4)  Subject to the requirements of Section 12.9(g).

                    In addition, the Plan Administrator shall not accept an investment instruction if the Participant or beneficiary giving the instruction is known to the Administrator to be legally incompetent.

      (g) The Plan Administrator shall adopt reasonable procedures with regard to the Employer security alternative that shall provide for confidentiality with respect to purchase, holding, sale, tender and similar rights. The Administrator shall appoint a fiduciary (which may be itself) to be responsible for monitoring compliance with the procedures. Further, the Administrator shall appoint an independent fiduciary to monitor compliance with the procedures in the event that a situation arises where the potential for undue Employer influence upon Participants and beneficiaries may exist in the exercise of shareholder rights. Participants shall be provided upon request with material, non-public facts regarding the investment, unless the disclosure would violate any provision of federal or state law not preempted by ERISA.

TWENTY-SECOND: If not otherwise provided, these amendments are made effective as of April 1, 1989.

TWENTY-THIRD: All other provisions of the Plan remain in full force and effect.



Executed this 28th day of December 1994.


SUPER RITE FOODS, INC.


By: /s/ William Schantzenbach

Title: Vice President - Finance



By: /s/ William Schantzenbach      By: _________________________
    Trustee                             Trustee


By: /s/ John J. Harrison           By: _________________________
    Trustee                             Trustee

THE FOLLOWING PLAN DOCUMENT IS PROVIDED AS AN APPENDIX PURSUANT TO THE INSTRUCTIONS TO ITEM 10 OF SCHEDULE 14A AND WILL NOT BE INCLUDED AS PART OF THE JOINT PROXY STATEMENT/PROSPECTUS.


                           SUPER RITE CORPORATION

                     1991 OMNIBUS STOCK INCENTIVE PLAN


1.   Purpose of the Plan

          The purpose of this Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by: (a) strengthening the Company's ability to develop, maintain and direct an outstanding management team, (b) motivating superior performance by means of long-term performance related incentives, (c) encouraging and providing for obtaining an ownership interest in the Company, (d) attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies and (e) enabling executives and other key employees to participate in the long-term growth and financial success of the Company.

          These purposes may be achieved through the grant of options to purchase the Company's Common Stock, the grant of Restricted Stock Awards, the grant of Stock Appreciation Rights, and the grant of other Stock-Based Awards, as described below.

2.   Definitions

          All capitalized terms used herein, unless otherwise defined, shall have the following meaning:

          (a) "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest Fair Market Value of the shares of Common Stock during the sixty (60) day period ending on the date of such Change in Control or (ii) in the case of a Change in Control described in
Section 2(d)(iii) or 2(d)(iv), the highest price per share of Common Stock paid to holders of the shares of Common Stock in any transaction constituting or resulting from such Change in Control.

          (b)  "Board" means the Board of Directors of Super Rite
Corporation or the Executive Committee thereof.

          (c) "Cause" means, in connection with the termination of employment of any Participant, a termination of employment of such Participant by the Company due to (i) the failure to render services to the Company in accordance with the terms of his or her employment, which failure amounts to a material neglect of his or her duties to the Company,
(ii) the commission by such Participant of an act of fraud, misappropriation (including the unauthorized disclosure of confidential or proprietary information of such Participant) or embezzlement, or (iii) a conviction of or guilty plea or confession to any felony.

          (d) "Change in Control" means the occurrence of any of the following:


               (i) any "person" (as such term is used in Sections 12(d) and 13(d) of the Exchange Act), other than any person or group of persons who (x) beneficially owns twenty percent (20%) or more of the Company's outstanding voting securities on September 30, 1991 (a "Significant Stockholder"), (y) is an "affiliate(s)", "associate(s)" (as defined in Rule 12b-2 of the Exchange Act), relative(s), and/or trustee(s) or other fiduciary or fiduciaries holding securities under a trust for the benefit of any relative(s), in each case, of a person who is a Significant Stockholder, and/or (z) is an officer(s) and/or director(s) of the Company on September 30, 1991, collectively or individually, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the Company's then outstanding voting securities; or

               (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such consecutive twenty-four month period constitute the Board, including for this purpose any new director whose election or the nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such twenty-four month period, cease for any reason (other than retirement upon reaching normal retirement age, disability or death) to constitute at least a majority thereof; or

               (iii) any corporation, person or other entity (other than the Company) makes a tender or exchange offer for shares of the Company's Common Stock pursuant to which purchases are made; or

               (iv) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation.

          (e) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (f) "Committee" means the Compensation Committee of the Board, or such other committee as the Board may appoint to administer the Plan. Such Committee shall be composed entirely of two (2) or more members of the Board who meet the requirements set forth in Section 2(j) hereof.

          (g) "Common Stock" means the common stock of Super Rite Corporation, having no par value.

          (h) "Company" means Super Rite Corporation, a Delaware corporation and any present or future domestic or foreign corporation of which more than 50% of the voting securities are owned directly or indirectly by Super Rite Corporation.

          (i) "Disability" shall mean a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (j) "Disinterested Person" means a person (within the meaning of Rule 16b-3 under the Exchange Act as it may effect from time to time) who at the time he exercises discretion as a member of the Committee is not, and has not at any time within one (1) year prior thereto, been eligible for selection (within the meaning of Rule 16b-3 of the Exchange Act as it may be in effect from time to time) as a person to whom Incentive Awards may be granted pursuant to this Plan or any other plan of the Company or any subsidiary or parent thereof entitling participants therein to acquire stock, stock options or stock appreciation rights of the Company or any subsidiary or parent thereof.

          (k) "Eligible Key Employee" means any officer or other key employee of the Company designated by the Committee as eligible to receive an Incentive Award subject to the conditions set forth herein. Incentive Awards may be granted only to full-time employees who are officers or who are employed in an executive, administrative or professional capacity by the Company.

          (l)  "Employee" means any employee of the Company.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.

          (n) (1) Except for the calculation of payment for Stock Appreciation Rights, the "Fair Market Value" of a share of Common Stock shall be the average of the high and low sale prices per share of Common Stock on the NASDAQ National Market System, composite tape or other recognized market source, as determined by the Committee, with respect to the date on which such Fair Market Value is to be determined, or if there is no trading of Common Stock on such date, then the average of such high and low sales prices on the last previous day on which a sale is reported.

               (2) With respect to calculating the payment due upon exercise of a Stock Appreciation Right, the "Fair Market Value" of a share of Common Stock at the time of exercise shall be the average of the closing price per share of Common Stock on the NASDAQ National Market System, composite tape or other recognized market source, as determined by the Committee, during the ten (10) day period commencing on the third (3rd) business day after the Company's quarterly earnings have been reported and ending on the twelfth (12th) business day after such earnings have been reported.

          (o) "Incentive Award" means a Stock Option, Stock Appreciation Right, Restricted Stock Award or Stock-Based Award granted under the Plan.

          (p) "Incentive Stock Option" means a Stock Option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.

          (q) "Non-Qualified Stock Option" means a Stock Option other than an Incentive Stock Option.

          (r) "Participant" means any Eligible Key Employee selected to receive an Incentive Award under the Plan.

          (s) "Plan" means the Super Rite Corporation Omnibus Stock Incentive Plan as set forth herein, as it may be amended from time to time.

          (t) "Restricted Stock Award" means an award of shares of Common Stock that is subject to the restrictions set forth under Section 8.

          (u) "Stock Appreciation Right" means the right to receive an amount up to the excess of the Fair Market Value or Adjusted Fair Market Value, as the case may be, of a share of Common Stock (as determined as set forth in Section 2(n)(2) hereof), over (i) if the Stock Appreciation Right is not related to a Stock Option, the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, or (ii) if the Stock Appreciation Right is related to a Stock Option, the purchase price of a share of Common Stock specified in the related Stock Option, and pursuant to such further terms and conditions as are provided under Section 7.

          (v)  "Stock-Based Award" means any award granted under Section 9.

          (w)  "Stock Option" means a right to purchase Common Stock.

          (x) "Ten-Percent Stockholder" means an Eligible Key Employee who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary thereof.

3.   Shares of Common Stock Subject to the Plan.

          (a) Subject to the provisions of Sections 3(c) and 10 hereof, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards under the Plan will not exceed 1,000,000 shares.

          (b) The Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares, treasury shares or shares to be purchased or acquired by the Company.

          (c) If any Incentive Award shall expire or terminate for any reason, without being exercised or paid, shares of Common Stock subject to such Incentive Award shall again be available for grant in connection with subsequent Incentive Awards. Shares as to which a Stock Option has been surrendered in connection with the exercise of a related Stock Appreciation Right or with respect to Stock-Based Awards for which other consideration in lieu of shares has been paid, will not be available for grant in connection with subsequent Incentive Awards.

4.   Administration of the Plan.

          (a) The Plan will be administered by the Committee, which will consist of two (2) or more members of the Board of Directors who are Disinterested Persons.

          (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions described in the Plan. Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine. The Committee also has authority to interpret the Plan, to determine the terms and provisions of the respective Incentive Award agreements and to make all other determinations necessary or advisable for the Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee will be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

          (c) No member of the Board or the Committee and no Employee will be personally liable for any action taken, or determination or omission made, in good faith with respect to the Plan or any Incentive Awards granted thereunder. All members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

5.   Participation

          (a) Subject to the express terms and conditions set forth herein, the Committee shall have the authority in its discretion, to designate those Eligible Key Employees, if any, to be granted Incentive Awards under the Plan, the type of awards granted, the number of shares, options, rights or units, as the case may be, which shall be granted to each such Eligible Key Employee, and any other terms or conditions relating to the awards as it may deem appropriate. An individual who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards.

          (b) No person who is a Ten-Percent Stockholder will be eligible for the grant of any Incentive Stock Option unless, at the time such Incentive Stock Option is granted, the purchase price thereof is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

          (c) Incentive Awards may be granted to a director of the Company provided that the director is also a full-time officer or salaried employee of the Company.

          (d) Except as otherwise provided herein or as determined by the Committee, no Incentive Award may be exercised and no amount of property under any Incentive Award shall be paid unless the Participant is at such time in the full-time employ of the Company, and shall have been continuously so employed by the Company since the date the Incentive Award was awarded. A leave of absence, unless otherwise determined by the Committee, shall not constitute a cessation of full-time employment when the Participant is on military, sick leave or other bona fide leave of absence (such as temporary government employment) if such period of leave does not exceed ninety (90) days, or such longer period so long as the right to reemployment of the individual with the Company is guaranteed either by statute or by contract or is otherwise approved by the Committee.

          (e) The rights under an Incentive Award which have accrued in accordance with the provisions of this Plan, may be exercised in whole or in part at the time of such accruals or at any time or times thereafter until the expiration of such rights.

6.   Terms and Conditions of Stock Options

          (a) The Committee may grant Stock Options in accordance with the Plan, the terms and conditions of which shall be set forth in an agreement. Stock Options granted may be in the form of Incentive Stock Options within the meaning of Section 422 of the Code or Non-Qualified Stock Options.

          (b) The purchase price per share of Common Stock under each Stock Option will be determined by the Committee, but may not be less than the Fair Market Value of a share of Common Stock on the date of grant. In the event Incentive Stock Options are granted to an Eligible Key Employee who is a Ten-Percent Stockholder, the purchase price per share of Common Stock under each Stock Option shall not be less than 110% of the Fair Market Value of a share of Common Stock at the time the Stock Option is granted.

          (c) Each Stock Option granted under the Plan shall be exercisable as to twenty-five (25%) of the shares of Common Stock originally subject to such Stock Option on the first anniversary of the date of grant thereof and as to an additional twenty-five percent (25%) of such shares on each of the second, third and fourth anniversaries of such date of grant. Each such Stock Option shall cease to be exercisable after the expiration of five (5) years from the date of grant thereof.

          (d) In the event the Committee grants an Incentive Stock Option, the aggregate fair market value (determined as of the time such Stock Option is granted) of the shares of Common Stock with respect to which any Participant may be granted Incentive Stock Options in any calendar year (under the Plan or any other stock option plans of the Company or any parent or subsidiary of the Company) shall not exceed $100,000.

          (e) In order to exercise any Stock Option granted under this Plan, a Participant must give notice in writing to the Company of his or her intention to purchase and specify the number of shares as to which he or she intends to exercise such option. Upon the date or dates specified for such exercise the purchase price will be payable in full in cash or its equivalent acceptable to the Company. To the extent provided by the Stock Option, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and such shares equal in value to the purchase price. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

          (f) Notwithstanding any other provision of the Plan, Participants who dispose of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (i) within two years after the date of grant of the Stock Option under which the stock was acquired or (ii) within one year after the transfer of such shares to them pursuant to exercise shall notify the Company of such disposition and of the amount realized and of their adjusted basis in such shares.

          (g) Effect in Chance in Control. In the event of a change in Control,

               (i) each Stock Option outstanding on the date of such Change in Control and which was granted to a Participant more than six
     (6) months prior to such date shall, immediately and without further action, be canceled in exchange for a cash payment to such Participant in an amount equal to the excess, if any of (A) in the case of a Non-Qualified Stock Option, the Adjusted Fair Market Value of the shares of Common Stock subject to the Stock Option or portion thereof canceled or (B) in the case of an Incentive Stock Option, the Fair Market Value of the shares of Common Stock subject to the Stock Option or portion thereof canceled, over the aggregate purchase price for such shares of Common Stock under the Stock option; and

               (ii) all other Stock Options outstanding on the date of such Change in Control shall, for a period of sixty (60) days following such Change in Control, become immediately and full exercisable.

          (h) Subject to the terms of the Plan, the Committee may modify outstanding Stock Options or accept the surrender of outstanding Stock Options (to the extend not exercised) and grant new Stock Options in substitution for them. Notwithstanding the foregoing, no modification of a Stock Option shall alter or impair any rights or obligations under the Stock Option without the Participant's written consent.


          (i) No fractional shares will be issued pursuant to the exercise of a Stock Option; payment for fractional shares will be made in cash.

7.   Terms and Conditions of Stock Appreciation Rights.

          (a) The Committee may, in its discretion, grant a Stock Appreciation Right either alone or in connection with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option, or may be granted unrelated to a Stock Option.

          (b) A Stock Appreciation Right related to a Stock Option shall require the holder, upon exercise, to surrender such Stock Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 7(f). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

          (c) In the case of Stock Appreciation Rights granted in relation to Stock Options, if the Stock Appreciation Right covers as many shares as the related Stock Option, the exercise of a related Stock Option shall cause the number of shares covered by the Stock Appreciation Right to be reduced by the number of shares with respect to which the related Stock Option is exercised. If the Stock Appreciation Right covers fewer shares than the related Stock Option, when a portion of the related Stock Option is exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only to the extent necessary so that the number of remaining shares subject to the Stock Appreciation Right is not more than the remaining shares subject to the Stock Option.

          (d) Subject to Section 7(j) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with a Stock Option will be exercisable at such time or times, and only to the extent that a related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable. Unless otherwise specified by the Committee, a Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock as determined pursuant to Section 2(n)(2) hereof exceeds the purchase price specified in the related Incentive Stock Option.

          (e) Each Stock Appreciation Right granted without relationship to a Stock Option shall be exercisable as to twenty-five percent (25%) of the shares of the first anniversary of the date of grant thereof and as to an additional twenty-five percent (25%) of such shares on each of the second, third and fourth anniversaries of such date of grant. Each such Stock Appreciation Right shall cease to be exercisable after the expiration of five (5) years from the date of grant thereof.

          (f) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the holder will be entitled to receive payment of an amount determined by multiplying

               (i) the difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock as determined pursuant to Section 2(n)(2) hereof, by

               (ii) the number of shares as to which Stock Appreciation Right has been exercised.

          (g) A Stock Appreciation Right granted without relationship to a Stock Option will entitle the holder, upon exercise of the Stock
Appreciation Right, to receive payment of an amount determined by multiplying

               (i) the difference obtained by subtracting the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted from the Fair Market Value of a share of Common Stock as determined pursuant to Section 2(n)(2) hereof, by

               (ii)  the number of shares as to which such Stock
     Appreciation Right has been exercised.

          (h) Notwithstanding paragraphs (f) and (g) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as to the date of grant and noted on the instrument evidencing the Participant's Stock Appreciation Right granted hereunder.

          (i)  Payment of the amount determined under paragraphs (f) and
(g) above may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares of Common stock. If the Committee decides that full payment will be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

          (j) So long as required by the federal securities laws, no Stock Appreciation Right grants to an Employee subject to Section 16 of the Exchange Act may be exercised less than six months after the date of grant except in the event death or disability of such Employee occurs before the expiration of the six month period; and, except as otherwise permitted under Section 16b-3(e)(iii) of the Exchange Act or any successor provision, any exercise of a Stock Appreciation Right for cash will be made only during the period beginning on the third business day following the date of release for publication of the Company's regular quarterly or annual summary statement of revenues and income (assuming such financial data appears on a wire service, in a financial news service, or in a newspaper of general circulation, or is otherwise made publicly available) and ending on the twelfth business day following such date.

          (k) The Committee may impose such additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for the holder of such Stock Appreciation Rights the benefits of Section 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision in effect at the time of grant or exercise of a Stock Appreciation Right or as it may otherwise deem advisable.

          (l) Effect of Change in Control. In the event of a Change in Control, subject to Section 7(k) hereof, each Stock Appreciation Right outstanding on the date of such Change in Control which was granted more than six (6) months prior to such date other than a Stock Appreciation Right granted in connection with a Stock Option shall, immediately and without further action, be canceled in exchange for a cash payment equal to the amount determined under paragraph (g) hereof except using the Adjusted Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right as of the date of such Change in Control rather than the Fair Market Value of such shares.

8.   Restricted Stock Awards

          (a) Grants of Awards. Restricted Stock Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Such Restricted Stock Awards shall be awarded for no cash or such cash as shall be required to comply with applicable laws. Each such award shall be evidenced by a written agreement between the Company and the recipient of such award. Restricted Stock Awards may be granted alone, in addition to or in tandem with other Incentive Awards under the Plan. subject to the terms of the Plan, the Committee shall determine the number of shares of Restricted Stock to be awarded to a Participant and the Committee may impose different terms and conditions on any particular Restricted Stock Award made to any Participant. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award. The stock certificate evidencing such shares shall be held in custody by the Company or its designee, as escrow holder, until the restrictions thereon shall have lapsed.

          (b) Restriction Period. At the time of a Restricted Stock Award, the Committee shall establish, for all shares which are then being awarded to a Participant or for each portion of the total shares, a period of time commencing with the date of the award, which shall be known as the "Restriction Period". A Participant may elect, subject to the approval of the Committee, to extend the Restriction Period applicable to all or any portion of shares of the Company's Common Stock awarded the Participant pursuant to this Plan by notifying the Committee, in accordance with the rules and procedures established by the Committee, of (i) the Participant's election to extend the Restriction Period, (ii) the Restricted Stock Award or portion thereof to which the extension would apply and (iii) the period of time for the extension which shall in no event be less than two (2) years. A Participant may exercise the aforesaid election only once with respect to each Restricted Stock Award. During any such extension of a Restriction Period, the Participant and the shares of Common Stock to which such extension applies shall continue to be subject to all provisions of this Plan.

          During the Restriction Period, the shares of the Company's Common Stock awarded pursuant to this Section 8 shall be known as "Restricted Stock". The Restricted Stock awarded hereunder may not be sold, exchanged, transferred, pledged or otherwise encumbered or disposed of other than to the Company during the Restriction Period.

          (c) Early Termination of Restriction. If a Participant dies, retires under the terms of any Company retirement program or contract establishing retirement provisions or conditions, or, in the opinion of the Committee, suffers a permanent disability,of if any other circumstance occurs which in the opinion of the Committee warrants expiration of the restrictions, the restrictions on any shares previously awarded to him or her shall immediately expire, except that restrictions, if any, under the Securities Act of 1933, as amended (the "Securities Act"), shall remain in full force and effect. If, prior to the termination of the Restriction Period, a Participant ceases to be employed by the Company for any reason other than those described above, then unless otherwise determined by the Committee, all Restricted Stock transferred to such Participant pursuant to this Plan shall be forfeited and shall revert to the Company.

          (d) Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock issued under a Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Award with respect to which such dividends are issued.

          (e) In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such shares shall become fully vested in the Participant.

9.   Stock-Based Awards

The Committee may grant awards of shares, share units, or cash payments valued with reference to the Fair Market Value of Common Stock, including (without limitation) performance shares, performance share units and tax-offset payments, either alone or in addition to or in tandem with other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have complete discretion to determine the terms and conditions applicable to such awards. Such terms and conditions may require, among other things, continued employment and/or attainment of specified performance objectives. The Committee shall determine whether awards granted under this Section 9 shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

10.  Adjustment Provisions

          (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, extraordinary dividend, offering of rights or warrants or other distribution with respect to such shares of Common Stock or other securities, or other similar corporate transactions or events affecting the Common Stock, an appropriate and proportionate adjustment in order to preserve the benefits or potential benefits intended to be made available to the Participants may be made in the discretion of the Committee in any or all of the following: (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then-outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards, subject in all cases to all of the conditions, restrictions and other terms which were applicable to such Incentive Awards prior to such adjustment. Alternatively, such distribution may be made by a payment in cash to a Participant.

          (b) Adjustments under Section 10(a) may be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interests will be issued under the Plan on account of any such adjustments.

          (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all of the property or stock of the Company to another corporation, or upon the occurrence of any event described in Section 10(a), the securities, cash and other property which an Employee would be entitled by reason of such transaction to receive with respect to Restricted Stock then subject to any restrictions under the Plan shall be deposited with the Company or its designee, and the securities, cash and other property so deposited shall, except as the Committee may have otherwise determined, be held subject to the same restrictions, terms and conditions under the Plan as shall have been applicable to such shares on the effective date of such transaction.

11.  General Provisions

          (a) No Right to Continued Employment. Nothing in the Plan or in any agreement or other instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any Participant at any time for any reason.

          (b) Compliance with Applicable Laws. No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

          (c) No Rights to Shares of Common Stock Prior to Issuance or Transfer. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant, beneficiary or other person including any shares of Restricted Stock which have been issued but are being held in custody until the expiration of the Restriction Period.

          (d) Tax Withholdings (i) The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold, including withholding cash compensation, in connection with any Incentive Award or may take such other action which in the opinion of the Company is necessary to satisfy all its obligations. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the Participant.

          (ii) The Committee may provide that, if and to the extent withholding of any federal, state or local tax is required in connection with the exercise of a Stock Option, the Participant may elect, at such time and in such manner as the Committee shall prescribe, to have the Company hold back from the shares to be delivered, shares of Common Stock having a value calculated to satisfy such withholding obligations. Notwithstanding the foregoing, in the case of a Participant subject to the reporting requirements of Section 16(a) of the Exchange Act, no such election shall be effective unless made in compliance with any applicable requirements of Section 16b-3(e) or any successor Rule under the Exchange Act.

          (e) Transferability and/or Encumbrance. Except under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, no Incentive Award and no right under the Plan, contingent or otherwise, other than Restricted Stock on which restrictions have lapsed, will be (i) transferable by a Participant except by will or by the laws of descent and distribution or (ii) subject to any encumbrance, pledge or charge of any nature.

          (f) Death of Participant. In the event of the death of a Participant, his or her option or other right granted pursuant to an Incentive Award shall be exercisable any time prior to the expiration of the option or exercise period or prior to the expiration of one year after the date of such Participant's death, whichever occurs first, by the executors or administrators of the Participant or by the person or persons to whom such Participant's rights shall pass by such Participant's will, or by the laws of descent and distribution of the state of his or her domicile at the time of death. Such exercise after the death of a Participant shall be allowed only if, and to the extent that, such Participant was otherwise entitled under this Plan to exercise such option or other right at the date of his or her death. To the extent that an option or other right under an Incentive Award shall not have been exercised within the limited period provided in this paragraph, all further rights to such Incentive Award shall cease and terminate at the expiration of such period.

          (g) Termination of Employment. In the event of the termination of a Participant's employment other than by reason of his or her death or for Cause, all rights of the Participant to exercise his or her option or other Incentive Award which he or she was entitled to exercise at the time of termination shall continue for a period of ninety (90) days after termination or such other period as may be determined by the Committee. Unless the-Committee in its discretion shall determine otherwise, any option which has not yet become exercisable in whole or in part at the time of termination, will no longer be exercisable after such termination of employment. If the Participant dies within said period without having fullY exercised his or her options or other rights granted pursuant to this Plan, then the executors or administrators of the Participant or the person or persons to whom such Participant's rights under such options or other rights shall pass by will, or by the laws of descent and distribution of the state of his or her domicile at the time of death, shall have the right to exercise such options or other rights during the remainder of said period.

          (h) Effect of Death or Termination on Holder of Restricted Stock. Notwithstanding anything in Section ll(fl or (g) to the contrary, the effect of death or termination of employment on the recipient of an award of Restricted Stock shall be determined in accordance with Section 8(c).

          (i) Investment Representations and Restrictive legends. If the Committee in its sole discretion determines that such procedure is or may be desirable, it may require the Participant, on any exercise or payment of an Incentive Award, or any portion thereof, and as a condition to the Company's obligation to deliver to the Participant certificates representing shares of Common Stock to execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that his or her purchase or receipt of shares of Common Stock, is for his or her own account for investment and not with a view to resale or distribution thereof and that any subsequent sale or offer for sale of any such shares shall be made pursuant to either (A) a registration statement on an appropriate form under the Securities Act of 1933, as amended, which has become effective and is current with respect to the shares being offered and sold or (B) a specific exemption from the registration requirements of the Securities Act of 1933, as amended, but in claiming such exemption the Participant shall before any sale or offer for sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption. The Company may endorse an appropriate legend referring to the foregoing restrictions or other restrictions which may be applied under the Plan on the certificate or certificates representing any shares of Common Stock issued or transferred to a Participant under any Incentive Award granted under the Plan.

          (j) Consents or Approvals. If at any time the Board or the Committee shall in its discretion determine that the listing, registration or qualification of the shares of Common Stock covered by the Plan on any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the sale or transfer of shares of Common Stock under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained or otherwise provided for, free of any conditions not acceptable to the Board or the Committee.

          (k) Any Eligible Key Employee subject to Section 16 of the Exchange Act who is granted an Incentive Award hereunder shall comply with any reporting requirements as set forth in Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

12.  Amendment and Termination of Plan; Amendment of Incentive Awards

          (a) the Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the shareholders of the Company

               (i) materially modify the requirements as to eligibility for participation in the Plan;

               (ii) materially increase the benefits accruing to Participants under the Plan;

               (iii) increase the number of shares of Common Stock subject to the Plan, except as permitted in Section 10;

               (iv)  permit the granting of Stock Options, Stock
     Appreciation Rights or Stock-Based Awards under this Plan at an exercise or purchase price less than based on less 100% of the Fair Market Value of the shares at the time the award is granted;

               (v) permit exercise of a Stock Option or Stock-Based Award unless full payment for the shares as to which the option or right is exercised is made at the time of purchase;

provided, however, that notwithstanding anything to the contrary contained herein or in any Stock Option agreement entered into pursuant hereto relating to an Incentive Stock Option, this Plan and any such Stock Option agreement shall be subject to amendment by action of the Board of Directors to the extent necessary to comply with any applicable requirements of the Code relating to favorable tax treatment of Incentive Stock Options.

          (b) The Committee may refrain from designating any Participants or may refrain from making any Incentive Awards, but such action shall not be deemed a termination of the Plan. No Employee shall have any claim or right to be granted Incentive Awards under the Plan.

13.  Governing Law

The Plan and all rights hereunder shall be construed and governed in accordance with the laws of the State of Delaware.

14.  Effective Date of Plan and Duration of Plan

The Plan will become effective upon approval by the shareholders of Super Rite Corporation The Plan will terminate, unless sooner terminated under
Section 12, on the tenth anniversary of the day on which the Plan is adopted by the shareholders.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The VSCA permits, and the Articles of Incorporation of Richfood require, indemnification of Richfood's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Richfood's Articles require indemnification of directors and officers with respect to any liability, expenses and other amounts incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. Richfood's Articles of Incorporation provide that, to the full extent that the VSCA permits elimination of the liability of directors or officers, no director or officer of Richfood shall be liable to Richfood or its shareholders for any monetary damages. Richfood may purchase insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

     (a) The following are filed as exhibits to this Registration Statement.

EXHIBIT NO.                                             EXHIBIT
   2.1        Agreement and Plan of Reorganization, dated June 26, 1995, by and between Richfood
              Holdings, Inc. and Super Rite Corporation (included as Appendix I to the Joint Proxy
              Statement/Prospectus)
   2.2        Plan of Merger of SR Acquisition, Inc. with and into Super Rite Corporation (included as
              Appendix II to the Joint Proxy Statement/Prospectus)
   4.1        Articles III and IV of the Amended and Restated Articles of Incorporation of Richfood(1)
   4.2        Article V of the Amended and Restated Bylaws of Richfood(2)
   4.3        Second Amended and Restated Credit Agreement, dated November 1, 1993, between Richfood and
              Crestar Bank(3)
   4.4        Letter Agreement, dated July 31, 1994, between Richfood and Crestar Bank, amending the
              Second Amended and Restated Credit Agreement(2)
              The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, copies of those agreements defining the rights of holders of long-term debt of the
              Registrant and its subsidiaries that are not filed herewith pursuant to Item 601(b)(4)(iii)
              of Regulation S-K.
   4.5        Note Agreement, dated as of June 15, 1993, with respect to Richfood's 6.15% Senior Notes due 2000(4)
   5          Opinion of Hunton & Williams
   8.1        Tax Opinion of Hunton & Williams
   8.2        Tax Opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
  11          Computation of Net Earnings per Common Share(2)(5)
  15          Letter of Coopers & Lybrand, L.L.P.
  23.1        Consent of KPMG Peat Marwick LLP
  23.2        Consent of Coopers & Lybrand, L.L.P.
  23.3        Consent of Hunton & Williams (included as part of Exhibits 5 and 8.1)
  23.4        Consent of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (included as part of Exhibit 8.2)
  23.5        Consent of Wheat, First Securities, Inc.
  23.6        Consent of Donaldson Lufkin & Jenerette Securities Corporation
  24          Powers of Attorney (on signature page)
  99.1        Forms of Richfood Holdings, Inc. proxy cards
  99.2        Form of Super Rite Corporation proxy card

(1) Incorporated by reference to Richfood's Quarterly Report on Form 10-Q for the twelve week period ended July 24, 1993

(2) Incorporated by reference to Richfood's Annual Report on Form 10-K for the fiscal year ended April 29, 1995

(3) Incorporated by reference to Richfood's Annual Report on Form 10-K for the fiscal year ended April 30, 1994

(4) Incorporated by reference to Richfood's Annual Report on Form 10-K for the fiscal year ended May 1, 1993

(5) Incorporated by reference to Richfood's Quarterly Report on Form 10-Q for the twelve week period ended July 22, 1995

ITEM 22. UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     D. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (C) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     F. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     G. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 6th day of September, 1995.

                                         RICHFOOD HOLDINGS, INC.

                                        /s/ DONALD D. BENNETT
                                        NAME: DONALD D. BENNETT
                                         TITLE:  CHAIRMAN OF THE BOARD OF
                                         DIRECTORS
                                             AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each of the directors and/or officers of Richfood Holdings, Inc. whose signature appears below hereby appoints Donald D. Bennett, John E. Stokely, and Daniel R. Schnur, or any of them, as his attorney-in-fact to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement, making such changes in the Registration Statement as appropriate, and generally to do all such things on his behalf in his capacity as a director and/or officer to enable Richfood Holdings, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 6, 1995.

                      SIGNATURE                                          TITLE

              /s/ DONALD D. BENNETT                     Chairman of the Board of Directors and
                  DONALD D. BENNETT                       Chief Executive Officer (principal
                                                          executive officer)

               /s/ JOHN E. STOKELY                      Director, President and
                   JOHN E. STOKELY                        Chief Operating Officer

               /s/ JOHN V. MARKLIN                      Senior Vice President-Finance and Chief
                   JOHN V. MARKLIN                        Financial Officer
                                                          (principal financial officer)

               /s/ DAVID W. HOOVER                      Vice President-Finance
                   DAVID W. HOOVER                        (principal accounting officer)

               /s/ ROGER L. GREGORY                     Director
                   ROGER L. GREGORY

               /s/ GRACE E. HARRIS                      Director
                   GRACE E. HARRIS

               /s/ JOHN C. JAMISON                      Director
                   JOHN C. JAMISON

                      SIGNATURE                                          TITLE

            /s/ MICHAEL E. JULIAN, JR.                  Director
                MICHAEL E. JULIAN, JR.

             /s/ G. GILMER MINOR, III                   Director
                 G. GILMER MINOR, III

             /s/ CLAUDE B. OWEN, JR.                    Director
                 CLAUDE B. OWEN, JR.

               /s/ JOHN F. ROTELLE                      Director
                   JOHN F. ROTELLE

               /s/ ALBERT F. SLOAN                      Director
                   ALBERT F. SLOAN

              /s/ GEORGE H. THOMAZIN                    Director
                  GEORGE H. THOMAZIN

                /s/ JAMES E. UKROP                      Director
                    JAMES E. UKROP

              /s/ EDWARD VILLANUEVA                     Director
                  EDWARD VILLANUEVA

                               INDEX TO EXHIBITS

                                                                                                   SEQUENTIAL
EXHIBIT NO.                                      DESCRIPTION                                        PAGE NO.
   2.1        Agreement and Plan of Reorganization, dated June 26, 1995, by and between Richfood
              Holdings, Inc. and Super Rite Corporation (included as Appendix I to the Joint
              Proxy Statement/Prospectus)
   2.2        Plan of Merger of SR Acquisition, Inc. with and into Super Rite Corporation
              (included as Appendix II to the Joint Proxy Statement/Prospectus)
   4.1        Articles III and IV of the Amended and Restated Articles of Incorporation of
              Richfood(1)
   4.2        Article V of the Amended and Restated Bylaws of Richfood(2)
   4.3        Second Amended and Restated Credit Agreement, dated November 1, 1993, between
              Richfood and Crestar Bank(3)
   4.4        Letter Agreement, dated July 31, 1994, between Richfood and Crestar Bank, amending the Second Amended and Restated Credit Agreement(2)
   4.5        Note Agreement, dated as of June 15, 1993, with respect to Richfood's 6.15% Senior
              Notes due 2000(4)
   5          Opinion of Hunton & Williams
   8.1        Tax Opinion of Hunton & Williams
   8.2        Tax Opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
  11          Computation of Net Earnings per Common Share(2)(5)
  15          Letter of Coopers & Lybrand, L.L.P.
  23.1        Consent of KPMG Peat Marwick LLP
  23.2        Consent of Coopers & Lybrand, L.L.P.
  23.3        Consent of Hunton & Williams (included as part of Exhibits 5 and 8.1)
  23.4        Consent of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (included as part of
              Exhibit 8.2)
  23.5        Consent of Wheat, First Securities, Inc.
  23.6        Consent of Donaldson Lufkin & Jenerette Securities Corporation
  24          Powers of Attorney (on signature page)
  99.1        Forms of Richfood Holdings, Inc. proxy cards
  99.2        Form of Super Rite Corporation proxy card

(1) Incorporated by reference to Richfood's Quarterly Report on Form 10-Q for the twelve week period ended July 24, 1993

(2) Incorporated by reference to Richfood's Annual Report on Form 10-K for the fiscal year ended April 29, 1995

(3) Incorporated by reference to Richfood's Annual Report on Form 10-K for the fiscal year ended April 30, 1994

(4) Incorporated by reference to Richfood's Annual Report on Form 10-K for the fiscal year ended May 1, 1993

(5) Incorporated by reference to Richfood's Quarterly Report on Form 10-Q for the twelve week period ended July 22, 1995